As filed with the Securities and Exchange Commission on May 5, 1999
                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    Form S-4

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               -------------------

                                   FEI COMPANY
             (Exact name of registrant as specified in its charter)

          Oregon                       3826                   93-0621989
     (State or other             (Primary Standard        (I.R.S. Employer
      jurisdiction                  Industrial              Identification
    of incorporation or           Classification                  No.)
      organization)                 Code Number)

                            7451 NW Evergreen Parkway
                          Hillsboro, Oregon 97124-5830
                                 (503) 640-7500
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               -------------------

                                Vahe' Sarkissian
                                    President
                                   FEI Company
                            7451 NW Evergreen Parkway
                          Hillsboro, Oregon 97124-5830
                                 (503) 640-7500

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

    It is respectfully requested that the Commission send copies of all notices, orders and communications to:

         STEPHEN E. BABSON                            ROSLYN G. DAUM
          Stoel Rives LLP                         Choate, Hall & Stewart
   900 SW Fifth Avenue, Suite 2600                     53 State Street
       Portland, Oregon 97204                    Boston, Massachusetts 02109
           (503) 224-3380                              (617) 248-5000

                               -------------------

     Approximate date of commencement of proposed sale to the public: As promptly as practicable after this registration statement becomes effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                         Proposed             Proposed
                                                          maximum              maximum
  Title of each class of         Amount to be      offering price            aggregate                Amount of
securities to be registered     registered(1)            per unit     offering price(2)     registration fee(3)
---------------------------------------------------------------------------------------------------------------
Common Stock                        5,117,875      Not applicable           $19,192,032                 $ 5,336
===============================================================================================================
(1)  Based on the maximum number of shares of common stock of Micrion
     Corporation ("Micrion") that may be outstanding immediately before the merger described in this registration statement (5,117,875 shares), assuming conversion of outstanding options and warrants exercisable before the effective time.

(2) Pursuant to Rule 457(f)(1) and (c), the registration fee has been calculated based on a price of $9.75 per share of Micrion common stock (the average of the high and low price per share of Micrion common stock as reported in the Nasdaq National Market on May 3, 1999) less the additional
     $6 cash to be paid by the Registrant for each share of Micrion common stock expected to be exchanged or cancelled in the merger, and the maximum number of shares of Micrion common stock that may be outstanding immediately before the occurrence of certain events.

(3) Pursuant to Rule 457(b), the registration fee of $13,676 is offset by the fee of $13,686 previously paid in connection with the filing on January 8, 1999 with the Commission of the preliminary proxy materials relating to the transaction described in this registration statement, resulting in no additional payment.

                              -------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such a date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

                                      LOGO

                                   FEI COMPANY
                            7451 NW Evergreen Parkway
                            Hillsboro, OR 97124-5830

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on June 10, 1999

To the Shareholders of
FEI Company:

     The annual meeting of shareholders of FEI Company will be held on June 10, 1999 at 9:00 a.m. local time, at the OSSHE Facility, 18640 NW Walker Road, Beaverton, Oregon, for the following purposes:

     1. To consider and vote on a proposal to approve the issuance of FEI common stock to stockholders of Micrion Corporation under the terms of a merger agreement among FEI, Micrion and MC Acquisition Corporation, a wholly owned subsidiary of FEI. As a result of the issuance of FEI common stock in the merger, Micrion will become a subsidiary of FEI.

     2. To consider and vote on a proposal to approve the issuance of FEI common stock to Philips Business Electronics International B.V., FEI's majority shareholder, to finance the cash portion of the merger consideration to be paid to the Micrion stockholders, to finance a portion of FEI's transaction costs and to allow Philips Business Electronics to maintain its majority ownership of FEI, under the terms of a stock purchase agreement between FEI and Philips Business Electronics.

     3. To consider and vote on a proposal, related to the proposed merger, to amend the Articles of Incorporation of FEI to increase the number of authorized shares of its common stock to 45,000,000.

     4. To consider and vote on a proposal to amend the 1995 Stock Incentive Plan (i) to increase the number of shares of FEI common stock reserved for issuance under the plan to 2,000,000 and (ii) to increase the total number of shares subject to options or stock appreciation rights that may be granted under the plan on a per-employee basis to 100,000 for grants made in 1998.

     5. To consider and vote on a proposal to amend the FEI Employee Share Purchase Plan to increase the number of shares of FEI common stock reserved for issuance under the plan from 250,000 to 350,000.

     6. To elect members of the FEI board of directors to serve for the following year and until their successors are elected.

     7. To transact other business related to the proposals above that may properly come before the meeting or any postponement or adjournment.

     A form of proxy and a Joint Proxy Statement/Prospectus containing more detailed information about the matters to be considered at the annual meeting (including a copy of the merger agreement and the stock purchase agreement) accompany this notice. We urge you to give this material your careful attention.

                                       By Order of the Board of Directors,



                                       Milton E. Bernhard
                                       Secretary

Hillsboro, Oregon
May 5, 1999


--------------------------------------------------------------------------------
                             Your vote is important.

                     To vote your shares, please sign, date,
                    complete and mail the enclosed proxy card
                    promptly in the enclosed return envelope.
--------------------------------------------------------------------------------

                                      LOGO

                               MICRION CORPORATION
                               One Corporation Way
                                Peabody, MA 01960

                                ----------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           To be held on June 10, 1999

To the Stockholders of
Micrion Corporation:

     A special meeting of stockholders of Micrion Corporation will be held on June 10, 1999 at 10:00 a.m. local time, at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, 36th Floor, Boston, Massachusetts, for the following purposes:

     1. To consider and vote on a proposal to approve and adopt the merger agreement among Micrion, FEI Company and MC Acquisition Corporation, a wholly owned subsidiary of FEI. Under the terms of the merger, Micrion will become a subsidiary of FEI.

     2. To transact other business related to the proposal above that may properly come before the special meeting or any postponement or adjournment.

     We describe these items of business in more detail in the Joint Proxy Statement/Prospectus accompanying this notice.

     Holders of record of Micrion common stock at the close of business on April 14, 1999 are entitled to notice of, and to vote at, the special meeting or any postponement or adjournment.

     If the merger is approved, your shares of Micrion common stock will be automatically converted into the right to receive the merger consideration, unless you exercise appraisal rights provided under Massachusetts law. To exercise your appraisal rights, (1) you must file with Micrion before the vote at the special meeting a written objection to the merger stating that you intend to demand payment for your Micrion common stock if the merger is approved and
(2) your shares must not be voted in favor of the merger. For more information about your rights and duties and what procedures you need to follow if you elect to exercise your appraisal rights, please refer to "Appraisal Rights of Micrion Stockholders" on page 64 of the accompanying Joint Proxy Statement/Prospectus.

                                       By Order of the Board of Directors,

                                       Roslyn G. Daum
                                       Clerk

Peabody, Massachusetts
May 5, 1999

--------------------------------------------------------------------------------
                             Your vote is important.

                     To vote your shares, please sign, date,
                    complete and mail the enclosed proxy card promptly in the enclosed return envelope.

     You may revoke your proxy at any time before it is voted by delivering to Micrion at One Corporation Way, Peabody, MA 01960, Attention:
           David M. Hunter, Assistant Clerk, a written notice of such revocation or a duly executed, later-dated proxy or by
               attending the special meeting and voting in person.

           Please do not send in any stock certificates at this time.
--------------------------------------------------------------------------------

         [FEI LOGO]                                    [MICRION LOGO]

                        JOINT PROXY STATEMENT/PROSPECTUS
                 PROPOSED MERGER -- YOUR VOTE IS VERY IMPORTANT

     The Boards of Directors of FEI Company and Micrion Corporation have approved a merger agreement that would result in Micrion becoming a wholly owned subsidiary of FEI. If the merger is completed, Micrion stockholders will receive, for each Micrion share, one share of FEI common stock and $6.00 in cash. In limited circumstances described in this document Micrion stockholders would receive an equivalent value in shares of common stock of FEI instead of cash. The $6.00 amount is subject to reduction as described in this document. FEI shareholders will continue to own their existing shares after the merger.

     To finance the cash portion of the merger consideration to be paid to the Micrion stockholders and a portion of FEI's transaction costs, FEI has agreed to sell additional shares of its common stock to its majority shareholder, Philips Business Electronics International B.V. In addition, Philips Business Electronics will have the option to purchase additional shares of FEI common stock to maintain its majority ownership interest in FEI after the issuance of shares to Micrion stockholders in connection with the proposed merger.

     Here is what we are asking you to approve:

FEI Shareholders:

     o    the issuance of FEI common stock to Micrion stockholders in the merger

     o the issuance of FEI common stock to Philips Business Electronics in the financing transaction related to the merger

     o an amendment to the articles of incorporation of FEI, related to the proposed merger, to increase the number of authorized shares of its common stock to 45,000,000

     o an amendment to the 1995 Stock Incentive Plan of FEI (a) to increase the number of shares of FEI common stock reserved for issuance under the plan to 2,000,000 and (b) to increase the total number of shares subject to options or stock appreciation rights that may be granted on a per-employee basis under the plan to 100,000 for grants made in 1998

     o an amendment to the FEI Employee Share Purchase Plan to increase the number of shares of FEI common stock reserved for issuance under the plan to 350,000

     o    the election of members of the FEI board of directors.

Micrion Stockholders:

     o    the merger agreement.

     We urge you to consider the risk factors beginning on page that describe various risks related to the proposed merger.

     Neither the Securities and Exchange Commission nor any state securities regulators have approved the FEI common stock to be issued in connection with this document or determined if this document is accurate or adequate. Any representation to the contrary is a criminal offense.

                                  May 5, 1999.

                      References to Additional Information

     This document incorporates important business and financial information about our companies from documents we have filed with the SEC but have not included in or delivered with this document. If you write or call us, we will send you these documents without charge. You may contact us at:

     FEI Company                       Micrion Corporation
     7451 NW Evergreen Parkway         One Corporation Way
     Hillsboro, Oregon 97124           Peabody, Massachusetts 01960
     (503) 640-7500                    (978) 538-6700

     Please request documents from FEI by May 27, 1999 and from Micrion by May 27, 1999. If you request any incorporated documents, we will mail the documents you request by first class mail, or another equally prompt means, by the next business day after we receive your request.

     See "Where You Can Find More Information" on page 125 for more information about the documents referred to in this document.

                        JOINT PROXY STATEMENT/PROSPECTUS

                                TABLE OF CONTENTS
                                                                            Page


QUESTIONS AND ANSWERS ABOUT THE MERGER ......................................  1

WHO CAN HELP ANSWER YOUR QUESTIONS ..........................................  2

SUMMARY......................................................................  3
     The Companies ..........................................................  3
          FEI ...............................................................  3
          Micrion ...........................................................  3
     The Merger .............................................................  3
          What Micrion Stockholders Will Receive ............................  4
     Material United States Federal Income Tax Consequences .................  5
     Appraisal Rights of Micrion Stockholders ...............................  6
     Comparative Market Price Information ...................................  7
     Listing of FEI Common Stock ............................................  7
     Ownership of FEI Following the Merger ..................................  7
          Other Interests of Officers and Directors of Micrion
                in the Merger ...............................................  8
          Conditions to the Merger ..........................................  8
          Termination of the Merger Agreement ...............................  8
          Termination Fees ..................................................  9
     Reasons for the Merger .................................................  9
          Opinions of Financial Advisors .................................... 10
     The Stock Purchase Agreement ........................................... 11
     Amendment of FEI Articles of Incorporation ............................. 11
     Amendment of FEI 1995 Stock Incentive Plan ............................. 11
     The Shareholders Meetings .............................................. 12
     Recommendations to Shareholders ........................................ 12
          To FEI Shareholders ............................................... 12
          To Micrion Stockholders ........................................... 13
     Selected Historical and Pro Forma Financial Data ....................... 14
     FEI Selected Historical Financial and Other Data ....................... 15
     Micrion Selected Historical Financial and Other Data ................... 17
     Selected Unaudited Pro Forma Condensed Combined Financial Data
          and Per Share Data ................................................ 18

RISK FACTORS ................................................................ 20

THE COMPANIES ............................................................... 23
     FEI .................................................................... 23
     Micrion ................................................................ 23

FEI ANNUAL MEETING .......................................................... 24

     General ................................................................ 24
     Recommendation of the FEI Board ........................................ 25
     Solicitation, Voting and Revocability of Proxies ....................... 26

MICRION SPECIAL MEETING ..................................................... 29
     General ................................................................ 29
     Recommendation of the Micrion Board .................................... 29
     Solicitation, Voting and Revocability of Proxies ....................... 30

THE MERGER .................................................................. 31
     Background of the Merger ............................................... 31
     Reasons of FEI for the Merger .......................................... 38
     Reasons of Micrion for the Merger ...................................... 41
     Opinion of FEI's Financial Advisor ..................................... 43
     Opinion of Micrion's Financial Advisor ................................. 49
     Interests of Certain Persons in the Merger ............................. 56
          Acceleration and Vesting of Micrion Stock Options. ................ 56
          Indemnification Arrangements with Micrion Officers
                and Directors ............................................... 57
          Directors and Officers ............................................ 58
          New Employment Agreements ......................................... 58
     Material United States Federal Income Tax Consequences ................. 59
          General............................................................ 59
          Situation 1:  Partial Tax-Free Merger.............................. 60
          Situation 2:  Taxable Merger....................................... 61
          Dissenting Micrion Stockholders.................................... 61
          Backup Withholding................................................. 62
          Limitations........................................................ 62
     Accounting Treatment ................................................... 63
     Regulatory Approvals and Other Legal Matters ........................... 63
          Regulatory Approvals .............................................. 63
          Exon-Florio. ...................................................... 64
          Legal Proceedings ................................................. 64
     Appraisal Rights ....................................................... 64
          Shareholders of FEI ............................................... 64
          Stockholders of Micrion ........................................... 64
     Nasdaq Listing of FEI Common Stock ..................................... 66
     Federal Securities Law Consequences .................................... 66

THE MERGER AGREEMENT ........................................................ 68
     The Merger ............................................................. 68
     Merger Consideration ................................................... 68
     Shares of Dissenting Stockholders ...................................... 68
     Exchange of Certificates for Shares .................................... 69
     Representations and Warranties ......................................... 70
     Continuation of Business Pending the Merger ............................ 71
     No Solicitation ........................................................ 72
     Hart-Scott-Rodino Filing ............................................... 73
     Conditions to Our Obligations to Complete the Merger ................... 73
     Additional Conditions to Obligations of FEI and MC Acquisition ......... 74
     Additional Conditions to Obligations of Micrion ........................ 74
     Termination ............................................................ 75
     Amendments; Waiver ..................................................... 76

OTHER AGREEMENTS ............................................................ 77

     Stock Purchase Agreement ............................................... 77
     Stock Option Agreement ................................................. 80
     Amendment to Micrion Rights Agreement .................................. 82
     Non-Disclosure Agreements .............................................. 82
     Philips Business Electronics Voting Agreement .......................... 82

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS ................. 83

COMPARATIVE MARKET PRICES AND DIVIDENDS ..................................... 90

COMPARISON OF SHAREHOLDERS'RIGHTS ........................................... 92
     Comparison of Rights of Holders of Micrion Common Stock and
          Holders of FEI
          Common Stock ...................................................... 92
          Number of Directors ............................................... 92
          Classified Board of Directors ..................................... 92
          Removal of Directors .............................................. 92
          Vacancies on the Board of Directors ............................... 92
          Shareholder Action by Written Consent ............................. 92
          Amendments of Articles of Incorporation/Organization .............. 93
          Amendment of Bylaws ............................................... 93
                  Calling of Special Meeting of Shareholders ................ 93
                  Controlling Shareholder ................................... 93
                  Conflict of Interests Transactions ........................ 93

PROPOSAL TO APPROVE AND ADOPT THE FEI ARTICLES OF AMENDMENT ................. 94

PROPOSAL TO APPROVE AND ADOPT THE FEI STOCK PLAN AMENDMENT .................. 95
     Description of the Plan ................................................ 95
          Eligibility ....................................................... 95
          Administration .................................................... 95
          Term of Plan ...................................................... 96
          Stock Options ..................................................... 96
          Stock Option Grants to Independent Directors ...................... 97
          Stock Appreciation Rights ......................................... 97
          Stock Bonus Awards ................................................ 98
          Restricted Stock .................................................. 98
          Cash Bonus Rights ................................................. 98
          Performance Units ................................................. 98
          Foreign Qualified Grants .......................................... 98
          Changes in Capital Structure ...................................... 98
     Tax Consequences ....................................................... 99

PROPOSAL TO AMEND THE EMPLOYEE SHARE PURCHASE PLAN ..........................101
     Description of the Employee Share Purchase Plan ........................101
     Tax Consequences .......................................................102

PROPOSAL TO ELECT FEI DIRECTORS .............................................104
     FEI Board Meetings and Committees ......................................106

FEI EXECUTIVE COMPENSATION ..................................................107
     Summary Compensation Table .............................................107
     Stock Option Grants in Last Fiscal Year ................................108
     FEI Option Exercises and Year-End Option Values ........................109
     FEI Termination Agreements .............................................109
     FEI Ten-Year Option Repricings .........................................109

FEI CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ..........................111

FEI COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION .................114
     Compensation Principles................................................ 114
     Compensation Components ................................................115
     Compensation of Chief Executive Officer ................................116

FEI PERFORMANCE GRAPH .......................................................118

FEI VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS ............................119

DESCRIPTION OF CAPITAL STOCK ................................................121

LEGAL MATTERS ...............................................................124

INDEPENDENT AUDITORS ........................................................124

FEI SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE .................124

OTHER MATTERS ...............................................................125

SHAREHOLDER PROPOSALS FOR 1999 AND 2000 ANNUAL MEETINGS .....................125

WHERE YOU CAN FIND MORE INFORMATION .........................................125

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE .............................127

APPENDIX A  -  AGREEMENT AND PLAN OF MERGER
APPENDIX B  -  OPINION OF NEEDHAM & COMPANY, INC.
APPENDIX C  -  FAIRNESS OPINION OF WARBURG DILLON READ, LLC
APPENDIX D  -  AMENDMENT TO ARTICLES OF INCORPORATION OF FEI
APPENDIX E  -  AMENDMENT TO FEI 1995 STOCK INCENTIVE PLAN
APPENDIX F  -  AMENDMENT TO FEI EMPLOYEE SHARE PURCHASE PLAN
APPENDIX G  -  SECTIONS 86 THROUGH 98 OF CHAPTER 156B OF THE MASSACHUSETTS
               BUSINESS CORPORATION LAW
APPENDIX H  -  STOCK PURCHASE AGREEMENT
APPENDIX I  -  STOCK OPTION AGREEMENT
APPENDIX J  -  VOTING AGREEMENT BETWEEN PHILIPS BUSINESS ELECTRONICS AND MICRION
APPENDIX K  -  FORM OF MICRION OFFICER/DIRECTOR VOTING AGREEMENT

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:   What do I need to do now?

A: After carefully reading and considering the information contained in this Joint Proxy Statement/Prospectus, please complete and sign your proxy card. Then, mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the shareholders meeting.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your FEI or Micrion shares on the matters presented only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q:   Can I change my vote after I have mailed my signed proxy card?

A: You can change your vote at any time before your proxy is voted at the FEI or Micrion shareholders meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to FEI at the address on page 2 if you are a FEI shareholder, or to Micrion at the address on page 2 if you are a Micrion stockholder. Third, you can attend the shareholders meeting of the company of which you are a shareholder and vote in person. Simply attending the meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q:   If I am a Micrion stockholder should I send in my stock certificates now?

A: No. After the merger is completed, FEI will send written instructions to Micrion stockholders explaining how to exchange their stock certificates. FEI shareholders will keep their existing share certificates.

Q:   When do you expect the merger to be completed?

A: We are working toward completing the merger as quickly as possible. In addition to shareholder approvals, we must also satisfy all applicable regulatory waiting periods and obtain all necessary regulatory clearances and approvals. At the earliest, the merger will be completed by mid-June 1999.

Q:   Where can I find more information about FEI and Micrion?

A: This document is accompanied by the latest annual reports on Form 10-K, as amended, for each of FEI and Micrion, as well as each of Micrion's latest quarterly reports on Form 10-Q. You may also obtain additional information as described below under "Where You Can Find More Information" on page 125.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

         If you have more questions about the merger, you should contact:

                                FEI Shareholders:

                                   FEI Company
                            7451 NW Evergreen Parkway
                            Hillsboro, OR 97124-5830
                                 (503) 640-7500
                           Attention: Bradley J. Thies

                              Micrion Stockholders:

                               Micrion Corporation
                               One Corporation Way
                                Peabody, MA 01960
                                 (978) 538-6700
                           Attention: David M. Hunter

                                     SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger and related matters and the other FEI shareholder proposals more fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. Each item in this summary includes a page reference directing you to a more complete description of that item.

                                  The Companies

FEI  Company (see page 23)
7451 NW Evergreen Parkway
Hillsboro, OR  97124-5830
(503) 640-7500

     FEI is a leader in the design, manufacture and sale of products based on charged particle beam technology, including focused ion beam workstations, scanning electron microscopes, transmission electron microscopes and components. FEI has manufacturing operations in Hillsboro, Oregon; Eindhoven, The Netherlands; and Brno, Czech Republic. Direct sales and service operations are conducted in the United States and eight other countries, constituting most of the worldwide market for FEI's products. FEI's products are also sold under distribution agreements with affiliates of Philips Business Electronics located in approximately 20 additional countries.

Micrion  Corporation (see page 23)
One Corporation Way
Peabody, MA  01960
(978) 538-6700

     Micrion is a leader in the design, development, manufacture and marketing of focused ion beam systems. Micrion focused ion beam systems are used in the design, fabrication and testing of semiconductor integrated circuits and other high technology devices. Micrion manufactures its products at a facility in Peabody, Massachusetts. Micrion's products are sold in the United States, Europe, Japan and other Pacific Rim countries.

                                   The Merger

     The merger agreement is attached as Appendix A to this document. We encourage you to read the merger agreement because it is the legal document that governs the merger.

What Micrion Stockholders Will Receive

     As a result of the merger, each outstanding share of Micrion common stock will be converted into

     o    one share of FEI common stock, plus

     o $6.00 cash. This amount will be reduced if Micrion's total debt exceeds specified levels.

To finance the cash portion of the merger consideration to be paid to Micrion stockholders and a portion of FEI's transaction costs, FEI has entered into a stock purchase agreement under which it has agreed to sell additional shares of its common stock to its majority shareholder, Philips Business Electronics International B.V.

If, however, the stock purchase agreement between FEI and Philips Business Electronics is terminated before the closing of the merger and Micrion elects to proceed with the Merger, each share of Micrion common stock will instead be converted into

     o    one share of FEI common stock, plus

     o the number of shares of FEI common stock that, when multiplied by the average closing price of FEI common stock for a specified period before the closing of the merger, equals $6.00, or a lesser amount if Micrion's debt exceeds certain levels.

For a description of the stock purchase agreement, see page 77.

     The amount by which the cash portion of the merger consideration, or the equivalent amount paid in shares of FEI common stock, may be reduced will equal
(a) the amount of excess Micrion debt divided by (b) the number of shares of Micrion common stock outstanding before the closing of the merger. For example, based on possible merger closing dates and expected shares of Micrion common stock outstanding on those dates, the following table indicates the maximum amount that the cash portion of the merger consideration could be reduced.

                                                      Closing Date of Merger
                                                -------------------------------
                                                   Before             After
                                                June 30, 1999     June 30, 1999
     Maximum possible cash reduction per        -------------     -------------
     share of Micrion common stock                  $ 1.01            $ 1.51

Although the amount of Micrion's debt as of the date of this document would not result in any reduction in the estimated merger consideration, an increase in the amount of Micrion's debt in excess of the levels specified in the merger agreement could result in a reduction in the merger consideration up to the maximum amounts set forth in the table above and at a debt level specified in the merger agreement would allow FEI to decide not to complete the merger. Assuming all other conditions to closing are met or waived, we are required to proceed with the merger even if the merger consideration is reduced, up to the maximum amount.

     Micrion stockholders should not send in their stock certificates until instructed to do so after the merger is completed. After the merger is completed, Micrion stockholders will no longer have any rights as Micrion stockholders, other than Micrion stockholders who have exercised appraisal rights under Massachusetts law. Micrion stockholders who turn in their Micrion stock certificates will receive the merger consideration from the exchange agent on terms described in a letter of transmittal to be sent to Micrion stockholders.

Material United States Federal Income Tax Consequences (see page 59)

     The tax consequences of the merger depend on the value of FEI common stock at the time of the merger in relation to the amount of cash paid to Micrion stockholders. Counsel to Micrion and counsel to FEI are unable to opine with certainty about the material federal income tax consequences of the merger because the federal income tax consequences depend on the relative values of FEI common stock and cash received as consideration in the merger, which will not be known until the time of the merger. Although FEI's and Micrion's legal advisers have delivered opinions that the merger will qualify as a tax-free reorganization, these opinions are based upon the assumption that at least 40% of the fair market value of the total consideration paid to Micrion stockholders in the merger consists of FEI common stock. For example, one set of circumstances in which this assumption would be correct is if the cash portion of the merger consideration is $6 per share, the value of a share of FEI common stock at the time of the merger is $4 per share and no Micrion stockholders exercise appraisal rights. If it turns out that cash is paid to Micrion stockholders who exercise appraisal rights, the 40% test will still be met if the fair market value of FEI common stock is sufficiently greater than $4 so that the value of the stock component of the merger consideration equals at least 40% of the value of the total consideration.

     Based on the historical prices of FEI common stock, we believe the 40% test for the stock component of the consideration is likely to be met. We do not know for sure that this 40% test will be met, however, and if it is not met, the tax consequences to Micrion stockholders will be different and, in some cases, materially less favorable, than the tax consequences if the merger qualifies as a tax-free reorganization. Because the tax consequences of the merger cannot be known with certainty before the time of the merger, Micrion stockholders should consider both possibilities in deciding whether to vote in favor of the merger.

     If the assumption above is correct:

     o no gain or loss will be recognized by FEI, MC Acquisition or Micrion as a result of the merger

     o Micrion stockholders whose tax basis in their Micrion shares is less than the total value of FEI stock and cash they receive in the merger will recognize gain upon the merger, but the amount of gain these stockholders will recognize will not exceed the amount of cash they receive, and
     o    Micrion stockholders will not recognize loss upon the merger.

     These opinions are based in part upon representations we have made to counsel. For more detailed information, you should review the discussion of federal income tax consequences to shareholders beginning on page 57.

     If, based on the fair market value of FEI common stock, less than 40% of the total consideration paid to Micrion stockholders in the merger consists of FEI common stock and MC Acquisition merges into Micrion:

     o no gain or loss will be recognized by FEI, MC Acquisition or Micrion as a result of the merger, and
     o a Micrion stockholder will recognize gain or loss upon the merger in an amount equal to the difference between the total value of the merger consideration received by the stockholder and the stockholder's tax basis in the Micrion shares exchanged in the merger.

     For more detailed information about the tax consequences of the merger if less than 40% of the total consideration paid to Micrion stockholders in the merger consists of FEI common stock, you should review the discussion of federal income tax consequences to shareholders under the heading "Situation 2: Taxable Merger" beginning on page 61.

     This summary addresses only U.S. federal income taxes. This summary does not address other taxes that may be relevant to you, such as state, local or foreign taxes. In addition, the tax consequences described above and elsewhere in this document may not apply to all Micrion stockholders. You should consult the paragraph headed "Limitations" on page 62.

     The tax consequences of the merger to you will depend on the facts of your own situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the merger to you.

Appraisal Rights of Micrion Stockholders  (see page 64)

     Micrion stockholders have the right to assert appraisal rights under Massachusetts law. This document describes how Micrion stockholders can assert appraisal rights.

Comparative Market Price Information  (see page 90)

     Shares of FEI and Micrion are listed for trading in the Nasdaq National Market. On December 2, 1998, the last full trading day before the public announcement of the proposed merger, FEI common stock closed at $8.13 per share and Micrion common stock closed at $7.25 per share. On May 4, 1999, FEI common stock closed at $7.38 per share and Micrion common stock closed at $9.50 per share. We urge you to obtain current market quotations.

     At September 27, 1998, FEI's book value was approximately $5.22 per share. At September 30, 1998, Micrion's book value was approximately $7.13 per share. Based on the trading price of FEI's and Micrion's stock on December 2, 1998, FEI's offer to acquire Micrion represented a premium of approximately $6.88 per share over Micrion's trading price at that date and a premium of $7.00 over Micrion's September 30, 1998 book value. Additional information about FEI's and Micrion's book value can be found on pages 83 through 89.

     FEI and Micrion have never paid cash dividends and neither company expects to do so in the foreseeable future.

Listing of FEI Common Stock  (see page 66)

     FEI will list the shares of FEI common stock to be issued to Micrion shareholders in the merger and the shares of FEI common stock to be issued to Philips Business Electronics for trading in the Nasdaq National Market.

Ownership of FEI Following the Merger

     Following the completion of the merger

     o FEI shareholders will hold approximately 81.7% of the outstanding shares of the combined company and

     o Micrion stockholders will hold approximately 18.3% of the outstanding shares of the combined company.

These percentages are based on the number of shares of each company outstanding on April 14, 1999 and the assumptions that (a) a portion of the merger consideration paid to Micrion stockholders is cash and (b) Philips Business Electronics owns approximately the same percentage of FEI now and after the merger.

Other Interests of Officers and Directors of Micrion in the Merger (see page 55)

     A number of officers and directors of Micrion have interests in the merger that are different from or in addition to your interests as shareholders. For example,

     o all outstanding options to purchase shares of Micrion common stock, including options held by the executive officers of Micrion, will become fully vested and exercisable immediately before completion of the merger

     o some members of Micrion management will enter new employment agreements with FEI that will entitle them to receive severance payments if their employment is terminated within a certain time after the effective time of the merger, and it is anticipated that these members of Micrion management will receive FEI option grants in connection with these employment agreements

     o Dr. Nicholas P. Economou, the President of Micrion, will become a director of FEI after the merger.

Conditions to the Merger  (see page 73)

     The completion of the merger depends upon meeting a number of conditions, including the following:

     o termination or expiration of any waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act and any applicable foreign competition laws

     o approval of the listing for trading in the Nasdaq National Market of FEI shares to be issued to Micrion stockholders in the merger and to Philips Business Electronics under the stock purchase agreement.

Termination of the Merger Agreement  (see page 75)

     FEI and Micrion can agree to terminate the merger agreement without completing the merger, and either of FEI or Micrion may terminate the merger agreement if:

     o    the merger is not completed by October 31, 1999 or

     o the average closing price per share of FEI common stock for 20 full trading days preceding the completion of the merger is less than $3.00.

         In addition, FEI may terminate the merger agreement if

     o the Micrion board of directors withdraws, modifies or amends its approval of the merger agreement in any way adverse to FEI or recommends an alternative transaction or

     o Micrion's total indebtedness exceeds specified amounts at specified dates.

     In addition, Micrion may terminate the merger agreement if

     o before Micrion stockholders approve the merger agreement, a person other than FEI proposes a superior proposal or

     o the stock purchase agreement between FEI and Philips Business Electronics is terminated.

Termination Fees

     The merger agreement requires Micrion to pay FEI a termination fee of $3.5 million if the merger agreement is terminated in specified circumstances.

                             Reasons for the Merger

     The boards of directors of our companies and the FEI special committee have identified various benefits that are likely to result from the merger. The boards of directors believe the merger will

     o enhance the long-term interests of each company's shareholders, as well as the interests of each company's employees, customers, creditors, suppliers and the communities in which each company operates

     o enable the combined company's research and development activities to bring new products to market more quickly and cost-effectively

     o provide the opportunity to use economies of scale and operating efficiencies through combined purchasing, consolidation of infrastructure and integration of distribution channels

     o create the potential for cost savings, revenue diversification and financial flexibility

     o create a business of sufficient size to enable the combined company to compete more effectively against larger companies in the process monitoring and yield analysis industry.

These and other reasons for approving and recommending the merger identified by each board are explained in greater detail on pages 38 through 42 of this document.

Opinions of Financial Advisors  (see pages 43 and 49)

     In deciding to approve the merger, the FEI board considered an opinion from Needham & Company, Inc., its financial advisor, as to the fairness to FEI from a financial point of view of the merger consideration to be paid to the Micrion stockholders and the consideration to be received from Philips Business Electronics under the stock purchase agreement. In deciding to approve and adopt the merger agreement, the Micrion board considered an opinion from Warburg Dillon Read LLP, its financial advisor, as to the fairness to the stockholders of Micrion of the merger consideration from a financial point of view. These opinions are included as Appendices B and C to this document, and we encourage you to read them.

                           Comparative Per Share Data

     Set forth below is historical per share data for FEI and Micrion for the years ended December 31, 1998 and December 27, 1998 and pro forma per share data for the year ended December 31, 1998. We have derived this data from FEI's most recent Annual Report on Form 10-K, as amended, Micrion's most recent Annual Report on Form 10-K, Micrion's most recent Quarterly Report on Form 10-Q, and the Unaudited Pro Forma Condensed Combined Financial Statements beginning on page 83. You should read this comparative per share data with the audited and unaudited consolidated financial statements and related notes of FEI and Micrion referred to above.

                                                FEI         Micrion
                                            -----------  -------------     Pro Forma
                                                    Year Ended            -----------
                                            --------------------------     Year Ended
                                            December 31,   December 27,   December 31,
                                                   1998           1998           1998
                                            -----------    -----------    -----------
     Net income (loss) per share -
       basic and assuming dilution          $     (0.49)   $     (1.39)   $     (0.60)
     Cash dividends per share                      0.00           0.00           0.00
     Book value per share                          5.37           6.98           5.48

     The exchange ratio for this business combination is one share of FEI common stock for each share of Micrion common stock. Accordingly, the net income, cash dividend, and book value per share are the same for both FEI and Micrion. In the event that Philips Business Electronics does not purchase shares under the terms of the stock purchase agreement, Micrion stockholders will receive a number of additional shares of FEI common stock that is equal in value to $6.00, based on a pre-closing average price of FEI common stock. In that case, the pro forma loss and book value per share for the year ended December 31, 1998 would be as follows, using an assumed FEI per share value of $5.00:

                                                              Year Ended December 31, 1998
                                                          -----------------------------------
                                                                           Micrion Equivalent
                                                          FEI Pro Forma         Pro Forma
                                                          -------------    ------------------
     Net loss per share - basic and assuming dilution        $    (0.51)         $    (1.12)
     Book value per share                                          4.72               10.38

                                 Other Proposals

     FEI is also asking its shareholders to approve the issuance of FEI common stock to Philips Business Electronics under the stock purchase agreement, to approve amendments to FEI's articles of incorporation, 1995 Stock Incentive Plan and Employee Share Purchase Plan and to elect the nominated slate of directors.

The Stock Purchase Agreement (see page 77)

     Philips Business Electronics has agreed to finance the cash portion of the merger consideration through the acquisition of shares of FEI common stock. Philips Business Electronics has agreed to purchase in cash from FEI the number of shares of FEI common stock that will yield proceeds equal to the cash portion of the merger consideration and $1 million in transaction costs at a purchase price of $8.02 per share. FEI also granted Philips Business Electronics the right to purchase for $8.02 per share an additional number of shares that will allow Philips Business Electronics to maintain its current percentage ownership interest in FEI. The $8.02 purchase price is subject to adjustment. The stock purchase agreement may be terminated in specified circumstances, including where FEI suffers a material adverse effect and the price per share of FEI's common stock is less than $5.00 at the closing time of the merger.

Amendment of FEI Articles of Incorporation (see page 95)

     The FEI board is proposing an amendment to the FEI articles of incorporation to increase the number of authorized shares of its common stock from 30,000,000 to 45,000,000. The FEI board is proposing this amendment to satisfy FEI's obligations to issue shares of its common stock to Micrion stockholders and Philips Business Electronics in connection with the merger and related transactions.

Amendment of FEI 1995 Stock Incentive Plan (see page 96)

     The FEI board is proposing an amendment to the FEI 1995 Stock Incentive Plan (a) to increase the number of shares of its common stock reserved for issuance under the plan from 1,600,000 to 2,000,000 and (b) to increase the total number of shares subject to options or stock appreciation rights that may be granted under the plan on a per-employee basis to 100,000 for grants made in 1998. The FEI board is proposing the first amendment to accommodate the increased number of employees of FEI after completion of the merger. The FEI board is proposing the second amendment because in September 1998 all FEI employees holding options to purchase FEI common stock were given the opportunity to be granted new, substitute options in an amount that, for some employees, would exceed the plan limitations on per-year grants of stock options to employees.

Amendment of FEI Employee Stock Purchase Plan (see page 102)

     The FEI board is proposing an amendment to the FEI employee share purchase plan to increase the number of shares of its common stock reserved for issuance under the plan from 250,000 to 350,000. The FEI board is proposing this amendment to accommodate the increased number of employees of FEI after completion of the merger.

Election of FEI Board of Directors (see page 105)

     The FEI shareholders meeting will be the annual meeting of shareholders. The FEI board has proposed a slate of nominees for nine positions on the board of directors.

                            The Shareholders Meetings

     The FEI annual meeting will be held at the OSSHE Facility, 18640 NW Walker Road, Beaverton, Oregon, at 9:00 a.m. on June 10, 1999.

     The Micrion special meeting will be held at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, 36th Floor, Boston, Massachusetts, at 10:00 a.m. on June 10, 1999.

                         Recommendations to Shareholders

To FEI Shareholders :

     The FEI board believes the merger is in the best interests of FEI shareholders and unanimously recommends FEI shareholders vote FOR the proposals to

     o approve the issuance of FEI common stock to stockholders of Micrion in the merger
     o approve an amendment to FEI's articles of incorporation, related to the merger, to increase the number of authorized shares of its common stock to 45,000,000
     o approve an amendment to FEI's 1995 Stock Incentive Plan (a) to increase the number of shares of its common stock reserved for issuance under the plan to 2,000,000 and (b) to increase the total number of shares subject to options or stock appreciation rights that may be granted under the plan on a per-employee basis to 100,000 for grants made in 1998
     o approve an amendment to FEI's employee share purchase plan to increase the number of shares of its common stock reserved for issuance under the plan to 350,000, and
     o    elect members of the FEI board of directors.

         The FEI board believes the stock purchase agreement related to the merger is in the best interests of FEI shareholders other than Philips Business Electronics. Accordingly, the FEI board unanimously, with the directors affiliated with Philips Business Electronics abstaining, recommends FEI shareholders vote FOR the proposal to

     o approve the issuance of FEI common stock to Philips Business Electronics under the stock purchase agreement.

To Micrion Stockholders :

     The Micrion board believes the merger is in the best interests of Micrion and its stockholders and recommends Micrion stockholders vote FOR the proposal to approve and adopt the merger agreement.

                Selected Historical and Pro Forma Financial Data

     The following tables show summary historical financial data for each of our companies, and also show similar information reflecting the merger of our two companies (which we refer to as "pro forma" information). In presenting the comparative pro forma information for certain time periods, we assumed our companies had been merged throughout those periods. The following tables show information about each of our companies' earnings per share and book value per share and similar pro forma information.

     We base some of the information in the following tables on the historical financial information of our companies that we have presented in our prior filings with the SEC. When you read the summary financial information we provide in the following tables, you should also read the historical financial information we provided in the enclosed documents we have filed with the SEC, and the more detailed financial information we provide in this document, which you can find beginning on page 15, as well as the historical financial information in the other documents to which we refer. See "Where You Can Find More Information" on page 125 for instructions on how to obtain documents each of our companies has filed with the SEC.

                FEI Selected Historical Financial and Other Data

     This summary of financial information for FEI for the years 1994 to 1998 was taken from and should be read along with the audited financial statements contained in FEI's most recent annual report on Form 10-K, as amended. See "Where You Can Find More Information" on page 125.

     In February 1997, FEI completed a business combination with the electron optics business ("PEO Operations") of Philips Business Electronics. Under the terms of the combination, FEI acquired shares of two subsidiaries of Philips Business Electronics owning substantially all of the assets and liabilities of PEO Operations' business, and issued to Philips Business Electronics a number of shares of FEI common stock equal, after issuance, to 55% of the outstanding shares of FEI. The transaction was accounted for as a "reverse acquisition" for accounting and financial reporting purposes. Accordingly, Philips Business Electronics was treated as the accounting acquiror because it acquired control of FEI in the transaction. As a result, the historical financial statements of FEI are the historical financial statements of PEO Operations for all periods before the date of the combination.

     FEI's results of operations for the year ended December 31, 1997 include a charge of approximately $38.0 million for the writeoff of purchased in-process research and development as well as a restructuring charge of approximately $2.5 million. In the year ended December 31, 1998, FEI also recorded asset impairment and restructuring charges totaling approximately $8.3 million. You should read FEI's most recent annual report on Form 10-K, as amended, for additional information.

                                                                 Year Ended December 31,
                                                   -----------------------------------------------------
                                                                                     PEO Operations and
                                                           PEO Operations               FEI Combined
                                                   -------------------------------  --------------------
                                                        1994       1995       1996       1997       1998
                                                   ---------  ---------  ---------  ---------  ---------
                                                           (in thousands, except per share data)
Statement of Operations Data:
Net sales                                          $  84,169  $ 109,117  $ 112,384  $ 168,796  $ 178,771
Cost of sales                                         52,932     72,686     79,065    106,629    119,579
                                                   ---------  ---------  ---------  ---------  ---------
Gross profit                                          31,237     36,431     33,319     62,167     59,192
Total operating expenses                              21,764     28,886     32,632     95,040     68,768
                                                   ---------  ---------  ---------  ---------  ---------
Income (loss) from operations                          9,473      7,545        687    (32,873)    (9,576)
Other income (expense), net                               --      1,700         --       (622)    (4,129)
                                                   ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes                      9,473      9,245        687    (33,495)   (13,705)
Tax expense (benefit)                                  3,580      3,317        740      3,107     (4,797)
                                                   ---------  ---------  ---------  ---------  ---------
Net income (loss)                                  $   5,893  $   5,928  $     (53) $ (36,602) $  (8,908)
                                                   =========  =========  =========  =========  =========
Net income (loss) per share - basic
   and assuming dilution                           $    0.61  $    0.61  $   (0.01) $   (2.19) $   (0.49)
                                                   =========  =========  =========  =========  =========

Shares used in calculation of net income
   (loss) per share - basic and assuming
   dilution                                            9,729      9,729      9,729     16,677     18,106

                                                                        December 31,
                                                   -----------------------------------------------------
                                                                                     PEO Operations and
                                                           PEO Operations               FEI Combined
                                                   -------------------------------  --------------------
                                                        1994       1995       1996       1997       1998
                                                   ---------  ---------  ---------  ---------  ---------
                                                           (in thousands, except per share data)
Balance Sheet Data:
Cash and cash equivalents                                 --         --         --  $  16,394  $  15,198
Working capital                                    $  12,847  $  23,844  $  31,113     64,496     70,350
Equipment                                              5,189      6,039      5,570     19,246     23,845
Total assets                                          45,748     60,742     71,824    183,022    191,138
Line of credit borrowings                                 --         --         --     17,844      7,250
Shareholders' equity                                  20,090     32,551     43,070    104,889     97,627
Book value per share                                    2.06       3.35       4.43       5.80       5.37

              Micrion Selected Historical Financial and Other Data

     This summary of financial information for Micrion for the fiscal years 1994 to 1998 was taken from and should be read along with the audited financial statements contained in Micrion's most recent annual report on Form 10-K. Information for the six months ended December 31, 1997 and 1998 is taken from financial statements that have not been audited but which, Micrion believes, fairly present its financial position and results of operations and cash flows for the period and should be read along with Micrion's most recently filed quarterly reports on Form 10-Q. See "Where You Can Find More Information" on page 125.

     Micrion's results of operations for the year ended June 30, 1998 include an adjustment of $4.0 million to cover costs associated with asset valuation and inventory reserve adjustments. The results of operations for this period also include a charge of $998,000 for workforce reductions and asset writedowns. The year ended June 30, 1996 includes a one-time litigation settlement charge of $2,685,000 during the fourth quarter of fiscal 1996. You should read Micrion's most recent annual report on Form 10-K for additional information.

                                                   Year Ended June 30,                        Six Months Ended
                                   -----------------------------------------------------  --------------------------
                                                                                          December 31,   December 31,
                                        1994       1995       1996       1997       1998         1997           1998
                                   ---------  ---------  ---------  ---------  ---------  -----------    -----------
                                                      (in thousands, except per share data)
Statement of Operations Data:
Net sales                          $  20,011  $  28,768  $  39,536  $  55,979  $  54,657  $    29,343    $    20,817
Cost of sales                         12,197     18,043     24,512     34,745     38,072       17,813         13,946
                                   ---------  ---------  ---------  ---------  ---------  -----------    -----------
Gross profit                           7,814     10,725     15,024     21,234     16,585       11,530          6,871
Total operating expenses               5,848      8,059     11,413     16,225     19,921        9,041          8,719
                                   ---------  ---------  ---------  ---------  ---------  -----------    -----------
Income (loss) from operations          1,966      2,666      3,611      5,009     (3,336)       2,489         (1,848)
Other income (expense))                  (62)       336     (2,484)      (311)    (1,034)        (526)          (519)
                                   ---------  ---------  ---------  ---------  ---------  -----------    -----------
Income (loss) before income taxes      1,904      3,002      1,127      4,698     (4,370)       1,963         (2,367)
Tax (expense) benefit                   (187)       214        877     (1,649)     1,529         (687)           828
                                   ---------  ---------  ---------  ---------  ---------  -----------    -----------
Net income (loss)                  $   1,717  $   3,216  $   2,004  $   3,049  $  (2,841) $     1,276    $    (1,539)
                                   =========  =========  =========  =========  =========  ===========    ===========
Net income (loss) per share -
   basic                           $    0.85  $    0.94  $    0.51  $    0.76  $   (0.70) $      0.31    $     (0.38)
                                   =========  =========  =========  =========  =========  ===========    ===========
Net income (loss) per share -
   diluted                         $    0.85  $    0.91  $    0.49  $    0.72  $   (0.70) $      0.29    $     (0.38)
                                   =========  =========  =========  =========  =========  ===========    ===========

Shares used in calculation of net
   income (loss) per share - basic     2,025      3,427      3,924      4,086      4,057        4,051          4,075

Shares used in calculation of net
   income (loss) per share -
   diluted                            2,027       3,535      4,077      4,219      4,057        4,376          4,075

                                                          June 30,                        December 31,   December 31,
                                   -----------------------------------------------------  -----------    -----------
                                        1994       1995       1996       1997       1998         1997           1998
                                   ---------  ---------  ---------  ---------  ---------  -----------    -----------
                                                      (in thousands, except per share data)
Balance Sheet Data:
Cash and cash equivalents          $   3,238  $   6,851  $   2,081  $   2,677  $   3,349  $     4,023    $     2,258
Working capital                        8,727     22,803     26,577     27,872     29,899       36,124         29,159
Equipment                              1,290      1,562      3,235      5,821      4,711        5,751          4,286
Total assets                          14,144     30,486     41,571     54,384     51,847       59,037         50,412
Debt and capital lease obligations,
   including current portion             105         65      1,364      8,869     12,961       13,490         12,674
Stockholders' equity                  10,269     24,637     29,257     32,448     29,926       33,960         28,436
Book value per share                    3.71       6.32       7.26       8.03       7.37         8.38           6.98

         Selected Unaudited Pro Forma Condensed Combined Financial Data
                               and Per Share Data

     This table shows unaudited pro forma condensed combined financial data for the combined company and is based on adjustments to the historical financial statements of FEI and Micrion to give effect to the merger using the purchase method of accounting for business combinations. We have derived this data from the Unaudited Pro Forma Condensed Combined Financial Data beginning on page 83. You should read this selected information along with the Unaudited Pro Forma Condensed Combined Financial Data.

     Micrion's fiscal year ends each June 30. To present the pro forma information for the calendar year ended December 31, 1998, we have combined FEI's results for its calendar year ended December 31, 1998 with Micrion's results for the four quarters ended December 27, 1998. Pro forma adjustments have been applied to each set of pro forma statements of operations to give effect to the purchase accounting adjustments arising from the merger.

     Anticipated cost savings and benefits are not reflected in the pro forma information. The pro forma information also does not attempt to show how the combined company would actually have performed had the companies been combined throughout these periods. The pro forma information, therefore, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future results.

                                                       Year Ended
                                                    December 31, 1998
                                                    -----------------
     Statement of Operations Data:
     Net sales                                      $         224,902
     Cost of sales                                            153,785
                                                    -----------------
     Gross profit                                              71,117
     Total operating expenses                                  90,446
                                                    -----------------
     Loss from operations                                     (19,329)
     Other expense                                             (5,157)
                                                    -----------------
     Loss before income taxes                                 (24,486)
     Tax benefit                                               (8,341)
                                                    -----------------
     Net loss                                       $         (16,145)
                                                    =================
     Net loss per share                             $           (0.60)
                                                    =================

     Shares used in calculation of net loss
          per share - basic and diluted                        27,053

                                                      December 31, 1998
                                                    ---------------------
                                                    (In thousands, except
                                                        per share data)
     Balance Sheet Data:
     Cash and cash equivalents                          $     20,999
     Working capital                                         103,052
     Equipment                                                28,131
     Total assets                                            268,827
     Debt and capital lease obligations
          (including current portion)                         19,924
     Shareholders' equity                                    148,475
     Book value per share                                       5.48

                                  RISK FACTORS

     In addition to the other information in this document, you should carefully consider the following risk factors in evaluating an investment in the combined company and its business.

Risks Associated with the Merger Consideration -- The value of your merger consideration may fluctuate.

     If the merger is completed, Micrion stockholders will receive, for each Micrion share, one share of FEI common stock and $6.00 in cash. In specified limited circumstances, however, Micrion stockholders will receive, for each Micrion share, one share of FEI common stock and the number of shares of common stock of FEI equal in value to $6.00 of cash. The cash amount, or the equivalent amount paid in shares of FEI common stock, will be less than $6.00 for each Micrion share if Micrion's debt exceeds specified levels. This one-for-one exchange ratio generally is fixed and will not be adjusted if the price of FEI shares or Micrion shares increases or decreases. Consequently, the value of the consideration received by Micrion stockholders in the merger may be different than the value at the time of the signing of the merger agreement, the date of this document and the date of the shareholder meetings, since it may vary depending on fluctuations in the value of the FEI shares. Factors that could cause these fluctuations include

     o    changes in the business, operations or prospects of FEI or Micrion
     o    market assessments of the likelihood that the merger will be completed
     o    the date of the completion of the merger
     o    regulatory considerations
     o    industry developments
     o    general market and economic conditions.

Accordingly, we urge you to obtain current market quotations for Micrion shares and FEI shares.

United States Federal Income Tax Consequences -- If less than 40% of the aggregate consideration paid to Micrion stockholders in the merger consists of FEI common stock, the merger may be fully taxable to Micrion stockholders.

     The tax consequences of the merger depend on the value of FEI common stock at the time of the merger in relation to the amount of cash paid to Micrion stockholders. Counsel to Micrion and counsel to FEI are unable to opine with certainty about the material federal income tax consequences of the merger because the federal income tax consequences depend on the relative values of the FEI common stock and cash received as consideration in the merger, which will not be known until the time of the merger. If the aggregate amount of FEI common stock represents less than 40% of the aggregate consideration paid to Micrion stockholders in the merger, a Micrion stockholder will recognize gain or loss upon the merger in an amount equal to the difference between the total value of the merger consideration received by the stockholder and the stockholder's tax basis in the Micrion shares exchanged in the merger. Because the tax consequences of the merger cannot be known with certainty before the time of the merger, we do not assure you that the transaction will not be fully taxable to Micrion stockholders. Micrion stockholders should consider the possibility that the transaction may be fully taxable to them in deciding whether to vote in favor of the merger.

Change in Current Profit Levels -- The combined company will have difficulties reducing its fixed costs if sales goals are not met.

     The need for continued significant expenditures for research and development, capital equipment purchases and worldwide training and customer service and support will make it difficult for the combined company to reduce significantly its fixed expenses in a particular period if our sales goals for that period are not met. Each company has generally increased its expense levels in anticipation of current and future growth. We do not assure you that the combined company will be able to maintain or exceed each company's current level of revenues and, consequently, be profitable for any period in the future.

Cyclical Nature of and Dependence on Customers -- The combined company's operating results may be adversely affected by downturns in the semiconductor industry.

     The combined company's sales will depend in large part upon capital expenditures by its customers. These capital expenditures in turn depend heavily on the market demand for integrated circuits and products using integrated circuits. This demand has been highly cyclical and has experienced periodic downturns. These downturns have resulted in lower demand for each company's products. The combined company will be adversely affected by any future downturns in its customers' businesses.

Competition -- The combined company's operating results may be adversely affected by competitive pressures.

     The process monitoring and yield analysis industry is highly competitive. Many of our competitors have much greater financial, marketing and production resources than will the combined company. We believe that the main competitive factors in the process monitoring and yield analysis industry are design effectiveness, time-to-market, product cost, product quality, and long-term stability of both the product and the supplier.

     We do not assure you that the combined company will continue to be able to compete effectively or that competitive pressures will not adversely affect its business, financial condition and results of operations.

International Sales; Currency Risks -- A significant portion of the combined company's sales will be outside the United States and subject to foreign currency rate fluctuations and other international operations risks.

     On a pro forma basis to reflect the merger, sales outside the United States accounted for 60% of the combined company's revenues for 1997 and 63% of the combined company's revenues for the first nine months of 1998. We expect international sales will continue to represent a significant portion of the combined company's revenues. A large portion of the combined company's international sales are expected to be denominated in currencies other than U.S. dollars, and an increase in the value of the U.S. dollar relative to foreign currencies could adversely affect the combined company's results. Neither company has an established hedging program for foreign currency exposure. FEI does from time to time enter into forward sale or purchase contracts for foreign currencies to hedge specific sales transactions. As of December 31, 1998 the aggregate value of these contracts was $7.9 million. Some risks are inherent in international operations, including

     o changes in demand resulting from fluctuations in interest and exchange rates
     o    changes in trade policies
     o    tariff regulations
     o    difficulties in obtaining U.S. export licenses.

In addition, we expect the combined company to market and sell its products in foreign countries partly through independent distributors. We do not assure you that the combined company's foreign sales efforts will be successful, and the inability to develop and maintain significant foreign sales levels could adversely affect the combined company's results of operations.

Control by Majority Shareholder -- After the merger, Philips Business Electronics will have the right to own a majority interest in the combined company.

     Philips Business Electronics owns approximately 55% of the outstanding shares of FEI. Philips Business Electronics has the right to maintain its controlling interest in FEI under both the combination agreement under which it first acquired shares of FEI and under the stock purchase agreement. After the completion of the merger and related transactions, assuming Philips Business Electronics purchases a sufficient number of FEI shares it has a right to purchase, Philips Business Electronics will continue to own a majority of the outstanding shares of the combined company. Accordingly, Philips Business Electronics will be able to control the election of directors of the combined company and other matters submitted to a vote of shareholders.

                                  THE COMPANIES

FEI

     FEI is a leader in the design, manufacture and sale of products based on charged particle beam technology. On February 21, 1997 FEI completed a combination transaction with the electron optics business of Philips Business Electronics International B.V., a wholly owned subsidiary of Koninklijke Philips Electronics N.V. ("Philips") and formerly known as Philips Industrial Electronics International B.V. In the combination FEI acquired shares of two Philips Business Electronics subsidiaries owning substantially all of the assets and liabilities of Philips Business Electronics' electron optics business, and FEI issued to Philips Business Electronics a number of shares of its common stock equal, after issuance, to 55% of the outstanding shares of common stock of FEI.

     FEI manufactures both charged particle beam systems and system components. FEI's systems include transmission electron microscopes systems and scanning electron microscopes systems. FEI also manufactures scanning electron microscopes designed for wafer scanning in the semiconductor integrated circuits industry, focused ion-beam systems ("FIBs") and DualBeam system products that incorporate an electron beam and an ion beam into a single system. FEI's systems components business consists of the manufacture of focusing columns and emitters. FEI has manufacturing operations in Hillsboro, Oregon; Eindhoven, The Netherlands; and Brno, Czech Republic. Direct sales and service operations are conducted in the United States and eight other countries, constituting most of the worldwide market for FEI's products. FEI's products are also sold under distribution agreements with affiliates of Philips Business Electronics located in approximately 20 additional countries.

     The mailing address of FEI's principal executive offices is 7451 NW Evergreen Parkway, Hillsboro, Oregon 97124-5830, and its telephone number is
(503) 640-7500.

Micrion

     Micrion is a leader in the design, development, manufacture and marketing of FIB systems. Micrion FIB systems are used in the design, fabrication and testing of semiconductor integrated circuits and other high technology devices. Micrion introduced the world's first FIB system specifically designed for use in the manufacturing process of ICs in 1985 and since then has introduced new products incorporating a variety of technological advances, including the MicroMill(R)HT, 9500HT and 9500PV FIB systems, specifically designed for magnetic head manufacturing applications.

     Manufacturing of all Micrion products is done at Micrion's facility in Peabody, Massachusetts. FIB system manufacturing entails fabrication, assembly, integration and testing of components and subassemblies made by Micrion or purchased from suppliers. Micrion utilizes a network of direct sales engineers, distributors and representatives to sell the Company's products to customers in the United States, Europe, Japan and certain of the Pacific Rim countries.

     The mailing address of Micrion's principal executive offices is One Corporation Way, Peabody, Massachusetts 01960, and its telephone number is (978) 538-6700.

MC Acquisition Corporation

     MC Acquisition Corporation, a wholly owned subsidiary of FEI, was formed by FEI solely for the purpose of effecting the proposed merger. The mailing address is 7451 NW Evergreen Parkway, Hillsboro, Oregon 97124-5830, and its telephone number is (503) 640-7500.

                               FEI ANNUAL MEETING

General

     This document is being furnished to shareholders of FEI as part of the solicitation of proxies by the FEI board of directors for use at the annual meeting of shareholders to be held on June 10, 1999 at 9:00 a.m. local time, at the OSSHE Facility, 18640 NW Walker Road, Beaverton, Oregon. This document and the enclosed form of proxy are first being mailed to shareholders of FEI on or about May 12, 1999.

     The purposes of the FEI annual meeting are:

     (a) to consider and vote on a proposal to approve the issuance of FEI common stock to stockholders of Micrion pursuant to the Agreement and Plan of Merger among FEI, Micrion and MC Acquisition;

     (b) to consider and vote on a proposal to approve the issuance of FEI common stock to Philips Business Electronics to

     o finance the cash portion of the merger consideration to be paid to Micrion stockholders

     o    finance a portion of FEI's transaction costs

     o enable Philips Business Electronics to maintain its majority ownership interest in FEI under the terms of the Stock Purchase Agreement, dated December 3, 1998, between Philips Business Electronics and FEI;

     (c) to consider and vote on a proposal, related to the proposed merger, to amend FEI's articles of incorporation to increase the number of authorized shares of FEI common stock from 30,000,000 to 45,000,000;

     (d) to consider and vote on a proposal to amend the 1995 Stock Incentive Plan to

     o increase the number of shares of FEI common stock reserved for issuance under the plan to 2,000,000

     o increase the total number of shares subject to options or stock appreciation rights that may be granted on a per-employee basis under the plan to 100,000 for grants made in 1998;

     (e) to consider and vote on a proposal to amend the FEI employee share purchase plan to increase the number of shares of FEI common stock reserved for issuance under the plan to 350,000;

     (f) to elect members of the FEI board of directors; and

     (g) to transact other business relating to those proposals that may properly come before the FEI annual meeting. The FEI board is not now aware of any such other business.

Each copy of this document mailed to holders of FEI common stock is accompanied by a form of proxy for use at the FEI annual meeting.

     The merger is subject to a number of conditions, including the receipt of required regulatory and shareholder approvals. See "The Merger Agreement."

     As of April 2, 1999, directors and executive officers of FEI and their affiliates beneficially owned an aggregate of approximately 10,715,255 shares of FEI common stock, or approximately 58.7% of the shares of FEI common stock outstanding on that date. No director or executive officer of FEI has indicated an intention to vote his shares of FEI common stock against any of the proposals.

Recommendation of the FEI Board

     The FEI board formed a special committee consisting solely of directors having no affiliation with Philips Business Electronics or its affiliates. This special committee was formed because any transaction with Micrion would likely involve the participation of Philips Business Electronics, FEI's majority shareholder, as a source of financing and therefore, the transaction should be evaluated in light of the interests of the minority shareholders of FEI.

     Based in part on the unanimous recommendation of the special committee, the FEI board unanimously approved the merger agreement. The FEI board believes that the transactions contemplated by the merger agreement are advisable and in the best interests of the FEI shareholders. Accordingly, the FEI board unanimously recommends FEI shareholders vote FOR the merger proposal, the amendment to the articles of incorporation, the amendment to the stock incentive plan and the amendment to the employee share purchase plan.

     Based in part on the unanimous recommendation of the FEI special committee, the FEI board unanimously approved the stock purchase agreement. The directors affiliated with Philips Business Electronics, however, abstained from voting on the stock purchase agreement because Philips Business Electronics is a party to the stock purchase agreement. The FEI board believes the transactions contemplated by the stock purchase agreement are advisable and in the best interests of the shareholders of FEI other than Philips Business Electronics.

The FEI board unanimously, with the exception of the directors affiliated with Philips Business Electronics, recommends FEI shareholders vote FOR the proposal to issue FEI common stock to Philips Business Electronics under the terms of the stock purchase agreement.

     In making these determinations, the FEI board and the FEI special committee considered the written opinion of Needham & Company, Inc., FEI's financial advisor, that as of December 1, 1998, the merger consideration of one FEI share plus $6.00 cash for each share of Micrion and the consideration to be received by FEI under the stock purchase agreement are fair from a financial point of view to FEI. See "Reasons of FEI for the Merger" and "Opinion of FEI's Financial Advisor."

     The FEI board recommends the shareholders vote FOR the slate of nominees for the board of directors.

Solicitation, Voting and Revocability of Proxies

     The FEI board has fixed the close of business on April 2, 1999 as the record date to determine the shareholders entitled to receive notice of and to vote at the FEI annual meeting. Each holder of FEI common stock on the FEI record date is entitled to one vote per share held on all matters properly presented at the FEI annual meeting. As of the close of business on the FEI record date, 18,250,781 shares of FEI common stock were outstanding and entitled to vote, held by approximately 82 holders of record. The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to be voted at the FEI shareholders meeting is necessary to constitute a quorum for the transaction of business.

     The following table shows the votes required to approve each proposal.

--------------------------------------------------------------------------------
     Proposal                               Vote Required
--------------------------------------------------------------------------------
o    issuance of shares in the merger       A majority of the outstanding shares
                                            of FEI must be present at the annual
o    issuance of shares under the stock     meeting in person or by proxy and a
     purchase agreement                     majority of the votes cast must vote
                                            in favor of the proposals.
o    amendment to the 1995 Stock
     Incentive Plan

o    amendment to the employee share
     purchase plan
--------------------------------------------------------------------------------
o    amendment to the articles of           A majority of the outstanding shares
     incorporation to increase              of FEI must vote in favor of the
     authorized shares                      amendment.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     Proposal                               Vote Required
--------------------------------------------------------------------------------
o    election of directors                  A majority of the outstanding shares
                                            of FEI must be present at the annual
                                            meeting in person or by proxy. The
                                            directors are elected by a plurality
                                            of the votes cast. The Oregon
                                            statutory term "plurality" means
                                            that the nine director nominees who
                                            receive the most votes will be
                                            elected.
--------------------------------------------------------------------------------

     Philips Business Electronics, FEI's majority shareholder, has agreed with Micrion to vote its FEI shares in favor of the issuance of the shares in the merger and under the stock purchase agreement and the amendment to the articles of incorporation, and has informed FEI it intends to vote in favor of the amendment to the stock option plan and the employee share purchase plan and for the slate of nominees for the board of directors. As a result, assuming Philips Business Electronics votes its shares at the annual meeting as it has agreed and indicated, the approval of each of the proposals to be voted on at the meeting is assured.

     Proxies for shares of FEI common stock may be submitted by completing and mailing the enclosed proxy card that accompanies this document. To submit a proxy, holders of FEI common stock should complete, sign, date and mail the proxy card in accordance with the instructions set forth on the card.

     If an executed proxy card is returned and the shareholder has explicitly abstained from voting on any matter, the shares represented by the proxy will be considered present at the FEI shareholders meeting for purposes of determining a quorum and will count as votes cast on the matter but will not count as votes cast in favor of any proposal and, therefore, will have the same effect as a vote against the matter. Broker non-votes will be counted for purposes of determining whether a quorum exists at the FEI annual meeting, but will not be considered to have been voted on any matter and, with respect to the proposal to amend the articles of incorporation, will have the effect of a vote against the matter.

     If the enclosed proxy card is properly executed and returned to FEI in time to be voted at the FEI annual meeting, the shares represented by it will be voted in accordance with the instructions marked on it. Executed proxies without instructions will be voted "FOR" each of the FEI proposals. If any other business is properly brought before the FEI annual meeting, including

     o a motion to adjourn or postpone the meeting to another time or place for the purpose of soliciting additional proxies in favor of the approval of each of the proposals or

     o to permit the dissemination of information regarding material developments relating to the proposals or otherwise germane to the FEI annual meeting, one or more of the persons named in the proxy card will vote the shares represented by the proxy upon these matters as determined in their discretion.

     If the FEI shareholders meeting is adjourned for any reason, the approval of any of the proposals may be considered and voted upon by shareholders at the subsequent reconvened meeting. All proxies will be voted in the same manner as they would have been voted at the original meeting, except for any proxies that have been properly withdrawn or revoked.

     A proxy may be revoked by

     o filing with the Secretary of FEI, at or before the vote at the FEI annual meeting, a written notice of revocation dated after the date of the proxy

     o signing a later proxy relating to the same shares and delivering it to the Secretary of FEI before the FEI annual meeting or

     o    attending the FEI annual meeting and voting in person.

Attendance at the FEI annual meeting, however, will not in and of itself constitute a revocation of a proxy. All written notices of revocation and other communications about revocation of FEI proxies should be addressed to FEI Company, 7451 NW Evergreen Parkway, Hillsboro, OR 97124-5830, Attention: Milton
E. Bernhard, Secretary, or hand delivered to the Secretary at or before the taking of the vote at the FEI annual meeting.

     The cost of soliciting proxies for the FEI annual meeting will be borne by FEI. The cost of preparing and mailing this document, however, will be borne equally by FEI and Micrion. In addition to soliciting proxies by mail, proxies may be solicited personally or by telephone, facsimile, or other means of communications by directors, officers and employees of FEI. These persons will not be specifically compensated for these activities, but they may be reimbursed for reasonable out-of-pocket expenses in connection with this solicitation. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by these persons. FEI will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with this solicitation.

                             MICRION SPECIAL MEETING

General

     This document is being furnished to stockholders of Micrion as part of the solicitation of proxies by the Micrion board of directors for use at a special meeting of the stockholders of Micrion to be held on June 10, 1999, at 10:00 a.m., local time, at the offices of Choate, Hall & Stewart, 36th Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109. This document and the enclosed form of proxy are first being mailed to stockholders of Micrion on or about May 12, 1999.

     The purposes of the Micrion special meeting are:

     (a) to consider and vote upon the proposal to approve and adopt the merger agreement, and

     (b) to transact any other business related to that proposal that may properly come before the Micrion special meeting and any adjournments. The Micrion board is not now aware of any other business.

     The close of business on April 14, 1999 has been fixed by the Micrion board as the record date for the determination of holders of shares of Micrion common stock entitled to notice of and to vote at the Micrion special meeting. At the close of business on the Micrion record date, there were 4,087,393 shares of Micrion common stock issued and outstanding held by approximately 130 holders of record. Holders of record of common stock on the Micrion record date are entitled to one vote per share of common stock. Subject to compliance with the terms of applicable Massachusetts law, the holders of Micrion stock are entitled to exercise appraisal rights in connection with the proposed merger. See "The Merger--Appraisal Rights."

     The following table shows the vote required to approve the proposal.

--------------------------------------------------------------------------------
     Proposal                          Vote Required
--------------------------------------------------------------------------------
o    approval and adoption of the      Two-thirds of the outstanding shares of
     merger agreement                  Micrion must vote in favor of the
                                       proposal.
--------------------------------------------------------------------------------

     The executive officers of Micrion, who collectively own approximately 5.5% of the outstanding Micrion shares as of April 14, 1999, have agreed to vote their Micrion shares in favor of the merger agreement.

Recommendation of the Micrion Board

     The Micrion board has unanimously approved and adopted the merger agreement and determined that the proposed merger is in the best interests of Micrion and its stockholders and recommends that the Micrion stockholders vote FOR the approval and adoption of the merger agreement. The Micrion board has the right, in certain circumstances, to withdraw or modify its recommendation. See "The Merger Agreement--No Solicitation."

Solicitation, Voting and Revocability of Proxies

     A proxy card for use at the Micrion special meeting accompanies this document. Proxies may be solicited by using the mails and by means of personal interview, telephone and wire. The cost of soliciting proxies from the holders of Micrion common stock will be borne by Micrion (except that the expenses incurred in connection with the printing and mailing of this document will be shared equally by Micrion and FEI). Micrion has retained Shareholder Communications Corporation to assist in the solicitation of proxies. The fee to be paid to that firm is not expected to exceed $5,000, plus reimbursement for reasonable out-of-pocket costs and expenses. Proxies may also be solicited by officers and other employees of Micrion. Officers and other employees of Micrion will not receive additional compensation for the solicitation of proxies. Micrion will reimburse brokers, fiduciaries, custodians and other nominees for reasonable out-of-pocket expenses incurred in sending this document and other proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of Micrion common stock. A holder of Micrion common stock may use his or her proxy if he or she does not attend the Micrion special meeting or wishes to have his or her shares voted by proxy even if he or she does attend the Micrion special meeting. The proxy may be revoked in writing by the person giving it at any time before it is exercised by notice of such revocation to the Assistant Clerk of Micrion, or by submitting a proxy having a later date, or by such person appearing at the Micrion special meeting and electing to vote in person. Attendance at the Micrion special meeting will not in itself constitute revocation of a proxy. All proxies validly submitted and not revoked will be voted in the manner specified in the proxies.

     Under the applicable provisions of the Massachusetts Business Corporation Law and Micrion's charter documents, the presence, in person or by proxy, of holders of a majority in interest of the shares of Micrion common stock outstanding on the Micrion record date is necessary to constitute a quorum of stockholders to take action at the Micrion special meeting. For these purposes, shares which are present, or represented by proxy, at the Micrion special meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on the merger agreement ("abstentions") or whether a broker with discretionary authority fails to exercise its discretionary authority to vote shares with respect to the merger agreement ("broker non-votes"). For voting purposes with respect to the merger agreement, only shares voted for the adoption and approval of the merger agreement, and neither abstentions nor broker non-votes, will be counted as voting for adoption and approval in determining whether the merger agreement is adopted and approved by the holders of Micrion common stock. As a consequence, abstentions and broker non-votes will have the same effect as votes against adoption and approval of the merger agreement. For voting purposes with respect to any other proposals at the Micrion special meeting, abstentions and broker non-votes will not be deemed voting on these matters and therefore will not be counted as negative votes as to these matters.

                                   THE MERGER

Background of the Merger

     Dr. Lynwood W. Swanson, Chairman of the Board of FEI, and Dr. Nicholas P. Economou, President and Chief Executive Officer of Micrion, have been professional acquaintances since the mid-1980s. From time to time during the period from 1990 to 1996 they discussed the possibility of a combination of FEI and Micrion. These discussions were never pursued because the companies held differing views on, among other things, the relative valuations of each company. In addition, during the period from late summer 1996 through early 1998, the PEO combination and integration of FEI with PEO occupied a significant part of FEI management's attention.

     On July 3, 1997 Micrion engaged Union Bank of Switzerland, the predecessor of Warburg Dillon Read, LLC, to assist Micrion in considering the adoption of a stockholder rights plan and to provide other financial advisory services including an evaluation of Micrion's strategic alternatives.

     From September 1997 through October 1998 Micrion was contacted by a limited number of persons that expressed an interest in entering into a business combination with Micrion and, in some circumstances with the assistance of Warburg, had preliminary discussions with these persons. In each case, Micrion did not pursue any potential combinations after (a) preliminary discussions, following which no formal offers were made, or (b) the receipt of preliminary proposals, which it determined were not in the best interests of Micrion and its stockholders based on, among other things, value and the nature of the proposed consideration.

     In March 1998 FEI began consultations with Needham & Company, Inc. as a financial advisor to assist FEI in evaluating potential strategic growth opportunities. FEI formally engaged Needham on April 2, 1998. In March 1998 representatives of Needham and representatives of Warburg, as well as members of Micrion management and FEI management, held several telephone conversations to discuss the possibility of a meeting between FEI and Micrion management to consider a transaction that would combine the two companies. On March 30, 1998, in anticipation of a meeting to be held with Micrion management representatives, FEI and Micrion executed a confidentiality agreement with respect to information that each company might provide to the other in connection with the discussion of a possible transaction between the two companies.

     On April 1, 1998, Dr. Swanson, Ms. Corina Kuiper, then Strategic Planning Manager of FEI, Mr. Ingo Bank, a Project Manager in the Corporate Mergers and Acquisitions Department of Philips, and Mr. Guido Dierick, a Director of the Corporate Legal Department of Philips, met with Dr. Economou and Mr. David Hunter, Chief Financial Officer of Micrion. Each party was accompanied by its respective financial and legal advisors. The parties met at the offices of Micrion's legal advisors to begin an exchange of information and views regarding a possible transaction between FEI and Micrion. Thereafter, Micrion and FEI commenced legal and financial due diligence with respect to each other.

     On April 23, 1998 FEI's senior management and financial advisors attended a special meeting of the FEI board to discuss the potential strategic benefits of the transaction with Micrion, as well as due diligence investigations regarding Micrion. After these discussions, the FEI board approved management's further exploration of alternatives with respect to Micrion, subject to further FEI board consideration. Also at this meeting, given the likelihood that any transaction with Micrion would involve the participation of Philips Business Electronics as a source of financing, the FEI board established a special committee of the FEI board consisting solely of board members having no affiliation with Philips Business Electronics or its affiliates (other than as directors of FEI), to evaluate a potential transaction with Micrion and the terms of any financing to be provided by Philips Business Electronics. The members of the FEI special committee were Mr. Donald VanLuvanee and Mr. Lloyd Swenson, FEI's independent directors, and Dr. Lynwood Swanson, Chairman of the FEI board.

     On May 4, 1998, Dr. Swanson sent a letter to Dr. Economou proposing an acquisition transaction pursuant to which FEI would make a cash tender offer for all of Micrion's shares, followed by a subsequent merger of the two companies, at a price per share of $14.50 per share. On that date, the closing prices of FEI and Micrion common stock were $9.8125 and $11.375, respectively.

     The Micrion board met on May 13, 1998. At the meeting, senior management of Micrion and Micrion's financial and legal advisors reviewed, among other things, the status of discussions with FEI. At the conclusion of the meeting, the Micrion board rejected the FEI offer as inadequate but authorized Micrion's management and financial advisor to continue discussions with FEI and to express Micrion's preference that the merger consideration include shares of FEI common stock. This preference was communicated by representatives of Warburg to representatives of Needham.

     On June 3 and 4, 1998 the FEI special committee reviewed the terms of the FEI proposal in light of discussions with Micrion and approved modifications to FEI's proposal to structure the merger consideration to include both cash and shares of FEI common stock. This modification was incorporated in a June 8, 1998 letter from Dr. Swanson to Dr. Economou proposing a transaction with merger consideration of $9.35 in cash and 0.765 of one share of FEI common stock for each Micrion share. On June 8, 1998, the closing prices of FEI and Micrion common stock were $8.00 each. In response to this proposal, representatives of Warburg communicated to representatives of Needham Micrion's preference for a more significant stock component in the merger consideration.

     On July 23, 1998 at a meeting of the FEI board, Needham outlined to the FEI board and management its analysis setting forth various possible exchange ratios for a stock-for-stock, all cash or cash and stock transaction with Micrion. After those discussions and considering, among other things, information provided by Needham, the FEI board approved further modifications to FEI's proposal to Micrion, which were incorporated in a letter dated July 24, 1998 from Dr. Swanson to Dr. Economou. That letter contained a proposal of merger consideration consisting of $8.00 in cash and one share of FEI common stock for each share of Micrion stock. On July 24, the closing prices of FEI and Micrion common stock were $7.50 and $8.75, respectively.

     On August 6, 1998 the Micrion board met and discussed the most recent proposal from FEI and the status of negotiations with FEI. The Micrion board did not accept that offer, finding it inadequate, but authorized management to continue the discussions.

     On August 20, 1998 Dr. Economou and Mr. Hunter and representatives of Warburg met in Portland, Oregon, at the offices of counsel for FEI, with Mr. Vahe' Sarkissian, President and Chief Executive Officer of FEI, and representatives of Needham to discuss further the terms of a proposed merger transaction and, in particular, the price to be paid to the Micrion stockholders if other terms could be agreed upon. At that meeting, based on the parties' respective due diligence, a general downturn in the semiconductor industry and a relative decline in the market price of Micrion common stock since the commencement of negotiations, the parties discussed various formulations of merger consideration, including one share of FEI common stock and $7.00 in cash for each share of Micrion common stock, contingent on the resolution of all other terms of a proposed merger transaction. On August 25, 1998 Dr. Swanson communicated this proposal in writing to Dr. Economou in an update to the letters previously sent. On that date, the closing prices of FEI and Micrion common stock were $8.00 and $8.25, respectively.

     During the months of July and August 1998 management of FEI and representatives of Philips Business Electronics negotiated drafts of a term sheet that outlined a proposal under which Philips Business Electronics would purchase additional newly issued shares of common stock of FEI to provide the cash that FEI would use to pay the cash portion of the merger consideration and to enable Philips Business Electronics to maintain its percentage ownership of FEI. Because Philips Business Electronics' willingness to finance an acquisition of Micrion and the terms of this financing depended on the terms of FEI's transaction with Micrion, Philips Business Electronics' representatives and its financial and legal advisors also reviewed, and from time to time participated in discussions regarding, the terms of a possible transaction with Micrion.

     During this period, the FEI board met on August 27, 1998 to consult with members of FEI management on the status of negotiations with Micrion and the FEI special committee met on June 3-4, August 13, August 19 and August 25 to direct members of management in connection with their negotiations with Philips Business Electronics concerning the terms and conditions of Philips Business Electronics' purchase of additional common stock of FEI.

     On September 3 and 4, 1998 members of management of FEI and Philips Business Electronics and their accountants, legal counsel and financial advisors met in Boston, Massachusetts, at the offices of counsel for Micrion, and requested and received due diligence information from members of management of Micrion. At that time, counsel for FEI provided members of management of both parties and their advisors with a proposed draft merger agreement. On September 10, 1998 the parties and their legal and financial advisors met in Portland, at the offices of counsel for FEI, at which time Micrion management requested and received due diligence information from members of FEI management.

     On September 24 and 25, 1998 Mr. Sarkissian, representatives of Needham, and FEI's and Philips Business Electronics' legal counsel met in Boston, at the offices of Micrion's legal advisors, with Dr. Economou, Mr. Hunter, Robert Farrell, Controller of Micrion, representatives of Warburg and counsel for Micrion to negotiate the terms of a draft merger agreement that FEI counsel had provided to Micrion on September 4, 1998 and to conduct further due diligence. The parties were unable to reach agreement on the terms of a draft merger agreement, and Micrion management decided to cease negotiations. On September 29, 1998, Micrion management instructed its counsel to request a return of Micrion's due diligence information provided to FEI and its counsel. A portion of those materials were returned by FEI and its counsel at that time. On September 25, 1998, the closing prices of FEI and Micrion common stock were $7.375 and $8.125, respectively.

     On October 14, 1998 the compensation committee of the Micrion board repriced Micrion's outstanding options to an exercise price of $5.00 per share. In deciding to reprice the options, the compensation committee considered the following circumstances

     o    Micrion's stock price had fallen as low as $4.75 in September
     o Micrion's financial condition had deteriorated over the past year with losses in each of the prior three quarters
     o adverse conditions were affecting the businesses and stock prices of companies in the semiconductor and capital equipment business with no prospect of improvement in the near future and
     o    the need to retain Micrion's employees.

Micrion had reduced its workforce in April 1998, announced a freeze on salary increases in October 1998 and suspended company matches on employee contributions to the Micrion 401(k) Plan on October 1, 1998. In addition, another workforce reduction was pending at the time of the repricing and occurred in November 1998. The repricing was undertaken on October 14, 1998 because negotiations with FEI had ceased and the Micrion compensation committee sought to retain the incentive value of options granted to employees and to enhance employee morale. The compensation committee's decision to reprice the options was not related to the transaction with FEI, the negotiations of which had ceased without reaching an agreement prior to the time the options were repriced. On October 14, 1998, the closing price of FEI common stock was $5.50 and the closing price of Micrion common stock was $5.00.

     On October 22, 1998 at a regularly scheduled meeting of the FEI board, senior management of FEI and representatives of FEI's financial and legal advisors reviewed first with the FEI special committee, then with the FEI board the previous negotiations with Micrion and potential avenues for reopening discussion. In addition, the effect of the Micrion repricing on the proposed merger consideration was discussed. With the recommendation of the FEI special committee, the FEI board authorized senior management to continue exploring a potential merger with Micrion.

     On October 25, 1998 counsel for FEI circulated a revised draft merger agreement in an attempt to reopen discussions between the parties. The October 25, 1998 draft included new provisions to which the parties had agreed at the meeting on September 24 and 25, 1998, and a revised proposal of one share of FEI common stock and $6.00 in cash for each Micrion share. The reduction in the cash portion of the merger consideration related to Micrion's repricing of all of its outstanding employee stock options on October 14, 1998. The range of option exercise prices before the repricing was $7.56 to $11.00 per share. When negotiations recommenced following the repricing, FEI determined that the effect of the option repricing was to reduce Micrion's value by the difference between the prior average option exercise price and the new exercise price, multiplied by the number of Micrion stock options outstanding. Because Micrion will not receive this amount when the repriced stock options are exercised, the cash consideration to be paid by FEI for the Micrion shares was correspondingly reduced, resulting in a reduction in the cash portion of the merger consideration of $1.00.

     Between late October and late November 1998, representatives of Needham and representatives of Warburg spoke periodically by telephone to explore possible avenues for reaching agreement on the terms of a merger transaction. The principal issues dividing the parties were the consideration to be paid in the merger, the exclusivity, termination and termination fee provisions in the draft merger agreement, the terms of the stock option agreement, the treatment of outstanding Micrion stock options and the circumstances in which FEI and Micrion would proceed with the merger if Philips Business Electronics did not finance the cash portion of the merger consideration.

     On November 19 and 20, 1998, Mr. Sarkissian and Dr. Swanson on behalf of FEI, Dr. Economou and Messrs. Hunter and Farrell on behalf of Micrion and Mr. Dierick on behalf of Philips Business Electronics, and their respective investment bankers and legal advisors, met in New York City to attempt to resolve the outstanding issues relating to the merger and the Philips Business Electronics financing, subject to the approval of final terms and documentation by the FEI board, the Micrion board and the Board of Management of Philips. The parties tentatively agreed to a proposed resolution of those issues, subject to review of final documentation. On November 20, 1998, the closing prices of FEI and Micrion common stock were $9.5625 and $6.0625, respectively.

     On November 13 and 23, 1998, the FEI special committee met by telephone conference with representatives of Needham and FEI's legal counsel. At the November 13 meeting, the FEI special committee discussed the status of negotiations with Micrion and Philips Business Electronics with respect to the proposed merger and financing transactions. At the November 23 meeting, the FEI special committee reviewed the proposals discussed at the New York meetings on November 19 and 20 and reviewed a summary of the proposed terms of the merger agreement and the stock purchase agreement. At the November 23 FEI special committee meeting, the Needham representative was asked by the members of the FEI special committee whether Needham could deliver a fairness opinion to the FEI board in light of the terms of the merger agreement and the stock purchase agreement described at the meeting and the Needham representative indicated that he believed that Needham could do so. The FEI special committee reviewed and unanimously recommended that the FEI board approve the terms of the merger agreement with Micrion and the stock purchase agreement with Philips Business Electronics, contingent on the FEI board's receipt of the Needham fairness opinion and confirming with legal counsel that the final documentation concerning the transaction had been satisfactorily completed.

     On November 29, 1998 at a special meeting of the FEI board, FEI's management, financial advisors and legal counsel made presentations on the status of negotiations of a definitive agreement with Micrion and with Philips Business Electronics. Needham reviewed with the FEI board various financial analyses with respect to the proposed merger and the proposed purchase of shares of FEI common stock by Philips Business Electronics. Because the business of the special meeting could not be completed in the time available, the meeting was adjourned.

     The special meeting of the FEI board was reconvened on December 1, 1998. At that meeting, the FEI board continued its discussion of the terms of the merger agreement and the stock purchase agreement and discussed, among other things, accretion/dilution analyses based on analysts' estimates of the earnings of FEI and Micrion in 1999 and 2000. At the December 1 meeting, Needham delivered its oral opinion that

     o the merger consideration of $6.00 in cash and one share of FEI common stock and
     o the consideration to be received by FEI for the sale of FEI common stock pursuant to the stock purchase agreement are fair to FEI from a financial point of view.

     This opinion was confirmed by delivery of a written opinion dated December 1, 1998 and was based on and subject to the matters stated in that opinion. Based on the discussions with FEI management, legal counsel and Needham at the November 29 and December 1 meetings, the FEI special committee confirmed the conclusion it reached at its November 23 meeting and reported to the FEI board its recommendation that the FEI board approve the merger agreement and the stock purchase agreement.

     The FEI board unanimously approved the merger agreement, the stock purchase agreement and the transactions contemplated by each agreement, with the directors affiliated with Philips Business Electronics, Messrs. Bok, Sonnemans and Curran, abstaining. The FEI board authorized the execution of both agreements and the related agreements by authorized officers of FEI, substantially in the forms presented to the FEI board, subject to

     o legally required consultations with the appropriate labor unions in The Netherlands and
     o those officers' satisfaction with the final forms of the definitive agreements and the disclosure schedules of Micrion and FEI. The FEI board also recommended approval by FEI's shareholders at a meeting to be held to vote on the transaction and the Philips Business Electronics financing.

     The Micrion Board met on December 1, 1998. At the meeting

     o Micrion's legal and financial advisors updated the Micrion board on the status of negotiations with FEI and informed the Micrion board that all substantive issues had been resolved

     o Micrion's legal advisors made a presentation to the Micrion board regarding the fiduciary duties of the Micrion board

     o Micrion's legal advisors reviewed with the Micrion board the terms of the proposed merger agreement with FEI and the requisite regulatory filings and approvals that would be required in connection with the proposed transaction

     o    Warburg made a financial presentation to the Micrion board and

     o Warburg rendered its opinion to the effect that, as of December 1, 1998, and based on and subject to the matters stated in the opinion, the merger consideration was fair to the Micrion stockholders from a financial point of view.

     Afterwards, the Micrion board by a unanimous vote determined the merger was fair to, and in the best interests of, Micrion and its stockholders and

     o approved and adopted the terms of the merger agreement and the transactions contemplated by the agreement and

     o authorized the execution of the merger agreement and recommended approval by the company's stockholders at a special meeting to be held to vote on the transaction.

     On December 1, 1998, the closing prices of FEI and Micrion common stock were $8.19 and $6.75, respectively.

     On December 2, 1998 all documentation, including the disclosure schedules of each party, were finalized to the satisfaction of the designated officers, and legally required notices were delivered to the appropriate labor union representatives in The Netherlands.

     On December 3, 1998, legally required consultations with the appropriate labor union representatives in The Netherlands with respect to the proposed merger were convened. Subsequently,

     o FEI and Micrion executed and delivered the merger agreement and the stock option agreement

     o FEI and Philips Business Electronics executed and delivered the stock purchase agreement and

     o Philips Business Electronics and specified stockholders of Micrion executed and delivered voting agreements agreeing to vote their shares in favor of the issuance of shares in connection with the merger agreement and the stock purchase agreement, and the merger, respectively.

     On December 3, 1998, FEI and Micrion publicly announced the signing of the merger agreement and the stock purchase agreement, and Philips Business Electronics also separately announced the signing of the stock purchase agreement.

Reasons of FEI for the Merger

     Based in part on the unanimous recommendation of the FEI special committee, the FEI board unanimously approved the merger agreement and the merger and unanimously recommends FEI shareholders approve the merger proposal. Based in part on the unanimous recommendation of the FEI special committee, the FEI board unanimously (with the directors affiliated with proposal to amend abstaining) approved the stock purchase agreement and unanimously (with the exception of the directors affiliated with Philips Business Electronics) recommends FEI shareholders approve the financing proposal.

     In reaching their determinations regarding the merger agreement and the proposals, the FEI board consulted with FEI management, as well as its financial and legal advisors, and considered the following material factors:

     o the long-term interests of FEI and its shareholders, as well as the interests of FEI employees, customers, creditors, suppliers and the communities in which FEI operates

     o information concerning the business, earnings, operations, financial condition and prospects of FEI and Micrion, both individually and on a combined basis, including information with respect to the historic earnings performance of each of FEI and Micrion

     o the presentations made by Needham at the November 29 and December 1, 1998 meetings of the FEI board, and the opinion of Needham that, as of December 1, 1998 and based on and subject to the matters reviewed with the FEI board, the proposed merger consideration of one share of FEI common stock plus $6.00 in cash per share of Micrion common stock and the consideration to be received by FEI in the Philips Business Electronics financing were fair to FEI from a financial point of view. This opinion was considered together with the financial and other analyses presented to the FEI board by Needham. A description of the opinion and the material financial analyses considered by Needham in connection with its opinion are set forth below under "--Opinion of FEI's Financial Advisor"

     o accretion/dilution analyses based on analysts' estimates that indicated that the effect of the merger and the Philips Business Electronics financing would initially be dilutive to FEI earnings per share and would become slightly accretive to earnings per share for the first six months of 2000

     o the expectation that the merger will provide the combined company with the economies of scale, geographic scope, product diversity and complementary research and development competencies to enable it to serve its customers better, which should allow the combined company to benefit, over the long run, from increased financial strength, revenue diversification and financial flexibility compared to either company on a stand-alone basis

     o the expectation that the merger will create a business of sufficient size to enable the combined company to compete more effectively against larger companies in the process monitoring and yield analysis areas of semiconductor manufacturing

     o the terms of the merger agreement, including the merger will likely qualify as a tax-free reorganization for federal income tax purposes and the circumstances in which the merger consideration would be part cash and part stock or all stock

     o the stock option agreement granted by Micrion to FEI and the proposed termination fee to be exercisable or payable in certain circumstances, including the effect the stock option agreement and the termination fee may have on the ability of other parties to make competing business combination proposals with respect to Micrion

     o the recent and historical trading prices of FEI common stock and Micrion common stock relative to those of other industry participants, and the potential for appreciation in the value of FEI common stock following the merger

     o the relative ownership interests of FEI shareholders and Micrion stockholders in the combined company immediately following the merger, based on the shares of FEI common stock and Micrion common stock outstanding at approximately the time the merger agreement was executed and assuming a merger consideration of part cash and part stock and approximately constant ownership interest by Philips Business Electronics

     o the interests of the directors and executive officers of Micrion in the merger

     o the ability to complete the merger, including the likelihood of obtaining regulatory approvals and the terms of the merger agreement regarding the obligations of both companies to pursue these regulatory approvals

     o the uncertainties related to the integration of Micrion's business and the risks of diverting management's attention to the assimilation of operations and personnel of Micrion

     o the fact that Micrion stockholders will receive a substantial premium over the market price for their stock at the time the merger was announced and

     o the intention of Micrion to accelerate vesting of all outstanding Micrion stock options immediately before closing of the merger.

     In addition to the factors considered by the FEI board listed above, in reaching their determinations on the financing proposal and the stock purchase agreement, the FEI special committee consulted with FEI management, as well as FEI's financial and legal advisors, and considered the following additional material factors:

     o the relative advantages and disadvantages to FEI of financing the cash portion of the merger consideration through the issuance of additional shares of common stock or through a debt financing arrangement

     o the negotiated price at which additional newly issued shares of FEI common stock would be sold to Philips Business Electronics and the number of shares potentially to be sold

     o the terms of the existing right of Philips Business Electronics, pursuant to the PEO combination agreement, to purchase additional shares of common stock of FEI at the then market price when shares of FEI are offered to another person

     o the terms of the stock purchase agreement, both favorable and restrictive and the conditions to closing under both the merger agreement and the stock purchase agreement and

     o the presentations made by Needham at the November 29 and December 1, 1998 meetings of the FEI board, and the opinion of Needham that, as of December 1, 1998 and based on and subject to the matters reviewed with the FEI board and the members of the special committee, the consideration to be received by FEI in the Philips Business Electronics financing was fair to FEI from a financial point of view. This opinion was considered together with the financial and other analyses presented to the FEI board by Needham. A description of the opinion and the material financial analyses considered by Needham in connection with the opinion are set forth below under "--Opinion of FEI's Financial Advisor."

     The discussion above sets forth the material information and factors considered by the FEI board and the FEI special committee in their consideration of the merger agreement, the stock purchase agreement and the proposals to amend the FEI articles of incorporation and the FEI stock incentive plan. In view of the wide variety of factors considered, the FEI board and the FEI special committee did not find it practicable to, and did not make specific assessments of, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching their determination. The determination was made after consideration of all of the factors as a whole. In addition, individual members of the FEI board and the FEI special committee may have given different weights to different factors.

Reasons of Micrion for the Merger

     In reaching its decision to adopt and approve the merger agreement on December 1, 1998, the Micrion board consulted with Micrion's management and financial and legal advisers and considered the following material factors:

     o the relationship between the merger consideration and historical market prices for Micrion common stock, including the fact that the value of the merger consideration would provide a significant premium over the recent trading prices of the Micrion common stock. Based on the closing prices of FEI common stock and Micrion common stock on November 30, 1998, the day before the meeting of the Micrion board, the value of the merger consideration to be received by holders of Micrion common stock represented a premium of approximately 103.6% over the closing price of the Micrion common stock. Based on the highest closing price of Micrion common stock between August 1 and November 30, 1998, the value of the merger consideration represented a premium of approximately 60.6%

     o the presentation made by Warburg Dillon Read at the December 1, 1998 meeting of the Micrion board and its opinion that, as of that date, the proposed consideration to be received by the Micrion stockholders in the merger, taken as a whole, is fair to the Micrion stockholders from a financial point of view, as discussed under "--Opinion of Micrion's Financial Advisor"

     o the Micrion board's review with its legal and financial advisers of the provisions of the merger agreement, including provisions which would not prevent Micrion from considering or the Micrion board from approving an alternative business combination proposal from a third party, under specified conditions, as discussed under "--No Solicitation"

     o the ability of each Micrion stockholder to receive FEI common stock as well as cash

     o historical and prospective financial information regarding FEI and presentations by Micrion's representatives as to their due diligence review of FEI's business and financial statements

     o presentations by Micrion management regarding the proposed merger and its advantages to the business of Micrion, including

          (a) the opportunities for growth in the business of Micrion resulting from the greater capital resources of the combined organization

          (b) the opportunity to enhance research and development and to offer new products, available through the existing businesses of FEI, to the present customers of Micrion and

          (c) the opportunity to improve service to Micrion's customers through a combination of the strengths of the two organizations and possible economies of scale, including potential operating efficiencies that could result from combining FEI and Micrion

     o the likelihood that a portion of the consideration received in the Merger will be tax-free for federal income tax purposes to its stockholders, as discussed under "--Material United States Federal Income Tax Consequences"

     o consideration of the prospects for Micrion if it continued as an independent organization

     o the risks that prolonging merger negotiations further could disrupt Micrion's business

     o the recent and historical trading prices of Micrion common stock and FEI common stock, as well as those of other industry participants, and the potential for appreciation in value of FEI common stock following the date of the merger agreement

     o the ability of Micrion to complete the merger, including the likelihood of obtaining regulatory approvals and the terms of the merger agreement regarding the obligations of both companies to pursue these regulatory approvals

     o the risks associated with respect to the value of the FEI common stock received as merger consideration as a result of

          (a) uncertainties related to the integration of the companies' businesses

          (b)  possibilities of difficulties in combining the companies and

          (c) risks of diverting management's attention to the assimilation of operations and personnel of the companies

     o the likelihood that, and the terms on which, other entities might be interested in combining with Micrion if the merger agreement were not entered into and

     o the interests of the officers and directors of Micrion in the merger, including the matters described under "--Interests of Certain
          Persons in the Merger."

     The discussion above sets forth the material information and factors considered by the Micrion board in its consideration of the merger. In view of the wide variety of factors considered, the Micrion board did not find it practicable to, and did not make specific assessments of, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. The determination was made after consideration of all of the factors as a whole. In addition, individual members of the Micrion board may have given different weights to different factors.

Opinion of FEI's Financial Advisor

     Pursuant to an engagement letter dated April 2, 1998, FEI retained Needham & Company, Inc. to furnish financial advisory services with respect to the proposed merger and to render an opinion as to the fairness, from a financial point of view, to FEI of the proposed merger consideration of one share of FEI common stock plus $6.00 in cash, without interest, per share of Micrion common stock (the "Assumed Merger Consideration") and the consideration to be received by FEI in the Philips Business Electronics financing. Needham assumed that no adjustment or modification will be made to the Assumed Merger Consideration pursuant to the merger agreement. The merger consideration to be provided for in the merger, and the price to be paid in the Philips Business Electronics financing, were determined through arm's length negotiations between FEI and Micrion and FEI (acting through the FEI special committee) and Philips Business Electronics, respectively, and not by Needham.

     At a meeting of the FEI board on December 1, 1998, Needham delivered its oral opinion (subsequently confirmed in writing) that, as of that date and based on and subject to assumptions and other matters described in its written opinion, the Assumed Merger Consideration and the consideration to be received by FEI in the Philips Business Electronics financing are fair to FEI from a financial point of view. Needham's opinion is addressed to the FEI board, is directed only to the financial terms of the merger agreement and the stock purchase agreement and does not constitute a recommendation to any shareholder of FEI as to how the shareholder should vote at the FEI annual meeting.

     The complete text of the December 1, 1998 opinion, which sets forth the assumptions made, matters considered, limitations on and scope of the review undertaken by Needham, is attached to this document as Appendix B. The summary of the Needham opinion set forth in this document is qualified in its entirety by reference to the Needham opinion. We urge FEI shareholders to read the Needham opinion carefully and in its entirety for a description of the procedures followed, the factors considered, and the assumptions made by Needham.

     In arriving at the Needham opinion, Needham, among other things

     o reviewed a draft of the merger agreement dated November 30, 1998 and a draft of the stock purchase agreement provided to Needham on November 25, 1998

     o reviewed certain publicly available information concerning FEI and Micrion and selected other relevant financial and operating data of FEI and Micrion made available from the internal records of FEI and Micrion

     o reviewed the historical stock prices and trading volumes of FEI's and Micrion's common stock

     o held discussions with members of senior management of FEI and Micrion concerning their current and future business prospects

     o reviewed various financial forecasts and projections prepared by the respective managements of FEI and Micrion, financial forecasts and projections prepared by FEI's management with respect to Micrion and publicly available analyst reports containing financial estimates with respect to Micrion

     o compared publicly available financial data of companies whose securities are traded in the public markets and that Needham deemed relevant to similar data for FEI and Micrion

     o reviewed the financial terms of other business combinations that Needham deemed generally relevant and

     o performed and/or considered other studies, analyses, inquiries and investigations that Needham deemed appropriate.

     Needham assumed and relied on, without independent verification, the accuracy and completeness of the information reviewed by or discussed with it for purposes of rendering the Needham opinion. With respect to FEI's and Micrion's financial forecasts provided to Needham by their respective managements, Needham assumed that this information reflects the best currently available estimates and judgments of the managements of Micrion and FEI of the future operating and financial performance of FEI and Micrion, and Needham relied on the estimates of the respective managements of FEI and Micrion of the efficiencies and cost savings that may be achieved as a result of the proposed merger. Needham did not assume any responsibility for or make or obtain any independent evaluation, appraisal or physical inspection of the assets or liabilities of FEI or Micrion. The Needham opinion states that it was based on economic, monetary and market conditions as they existed and could be evaluated as of the date of such opinion. Needham expressed no opinion as to what the value of FEI common stock will be when issued to the stockholders of Micrion in the merger or the prices at which the FEI common stock will actually trade at any time. In addition, Needham was not asked to consider, and the Needham opinion does not address

     o FEI's underlying business decision to engage in the merger and the Philips Business Electronics financing

     o the relative merits of the merger and the Philips Business Electronics financing as compared to any alternative business strategies that might exist for FEI or

     o    the effect of any other transaction in which FEI might engage.

     No other limitations were imposed by FEI on Needham with respect to the investigations made or procedures followed by Needham in rendering the Needham opinion.

     Based on this information, Needham performed a variety of financial analyses of the merger, the Assumed Merger Consideration and the Philips Business Electronics financing. The following paragraphs summarize the material financial analyses performed by Needham in arriving at the Needham opinion.

     Historical Exchange Ratio Analysis. Needham analyzed the relative stock price performance of FEI's and Micrion's common stock for various periods commencing June 1, 1995 to November 30, 1998. Needham also calculated the historical differences between Micrion's stock price and the Assumed Merger Consideration, or one share of FEI common stock plus $6.00 in cash, on each trading day from June 1, 1995 to November 30, 1998. Needham noted that, over this period, Micrion's stock price ranged from $9.81 less than, to $15.50 more than, the implied value of the Assumed Merger Consideration, with an average of $2.93 less than the Assumed Merger Consideration. Calculated on a percentage basis, the Assumed Merger Consideration ranged from 41% lower than Micrion's stock price to 167% higher, with an average of 32% higher.

     Contribution Analysis. Needham reviewed and analyzed the pro forma contribution of each of Micrion and FEI to the pro forma combined financial and operating information as of September 30, 1998, for the twelve months ended September 30, 1998, and for the year ending December 31, 1999, without taking into account any anticipated cost savings or synergies. The following table sets forth FEI's implied contributions, as of September 30, 1998, to pro forma combined current assets, total assets, working capital and shareholders' equity of the combined FEI and Micrion.


                                                            September 30, 1998
                                                            ------------------
     Current assets........................................              72.0%
     Total assets..........................................              78.0
     Working capital.......................................              57.3
     Shareholders' equity..................................              76.6

     The following table sets forth FEI's implied contributions to estimated pro forma combined revenues, gross profit, operating profit and net income for the periods indicated.

                                                           Twelve Months Ended         Year Ending
                                                            September 30, 1998   December 31, 1999
                                                            ------------------   -----------------
     Revenues..............................................              77.7%               74.4%
     Gross profit..........................................              79.1                70.9
     Operating profit......................................                NM                60.2
     Net income............................................                NM                64.9

     NM = Not meaningful, due to Micrion's projected losses for such period

In addition, FEI would have contributed 75.5% of estimated pro forma combined total operating expenses (excluding non-recurring charges) for the twelve months ended September 30, 1998. The results of the contribution analysis are not necessarily indicative of the contributions that the respective businesses may have in the future.

     Accretion/Dilution Analysis. Needham reviewed various pro forma financial impacts of the merger (assuming that it occurred at the end of the second quarter of 1999) on the holders of FEI and Micrion common stock based on the Assumed Merger Consideration, FEI's management's projected results for FEI for all of 1999 and Micrion's management's projected financial results for Micrion for the last two quarters of 1999, and assumed post-merger savings consisting of estimated cost savings associated with consolidating some facilities and operations and the elimination of duplicative administrative expenses. Based on these projections and assumptions, Needham noted that the merger would result in accretion of the equivalent projected earnings per share of FEI common stock in the last two quarters of 1999. The actual operating or financial results achieved by the combined entity may vary from projected results, and these variations may be material.

     Selected Company Analysis. Using publicly available information, Needham compared selected historical and projected financial and market data ratios for Micrion, and per share of Micrion common stock based on an Assumed Merger Consideration of $14.25 per share (based on the FEI closing stock price of $8.25 on November 30, 1998), without taking into account anticipated efficiencies or cost savings, to the corresponding data and ratios of certain other publicly traded semiconductor capital equipment companies that Needham deemed relevant because they engage in lines of businesses similar to those of Micrion's lines of business. These companies consisted of ADE Corporation, Electro Scientific Industries, Inc., FEI, KLA-Tencor Corporation, Veeco Instruments Inc. and Zygo Corporation (collectively, the "Selected Companies"). The data and ratios included total market capitalization to historical and projected revenue, price per share to historical and projected earnings per share, and historical market value to historical book value.

     The following table sets forth information concerning the following multiples for the Selected Companies, Micrion and the valuation of Micrion implied by the Assumed Merger Consideration:

     o Total market capitalization as a multiple of last twelve months' ("LTM") revenues

     o Total market capitalization as a multiple of projected calendar 1998 revenues

     o Total market capitalization as a multiple of projected calendar 1999 revenues

     o Market value of common stock as a multiple of last twelve months' earnings per share ("price/earnings multiple")

     o    Projected calendar 1998 price/earnings multiple

     o    Projected calendar 1999 price/earnings multiple and

     o    Market value as a multiple of historical book value.

Needham calculated multiples for Micrion, and for the valuation of Micrion implied by the Assumed Merger Consideration, based on the November 30, 1998 closing prices of Micrion common stock of $7.00 per share and FEI common stock of $8.25 per share.

                                                     Selected Companies                       Implied
                                                  -----------------------                     Micrion
                                                       Mean        Median       Micrion         Value
                                                  ---------     ---------     ---------     ---------
Total market capitalization to LTM
revenues....................................           1.7x          1.3x          0.8x          1.5x

Total market capitalization to projected
calendar 1998 revenues......................           1.8x          1.5x          0.8x          1.6x

Total market capitalization to projected
calendar 1999 revenues......................           1.9x          1.8x          0.7x          1.5x

LTM price/earnings multiple.................          31.1x         31.5x            NM            NM
Projected calendar 1998 price/earnings
multiple....................................          35.7x         34.8x            NM            NM

Projected calendar 1999 price/earnings
multiple....................................          29.1x         29.5x        100.0x        203.6x

Market value to historical book value.......           2.3x          1.9x          1.0x          2.3x

NM = Not meaningful, due to Micrion's losses for such periods

     Selected Transaction Analysis. Needham also analyzed publicly available financial information for 20 selected mergers and acquisitions of high-technology companies with values ranging from $50 million to $400 million that were effected since January 1, 1993 (the "Selected Transactions"). In examining these transactions, Needham analyzed selected parameters of the acquired companies' common stock relative to the consideration offered, such as

     o one-day, one-week and four-week premiums of the consideration offered to the target's stock price before the announcement of the transaction

     o aggregate transaction value as multiples of LTM revenues, earnings before interest and taxes ("EBIT") and earnings before interest, taxes, depreciation and amortization ("EBITDA") and

     o    multiples of market value to LTM net income and historical book value.

     In some cases, complete financial data was not publicly available for these transactions and only partial information was used in these instances. Needham calculated premiums and multiples for Micrion based on the closing price of FEI common stock on November 30, 1998 of $8.25 per share and the resulting Assumed Merger Consideration of $14.25 per share.

     The following table sets forth information concerning the stock price premiums in the Selected Transactions one day, one week and four weeks before the announcement of those transactions, and the stock price premiums implied by the Assumed Merger Consideration one day, one week and four weeks before the delivery of the Needham opinion (based on the closing price of FEI common stock on November 30, 1998 of $8.25 per share).

                                                          Selected Transactions                 Assumed
                                                 ---------------------------------------         Merger
                                                   High        Low       Mean     Median     Consideration
                                                 ------     ------     ------     ------     -------------
One day stock price premium..................     189.2%       7.7%      54.1%      41.2%        103.6%
One week stock price premium.................     209.9        9.9       64.6       50.2         129.1
Four week stock price premium................     209.9       16.5       72.7       69.4         153.3

     The following table sets forth information concerning the aggregate transaction values in the Selected Transactions as multiples of last twelve months' revenues and multiples of market value to historical book value.

                                                          Selected Transactions
                                                 ---------------------------------------
                                                   High        Low       Mean     Median     Micrion
                                                 ------     ------     ------     ------     -------
Transaction value to LTM revenues............      3.7x       0.6x       1.6x       1.5x        1.6x
Market value to book value...................     22.8x       1.1x       3.7x       2.8x        2.3x

A comparison of last twelve months' EBIT, EBITDA and net income multiples was not meaningful due to Micrion's losses for that period.

     No company, transaction or business used in the "Selected Company Analysis" or "Selected Transaction Analysis" as a comparison is identical to FEI, Micrion or the merger. Accordingly, these analyses are not simply mathematical; rather, they involve complex considerations and judgments concerning differences in the financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the Selected Companies, Selected Transactions, or the business segment, company or transaction to which they are being compared.

     Other Analyses. In rendering its opinion, Needham considered other analyses, including a history of trading prices for FEI and Micrion, and a comparison of FEI's and Micrion's indexed stock price performance relative to each other and to the Russell 2000 index and various other stock indices.

     The summary set forth above does not purport to be a complete description of the analyses performed by Needham in connection with the rendering of its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Needham believes that its analyses must be considered as a whole and that considering any portions of its analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Needham made numerous assumptions with respect to industry performance, general business and economic and other matters, many of which are beyond the control of FEI or Micrion. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable as set forth in the analyses. Additionally, analyses relating to the values of businesses or assets do not purport to be appraisals or necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. The Needham opinion and Needham's related analyses were only one of many factors considered by the FEI board and the FEI special committee in their respective evaluations of the proposed Merger and should not be viewed as determinative of the views of the FEI board or management with respect to the proposed merger consideration or the proposed merger and Philips Business Electronics financing.

     Under the terms of the Needham engagement letter, FEI has paid Needham an advisory fee of $50,000 and has agreed to pay Needham a fee for rendering the Needham opinion of $250,000. Needham will also receive an additional transaction fee, upon completion of the merger, of $550,000. FEI has also agreed to reimburse Needham for its reasonable out-of-pocket expenses and to indemnify it against specified liabilities relating to or arising out of services performed by Needham as financial advisor to FEI.

     Needham is a nationally recognized investment banking firm. As part of its investment banking services, Needham is frequently engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. Needham was retained by the FEI board to act as FEI's financial advisor in connection with the merger based on Needham's experience as a financial advisor in mergers and acquisitions as well as Needham's familiarity with the semiconductor capital equipment and yield management industries. Needham acted as financial advisor to FEI in connection with the February 1997 combination transaction with the electron optics business of Philips Business Electronics, for which it received fees totaling $1,435,000. In the normal course of its business, Needham may actively trade the equity securities of FEI or Micrion for its own account or for the account of its customers and, therefore, may at any time hold a long or short position in these securities.

Opinion of Micrion's Financial Advisor

     On December 1, 1998, at the request of the Micrion board, Warburg Dillon Read, LLC rendered its oral opinion to the Micrion board that, as of the date of the opinion, and subject to the various assumptions, matters considered and limitations set forth in the opinion, the merger consideration to be paid to the common stockholders of Micrion was fair, from a financial point of view, to Micrion. Warburg's oral opinion was subsequently confirmed by delivery of a written opinion dated December 1, 1998.

     The full text of Warburg's December 1, 1998 opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Warburg. This opinion is attached as Appendix C to this document and is incorporated in this document by reference. Micrion stockholders are urged to read this opinion in its entirety. Warburg's opinion is directed only to the merger consideration to be paid to the holders of Micrion common stock and does not constitute a recommendation to any holder of Micrion common stock as to how to vote with respect to the merger. Furthermore, Warburg expresses no view as to the price or trading range for shares of FEI common stock following the completion of the merger. In preparing its opinion, Warburg assumed that the amounts of outstanding indebtedness of Micrion would not cause any adjustment under the terms of the merger agreement to the consideration to be paid to the common stockholders of Micrion in the merger. This summary of the Warburg's opinion is qualified in its entirety by reference to the full text of the opinion.

     In connection with its opinion, Warburg reviewed and considered financial and other matters that Warburg deemed relevant, including:

     o    the financial terms and conditions of the merger agreement

     o publicly available historical business and financial information for Micrion and FEI, including recent annual and quarterly reports

     o various financial and operating information concerning Micrion and FEI prepared by the respective managements of Micrion and FEI relating to their respective businesses

     o discussions Warburg has had with selected members of the senior managements of each of Micrion and FEI concerning the historical and current business operations, financial conditions and prospects of Micrion and FEI and other matters that Warburg deemed relevant, including the strategic objectives of each of Micrion and FEI and financial and operational benefits that might be realized following the merger

     o the reported price and trading histories of the shares of the common stock of Micrion and FEI compared to the reported price and trading histories of publicly traded companies Warburg deemed relevant

     o the respective financial performance of Micrion and FEI as compared to the financial performance of other public companies in the lines of business Warburg believed to be generally comparable to those of Micrion and FEI

     o selected financial terms of the merger compared to the financial terms, to the extent publicly available, of selected other business combinations Warburg deemed relevant and

     o other financial information, studies, analyses and investigations and other financial and business factors that Warburg deemed relevant for the purposes of its opinion.

     In conducting its review and arriving at its opinion, Warburg, with Micrion's consent, assumed and relied without independent investigation, on the accuracy and completeness of all financial and other information that was either provided to Warburg by Micrion or FEI or publicly available. Warburg did not undertake any responsibility either for the accuracy, completeness or reasonableness of this information, or to verify independently this information. Warburg, with Micrion's consent, assumed that the financial forecasts which it examined were reasonably prepared by the management of Micrion on bases reflecting the best available estimates and good faith judgments of Micrion's management as to the future performance of Micrion and FEI. Warburg did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of Micrion and FEI, nor was it furnished with these materials. Warburg's services to Micrion with respect to the merger consisted solely of providing financial advisory services, as described in an engagement letter. Warburg's opinion is necessarily based on economic and market conditions and other circumstances existing on the date of the opinion. Additionally, Warburg was not authorized or requested to investigate other alternative transactions that may have been available to Micrion.

     In connection with rendering its opinion to the Micrion board, Warburg performed a variety of financial analyses which are summarized below. The following summary does not purport to be a complete description of all the analyses performed and factors considered by Warburg in connection with its opinion, although it summarizes the material analyses performed by Warburg in connection with its opinion. Warburg believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without consideration of all factors and analyses, could create a misleading view of the analyses and the processes underlying Warburg's opinion. Warburg arrived at its ultimate opinion based on the results of all the analyses undertaken by it and assessed as a whole. Warburg did not draw conclusions from or with regard to any one method of analysis. The preparation of a fairness opinion is a complex process involving subjective judgements and is not necessarily susceptible to partial analysis or summary description. With respect to the analysis of selected publicly traded companies and the analysis of selected acquisitions summarized below, no company used as a comparison is either identical or directly comparable to Micrion or FEI. Theses analyses necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading or acquisition values of the companies concerned. The estimates of future performance of Micrion and FEI provided by the managements of Micrion and FEI in or underlying Warburg analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than these estimates. In performing its analyses, Warburg made numerous assumptions about industry performance, general business and economic conditions and other matters, many of which are beyond the control of Micrion or FEI. Estimates of values of companies or assets do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold. None of the analyses performed by Warburg was assigned a greater significance by Warburg than any other.

     Warburg discussed with the management of Micrion and FEI internal earnings estimates for Micrion and FEI and various other prospective information. Micrion and FEI do not publicly disclose internal management estimates of the type provided to Warburg in connection with its review of the financial terms of the merger. These estimates were preliminary in nature, prepared solely for internal purposes and are subjective in many respects. Accordingly, these estimates are susceptible to interpretations and periodic revisions based on actual experience and business developments. These estimates were based on numerous variables and assumptions that are inherently uncertain, including factors related to general economic and competitive conditions. Actual results could vary significantly from those reflected in these estimates.

     The following is a brief summary of the material analyses performed by Warburg and reviewed with the Micrion board in connection with its opinion. This summary includes information presented in tabular format. To fully understand the financial analyses used by Warburg, the tables must be read together with the text of the summary. The tables alone do not constitute a complete description of the analyses performed by Warburg.

     Comparative Stock Price Performance. Warburg reviewed the recent stock market performance of Micrion common stock and FEI common stock and compared this performance to that of the Nasdaq Composite Index, Dow Jones Industrial Average Index and a group of selected publicly traded companies (collectively, the "Semiconductor Equipment Companies") deemed relevant by Warburg for the purposes of its analysis, consisting of:

     o    ADE Corporation
     o    Applied Materials, Inc.
     o    Electro Scientific Industries, Inc.
     o    Intevac, Inc.
     o    KLA-Tencor Corporation
     o    Lam Research Corporation
     o    Nanometrics Incorporated
     o    Novellus Systems, Inc.
     o    Speedfam International, Inc.
     o    Ultratech Stepper, Inc.
     o    Veeco Instruments, Inc. and
     o    Zygo Corporation.

     The following table presents, for the last 12 month ("LTM") period ending November 27, 1998, the performance of Micrion common stock and FEI common stock compared to the equally weighted index of the common stocks of the Semiconductor Equipment Companies, the Nasdaq Composite Index and the Dow Jones Industrial

Average. In all of the periods FEI and Micrion underperformed the indexes by the percentages indicated.

                                  Last 12 months comparative stock performance
                                  --------------------------------------------
                                  Micrion common stock        FEI common stock
                                  --------------------        ----------------
Semiconductor Equipment                 (63)%                       (46)%
Companies
Nasdaq Composite Index                  (93)%                       (76)%
Dow Jones Industrial Average            (86)%                       (69)%

     Comparison of Historical Micrion/FEI Exchange Ratio. Warburg analyzed the historical exchange ratio between Micrion common stock and FEI common stock. This historical exchange ratio was defined as the closing market price of Micrion common stock divided by the closing market price of FEI common stock, for various periods. The following table presents historical one month, six month and one year average exchange ratios from November 27, 1998, compared to the proposed implied exchange ratio.

                                                                               Proposed
                                                                           Exchange Ratio as
                                  One Month     Six Month     One Year     of Nov. 27, 1998
                                  ---------     ---------     --------     ----------------
Micrion/FEI Exchange Ratio          0.696         0.988         1.068             1.727

     Analysis of Selected Publicly Traded Companies. Warburg compared selected financial information and operating statistics of Micrion and FEI with corresponding financial information and operating statistics of the Semiconductor Equipment Companies. This financial information and operating statistics included selected historical profitability margins, historical and projected growth rates, market values of equity, total enterprise values and implied multiples of historical and estimated revenues and earnings per share. Total enterprise value is defined as market value of equity plus total debt less cash and equivalents

     The following table presents certain low, high, median and average implied multiples for the Semiconductor Equipment Companies compared to the implied financial multiples for Micrion. The implied financial multiples for Micrion are based on the $6.00 per share payable in cash and a closing price for FEI common stock of $8.25 per share on November 27, 1998. All estimated data for the Semiconductor Equipment Companies were based on publicly available, independent estimates of selected investment banking firms, and all estimated data for Micrion were based on the estimates of the management of Micrion, except that the Micrion market price as a multiple of estimated calendar 1999 earnings per share was based on street consensus. All implied financial multiples were based on closing market prices on November 27, 1998.

                                                                                        Implied
                                                                                      financial
                                                                                  multiples for
                                        Low       High     Median     Average           Micrion
                                     ------     ------     ------     -------     -------------
Total enterprise value as a            0.7x       3.5x       1.6x        1.9x              1.5x
multiple of last 12 months
revenues

Total enterprise value as a            0.9x       4.2x       1.7x        2.1x              1.5x
multiple of estimated calendar
1998 revenues

Total enterprise value as a            0.7x       4.2x       1.8x        2.0x              1.1x
multiple of estimated calendar
1999 revenues

Market price as a multiple of         13.4x      36.3x      27.2x       25.5x
last 12 months earnings per
share

Market price as a multiple of         19.0x      45.6x      35.6x       31.3x
estimated calendar 1998
earnings per share

Market price as a multiple of         19.6x      41.0x      29.1x       29.5x            118.8x
estimated calendar 1999
earnings per share

     Analysis of Selected Acquisitions. Warburg reviewed 21 selected merger and acquisition transactions involving Semiconductor Equipment Companies, all of which were announced since June 1996 (the "Selected Acquisitions"). Warburg analyzed the total equity value, total enterprise value, certain implied financial multiples and the premium over the prevailing market price based on public information for each of the Selected Acquisitions. The following table presents low, high, median and average implied multiples for the Selected Acquisitions.

                                                       Low       High     Median     Average
                                                    ------     ------     ------     -------
Total enterprise value as a multiple of last 12       0.7x      48.3x       2.9x        5.1x
months revenues

Total enterprise value as a multiple of last 12       0.8x     326.2x      16.1x       44.5x
months operating income

Total equity value of the transaction as a           11.9x     394.3x      22.4x       60.5x
multiple of last 12 months net income

Total equity value of the transaction as a           21.3x      24.5x      22.2x       22.7x
multiple of one year forward projected net
income

     The following table presents the low, high, median and average premiums for the Selected Acquisitions. These premiums were derived by comparing the purchase price to the market price of the subject company one day and thirty days before the announcement of the subject transaction. This table also presents the comparable premium represented in the merger compared to the market price of Micrion on November 27, 1998 and one month before this date. The premium represented in the merger was based on the $6.00 per share payable in cash to Micrion stockholders and a closing price for FEI common stock of $8.25 per share on November 27, 1998.

                 Comparison of premium for Selected Acquisitions

                                                                                     Premium to
                                                                                        Micrion
                                                                                   stockholders
                                        Low       High     Median     Average     in the merger
                                     ------     ------     ------     -------     -------------
One day before                         0.9%       66.7%      35.9%       30.5%            105.4%
announcement

Thirty days before                    13.9%      105.6%      54.2%       53.7%            147.8%
announcement

     Micrion and Warburg have entered into a letter agreement relating to the services to be provided by Warburg by Micrion in connection with the merger. In the engagement letter, Micrion has agreed to pay Warburg a fee of $200,000 in connection with the delivery of Warburg's opinion. 50% of this amount is payable upon delivery by Warburg of its opinion and 50% of this amount is payable upon completion of the merger. In addition, in the engagement letter, Micrion has agreed to pay Warburg for its services a fee of 1.2% of the total transaction value, but no less than $1,000,000, payable in cash, minus specified amounts paid for the fairness opinion on the closing of the merger. In addition, Micrion has agreed to reimburse Warburg for its expenses, including the reasonable fees and disbursement of its counsel. In an additional letter agreement, Micrion also has agreed to indemnify Warburg against specified liabilities, including liabilities under the federal securities laws arising in connection with its engagement by Micrion.

     The Micrion board selected Warburg to render the opinion because Warburg is an internationally recognized investment banking firm with substantial experience in transactions similar to the merger and because it is familiar with Micrion and its business. Warburg has from time to time rendered investment banking, financial advisory, and other services to Micrion and may continue to do so. Warburg has received, and may receive customary compensation for the rendering of these services. Warburg is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements. In the ordinary course of its business, Warburg and its affiliates may actively trade the shares of Micrion common stock and FEI common stock for their own accounts and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in these securities.

Interests of Certain Persons in the Merger

     In considering the recommendations of the FEI board and the Micrion board about the merger agreement, you should be aware that certain members of the management of FEI and Micrion, as well as certain members of the Micrion board, have interests in the merger that are different from, or in addition to, your interests generally. The FEI board and the Micrion board were aware of the interests described below and considered them in approving the merger agreement.

     Acceleration and Vesting of Micrion Stock Options. The Micrion board voted to amend the terms of all outstanding employee stock options so that all of these options would become fully exercisable for shares of Micrion common stock immediately before the effective time of the merger. The shares issued on the exercise of these options may be exchanged for merger consideration following the effective time of the merger. As of the record date of the Micrion special meeting, 867,482 Micrion employee stock options were outstanding, of which 378,141 were not exercisable. As of the same date, the executive officers of Micrion as a group held vested options to purchase 240,851 shares of Micrion common stock and unvested options to purchase 165,728 shares of Micrion common stock. The exercise price of all outstanding Micrion employee stock options, including those held by executive officers, is $5.00 per share. Micrion intends to offer loans to the holders of employee stock options to pay the exercise price of the options. These loans will be due and payable to FEI as Micrion's successor following the merger.

     As a result of the repricing of all of Micrion's outstanding stock options in October 1998, FEI determined that the effect of the option repricing reduced Micrion's value by the difference between the prior average option exercise price and the new exercise price multiplied by the number of Micrion stock options outstanding, and reduced the cash portion of the merger consideration by $1.00 per share. The option repricing resulted in a corresponding benefit to the option holders, including the executive officers of Micrion. See "--Background of the Merger." The Micrion compensation committee's reasons for repricing the options are described under "--Background of the Merger." As indicated in that section, the repricing was unrelated to the merger negotiations.

     The following table sets forth information regarding option repricing for Micrion's executive officers:

                            Ten Year Option Repricing

                                          Number of         Market                                       Length of
                                         Securities       Price of       Exercise                  Original Option
                                         Underlying       Stock at          Price           New     Term Remaining
                                            Options        Time of     at time of      Exercise         at Date of
Name                            Date       Repriced      Repricing      Repricing         Price          Repricing
----                        --------     ----------     ----------     ----------     ---------     --------------
Nicholas P. Economou        03/23/98         30,000        $ 10.88        $ 18.75       $ 10.88          9.3 years
                            10/14/98         30,000        $  5.00           7.56       $  5.00          9.8 years
                            10/14/98 (1)     30,000        $  5.00          10.88       $  5.00          9.3 years
                            10/14/98         20,000        $  5.00           9.50       $  5.00          7.8 years
                            10/14/98         35,000        $  5.00          10.75       $  5.00          7.0 years
                            10/14/98         15,000        $  5.00          11.00       $  5.00          6.0 years

John A. Doherty             03/23/98         10,000        $ 10.88        $ 18.75       $ 10.88          9.3 years
                            10/14/98         10,000        $  5.00           7.56       $  5.00          9.8 years
                            10/14/98 (1)     10,000        $  5.00          10.88       $  5.00          9.3 years
                            10/14/98          6,667        $  5.00           9.50       $  5.00          7.8 years
                            10/14/98          7,500        $  5.00          10.75       $  5.00          7.0 years
                            10/14/98          7,500        $  5.00          11.00       $  5.00          6.0 years

Robert K. McMenamin         03/23/98         10,000        $ 10.88        $ 18.75       $ 10.88          9.3 years
                            10/14/98         10,000        $  5.00           7.56       $  5.00          9.8 years
                            10/14/98 (1)     10,000        $  5.00          10.88       $  5.00          9.3 years
                            10/14/98          6,666        $  5.00           9.50       $  5.00          7.8 years
                            10/14/98          5,000        $  5.00          10.75       $  5.00          7.0 years
                            10/14/98          7,500        $  5.00          11.00       $  5.00          6.0 years

Billy W. Ward               03/23/98          5,000        $ 10.88        $ 18.75       $ 10.88          9.3 years
                            10/14/98         10,000        $  5.00           7.56       $  5.00          9.8 years
                            10/14/98 (1)      5,000        $  5.00          10.88       $  5.00          9.3 years
                            10/14/98         50,000        $  5.00          10.25       $  5.00          6.3 years
                            10/14/98          7,500        $  5.00          11.00       $  5.00          6.0 years

Charles J. Libby            03/23/98         10,000        $ 10.88        $ 18.75       $ 10.88          9.3 years
                            10/14/98         10,000        $  5.00           7.56       $  5.00          9.8 years
                            10/14/98 (1)     10,000        $  5.00          10.88       $  5.00          9.3 years
                            10/14/98          6,667        $  5.00           9.50       $  5.00          7.8 years
                            10/14/98          5,000        $  5.00          10.75       $  5.00          7.0 years
                            10/14/98          7,500        $  5.00          11.00       $  5.00          6.0 years

David M. Hunter             03/23/98         10,000        $ 10.88        $ 18.75       $ 10.88          9.3 years
                            10/14/98         10,000        $  5.00           7.56       $  5.00          9.8 years
                            10/14/98 (1)     10,000        $  5.00          10.88       $  5.00          9.3 years
                            10/14/98          6,667        $  5.00           9.50       $  5.00          7.8 years
                            10/14/98          7,500        $  5.00          10.75       $  5.00          7.0 years
                            10/14/98          7,500        $  5.00          11.00       $  5.00          6.0 years

Frank Frontiero             03/23/98         10,000        $ 10.88        $ 18.75       $ 10.88          9.3 years
                            10/14/98         10,000        $  5.00           7.56       $  5.00          9.8 years
                            10/14/98 (1)     10,000        $  5.00          10.88       $  5.00          9.3 years
                            10/14/98          4,667        $  5.00           9.50       $  5.00          7.8 years
                            10/14/98         10,000        $  5.00          10.75       $  5.00          7.0 years
                            10/14/98          7,500        $  5.00          11.00       $  5.00          6.0 years

(1) These options repriced on this date are the same options that were repriced on March 23, 1998.

     Indemnification Arrangements with Micrion Officers and Directors. Under Micrion's charter documents, Micrion is obligated to indemnify its current and former directors and officers against all liabilities by reason of their being or having served as an officer or director. Micrion also maintains directors' and officers' liability insurance covering these officers and directors in their capacities as such. Upon completion of the merger, FEI will become obligated to indemnify these officers and directors to an extent no less favorable than they are now indemnified by Micrion. In addition, for five years following completion of the merger, FEI will maintain the current officers' and directors' liability insurance covering these officers and directors.

     Directors and Officers. Following the merger, Nicholas P. Economou, the President, Chief Executive Officer and director of Micrion, will become a member of the FEI board.

     New Employment Agreements. To induce key employees of Micrion to continue in the employ of FEI following the closing of the merger, FEI will enter into employment agreements with at least ten of the twelve persons who are designated as key employees of Micrion. The term of each new employment agreement is expected to be between one and three years, commencing on the date of closing of the merger. The key employees are Steven Berger, J. David Casey, Mark DiManna, John A. Doherty, Nicholas P. Economou, Frank Frontiero, Ray Hill, David M. Hunter, Charles J. Libby, Robert K. McMenamin, Billy W. Ward and William Wells.

     The new employment agreements will provide for annual base salaries and discretionary bonuses. We expect the key employees will also receive employee stock option grants in connection with their employment agreements. The key employees' base salaries will be reviewed annually and may also be increased. The new employment agreements also will contain non-competition provisions that apply if employment is terminated.

     In addition, the new employment agreements will provide for the key employees'

     o    participation in FEI's incentive compensation plans

     o participation in all applicable employee benefit plans and programs of FEI and

     o their spouses' and eligible dependents' participation in all applicable welfare benefit plans and policies, including life, disability and accidental death or dismemberment insurance.

The new employment agreements may be terminated by either party in specified circumstances, and the key employees are entitled to termination benefits in specified circumstances. These termination benefits include

     o base salary for the period from the date of termination to the expiration date of the new employment agreement

     o maintenance of all medical and dental benefits and life and disability insurance policies of FEI for the period from the termination date to the earlier of the expiration date of the new employment agreement or commencement of equivalent benefits with a new employer and

     o for the period from the termination date to the earlier of the expiration date of the new employment agreement or the date on which the key employee reaches age 65, the benefits the key employee would have received under all retirement plans of FEI, including credit for service with FEI through the expiration date of the new employment agreement.

Material United States Federal Income Tax Consequences

     General. This section summarizes the material United States federal income tax consequences of the merger. The tax consequences of the merger depend on the value of FEI stock at the time of the merger in relation to the amount of cash paid to Micrion stockholders. Counsel to Micrion and counsel to FEI are unable to opine with certainty about the material federal income tax consequences of the merger because the federal income tax consequences depend on the relative values of FEI common stock and cash received as consideration in the merger, which will not be known until the time of the merger. On the assumptions that
(a) Micrion is merged with and into MC Acquisition and at least 40% of the fair market value of the total consideration paid to Micrion stockholders in the merger consists of FEI common stock or (b) MC Acquisition is merged with and into Micrion and the merger consideration consists solely of FEI common stock, Stoel Rives LLP has delivered an opinion to FEI that the merger will be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and Choate, Hall & Stewart has delivered an opinion to Micrion that the merger will be treated as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended.

     In assumption (a) above, Micrion is merged with and into MC Acquisition and at least 40% of the fair market value of the total consideration paid to Micrion stockholders in the merger consists of FEI common stock. One set of circumstances in which this 40% test would be met is if the cash portion of the merger consideration is $6 per share, the value of a share of FEI common stock at the time of the merger is $4 and no Micrion stockholders exercise appraisal rights. If it turns out that cash is paid to Micrion stockholders who exercise appraisal rights, the 40% test will still be met if the fair market value of FEI common stock is sufficiently greater than $4 per share so that the value of the stock component of the merger consideration equals at least 40% of the value of the total consideration. Based on the historical prices of FEI common stock, we believe the 40% test for the stock component of the consideration is likely to be met. The tax consequences of this treatment are discussed below under the heading "Situation 1: Partial Tax-Free Merger."

     If the value (as of the closing date of the merger) of the FEI common stock portion of the merger consideration is less than 40% of the value of all merger consideration, the merger will be effected by MC Acquisition merging with and into Micrion. In that event, the merger will not be treated as a tax-free reorganization. Because this possibility will depend on the future value of FEI common stock, however, Micrion stockholders should consider this possibility in deciding whether to vote in favor of the merger. The tax consequences of the merger in those circumstances are discussed below under the heading "Situation 2: Taxable Merger."

     Situation 1: Partial Tax-Free Merger. Stoel Rives LLP has delivered an opinion to FEI that the merger will be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and Choate, Hall & Stewart has delivered an opinion to Micrion that the merger will be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. The opinions are based on the assumptions that
(a) Micrion is merged with and into MC Acquisition and at least 40% of the total consideration paid to Micrion stockholders in the merger consists of FEI common stock or (b) MC Acquisition is merged with and into Micrion and the merger consideration consists solely of FEI common stock. If those assumptions are not correct or if the representations of the parties are inaccurate or incomplete, the opinions of counsel may not be relied upon. No ruling has been or will be sought from the Internal Revenue Service as to the tax consequences of the merger, and the opinions of counsel will not be binding on the Internal Revenue Service or any court.

     On the assumptions described in the previous paragraph, the merger will have the following federal income tax consequences:

     o no gain or loss will be recognized by FEI, MC Acquisition or Micrion as a result of the merger

     o upon the exchange of Micrion shares for shares of FEI common stock in the merger, a Micrion stockholder will recognize gain equal to the lesser of (a) the cash component of the merger consideration or (b) the stockholder's total gain in the Micrion shares exchanged. The stockholder's gain for this purpose is any excess of the value of the merger consideration received, determined by reference to the value of the common stock at the time of the merger, over the stockholder's basis in the Micrion shares.

Gain that is recognized generally:

     o will be capital gain if the Micrion stockholder held the Micrion stock as a capital asset at the time of the merger and the receipt of cash consideration in the merger does not have the effect of a distribution of a dividend to the Micrion stockholder. For example, receipt of the cash consideration generally will not have the effect of a distribution of a dividend to the Micrion stockholder if the Micrion stockholder, immediately following the merger, actually or constructively owns no more than a minimal percentage of the total outstanding FEI common stock. A stockholder will be treated as constructively owning (a) stock owned by "related" persons and (b) stock that the stockholder has a right to acquire by exercise of an option, conversion right or similar right.

     o will be long-term capital gain if the gain is capital gain and the stockholder's holding period in the Micrion stock is more than one year at the time of the merger. For an individual stockholder, long-term capital gain generally is subject to a maximum federal income tax rate of 20%.

Micrion stockholders will not recognize loss as a result of the merger. The aggregate tax basis of the shares of FEI common stock received in exchange for Micrion common stock in the merger in the hands of a former stockholder of Micrion will be the same as the aggregate tax basis of the Micrion common stock exchanged for FEI common stock, reduced by the cash received by that stockholder and increased by gain recognized by that stockholder. The holding period for shares of FEI common stock received in exchange for shares of Micrion common stock in the merger will include the holding period of the Micrion common stock exchanged for FEI common stock, provided the Micrion common stock was held as a capital asset by the stockholder at the time of the merger.

     Situation 2: Taxable Merger. If the value (as of the closing date of the merger) of the FEI common stock portion of the merger consideration is less than 40% of the value (as of the closing date of the merger) of all merger consideration, the merger will be effected by MC Acquisition merging with and into Micrion. In that event, the merger will have the following federal income tax consequences:

     o no gain or loss will be recognized by FEI, MC Acquisition or Micrion as a result of the merger, and

     o upon the exchange of Micrion shares for merger consideration a Micrion stockholder will recognize gain or loss in an amount equal to the difference between the total value of the merger consideration received by the stockholder and the stockholder's tax basis in the Micrion shares exchanged in the merger.

Any gain or loss recognized generally:

     o will be capital gain or loss if the Micrion stock is held as a capital asset by the stockholder at the time of the merger, and

     o will be long-term capital gain or loss if the stockholder's holding period for the Micrion stock is more than one year at the time of the merger.

The holding period for shares of FEI common stock received in the merger would begin at the time of the merger, and a stockholder's basis in the shares generally would equal the value of the shares at the time of the merger.

     Dissenting Micrion Stockholders. A stockholder of Micrion who exercises appraisal rights as described below under "--Appraisal Rights" will recognize gain or loss for federal income tax purposes equal to the difference between the tax basis of the Micrion common stock held by the stockholder with respect to which appraisal rights are exercised and the amount received through the exercise of these rights. If immediately following the merger, the stockholder actually and constructively owns no FEI stock, any gain or loss recognized generally (a) will be capital gain or loss if the Micrion stock is held as a capital asset by the stockholder at the time of the merger and (b) will be long-term capital gain or loss if the stockholder's holding period for the Micrion stock is more than one year at the time of the merger.

     Backup Withholding. Some Micrion stockholders may be subject to backup withholding at a rate of 31% on some or all of the merger consideration received. Backup withholding generally will apply only if a stockholder fails to furnish a correct social security number or other taxpayer identification number or otherwise fails to comply with applicable backup withholding rules and certification requirements.

     If a Micrion stockholder is subject to backup withholding, the amount withheld will be (a) 31% of the cash component of the merger consideration, if the discussion above under "Situation 1: Partial Tax-Free Merger" applies, or
(b) 31% of the value of the merger consideration received by the stockholder, determined by reference to the value of FEI common stock at the time of the merger, if the discussion above under "Situation 2: Taxable Merger" applies.

     Limitations. This discussion, including the summary on page 5 is intended only as a summary of United States federal income tax consequences of the merger. The discussion does not address the tax consequences that may be relevant to a particular Micrion stockholder subject to special treatment under United States federal income tax laws, such as

     o    dealers in securities

     o    persons who mark-to-market their securities

     o    financial institutions

     o    insurance companies

     o    some retirement plans

     o    tax-exempt organizations

     o persons that hold shares of Micrion as part of a position in a "straddle" or as part of a "hedging" or "conversion" transaction for United States federal income tax purposes or some persons with a "functional currency" (as defined in the Internal Revenue Code) other than the U.S. dollar.

This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction or the tax consequences to holders of Micrion options and executive stock options. In particular, this discussion may not be applicable to

     o    non-United States persons

     o stockholders who acquired Micrion common stock on the exercise of Micrion options or otherwise as compensation or

     o Micrion stockholders who actually or constructively own, for federal income tax purposes, more than 1% of the total outstanding FEI common stock.

     This discussion is based on the Internal Revenue Code, regulations under the code, administrative rulings and court decisions as of the date of this document. All of these are subject to change, and any change could affect the continuing validity of this discussion. This discussion is not intended as tax advice. We urge Micrion stockholders to consult their own tax advisors concerning federal, state, local and foreign tax consequences to them of the merger.

Accounting Treatment

     The merger will be treated as a purchase of Micrion by FEI, which means that for accounting and financial reporting purposes the consideration to be paid in the merger will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the completion of the merger. Income (or loss) of the combined company will not include income (or loss) of Micrion before the completion of the merger.

Regulatory Approvals and Other Legal Matters

     Regulatory Approvals

     Pre-Merger Notifications. The merger is being reviewed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 by the United States Federal Trade Commission and may be reviewed by applicable state antitrust authorities to determine whether it complies with antitrust laws. The merger may not be completed until the waiting period of the Hart-Scott-Rodino Act has expired or been terminated. We have each filed notification reports with the Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Act. We have received a request from the Federal Trade Commission for additional information concerning the merger and we are responding to this request. The merger is also subject to pre-merger notification filings and applicable waiting periods in other countries, including Germany, Austria, Belgium and Taiwan.

     The Federal Trade Commission, applicable state antitrust authorities or a private person or entity may seek to enjoin the merger or to cause the divestiture of some of our assets. We do not assure you a challenge to the merger will not be made or that, if such a challenge is made, we will prevail.

     Except for approvals otherwise described in this document, neither of us is aware of any other significant government or regulatory approvals required as a condition to the completion of the merger, but we will seek any other approval or action if it is required. We do not assure you, however, that any required approval or action could be obtained and would not be conditioned in a manner that would cause us to abandon the merger.

     Exon-Florio. The Exon-Florio Amendment gives the President of the United States power to suspend or prohibit any acquisition, merger or takeover that results in foreign control of an entity engaged in interstate commerce in the United States if the transaction threatens to impair national security. Under the Exon-Florio regulations, parties to acquisitions by foreign corporations may give the President's Committee on Foreign Investment in the United States confidential notice of transactions, containing a summary description of the transaction. We intend to file such a voluntary notice.

     Legal Proceedings

     On August 2, 1996, an action was filed in the U.S. District Court for the District of Massachusetts against Micrion, Nicholas P. Economou and David M. Hunter, each of whom is a director and officer of Micrion, and Robert K. McMenamin, an officer of Micrion. On September 9, 1996, another action was filed in the same court against Micrion, Dr. Economou, Messrs. Hunter and McMenamin and Billy W. Ward, an officer of Micrion. On December 6, 1996, the plaintiffs in both actions filed an amended consolidated complaint. The consolidated complaint does not contain a claim against Mr. Ward. The consolidated complaint purports to be brought on behalf of a class of purchasers of Micrion's common stock from April 26, 1996 through June 21, 1996. It asserts claims for violations under the federal securities laws, alleging that Micrion made false and misleading statements to the public concerning the nature of its sales agreement with a customer. Factual discovery in the case has been completed. Micrion filed a motion for summary judgment to dismiss the case, which was denied on September 24, 1998. Micrion believes the consolidated complaint is without merit and intends vigorously to continue to defend itself against the claims. There is no assurance, however, that Micrion will be successful in defending this lawsuit or that money damages, if awarded, would not have a material adverse effect on Micrion.

Appraisal Rights

     Shareholders of FEI. Under Oregon law, no holder of FEI common stock will be entitled to demand appraisal of, or to receive payment for, the shareholder's shares as a result of the merger, the other transactions contemplated by the merger agreement or the completion of the stock purchase agreement.

     Stockholders of Micrion. If the merger becomes effective, a stockholder of Micrion who does not vote in favor of the merger and who follows the procedures prescribed under Massachusetts law may require the surviving corporation in the merger to pay the fair value for the shares held by the stockholder. The following discussion is not a complete statement of the law pertaining to appraisal rights under the Massachusetts Business Corporation Law and is qualified in its entirety by the relevant portions of this law, which are reprinted in their entirety as Exhibit G to this document. A person having a beneficial interest in shares of Micrion common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect appraisal rights. Strict adherence to the statutory provisions is required to exercise statutory appraisal rights and we urge each stockholder who may desire to exercise these rights carefully to review and follow these provisions.

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     A Micrion stockholder who desires to pursue appraisal rights must

     o file a written objection to the merger with Micrion before the stockholders' vote on the merger agreement, stating the intention of the stockholder to demand payment for his or her shares if the merger agreement is approved and the merger is completed

     o    refrain from voting in favor of the merger agreement and

     o within 20 days of the date of mailing of a notice by the surviving corporation to objecting stockholders that the merger has become effective, make written demand to the surviving corporation for payment for the stockholder's shares.

Any written objection and demand should be delivered to Micrion Corporation, One Corporation Way, Peabody, Massachusetts 01960, Attention: David Hunter, Assistant Clerk. We recommend the objection and demand be sent by registered or certified mail, return receipt requested.

     A stockholder who files the required written objection with Micrion before the stockholder vote does not need to vote against the merger, but a vote in favor of the merger will result in a waiver of the stockholder's statutory appraisal rights. If a stockholder returns a proxy (a) which is signed but on which no preference is specified as to the proposal on the merger and (b) does not revoke the proxy, it will be voted FOR the merger, and the stockholder will have failed to satisfy this condition. A vote against the merger does not, alone, constitute a written objection. Notice that the merger has become effective will be sent to the objecting stockholders of Micrion within ten days after the effective date of merger. Objecting stockholders must then deliver a demand to the surviving corporation as described above.

     The value of the Micrion common stock will be determined initially by the surviving corporation and the dissenting stockholder. If during the 30 days following the expiration of the period during which the demand may be made the surviving corporation and the stockholder fail to agree on an appraisal value, either of them may file a bill in equity in the Superior Court of Essex County, Massachusetts, asking the court to determine the issue. The bill in equity must be filed within four months after the date of expiration of this 30-day period. If the bill in equity is timely filed, the court or an appointed special master will hold a hearing. After the hearing, the court will enter a decree determining the "fair value" of the Micrion common stock. The court will also order the surviving corporation to pay the fair value of the shares, with interest from the date of the vote approving the merger, to the stockholders entitled to payment upon transfer by them to the surviving corporation of the certificate or certificates representing the Micrion common stock held by these stockholders.

     "Fair value" is determined as of the day before the approval of the merger by stockholders, excluding any element of value arising from the expectation or completion of the merger.

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     The enforcement by a stockholder of his or her request to receive payment for shares of Micrion common stock under the Massachusetts Business Corporation Law is an exclusive remedy. This remedy, however, does not exclude the right of a stockholder to bring or maintain a proceeding to obtain relief on the ground that a corporate action will be or is illegal or fraudulent to the stockholder. In Coggins v. New England Patriots Football Club, Inc., 397 Mass. 525 (1986), the Massachusetts Supreme Judicial Court held that dissenting stockholders are not limited to the statutory remedy of judicial appraisal where violations of fiduciary duty exist.

     A final judgment by the court or a special master determining the fair value of the Micrion common stock would be binding on and enforceable by stockholders who have perfected their statutory appraisal rights and the surviving corporation, even if the fair value were determined to be less than the amount provided for in the merger agreement. A stockholder who perfects his or her rights as a dissenting stockholder will not, after the effective time of the merger, be entitled to notices of meetings, to vote, or to receive dividends.

     The law pertaining to appraisal rights also contains provisions regarding costs, dividends on dissenting shares, rights under dissenting shares before purchase, discontinuance of dissenters' rights, and other miscellaneous matters.

     Each share held by stockholders who seek to exercise appraisal rights and, after the effective time of the merger, fail to perfect or lose any such right to appraisal, will be treated as a share that had been converted as of the effective time of the merger into the right to receive the merger consideration.

Nasdaq Listing of FEI Common Stock

     We will apply to list in the Nasdaq National Market the shares of FEI common stock to be issued to Micrion stockholders in the merger and the shares of FEI common stock to be issued to Philips Business Electronics. The listing of the FEI common stock to be issued in the merger is a condition to the obligation of both of us to effect the merger. So long as Micrion continues to meet applicable listing requirements, Micrion common stock will continue to be listed in the Nasdaq National Market until completion of the merger. See "The Merger Agreement--Conditions to Our Obligations to Complete the Merger."

Federal Securities Law Consequences

     The shares of FEI common stock received by Micrion stockholders in the merger generally will be freely transferable. Shares of FEI common stock received by persons who are affiliates of Micrion before the merger, however, may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act, or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Micrion generally include individuals or entities that control, are controlled by, or are under common control with, Micrion, and may include officers and directors as well as principal stockholders of Micrion.

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     This document does not cover resales of FEI common stock received by any person who may be deemed to be an affiliate of FEI or Micrion.

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
                              THE MERGER AGREEMENT

The Merger

     The Merger Agreement provides for the acquisition of Micrion by FEI.

     The completion of the merger will take place no later than six days following the date when the last of the conditions to the merger is satisfied or waived, or at any other time and date to which FEI and Micrion mutually agree in writing. As soon as practicable following the closing of the merger, FEI and Micrion will cause articles of merger to be filed with the Secretary of State of the state of Oregon and the Commonwealth of Massachusetts. At that time, or at any other time that the parties may agree upon in writing, the merger will become effective.

Merger Consideration

     At the effective time of the merger, each share of Micrion common stock outstanding immediately before the effective time will be converted into the right to receive

     o    one share of FEI common stock and

     o $6.00 in cash, without interest (collectively, the "Stock and Cash Merger Consideration").

The cash portion of the Stock and Cash Merger Consideration will be reduced if Micrion's indebtedness at the closing of the merger exceeds specified levels. See "--Additional Conditions to Obligations of FEI and MC Acquisition."

     If the stock purchase agreement between FEI and Philips Business Electronics is terminated before the closing of the merger, each share of Micrion common stock will instead be converted into the right to receive

     o    one share of FEI common stock plus

     o the number of shares of FEI common stock that, when multiplied by the average closing price of FEI common stock for a specified period before the closing of the merger, equals $6.00, or a lesser amount if Micrion's debt exceeds specified levels (collectively, the "All-Stock Merger Consideration").

We refer to the Cash and Stock Merger Consideration and the All-Stock Merger Consideration together as the "merger consideration."

Shares of Dissenting Stockholders

     Any issued and outstanding Micrion common stock held by any dissenting stockholder who has not voted in favor of the merger and who complies with all of the provisions of

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Sections 85 to 98 of the Massachusetts Business Corporation Law will become the right to receive the consideration due under the applicable provisions of those sections. If, after the effective time of the merger, a dissenting stockholder withdraws his or her demand for appraisal or fails to perfect or otherwise loses his or her right to appraisal, those shares of Micrion common stock will be deemed to be converted into the right to receive the merger consideration. Micrion has agreed to give FEI prompt notice of any demands received by Micrion for appraisal of any shares of Micrion common stock as well as the opportunity to participate in and direct all negotiations and proceedings with respect to demands. Micrion will not make any payments with respect to, or settle, offer to settle, or otherwise negotiate, any demands for appraisal without the prior consent of FEI.

Exchange of Certificates for Shares

     As soon as practicable after the effective time of the merger, the exchange agent, ChaseMellon Shareholder Services LLC, will mail to each record holder of outstanding certificates that immediately before the effective time represented shares of Micrion common stock

     o    a notice advising the holders that the merger has become effective and

     o instructions for exchanging the Micrion certificates for the merger consideration.

On surrender to the exchange agent of a Micrion certificate, together with any other required documents, the holder of the Micrion certificate will be entitled to receive the merger consideration and the Micrion certificate will be canceled.

     If the exchange of certificates representing shares of Micrion common stock is to be made to a person other than the person in whose name the surrendered Micrion certificate is registered,

     o the Micrion certificate must be properly endorsed or otherwise in proper form for transfer and

     o the person requesting the exchange must have paid any required transfer and other taxes.

     Until properly surrendered, after the effective time of the merger each Micrion certificate will represent only the right to receive merger consideration. No interest will be paid or will accrue on the cash portion of the merger consideration payable on surrender of any Micrion certificate.

     Holders of Micrion common stock should not forward Micrion certificates to the exchange agent until they have received transmittal forms. Holders of Micrion common stock should not return Micrion certificates with the enclosed proxy.

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Representations and Warranties

     The merger agreement contains customary representations and warranties by us relating to, among other things,

     o    corporate organization and similar corporate matters

     o authorization, execution, delivery, performance and enforceability of the merger agreement and related matters

     o the absence of any material adverse changes as a result of entering into the merger agreement

     o    capital structure

     o    the accuracy of reports and financial statements filed with the SEC

     o the absence of any adverse material suits, claims or proceedings and other litigation

     o    material contracts and commitments

     o    ownership of real property and material assets

     o    compliance with applicable laws and agreements

     o    environmental matters

     o    tax matters

     o    employee and labor matters

     o    employee benefits

     o    the absence of any undisclosed liabilities

     o    insurance matters

     o    intellectual property

     o    the delivery of fairness opinions by financial advisors

     o    brokers' and finders' fees

     o    the required vote of shareholders

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     o    year 2000 compliance and

     o    product warranties and liabilities.

     The merger agreement also contains additional customary representations and warranties of Micrion relating to, among other things,

     o the inapplicability of its rights agreement with BankBoston, N.A. to the merger

     o the inapplicability of state takeover statutes to the merger and the merger agreement

     o    the amount of the deferred compensation obligations and

     o    the amount of aggregate indebtedness.

Continuation of Business Pending the Merger

     We have agreed that during the period from the date of the merger agreement until the closing of the merger, we will

     o operate and maintain our businesses in the usual manner and in the ordinary course

     o    use our best efforts to preserve our business organizations intact

     o maintain our existing relations with customers, suppliers, employees and business associates

     o    not declare or pay any dividend or other distribution

     o with some exceptions, not issue or sell any capital stock or rights to acquire capital stock

     o    acquire assets only in the ordinary course and

     o    not amend our charter documents.

         In addition, Micrion has agreed it will not in this period

     o incur additional debt, encumber any of its material assets or make any material commitments related to these assets, except in the ordinary course

     o make any tax election or permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated, except in the ordinary course

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     o    make any payment to discharge or satisfy any lien or encumbrance or pay any obligation or liability other than specified exceptions

     o purchase or acquire any securities of any business organization other than equity securities issued by specified money market funds

     o increase the compensation payable to its officers, employees or agents, other than as required by existing employment arrangements or in the ordinary course

     o    implement or amend any employee benefit plan or arrangement

     o    change its accounting methods, policies or practices and

     o settle or compromise any material claims or litigation or, except in the ordinary course, modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims.

Micrion also has agreed to use its best efforts to obtain any required consent of any third party to the transactions contemplated by the merger agreement.

No Solicitation

     Micrion has agreed it will not engage in or facilitate any proposal concerning a merger, reorganization or similar transaction or the purchase of 10 percent or more of its assets or equity securities. The merger agreement further provides that Micrion will not have any discussions with any organization concerning such a proposal. Micrion and the Micrion board may, however,

     o provide information to anyone who has made an unsolicited proposal if the Micrion board receives a satisfactory confidentiality agreement

     o engage in any discussions with anyone who has made an unsolicited proposal

     o withdraw or modify the approval or recommendation by the Micrion board of the merger agreement in connection with an unsolicited proposal and

     o take actions to comply with specified rules under the Securities Exchange Act of 1934.

The Micrion board may engage in the first three actions listed above only if it determines, after receipt of written advice of counsel, that the action is required to comply with its fiduciary duties under applicable law. Moreover, the Micrion board may engage in the second or third actions listed above only if it determines the proposal, if accepted, is likely to be completed, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal. In either of these cases, the resulting transaction must be

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superior to the transaction contemplated by the merger agreement, taking into account the long-term prospects and interests of Micrion and its stockholders.

     Micrion has agreed to notify FEI promptly of any proposals it may receive and to keep FEI informed of all developments relating to any proposal.

Hart-Scott-Rodino Filing

     We have each prepared and filed with the Federal Trade Commission and the Department of Justice the notices required under the Hart-Scott-Rodino Act. We have also agreed to use our best efforts to accelerate and obtain clearance under the Hart-Scott-Rodino Act. Neither of us, however, will be required to agree to any request of the Federal Trade Commission or the Department of Justice that our boards determine would have a material adverse impact on the merger.

     The merger is also subject to pre-merger notification filings and applicable waiting periods in other countries, including Germany, Austria, Belgium and Taiwan.

Conditions to Our Obligations to Complete the Merger

     Our obligations to complete the merger are subject to the following conditions:

     o The Hart-Scott-Rodino Act waiting period shall have terminated or expired and all other required filings or consents shall have been made or obtained

     o Micrion stockholders shall have approved the merger agreement, and the FEI shareholders shall have approved the issuance of FEI common stock in the merger

     o No law or ruling shall have been enacted or entered that prohibits the completion of the merger

     o The shares of FEI common stock to be issued to Micrion stockholders shall have been authorized for listing on the Nasdaq National Market

     o No action or other proceeding to prevent the closing of the merger shall have been threatened or be pending against us

     o The registration statement of which this document forms a part shall have become effective and

     o No condition shall have been imposed by any governmental entity which we determine would have a material adverse impact on the merger.

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Additional Conditions to Obligations of FEI and MC Acquisition

     The obligations of FEI and MC Acquisition to complete the merger are subject to the following additional conditions:

     o The representations and warranties of Micrion shall be true and correct as of the merger closing date, and Micrion shall have performed and complied with all material obligations and agreements required to be performed or complied with at before the merger closing date.

     o If Micrion's representation about its aggregate indebtedness is not true and correct as of the merger closing date, then:

               (1) If the closing of the merger occurs after March 31, 1999 and on or before June 30, 1999 and Micrion's indebtedness is greater than $16,844,000, the cash portion of the Stock and Cash Merger Consideration will be reduced by the amount of indebtedness in excess of $16,844,000 divided by the number of shares of Micrion common stock to be exchanged;

               (2) If the closing of the merger occurs after June 30, 1999 and Micrion's indebtedness greater than $16,007,000, the cash portion of the Stock and Cash Merger Consideration will be reduced by the amount of indebtedness in excess of $16,007,000 divided by the number of shares of Micrion common stock to be exchanged; and

               (3) If the merger consideration will be All-Stock Merger Consideration and Micrion's indebtedness at the closing of the merger is greater than $16,844,000 or $16,007,000, as specified in (1) or (2) above, the number of shares of FEI common stock to be issued to each Micrion stockholder will be reduced by a number equal to (a) the amount of excess indebtedness divided by the average closing price of a share of FEI common stock over a specified period, divided by (b) the number of shares of Micrion common stock outstanding before the closing of the merger

     o No more than 15 percent of the issued and outstanding shares of Micrion common stock shall have dissented from the merger and

     o FEI shall have received the other agreements specified in the merger agreement and a closing certificate from Micrion officers.

Additional Conditions to Obligations of Micrion

     Micrion's obligation to complete the merger is subject to the following additional conditions:

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     o    The representations and warranties of FEI shall be true and correct as of the merger closing, and FEI shall have performed and complied with all material obligations and agreements required to be performed and complied with at or before the merger closing date

     o FEI shall have deposited the merger consideration with the exchange agent and

     o    Micrion shall have received a closing certificate from an FEI officer.

Termination

     The merger agreement may be terminated and the merger may be abandoned at any time by

     o    our mutual consent

     o    either of us if

          o    the merger is not completed on or before October 31, 1999

          o the approval of the merger by the Micrion stockholders is not obtained

          o any order permanently prohibiting completion of the merger has become final and nonappealable

          o the required approval by the FEI shareholders of the issuance of FEI common stock is not obtained or

          o the average closing price of a share of FEI common stock for a specified period is less than $3.00

     o    Micrion if

          o FEI has materially breached any representation, warranty, covenant or agreement that is not cured

          o at any time prior to the effective time of the merger, if all of the following conditions are met:

               (a)  Micrion is not in material breach of specified covenants

               (b) the Micrion board authorizes Micrion to enter into an agreement concerning a superior proposal and Micrion notifies FEI that it intends to enter into the agreement

               (c) FEI fails to make an offer that the Micrion board determines is at least as favorable as the superior proposal and

               (d) Micrion promptly pays to FEI a $3.5 million termination fee, or

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
          o the stock purchase agreement with Philips Business Electronics is terminated

     o    FEI if

          o Micrion enters into an agreement concerning a superior proposal or the Micrion board recommends a superior proposal or withdraws its approval or recommendation of the merger agreement

          o Micrion materially breaches a representation, warranty, covenant or agreement that is not cured

          o Micrion provides information to, or enters discussions with, any person who has made an unsolicited proposal, or withdraws the approval of recommendation by the Micrion board of the merger agreement or the merger in connection with recommending an unsolicited proposal to the stockholders or entering into an agreement concerning an unsolicited proposal

          o the merger closing date is on or before June 30, 1999 and Micrion's indebtedness is greater than $21,844,000 or

          o the merger closing date is after June 30, 1999 and Micrion's indebtedness at the merger closing is greater than $23,507,000.

Amendments; Waiver

     The merger agreement may be modified or amended only by our written agreement. A party may waive its rights under the merger agreement only in writing. The failure of any party to require performance of any provision of the merger agreement will not limit that party's right to enforce the provision. No waiver of any breach of any provision of the merger agreement will constitute a waiver of any subsequent breach of the provision or a waiver of the provision itself.

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                                OTHER AGREEMENTS

Stock Purchase Agreement

     Philips Business Electronics has agreed to finance the cash portion of the merger consideration through the acquisition of shares under the stock purchase agreement. A copy of the stock purchase agreement is attached as Appendix H and is incorporated by reference. Philips Business Electronics will purchase for cash from FEI a number of shares of FEI common stock, calculated as follows:

     o    the sum of

          (1) $6.00 multiplied by the number of shares of Micrion common stock outstanding immediately before the effective time of the merger, plus

          (2) up to $1 million in costs incurred by FEI in connection with the merger, divided by

     o    $8.02 (the "Per Share Price").

The $8.02 price equals the average of the closing prices of FEI common stock for
(a) the nine full trading days preceding the public announcement of the merger,
(b) the trading day on which we publicly announced the merger and (c) the five full trading days immediately following the announcement. The Per Share Price may be adjusted downward if a material adverse effect on the business of FEI occurs before FEI gives notice to Philips Business Electronics that all the conditions to the merger agreement and stock purchase agreement have been satisfied and the average closing price for FEI common stock for the 20 full trading days preceding the notice is less than 80% of the Per Share Price. In that case, the Per Share Price will be reduced to the 20-day average closing price.

     For purposes of the stock purchase agreement, a material adverse effect means any event, change or effect that is materially adverse to the condition, properties, assets, liabilities, businesses, operations or results of operations of a party. The following, however, will not constitute a material adverse effect:

     o any change in laws, regulations or generally accepted accounting principles

     o any event, change or effect resulting from the announcement of the merger or the execution of the merger agreement

     o any decline in the financial markets generally or the semiconductor industry in particular

     o in the case of FEI, any event or occurrence of which any of the Philips Business Electronics' designees on the FEI board has knowledge as of December 3, 1998 or

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
     o any adverse effect on FEI directly related to a corresponding beneficial effect on Micrion.

     In addition, under the stock purchase agreement, Philips Business Electronics has the right to purchase "top-up shares" of FEI common stock for the Per Share Price on the merger closing date. The number of top-up shares to be issued to Philips Business Electronics cannot exceed

     o    122.23% of

               (1) the number of shares of FEI common stock issued in the Merger plus

               (2) the number of shares of FEI common stock issuable upon exercise of options to be granted to Micrion management under their employment agreements with FEI, less

     o    the number of financing shares issued.

The purchase of the top-up shares will allow Philips Business Electronics to maintain its majority ownership interest in FEI.

     The stock purchase agreement contains representations and warranties by FEI and Philips Business Electronics about

     o    corporate organization and other corporate matters

     o authorization, execution, delivery, performance and enforceability of the stock purchase agreement and

     o    the absence of any material adverse changes.

The stock purchase agreement also contains additional customary representations and warranties of FEI.

     FEI has agreed that, from the date of the stock purchase agreement until the closing of the stock purchase agreement, it will not take any of the following actions without the consent of Philips Business Electronics

     o    declare or pay any dividend or other distribution

     o    acquire any assets other than in the ordinary course or

     o amend its charter documents, except to increase the number of authorized shares of common stock to not more than 45,000,000 shares.

In addition, FEI has agreed that it will

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
     o pay all expenses incurred by it in connection with the stock purchase agreement and

     o    use the proceeds from the stock purchase agreement to pay

               (1) the cash portion of the merger consideration,

               (2) the transaction costs of the merger agreement and stock purchase agreement and

               (3) working capital to the extent any of the purchase price remains unused.

     The obligations of each party to complete the stock purchase agreement are subject to the following conditions:

     o FEI shareholders have approved the issuance of shares to Philips Business Electronics

     o all required government filings, consents, approvals and authorizations have been obtained

     o no law or ruling by any governmental entity prevents the completion of the merger

     o all the conditions to the closing of the merger agreement have been satisfied and

     o the shares of FEI common stock being sold under the stock purchase agreement have been approved for listing on the Nasdaq National Market.

     The obligation of Philips Business Electronics to complete the stock purchase agreement is subject to the following additional conditions:

     o FEI's representations and warranties are true and correct unless the failure to be true and correct has not had a material adverse effect on FEI

     o FEI's covenants and agreements have been performed in all material respects and Philips Business Electronics has received a certificate to this effect from an officer of FEI and

     o Philips Business Electronics has received an opinion of FEI's counsel concerning specified legal matters.

         The stock purchase agreement may be terminated before completion

     o    by agreement of FEI and Philips Business Electronics

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
     o    by either FEI or Philips Business Electronics if

               (1) the merger is not completed by October 31, 1999

               (2) any condition to the merger is not satisfied and not cured before the closing of the merger

     o by FEI if Philips Business Electronics materially breaches any representation, warranty, covenant or agreement of the stock purchase agreement

     o    by Philips Business Electronics if

               (1) FEI materially breaches any representation, warranty, covenant or agreement of the stock purchase agreement

               (2) FEI common stock is no longer quoted on the Nasdaq National Market or

               (3) the average closing price per share of FEI common stock for a specified period before the closing of the merger agreement and the stock purchase agreement is less than $5.00 per share.

     The stock purchase agreement also provides the merger agreement cannot be amended without the consent of Philips Business Electronics.

Stock Option Agreement

     In connection with the merger agreement, FEI and Micrion have entered into a stock option agreement. Under this agreement Micrion granted to FEI an irrevocable option to purchase 810,805 shares of Micrion common stock (19.9% of the outstanding shares of Micrion common stock) for a purchase price of $13.9625 per share. A copy of the stock option agreement is attached as Appendix I and is incorporated by reference.

     The option will become exercisable by FEI upon the occurrence of a "triggering event" before the option is terminated. Any one of the events listed below is a triggering event:

     o If Micrion receives a superior proposal or any person publicly announces an intention to make a superior proposal, after which the merger agreement is terminated by either of us because Micrion's stockholders failed to approve the merger

     o    Termination of the merger agreement by FEI if

               (1) Micrion enters into an agreement concerning a superior proposal

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               (2) the Micrion board recommends a superior proposal or withdraws its approval or recommendation of the merger agreement or

               (3) Micrion breaches specified covenants in the merger agreement concerning unsolicited proposals

     o Micrion's breach of specified covenants in the merger agreement concerning unsolicited proposals

     o    Termination of the merger agreement by Micrion if

               (1) Micrion has not materially breached specified covenants in the merger agreement

               (2) the Micrion board authorizes Micrion to enter into an agreement concerning a superior proposal and Micrion notifies FEI of this authorization and

               (3) FEI fails to make an offer that the Micrion board determines is at least as favorable as the superior proposal.

     The option will terminate at the earlier of

     o    the effective time of the merger

     o termination of the merger agreement for reasons other than a triggering event or

     o 180 days after termination of the merger agreement as a result of a triggering event.

     If the option becomes exercisable, FEI may elect to receive from Micrion, instead of shares of Micrion common stock underlying the option, cash equal to the "spread." The option's "spread" is the excess over the purchase price of the higher of

     o the highest price per share of Micrion common stock to be paid by any person making a proposal and

     o the closing price of the shares of Micrion common stock quoted on the Nasdaq National Market on the last trading day before the date of the notice of exercise for cash.

     If a triggering event occurs before the option is terminated, FEI will have specified rights to have the shares of Micrion common stock underlying to the option registered.

     Companies enter into arrangements like the stock option agreement to increase the likelihood that the transaction will be completed, to discourage other bidders and to compensate the recipient of the option for the efforts undertaken and costs incurred if the transaction is not completed because of an acquisition or potential acquisition by a third party of the issuer of the option. The stock option agreement was entered into to accomplish these objectives and may discourage offers by third parties to acquire Micrion.

Amendment to Micrion Rights Agreement

     In July 1997, Micrion declared a dividend of one purchase right for every outstanding share of Micrion common stock. The terms of the rights are set forth in a Rights Agreement between Micrion and BankBoston, N.A. The rights trade with Micrion common stock. Each right entitles its holder to buy a fixed-dollar value of Micrion common stock at 50% of its per share market price, if any person acquires, without the approval of the Micrion board, 15% or more of the Micrion common stock. In addition, following a person's acquisition of 15% or more of the Micrion common stock, if Micrion is acquired by that person or 50% or more of Micrion's assets are sold to that person, then each unexercised right entitles the holder to purchase a fixed-dollar value of Micrion common stock at 50% of its per share market price. The Micrion board may redeem the rights at a nominal price and intends to do so immediately before the completion of the merger.

     In connection with the merger agreement, the rights agreement has been amended. The amendment permits FEI and MC Acquisition to acquire or obtain the rights to acquire beneficial ownership of 15% or more of the outstanding shares of Micrion common stock without triggering purchase rights under the rights agreement.

Non-Disclosure Agreements

     We have agreed to keep confidential information provided to each other about our business, properties and personnel.

Philips Business Electronics Voting Agreement

     Micrion and Philips Business Electronics have entered into a voting agreement under which Philips Business Electronics has agreed to vote all of the shares of FEI common stock it owns or subsequently acquires in favor of the amendment to the FEI articles of incorporation, the merger proposal and the financing proposal. In addition, Philips Business Electronics has agreed to vote against any proposal that would compete with or interfere with the adoption of these three proposals. Because Philips Business Electronics beneficially owns a majority of the shares of FEI common stock, approval of the amendment to the FEI articles of incorporation, the merger proposal and the financing proposal is assured.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements reflect the combination of FEI and Micrion and the issuance of FEI shares to Micrion shareholders and to Philips Business Electronics. The unaudited pro forma condensed combined financial statements have been derived from audited and unaudited consolidated financial statements of FEI and Micrion, which are incorporated in this document by reference. Micrion's fiscal year ends June 30. Micrion's historical financial information included in the pro forma condensed combined statements of operations for the year ended December 31, 1998 have been accumulated from Micrion's quarterly results of operations.

     The unaudited pro forma condensed combined balance sheet as of December 31, 1998 was prepared as if the merger had occurred on that date. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1998 was prepared as if the transaction had occurred on January 1, 1998.

     The pro forma condensed combined statement of operations for the year ended December 31, 1998 does not include a charge related to the writeoff of in-process research and development. Based on a preliminary valuation of Micrion's assets, the portion of the purchase price allocated to in-process research and development could range from $10 million to $20 million. For the purpose of preparing the pro forma condensed combined balance sheet, in-process research and development was assumed to total $15 million or 17% of the total purchase price. The amount allocated to in-process research and development (based on the actual purchase price and the research and development projects in process on the merger closing date) will be expensed by the combined company immediately subsequent to the merger closing. The pro forma condensed combined balance sheet as of December 31, 1998 is prepared as if the transaction were completed on that date. For purposes of the pro forma condensed combined balance sheet, we have assumed the purchased in-process research and development was written off concurrently with the completion of the transaction.

     In estimating the value of in-process research and development to be acquired, six categories of research and development projects were identified. Three of those categories represent enhancements to the resolution and automation of existing products primarily for the semiconductor integrated circuit industry. In another category of projects, Micrion is developing a new application for the data storage industry. Micrion is also enhancing the resolution and automation of an existing product that will have uses in both the semiconductor and data storage industries. Finally, Micrion is continuing to develop its products for the mask repair market. None of the projects in these categories had been proven technologically feasible or had generated revenue as of the date of the evaluation; however, these projects are expected to begin generating revenue in 1999. Micrion management anticipates that Micrion will spend approximately $1.6 million during 1999 to continue to develop its products for the semiconductor industry. Micrion expects to spend approximately $1.2 million to develop its products for the data storage industry and to spend approximately $0.7 million to develop further its product for the mask repair market. Because of the nature of these projects, the actual projects in process at the time of the merger could differ from those now projected. In addition, a technological hurdle may be encountered that may delay, prevent or increase the cost of development of these projects.

     To estimate the value of each of these research and development projects, FEI management projected product revenues, gross margins (projected at 30 to 60 percent, depending on the product and the stage in its life cycle), operating expenses, income taxes and returns on requisite assets. The resulting operating income projections for each project were discounted to a net present value using discount rates ranging from 25 to 35 percent. This valuation approach was applied to existing technology and other identified intangibles as well as to in-process research and development projects.

     In the opinion of management of FEI and Micrion, all adjustments necessary to present fairly the pro forma condensed combined financial statements have been made based on the proposed terms and structure of the transaction. FEI and Micrion, however, anticipate that changes in the composition of assets acquired and liabilities assumed will occur due to changes in the ordinary course of business of each company before the merger closing date. While the companies believe any related changes will not be material to the pro forma financial statements, changes in the progress made on research and development projects could have a significant impact on the allocation of the purchase price among existing technology, in-process research and development, goodwill, and other intangibles. For example, if a research and development project now in-process was determined to be technologically feasible or if an alternative use for the project was discovered prior to closing, the in-process research and development project would then be considered existing technology. In that case, the portion of the purchase price allocated to the project would be amortized over its estimated useful life rather than charged to expense immediately following the completion of the merger. Pursuant to the merger agreement, FEI and Micrion are required to operate their businesses in the ordinary course until the merger closing date. As a result of the merger, however, Micrion will incur transaction costs approximating $1.8 million. Such cost will be expensed by Micrion on or before the merger closing date, and the tangible net assets of Micrion will be reduced by the amount of such costs. As a result, the portion of the purchase price allocated to intangible assets will increase, likely resulting in the recognition of additional goodwill by the combined company.

     These unaudited pro forma condensed combined financial statements are not necessarily indicative of what actual results would have been had the merger or issuance of FEI shares to Philips Business Electronics occurred at the beginning of the period nor do they purport to indicate the results of future operations of FEI and Micrion. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and historical financial statements and notes to the financial statements of FEI and Micrion incorporated by reference in this document.

             PRO FORMA CONDENSED COMBINED BALANCE SHEET (Unaudited)
                                December 31, 1998
                                 (in thousands)

                                                         Historical
                                                     FEI          Micrion
                                                 -----------    -----------
                                                     Dec. 31,       Dec. 27,        Pro Forma        Pro Forma
                                                        1998           1998       Adjustments         Combined
                                                 -----------    -----------    --------------        ---------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                     $    15,198    $     2,258    $        5,043  (a)   $  20,999
                                                                                      (32,782) (b)
                                                                                       31,282  (c)
   Receivables                                        56,046         16,237                 -           72,283
   Inventories                                        43,518         23,844                 -           67,362
   Deferred income taxes                               9,926          3,156                 -           13,082
   Other                                               1,872            631                 -            2,503
                                                 -----------    -----------    --------------        ---------
      Total current assets                           126,560         46,126             3,543          176,229

EQUIPMENT                                             23,845          4,286                 -           28,131
OTHER ASSETS                                          40,733              -            23,734  (d)      64,467
                                                 -----------    -----------    --------------        ---------
TOTAL                                            $   191,138    $    50,412    $       27,277        $ 268,827
                                                 ===========    ===========    ==============        =========

LIABILITIES AND
SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Notes payable and current portion of
      long-term debt and capital lease
      obligations                                $         -    $     7,665    $            -        $   7,665
   Accounts payable                                   12,929          4,474                 -           17,403
   Current accounts with Philips                       5,043              -                 -            5,043
   Accrued expenses and deferred income               26,520          4,828                 -           31,348
   Other current liabilities                          11,718              -                 -           11,718
                                                 -----------    -----------    --------------        ---------
      Total current liabilities                       56,210         16,967                 -           73,177

LONG-TERM DEBT AND LONG-TERM
    OBLIGATIONS UNDER CAPITAL
    LEASES                                             7,250          5,009                 -           12,259
LONG-TERM ACCOUNT WITH
    PHILIPS                                           19,099              -                 -           19,099
OTHER LIABILITIES                                      3,091              -                 -            3,091
DEFERRED INCOME TAXES                                  7,861              -             4,865  (e)      12,726
SHAREHOLDERS' EQUITY
    Preferred stock                                        -              -                 -                -
    Common stock                                     149,635         31,937            31,282  (c)     215,483
                                                                                      (31,937) (f)
                                                                                       34,566  (g)
    Accumulated deficit                              (45,510)        (3,564)            3,564  (f)     (60,510)
                                                                                      (15,000) (h)
    Accumulated other comprehensive loss              (6,498)            63               (63) (f)      (6,498)
                                                 -----------    -----------    --------------        ---------
       Total shareholders' equity                     97,627         28,436            22,412          148,475
                                                 -----------    -----------    --------------        ---------
TOTAL                                            $   191,138    $    50,412    $       27,277        $ 268,827
                                                 ===========    ===========    ==============        =========

See Notes to Pro Forma Condensed Combined Balance Sheet

         NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET (Unaudited)
                                December 31, 1998
                      (in thousands, except per share data)

(a) To reflect cash proceeds from the assumed exercise of Micrion's "in the money" options because these options will terminate upon completion of the merger.

(b) To reflect the cash portion of the Micrion purchase price and cash transaction costs as follows:

     Micrion shares outstanding                                         4,077
     Micrion options assumed to be exercised before completion of         870
     the merger
     Micrion warrants assumed to be redeemed before the                   100
     completion of the merger
                                                                     --------
         Total Micrion shares to be acquired                            5,047
     Cash price per outstanding Micrion share                        $   6.00
                                                                     --------
                                                                     $ 30,282
     Estimated transaction costs                                        2,500
                                                                     --------
                                                                     $ 32,782
                                                                     ========

(c) To reflect the cash proceeds from the issuance of the financing shares to Philips Business Electronics as follows:

     Cash paid to finance the cash portion of the merger             $ 30,282
     consideration
     Transaction cost allowance                                         1,000
                                                                     --------
                                                                     $ 31,282
                                                                     ========

     The stock purchase agreement between FEI and Philips Business Electronics permits Philips Business Electronics to purchase FEI shares to maintain its ownership percentage following the merger. If Philips Business Electronics elects to purchase additional shares, FEI expects to use the proceeds, in part, to pay down Micrion's long-term debt.

(d) To reflect the difference between the estimated purchase price and the tangible net worth of Micrion. Based on the estimated purchase price and a preliminary valuation of Micrion's intangible assets, the excess of the purchase price over the book value of tangible assets has been allocated as follows:

           Micrion name                              $   1,400
           Existing workforce                            2,500
           Existing technology                          10,000
           Goodwill                                      9,834
                                                     ---------
                                                     $  23,734
                                                     =========

     The allocation above is based on a preliminary valuation. To determine the value of existing technology, FEI estimated future cash flows from that technology and determined the present value of those cash flows using discount rates ranging from 15% to 25%. Based on that valuation, FEI estimated the fair value of existing technology to be between $9,000 and $11,000. For purposes of these pro forma financial statements, we have used $10,000. Because of the passage of time prior to closing the transaction, the actual value allocated to existing technology assets could readily vary by as much as $10,000 due to progress made on in-process research and development and changes in the market for Micrion's existing technology, among other factors. The value of the Micrion name was estimated based on projected sales levels of Micrion's existing technology. The value of the existing workforce was determined by considering the number of employees, recruitment costs and turnover rates. The values assigned to the Micrion name and the existing workforce should also be expected to change as the valuation is finalized at the closing date.

(e) Adjustment to noncurrent deferred tax liability to reflect the tax effect of the recognition in purchase accounting of the fair value of Micrion's tangible and intangible assets.

(f) Adjustment to common stock, accumulated deficit and accumulated other comprehensive loss to eliminate Micrion's historical stockholders' equity as follows:

     Common stock                                                    $ 31,937
     Accumulated deficit                                               (3,564)
     Accumulated other comprehensive loss                                  63
                                                                     --------
                                                                     $ 28,436
                                                                     ========

(g) Adjustment to common stock to reflect the estimated purchase price for Micrion's net assets acquired as follows:

     Common stock issued to Micrion stockholders                     $ 34,566
     Cash paid to Micrion stockholders                                 30,282
     Estimated transaction costs                                        2,500
                                                                     --------
     Purchase price                                                  $ 67,348
                                                                     ========

     Based on a preliminary purchase price allocation, we plan to allocate the estimated purchase price to Micrion's assets acquired and liabilities assumed as follows:

     Current assets, including proceeds of $5,043 from the
     assumed exercise of Micrion options and warrants                $ 51,169
     Equipment                                                          4,286
     In-process research and development                               15,000
     Existing technology and other identified intangibles              13,900
     Goodwill                                                           9,834
     Deferred income taxes                                             (4,865)
     Current liabilities                                              (16,967)
     Long-term debt                                                    (5,009)
                                                                     --------
                                                                     $ 67,348
                                                                     ========

(h) Adjustment to reflect the writeoff of in-process research and development costs immediately following the closing.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (Unaudited)
                          Year Ended December 31, 1998
                      (in thousands, except per share data)


                                                                Historical                 Pro Forma       Pro Forma
                                                           FEI            Micrion         Adjustments       Combined
                                                       ------------     ------------      -----------    -----------
NET SALES                                              $    178,771     $     46,131      $         -    $   224,902
COST OF SALES                                               119,579 (a)       34,206 (d)            -        153,785
                                                       ------------     ------------      -----------    -----------
   Gross profit                                              59,192           11,925                -         71,117
                                                       ------------     ------------      -----------    -----------

OPERATING EXPENSES:
   Research and development                                  19,506            5,898                -         25,404
   Selling, general and administrative                       41,426           12,701                -         54,127
   Amortization of intangibles                                2,516                -            2,081 (f)      4,597
   Restructuring and reorganization costs                     5,320 (b)          998 (e)            -          6,318
                                                       ------------     ------------      -----------    -----------
        Total operating expenses                             68,768           19,597            2,081         90,446
                                                       ------------     ------------      -----------    -----------

OPERATING LOSS                                               (9,576)          (7,672)          (2,081)       (19,329)
OTHER EXPENSE, NET                                           (4,129)(c)       (1,028)               -         (5,157)
                                                       ------------     ------------      -----------    -----------

LOSS BEFORE INCOME TAXES                                    (13,705)          (8,700)          (2,081)       (24,486)

TAX BENEFIT                                                  (4,797)          (3,045)            (499)(g)     (8,341)
                                                       ------------     ------------      -----------    -----------

NET LOSS                                               $     (8,908)    $     (5,655)     $    (1,582)   $   (16,145)
                                                       ============     ============      ===========    ===========

EARNINGS PER SHARE:
   Basic                                               $      (0.49)    $      (1.39)     $     (0.32)   $     (0.60)
   Assuming dilution                                   $      (0.49)    $      (1.39)     $     (0.32)   $     (0.60)

WEIGHTED AVERAGE SHARES
OUTSTANDING:
   Basic                                                     18,106            4,069            4,878 (h)     27,053
                                                       ============     ============      ===========    ===========
   Assuming dilution                                         18,106            4,069            4,878 (h)     27,053
                                                       ============     ============      ===========    ===========

See notes to pro forma condensed combined statements of operations

    NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (Unaudited)
                          Year Ended December 31, 1998
                             (dollars in thousands)

(a) During the year ended December 31, 1998, FEI recognized $4,391 in cost of sales for inventory write-offs and obsolescence reserves. These charges related primarily to planned product upgrades and increased reserves for service inventories. In addition, FEI increased its reserve for estimated warranty costs by $5,134, reflecting the fact that its in-line FIB and DualBeam systems used in the manufacturing process require a higher level of warranty support than do its systems used in laboratories and due to a decision to upgrade certain third-party manufactured components.

(b) On July 29, 1998, FEI announced a restructuring and reorganization program to consolidate operations, reduce operating expenses and provide for the outsourcing of certain manufacturing activities. FEI plans to eliminate approximately 173 positions worldwide, or about 16% of its workforce. The charge of $5,320 recognized in the year ended December 31, 1998 primarily represents the cost of providing severance, outplacement assistance and associated benefits to affected employees. Additional charges of approximately $1,100 for transitional costs of consolidating operations and outsourcing certain activities are expected to be expensed as they are incurred through June 1999.

(c) FEI owns 500,000 shares of Norsam Technologies, Inc. Series A Convertible Preferred Stock. In September 1998, FEI management determined the carrying value of its cost method investment in Norsam was permanently impaired and recorded a valuation adjustment of $3,267.

(d) In the quarter ended June 30, 1998, Micrion recorded a one-time charge aggregating $4,000 to cover costs associated with asset valuation and inventory reserve adjustments.

(e) In the quarter ended March 31, 1998, Micrion recorded a one-time charge of $998 to cover costs associated with employee severance and asset valuation reserves.

(f) Adjustment to the amortization of intangibles includes the amortization of the excess of the purchase price over the fair value of Micrion's tangible assets acquired. The acquired intangibles are amortized over the following estimated useful lives:

          Work force                         10 years
          Micrion name                        8
          Existing technology                10
          Goodwill                           15

(g) Adjustment to income tax expense reflects the income tax effect of pro forma adjustment (f) above, adjusted for nondeductible amortization of goodwill, at a combined marginal tax rate of approximately 35%.

(h) Adjustment to weighted average shares outstanding for the basic and diluted earnings per share calculation is as follows:

     FEI shares issued to acquire Micrion                               5,047
     FEI shares issued to Philips Business Electronics                  3,900
     Elimination of Micrion weighted average shares outstanding        (4,069)
                                                                      -------
                                                                        4,878
                                                                      =======

                     COMPARATIVE MARKET PRICES AND DIVIDENDS

     The FEI common stock and the Micrion common stock are listed in the Nasdaq National Market under the ticker symbols "FEIC" and "MICN." The following table sets forth, for the calendar quarters indicated, the high and low bid prices of the FEI common stock and the Micrion common stock as reported on Nasdaq. The bid prices quotations reflect interdealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                               FEI                         Micrion
                                                           Common Stock                  Common Stock
                                                       ---------------------         ---------------------
                                                           High          Low             High          Low
                                                       --------     --------         --------     --------
1997 Calendar Year
First Quarter........................................  $ 14 1/4     $  6 3/4         $ 28 1/4     $ 12 1/4
Second Quarter.......................................    15 3/4        6 7/8           19           11 1/2
Third Quarter........................................    21 3/4       14 3/4           25 1/4       15 5/8
Fourth Quarter.......................................    24           12               27 1/2       14 3/8

1998 Calendar Year
First Quarter........................................  $ 15 1/8     $  8             $ 16 9/16    $ 10 7/8
Second Quarter.......................................    12 5/8        6 1/2           12 1/8        7 1/8
Third Quarter........................................     9 3/4        5 3/16          10 1/8        4 5/8
Fourth Quarter.......................................    10            5 3/8           11 11/16      4 3/4

1999 Calendar Year
First Quarter........................................  $ 12 1/4     $  7 7/16        $ 14 15/16   $  8 7/16
Second Quarter (through May 4, 1999).................     8 7/8        7 3/8           12 1/2        8 1/2

     On December 2, 1998, the last trading day before the public announcement of the merger, the closing price on Nasdaq was $8.13 per share of FEI common stock and $7.25 per share of Micrion common stock. On May 4, 1999, the most recent practicable date before the date of this document, the closing price on Nasdaq was $9.50 per share of FEI common stock and $7.38 per share of Micrion common stock. We urge shareholders to obtain current market quotations before making any decision about the merger.

     On December 31, 1998 there were approximately

     o    85 holders of record of FEI common stock

     o    2,300 holders in street name of FEI common stock

     o    121 holders of record of Micrion common stock and

     o    3,000 holders in street name of Micrion common stock.

     Neither of us has ever declared or paid a dividend and neither of us anticipates doing so in the foreseeable future. We expect the combined company to retain earnings to finance the expansion and development of its business. The payment of dividends will be within the discretion of the FEI board of directors and will depend in part on the earnings, capital requirements and operating and financial condition of the combined company.

                       COMPARISON OF SHAREHOLDERS' RIGHTS

     The rights of Micrion's stockholders are governed by Micrion's charter documents and the Massachusetts Business Corporation Law. The rights of Micrion stockholders who become FEI shareholders will be governed by FEI's charter documents and the Oregon Business Corporation Act. Upon completion of the merger, Micrion stockholders will become shareholders of FEI. The following summary compares the key differences between the rights of Micrion stockholders and the rights of FEI shareholders.

Comparison of Rights of Holders of Micrion Common Stock and Holders of FEI Common Stock

     Number of Directors. The FEI board is composed of between six and eleven directors, as fixed by the FEI board or the shareholders. The FEI board now consists of nine directors and will be increased by one additional director if the merger is effected.

     The size of the Micrion board is determined by resolution of the Micrion board and now consists of five directors.

     Classified Board of Directors. The FEI board is not classified. The directors are elected each year at the annual meeting of shareholders. The Micrion board is divided into three classes of directors, with each class being as nearly equal in size as possible. At each annual meeting, one class is elected to a three-year term.

     Removal of Directors. Any director may be removed from the FEI board at any meeting of the shareholders called for that purpose by a majority of the FEI common stock represented and entitled to vote at the meeting. Micrion directors may be removed only "for cause" by the vote of a majority of the shares outstanding and entitled to vote in the election of directors. At any meeting of the Micrion board, a director may be removed from office for cause by vote of a majority of the directors.

     Vacancies on the Board of Directors. Vacancies on the FEI board may be filled by the shareholders, the FEI board or the vote of a majority of the remaining directors if the remaining directors constitute less than a quorum of the FEI board. A director so elected to fill a vacancy serves until the next annual meeting of shareholders and until the director's successor is elected and qualified. Vacancies on the Micrion board may be filled only by the vote of a majority of directors, even if these directors do not constitute a quorum of the Micrion board. Any director so elected will hold office for the remainder of the full term of the class to which the director is elected and until the director's successor is elected and qualified.

     Shareholder Action by Written Consent. Any action required or permitted to be taken at an FEI shareholders meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action and evidenced by written consent of all the shareholders. Similarly, any action required or permitted to be taken at any meeting of Micrion stockholders may be taken without a meeting provided all stockholders entitled to vote on the matter consent in writing to the action.

     Amendments of Articles of Incorporation/Organization. The FEI's board may make specified minor changes to FEI's articles of incorporation. In general, other amendments to FEI's articles of incorporation must be recommended to the FEI shareholders by the board and approved by a majority of the votes entitled to be cast by any voting group that has a right to vote on the amendment, unless a higher percentage is specified by the Oregon Business Corporation Act, FEI's articles of incorporation or FEI's board.

     Micrion's articles of organization may be amended by the vote of the holders of a majority of each class of stock outstanding and entitled to vote on specified matters. Any change, however, that impairs or diminishes the preferences, voting powers, restrictions, qualifications, special or relative rights or privileges of any outstanding shares may be authorized only by a two-thirds vote. Generally, under the Massachusetts Business Corporation Law, any amendment to a corporation's articles of organization must be adopted by the vote of two-thirds of each class of stock outstanding and entitled to vote, unless a lower percentage is provided by the articles of organization, provided this percentage is at least a majority of each class of stock outstanding and entitled to vote.

     Amendment of Bylaws. The FEI Bylaws may be amended or repealed and new bylaws may be adopted by the FEI board or the FEI shareholders. The Micrion board may amend or repeal or make new bylaws, except with respect to any provision which by law or Micrion's charter documents requires action by the stockholders. The Micrion bylaws may also be amended or repealed at any annual or special meeting of the stockholders by the vote of a majority of the shares of capital stock issued, outstanding and entitled to vote.

     Calling of Special Meeting of Shareholders. Special meetings of FEI shareholders can only be called by the president or the FEI board and must be called by the president at the request of the holders of not less than 10 percent of the outstanding shares of FEI entitled to vote at the meeting. Special meetings of Micrion stockholders may be called by the president or by the Micrion board and must be called by the clerk, at the request of the holders of not less than 40 percent of the outstanding capital stock of Micrion entitled to vote at the meeting.

     Controlling Shareholder. Micrion has no single majority shareholder. Philips Business Electronics owns approximately 55% of the outstanding shares of FEI and has the right to maintain its current ownership percentage in FEI. Accordingly, Philips Business Electronics will be able to control the election of directors of the combined company and other matters submitted to a vote of the shareholders.

     Conflict of Interests Transactions. Under the Oregon Business Corporation Act, a conflict of interest transaction is not voidable by FEI solely because of a director's interest in the transaction if

     o the material facts of the transaction and the director's interest were disclosed to the FEI board or the shareholders and the transaction has been approved or ratified or

     o    the transaction was fair to FEI.

The Massachusetts Business Corporation Law has no comparable provision.

           PROPOSAL TO APPROVE AND ADOPT THE FEI ARTICLES OF AMENDMENT

     The FEI articles of incorporation authorize the issuance of 30 million shares of common stock and 500,000 shares of preferred stock. As of March 31, 1999, 18,250,781 shares of common stock were issued and outstanding and 1,706,149 shares of common stock were issuable upon exercise of outstanding stock options. In addition, approximately 5,047,000 shares of common stock are expected to be issued to the Micrion shareholders under the merger agreement, and approximately 5,624,000 shares of common stock are expected to be issued to Philips Business Electronics under the stock purchase agreement assuming that Philips purchases shares to finance the cash portion of the merger agreement and purchases additional shares to maintain its majority interest in FEI.

     To enable FEI to issue shares of its common stock on completion of the merger agreement and the stock purchase agreement, and still maintain a reserve of authorized but unissued shares for issuance under the FEI stock option plan and employee share purchase plan, FEI's authorized shares of common stock must be increased. The FEI board also believes that additional shares of common stock should be authorized to provide FEI with flexibility in future capital financings and potential acquisitions. For these reasons, the FEI board approved an amendment to the FEI articles of incorporation increasing the authorized shares of common stock to 45 million.

     The additional shares of FEI common stock for which authorization is sought will be identical to the shares of FEI common stock now authorized. Other than as described above, and Philips Business Electronics' right to maintain its percentage interest as described in the PEO combination agreement, FEI has no plans, arrangements or understanding regarding the issuance of any additional authorized shares. Holders of FEI common stock do not have preemptive rights to subscribe for additional securities that may be issued by FEI. Although the FEI board has no intention of doing so, the additional shares of common stock could be used to make it more difficult to effect a change in control of FEI. The FEI board is not aware of any attempt to obtain control of FEI.

     A copy of the proposed amendment to increase the number of authorized shares of FEI common stock is attached as Appendix D to this document. We urge FEI shareholders to read the proposed amendment to the articles of incorporation carefully.

           PROPOSAL TO APPROVE AND ADOPT THE FEI STOCK PLAN AMENDMENT

     FEI maintains the 1995 Stock Incentive Plan for the benefit of its employees and others who provide services to FEI. The FEI board believes the availability of stock incentives is an important factor in FEI's ability to attract and retain experienced and competent employees and to provide an incentive for them to exert their best efforts on behalf of FEI. As of March 31, 1999, out of a total of 1,600,000 shares reserved for issuance under the Plan, only 218,011 shares remained available for grant. The FEI board believes additional shares will be needed under the plan to provide appropriate incentives to employees of Micrion and others. Accordingly, the FEI board has approved an amendment to the plan, subject to shareholder approval, to reserve an additional 400,000 shares under the plan. The total number of shares reserved for issuance under the plan would thus be increased from 1,600,000 to 2,000,000 shares.

     To comply with Section 162(m) of the Internal Revenue Code, per-employee grants of options and stock appreciation rights under the plan are limited to 200,000 shares for new hires and 50,000 shares annually otherwise. In September 1998 all FEI employees holding options to purchase FEI common stock were given the opportunity to be granted new, substitute options at an exercise price equal to the then current fair market value of the common stock. The vesting schedule for the substitute options commenced on the date of the new grant and extends over four years. Some holders of options were granted substitute options to purchase more than 50,000 shares of FEI common stock in connection with the option repricing. Accordingly, the FEI board has also approved an amendment to the plan, subject to shareholder approval, to increase the per-employee limits on grants of options and stock appreciation rights under the plan to 100,000 shares solely for grants made in 1998. The per-employee limit of 50,000 shares will remain in effect for all subsequent calendar years. The per-employee limit for new hires will not be affected by this amendment. Shareholder approval of this proposal will constitute a reapproval of the per-employee limits on grants of options and stock appreciation rights under the plan. This reapproval is required every five years for continued compliance with proposed regulations under Section 162(m) of the Internal Revenue Code. See "--Tax Consequences."

     Key provisions of the plan are described below. The complete text of the plan, marked to show the proposed amendments, is attached to this document as Appendix E. We urge FEI shareholders to read the amendments to the plan carefully.

Description of the Plan

     Eligibility. All employees, officers and directors of FEI and its subsidiaries, approximately 1,000 persons in total, are eligible to participate in the plan. Also eligible are non-employee agents, consultants, advisors, persons involved in the sale or distribution of FEI's products and independent contractors of FEI or any subsidiary.

     Administration. The FEI board is authorized to administer the plan. The FEI board may promulgate rules and regulations for the operation of the plan and generally supervises the administration of the plan. The FEI board has delegated authority to administer the plan to the compensation committee of the FEI board. Only the FEI board, however, may amend, modify or terminate the plan.

     Term of Plan. The plan will continue until all shares available for issuance under the plan have been issued and all restrictions on such shares have lapsed. The FEI board may suspend or terminate the plan at any time.

     Stock Options. The compensation committee determines

     o    the persons to whom options are granted

     o    the option price

     o    the number of shares to be covered by each option

     o    the term of each option

     o    the times at which options may be exercised and

     o whether the option is an incentive stock option or a nonqualified stock option.

If the option is an incentive stock option, the option price cannot be less than the fair market value of the FEI common stock on the date of grant. If an optionee at the time of grant of an incentive stock option owns stock representing more than 10% of the combined voting power of FEI, the option price may not be less than 110% of the fair market value of the FEI common stock on the date of grant. No employee may be granted options or stock appreciation rights under the plan for more than 200,000 shares in connection with the hiring of the employee or 100,000 shares in 1998, an increase from the 50,000 shares previously permitted to be granted per calendar year under the plan, and 50,000 shares in any subsequent calendar year. In addition, the plan limits the amount of incentive stock options that may become exercisable under the plan in any year to $100,000 per optionee, based on the fair market value of the stock on the date of grant. No monetary consideration is paid to FEI upon the granting of options.

     Options granted under the plan generally continue in effect for the term fixed by the compensation committee, except that incentive stock options are not exercisable after the expiration of 10 years from the date of grant. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant. Options are nontransferable except on death of a holder. Options may be exercised only while an optionee is employed by FEI or a subsidiary or within 12 months following termination of employment by reason of death or disability or 30 days following termination for any other reason. The compensation committee may extend the exercise period for any period up to the expiration date of the option and may increase the number of shares for which the option may be exercised up to the total number of shares underlying the option. The purchase price for each share purchased on the exercise of options must be paid in

     o    cash, including cash that may be the proceeds of a loan from FEI

     o    shares of FEI common stock valued at fair market value

     o    restricted stock

     o performance units or other contingent awards denominated in either stock or cash

     o    deferred compensation credits or

     o    other forms of consideration,

as determined by the compensation committee. On the exercise of an option, the number of shares subject to the option and the number of shares available under the plan for future option grants are reduced by the number of shares with respect to which the option is exercised.

     Stock Option Grants to Independent Directors. Each individual who becomes an independent director receives a non-statutory option to purchase 5,000 shares of FEI common stock when the individual becomes a director. In addition, each independent director of FEI is automatically granted an annual non-discretionary, nonqualified option to purchase 3,000 shares of FEI common stock.

     Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted under the plan. SARs may, but need not, be granted in connection with an option grant or an outstanding option previously granted under the plan. A SAR gives the holder the right to payment from FEI of an amount equal in value to the excess of the fair market value on the date of exercise of a share of FEI common stock over its fair market value on the date of grant, or if granted in connection with an option, the option price per share under the option to which the SAR relates.

     A SAR is exercisable only at the time or times established by the compensation committee. If a SAR is granted in connection with an option, it is exercisable only to the extent and on the same conditions that the related option is exercisable. Payment by FEI upon exercise of a SAR may be made in

     o    FEI common stock valued at its fair market value

     o    cash or

     o    partly in stock and partly in cash,

as determined by the compensation committee. The compensation committee may withdraw any SAR granted under the plan at any time and may impose any condition upon the exercise of a SAR. The compensation committee may also adopt rules and regulations from time to time affecting the rights of holders of SARs. No SARs have been granted under the plan.

     The existence of SARs, as well as the bonus rights described below, would require charges to income over the life of the right based on the amount of appreciation, if any, in the market value of the common stock of FEI over the exercise price of shares subject to exercisable SARs or bonus rights.

     Stock Bonus Awards. The compensation committee may award FEI common stock as a stock bonus under the plan. The compensation committee may determine the persons to receive awards, the number of shares to be awarded and the time of the award. Stock received as a stock bonus is subject to the terms, conditions and restrictions determined by the compensation committee at the time the stock is awarded.

     Restricted Stock. FEI may issue restricted stock in amounts, for consideration, subject to restrictions and on terms determined by the compensation committee.

     Cash Bonus Rights. The compensation committee may grant cash bonus rights under the plan in connection with

     o    options granted or previously granted

     o    SARs granted or previously granted

     o    stock bonuses awarded or previously awarded and

     o    shares sold or previously sold under the plan.

Bonus rights may be used to provide cash to employees for the payment of taxes in connection with awards under the plan.

     Performance Units. The compensation committee may grant performance units consisting of monetary units that may be earned in whole or in part if FEI achieves goals established by the compensation committee over a designated period of time not to exceed 10 years. Payment of an award earned may be in cash or stock or both and may be made when earned, or vested and deferred, as the compensation committee determines. No performance units have been granted under the plan.

     Foreign Qualified Grants. Awards under the plan may be granted to eligible persons residing in foreign jurisdictions. The compensation committee may adopt supplements to the plan required to comply with the applicable laws of foreign jurisdictions and to afford participants favorable treatment under those laws, but no award may be granted under any supplement with terms that are more beneficial to the participants than the terms permitted by the plan.

     Changes in Capital Structure. If the outstanding FEI common stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of FEI or of another corporation by reason of any recapitalization, stock split or other specified transactions, the compensation committee will make appropriate adjustment to the number and kind of shares available for awards under the plan. If FEI is a party to a merger, consolidation or plan of exchange or if FEI sells all or substantially all of its assets, the compensation committee may select one of the following alternatives for treating outstanding options under the plan:

     o outstanding options will remain in effect in accordance with their terms

     o outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the transaction or

     o a 30-day period before the completion of the transaction will be provided during which outstanding options will be exercisable to the extent exercisable and, upon the expiration of the 30-day period, all unexercised options will immediately terminate.

The compensation committee may accelerate the exercisability of options so that they are exercisable in full during the 30-day period. If FEI is dissolved, options will be treated as described in the third subparagraph above.

Tax Consequences

     Some options authorized to be granted under the plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law now in effect, an optionee will recognize no income upon grant or upon a proper exercise of the incentive stock option. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, any gain realized on subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of the disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. FEI will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. On any disqualifying disposition by an employee, FEI will generally be entitled to a deduction to the extent the employee realized ordinary income.

     Other options authorized to be granted under the plan will be treated as nonqualified stock options for federal income tax purposes. Under federal income tax law now in effect, no income is realized by the grantee of a nonqualified stock option until the option is exercised. At the time of exercise of a nonqualified stock option, the optionee will realize ordinary compensation income, and FEI will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. FEI is required to withhold on the income amount. On the sale of shares acquired upon exercise of a nonqualified stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

     An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are substantially nonvested for purposes of section 83 of the Internal Revenue Code, and no section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee elects under section 83(b) within 30 days after the original transfer. FEI will generally be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. FEI is required to withhold on the income amount. A participant who receives a cash bonus right under the plan will generally recognize income equal to the amount of the cash bonus paid at the time of receipt, and FEI will generally be entitled to a deduction equal to the income recognized by the participant.

     Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that FEI may deduct for compensation paid to any of its most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option or a SAR is not subject to the $1,000,000 limit if the option or SAR and the plan meet certain requirements. One requirement is shareholder approval at least once every five years of per-employee limits on the number of shares as to which options and SARs may be granted. Other requirements are that the option or SAR be granted by a committee of at least two outside directors and that the exercise price of the option or SAR be not less than fair market value of the FEI common stock on the date of grant.

               PROPOSAL TO AMEND THE EMPLOYEE SHARE PURCHASE PLAN

     FEI maintains an employee share purchase plan for the benefit of its employees and others who provide services to FEI. The FEI board believes the availability of stock incentives is an important factor in FEI's ability to attract and retain experienced and competent employees and to provide an incentive for them to exert their best efforts on behalf of FEI. As of March 31, 1999, out of a total of 250,000 shares reserved for issuance under the plan, only 89,242 shares remained available for purchase. The FEI board believes additional shares will be needed under the plan to provide appropriate incentives to employees. Accordingly, on March 22, 1999 the FEI board approved an amendment to the plan, subject to shareholder approval, to reserve an additional 100,000 shares for the plan, and thus increasing the total number of shares reserved for issuance under the plan from 250,000 to 350,000 shares.

     Key provisions of the employee share purchase plan are described below. The complete text of the plan, marked to show the proposed amendment, is attached to this document as Appendix F.

Description of the Employee Share Purchase Plan

     Eligibility. Except as described below, all full-time employees of FEI and designated subsidiaries, including employees who are officers or directors, are eligible to participate in the plan. Any employee who owns or would be deemed to own five percent or more of the voting power or value of all classes of stock of FEI is ineligible to participate in the plan.

     Plan Offerings and Purchase of Shares. Offering periods are 12 months long and commence on about March 1 and September 1 of each year and end on the last day of February and August following. On the first trading day of each offering period, known as the "offering date," each eligible employee is automatically granted an option to purchase shares of FEI common stock to be automatically exercised on the last trading day of each of the two six-month purchase periods comprising an offering period. The last trading day of a purchase period is known as a "purchase date." No option will permit an employee to purchase more than 1,000 shares or permit an employee's right to purchase shares under the plan to accrue at a rate that exceeds $25,000 of fair market value (determined at the offering date) for each calendar year that the option is outstanding. Each eligible employee may elect to participate in the plan by filing a subscription and payroll deduction authorization. Shares may be purchased under the plan only through payroll deductions of not more than 15 percent of an employee's base pay plus commissions. On the purchase date the amounts withheld will be applied to purchase shares for the employee from FEI. The purchase price will be the lesser of 85 percent of the closing market price of FEI common stock on the offering date or on the purchase date.

     An employee may terminate participation in the plan by written notice to FEI at least 10 days before the purchase date. The employee will then receive all funds withheld from his or her pay and not yet used to purchase shares. No interest will be paid on funds withheld from employees unless otherwise determined by the FEI board. An employee may reinstate participation in the plan, but only after the first purchase date following termination. The rights of employees under the plan are not transferable.

     Automatic Withdrawal from an Offering Period. If the fair market value of a share of FEI common stock on a purchase date other than the final purchase date of an offering period is less than the fair market value of a share of FEI common stock on the offering date of the offering period, every participant will be (a) automatically withdrawn from that offering period at the close of the purchase date and after the acquisition of shares of FEI common stock for the purchase period and (b) enrolled in the offering period commencing on the first business day following that purchase date. A participant may elect not to be automatically withdrawn from an offering period by written notice to FEI.

     Administration. The plan is administered by the compensation committee of the FEI board. The committee may change the duration of the offering periods or the purchase periods (except that no offering period may have a duration exceeding 27 months), promulgate rules and regulations for the operation of the plan, adopt forms for use in connection with the plan, decide any question of interpretation of the plan or rights arising under the plan and generally supervise the administration of the plan. FEI pays all expenses of the plan other than commissions on sales of shares for employees' accounts by the custodian.

     Custodian. An independent custodian maintains the records under the plan. Shares purchased by employees under the plan are delivered to and held by the custodian on behalf of the employees. By appropriate instructions from an employee, all or part of the shares may be sold or transferred into the employee's own name and delivered to the employee.

     Amendments. The FEI board may amend the plan, except that without the approval of the shareholders of FEI, the plan may not be amended to increase the number of reserved shares or decrease the purchase price of shares. The FEI board may terminate the plan at any time, except that termination will not affect outstanding options.

Tax Consequences

     The plan is intended to qualify as an "employee purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under the code, employees will not recognize taxable income or gain with respect to shares purchased under the plan either at the offering date or at a purchase date. If a current or former employee disposes of shares purchased under the plan more than two years after the offering date, or in the event of the employee's death at any time, the employee or the employee's estate will be required to report as ordinary compensation income for the taxable year of disposition or death an amount equal to the lesser of

     o the excess of the fair market value of the shares at the time of disposition or death over the purchase price, or

     o 15 percent of the fair market value of the shares on the offering date.

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
     In the case of such a disposition or death, FEI will not be entitled to any deduction from income. Any gain on the disposition in excess of the amount treated as ordinary compensation income will be capital gain. If the disposition is by gift, the employee will not be taxed on any gain in excess of the amount treated as ordinary compensation income, and for the purpose of determining gain or loss on a subsequent disposition, the recipient of the gift will be treated as having purchased the shares for the price paid by the employee plus the amount treated as ordinary compensation to the employee as a result of the gift.

     If an employee disposes of shares purchased under the plan within two years after the offering date, the employee will be required to report the excess of the fair market value of the shares on the purchase date over the purchase price as ordinary compensation income for the year of disposition. If the disposition is by sale, any difference between the fair market value of the shares on the purchase date and the disposition price will be capital gain or loss. If the disposition is by gift, the employee will not be taxed on any gain in excess of the amount treated as ordinary compensation income, and for the purpose of determining gain or loss on a subsequent disposition, the recipient of the gift shares will be treated as having purchased the shares at their fair market value on the purchase date. In the event of a disposition within two years after the offering date, FEI will be entitled to a deduction from income in the year of such disposition equal to the amount that the employee is required to report as ordinary compensation income.

     Under the terms of the plan, participants are required to pay to FEI any amounts necessary to satisfy any tax withholding determined by FEI to be required in connection with either the purchase or sale of shares acquired under the plan.

                         PROPOSAL TO ELECT FEI DIRECTORS

     The directors of FEI are elected at the FEI annual meeting to serve until their successors are elected and qualified. If any of the nominees for director at the FEI annual meeting becomes unavailable for election for any reason (none being known), the proxy holders will have discretionary authority to vote pursuant to the proxy for a suitable substitute or substitutes. The following table briefly describes FEI's nominees for directors.

                                                                                           Director
Name, Principal Occupation and Other Directorships                              Age           Since
--------------------------------------------------                              ---        --------
Michael J. Attardo.  Mr. Attardo joined FEI as a director in April
1999.  Since 1992, Dr. Attardo has been General Manager of
International Business Machine Corporation's Microelectronics
Division.  Dr. Attardo has more than 30 years of experience in engineering, management and development at IBM.  Before being named to his current position, Dr. Attardo was General Manager of the Manufacturing and Process Development Division for IBM.
He is a member of both the board of directors of the Semiconductor
Industries Association and the Engineering Council of the
Columbia University School of Engineering and Applied Science.
He also serves on the joint industry-government Semiconductor
Technology Council for the United States Department of Defense.                  58            1999

Alfred B. Bok.  Mr. Bok has served as a director of FEI since
February 1997.  He is Chief Executive Officer of Philips Business
Electronics International B.V., a position he has held since
August 1992.  From February 1989 to August 1992, Mr. Bok was
a Vice President of Philips Medical Systems.  Mr. Bok holds an
Engineers degree in applied physics and a Ph.D. in physics from
the Technical University of Delft.                                               59            1997

William E. Curran.  Mr. Curran has served as a director of FEI since February 1997.  He is Senior Vice President, Chief Financial
Officer and a director of Philips Electronics North America
Corporation, a Philips affiliate.  Mr. Curran has held those positions since February 1996.  From March 1993 to
February 1996, he was Chief Operating Officer of Philips Medical
Systems and from February 1987 to February 1996 Mr. Curran
was Chief Financial Officer of Philips Medical Systems.
Mr. Curran holds a B.S. in Management Engineering from
Rensselaer Polytechnic Institute and an M.B.A. from the
University of Pennsylvania.                                                      50            1997

                                      104

Dr. William W. Lattin.  Dr. Lattin joined FEI as a director in
April 1999.  Dr. Lattin is Executive Vice President of Synopsys,
Inc., where he has been employed since October 1994.  From
September 1986 through February 1994, Dr. Lattin served as
President and Chief Executive Officer of Logic Modeling Corp.
From 1975 to 1986, Dr. Lattin held various engineering and
management positions with Intel Corporation.  Dr. Lattin also serves as a director on the boards of RadiSys Corporation, the
Oregon Graduate Institute, EasyStreet Online Services, Inc., and
Synopsys, Inc.  Dr. Lattin holds a Ph.D. in electrical engineering from Arizona State University and a M.S.E.E. and B.S.E.E. from
the University of California-Berkeley.                                                  58            1999

Vahe' A. Sarkissian.  Mr. Sarkissian joined FEI as President, Chief
Executive Officer and director in May 1998.  From 1994 to 1995, he was President and Chief Executive Officer of Metrologix, Inc.,
an electron beam metrology company.  Mr. Sarkissian was with
Silicon Valley Group ("SVG") from 1989 to 1993, as President and
Chief Operating Officer, and before that as President and Chief
Executive Officer of SVG Lithography Systems, a subsidiary of
SVG.  Before SVG he was a Vice President of Data General Corp.
He has held several technical and management positions with
semiconductor companies, including Advanced Micro Devices, Inc.
He has served as a member of the board of directors for several technology companies.  Mr. Sarkissian holds a B.S.E.E. from
Northrop University and an M.S.E.E. from the University of Santa
Clara.                                                                                  56            1998

Theo J.H.J. Sonnemans.  Mr. Sonnemans has served as a director of FEI since February 1997.  He is the Chief Financial Officer of
Philips Business Electronics, a position he has held since
May 1995.  From April 1984 to May 1995 Mr. Sonnemans was
Chief Financial Officer of the Television Unit of Philips Sound and
Vision production division.                                                             55            1997

Dr. Lynwood W. Swanson.  Dr. Swanson co-founded FEI in 1971
and has served as a director since that time.  He served as President of FEI until October 1994, at which time he became Chairman of the board of directors.  Dr. Swanson was appointed Chief Scientist in May 1990 and served as Chief Executive Officer of FEI from
May 1988 to February 1997.  Dr. Swanson holds B.S. degrees in physics and chemistry from the University of the Pacific and a
Ph.D. degree in physical chemistry from the University of
California at Davis.                                                                    64            1971

                                      105

Karel D. van der Mast.  Dr. van der Mast joined FEI as a director and as Executive Vice President Marketing and Chief Technical
Officer in February 1997.  Dr. van der Mast served as Business
Manager and Strategic Marketing Manager of Philips Electron
Optics B.V. from October 1995 to February 1997.  In 1988 he
joined Philips Electronic Optics as Research and Development
Manager.  Dr. van der Mast holds an Engineers degree and a
Ph.D. in physics from the Technical University of Delft.                                51            1997

Donald R. VanLuvanee.  Mr. VanLuvanee has served as a director of FEI since November 1995.  Mr. VanLuvanee has been
President, Chief Executive Officer and a director of Electro
Scientific Industries, Inc., an electronics company, since July 1992.
Mr. VanLuvanee also serves as a director of Micro Component
Technology, Inc., a semiconductor equipment manufacturing
company.                                                                                53            1995

FEI Board Meetings and Committees

     The FEI board met seven times during 1998. No director attended fewer than 75% of the meetings of the board of directors and the committees of which the director was a member during 1998. The standing committees of the board of directors are the audit committee and the compensation committee.

     The audit committee makes recommendations concerning the engagement of the independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of the audit and non-audit fees and reviews the adequacy of FEI's internal accounting controls. In 1998 the audit committee consisted of Theo Sonnemans, Lloyd Swenson and Donald R. VanLuvanee. The compensation committee determines compensation for FEI's executive officers and administers FEI's stock incentive plan and the employee share purchase plan. In 1998 the compensation committee consisted of Alfred B. Bok, William E. Curran, Lloyd Swenson and Donald R. VanLuvanee.

     Under the terms of the stock incentive plan, each individual who becomes an independent director receives a nonqualified option to purchase 5,000 shares of common stock when the individual becomes a director. In addition, each independent director of FEI is automatically granted an annual non-discretionary, non-statutory option to purchase 3,000 shares of common stock. In 1998, independent directors were each paid $7,500 per year for their services, $1,000 for attendance at each board meeting and an additional $500 for attendance at each committee meeting, provided the committee meeting was not held at the same location and within 24 hours of a scheduled board meeting.

     No directors other than independent directors receive fees or option grants for services as a director. All directors were reimbursed in 1998 for reasonable expenses incurred in attending meetings.

                           FEI EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth all compensation paid by FEI with respect to the last three years to the chief executive officer and the most highly compensated four other current executive officers and two former executive officers.

                                                                                Long Term Compensation
                                                  Annual Compensation         -------------------------
                                             -------------------------------           Awards
                                                                       Other  -------------------------           All
                                                                      Annual  Restricted     Securities         Other
     Name and Principal                                              Compen-       Stock     Underlying       Compen-
     Position                          Year     Salary    Bonus       sation     Award(s)        Option        sation
     --------------------------------- ----  ---------  ---------  ---------  ----------     ----------     ---------
     Vahe' A. Sarkissian               1998  $ 197,923   $      0   $     --   $ 370,313 (2)     98,760 (3)  $ 36,000 (4)
        Chief Executive                1997         --         --         --          --             --            --
        Officer(1).................... 1996         --         --         --          --             --            --

     Karel D. van der Mast             1998  $ 180,000   $ 20,000   $     --   $      --        100,000 (3)  $     --
        Executive Vice                 1997    127,108     13,851         --          --             --            --
        President, Marketing (5)...... 1996         --         --         --          --             --            --

     Joseph C. Robinson                1998  $ 137,212   $ 32,447   $     --   $      --         55,000 (3)  $ 63,130 (6)
        Senior Vice President,         1997    132,000     10,400         --          --             --            --
        Sales and Service............. 1996    120,129        300         --          --         42,000            --

     Dr. Lynwood W. Swanson            1998  $  150,000  $ 15,750   $     --   $      --         95,000 (3)  $     --
        Chairman and Chief             1997     161,955    11,250         --          --             --            --
        Scientist..................... 1996     202,917        --         --          --         10,000            --

     Charles Lake                      1998  $  139,616  $ 12,000   $     --   $      --         83,750 (3)  $     --
        Senior Vice President,         1997     124,891    10,400         --          --             --            --
        Manufacturing................. 1996     109,082        --         --          --          7,500            --

     William G. Langley
        Former Executive Vice          1998  $  154,083  $     --   $     --   $      --         25,000 (3)  $270,000 (7)
        President and Chief            1997     161,955    11,250         --          --             --            --
        Financial Officer............. 1996     202,917        --         --          --         10,000            --

     William A. Whitward               1998  $  137,626  $ 49,513   $     --   $      --         50,000 (3)  $     --
        Former Chief                   1997     132,767    26,888         --          --             --            --
        Executive Officer(8).......... 1996          --        --         --          --             --            --

--------------

(1) Mr. Sarkissian joined FEI on May 15, 1998. His compensation listed does not include a guaranteed first-year bonus of $200,000 to be paid in May 1999.

(2) The fair market value of a 50,000 share restricted stock bonus granted to Mr. Sarkissian on June 25, 1998, based on the closing price on that date of $7.40625 per share. 25,000 shares of the 50,000 share stock award are subject to forfeiture if Mr. Sarkissian's employment as Chief Executive
     Officer of FEI is terminated before June 25, 1999.

(3) A portion of the stock options granted in 1998 includes options which were canceled on September 18, 1998 as a result of an option repricing. See
     "Ten-Year Option Repricings."

(4) Amount loaned to Mr. Sarkissian in 1998 for payment of state income taxes on a stock bonus of 50,000 shares. The loan bears interest rate at 5.58% and will be forgiven at the rate of 20% each year if Mr. Sarkissian remains employed as Chief Executive Officer of FEI.

(5) Dr. van der Mast joined FEI in February 1997. Of the total salary and bonus received by Dr. van der Mast in 1997, a portion was paid to him in Dutch guilders and was converted to U.S. dollars using an average conversion rate of 1.95.

(6) Mr. Robinson received $63,130 in moving-related expense reimbursements in 1998.

(7) Mr. Langley received $270,000 in severance payments in connection with the termination of his employment effective September 30, 1998.

(8) Mr. Whitward joined FEI in February 1997. All of his compensation was paid to him in Dutch guilders and was converted to U.S. dollars using an average conversion rate of 1.95. Mr. Whitward retired from FEI effective October
     31, 1998.

Stock Option Grants in Last Fiscal Year

     The following table provides information on option grants during 1998 to the persons named in the summary compensation table.

                      FEI Option Grants in Last Fiscal Year

                                                                                             Potential Realizable
                                   Individual Grants                                             Value at Assumed
     ---------------------------------------------------------------------------------            Annual Rates of
                                   Number of       % of Total                                         Stock Price
                                  Securities          Options                                    Appreciation for
                                  Underlying       Granted to    Exercise                          Option Term(1)
                                     Options     Employees in     or Base   Expiration     ----------------------
     Name                            Granted      Fiscal Year       Price         Date         5%          10%
     ----                         ----------     ------------   ---------   ----------     ---------    ---------
     Vahe' A. Sarkissian........  49,380 (2)            3.91%   $   6.625    9/18/2008     $ 205,738    $ 521,381
                                  49,380 (3)            3.91%   $  10.125           --     $ 314,430    $ 796,827

     Karel D. van der Mast.....   50,000 (2)            3.96%   $   6.625    9/18/2008     $ 208,321    $ 527,927
                                  50,000 (3)            3.96%   $   9.000           --     $ 283,003    $ 717,184

     Joseph C. Robinson........   45,000 (2)            3.56%   $   6.625    9/18/2008     $ 187,489    $ 475,134
                                  10,000 (3)            0.79%   $ 13.1875           --     $  82,935    $ 210,175

     Lynwood W. Swanson........   85,000 (2)            6.73%   $   6.625    9/18/2008     $ 354,146    $ 897,475
                                  10,000 (3)            0.79%   $ 13.1875           --     $  82,935    $ 210,175

     Charles Lake..............   73,750 (2)            5.84%   $   6.625    9/18/2008     $ 307,274    $ 778,691
                                  10,000 (3)            0.79%   $ 13.1875           --     $  82,935    $ 210,175

     William G. Langley........   10,000 (2)            0.79%   $   6.625    3/31/2000     $   1,630    $   3,230
                                  15,000 (3)(4)         1.19%   $ 13.1875           --     $ 124,403    $ 315,262

     William A. Whitward.......   25,000 (2)            1.98%   $  6.6250    9/18/2003     $  45,725    $ 101,200
                                  25,000 (3)            1.98%   $  10.500           --     $  72,450    $ 160,380

--------------

(1) The 5% and 10% assumed rates of appreciation are required by the Securities and Exchange Commission and do not represent FEI's estimate or projection of the future common stock price.

(2) Options granted in September 1998 in connection with a repricing of certain outstanding stock options to an exercise price at the current market price as of September 18, 1998. The options become exercisable at the rate of 20 percent on March 18, 1999, 20 percent on September 18, 1999, 20 percent on
     September 18, 2000, 20 percent on September 18, 2001, and 20 percent on
     September 18, 2002. All of Mr. Langley's and Mr. Whitward's options, however, are immediately exercisable.

(3) Options granted in 1998 but canceled effective September 18, 1998 in connection with the option repricing. Please refer to the "Ten Year Option
     Repricings" table for more information about FEI's September 1998 option repricing.

(4)  On September 18, 1998, Mr. Langley elected to reprice options to purchase
     25,000 shares. In exchange for these terminated options to purchase 25,000 shares, Mr. Langley received a new, repriced, fully exercisable option to purchase 10,000 shares of FEI common stock exercisable through March 31, 2000. Of the remaining 95,000 options outstanding that Mr. Langley elected not to reprice, 78,000 are fully exercisable until March 31, 2000 and 17,000 have expired. Accordingly, Mr. Langley holds options to purchase
     88,000 shares of immediately exercisable stock options that expire on March
     31, 2000.

FEI Option Exercises and Year-End Option Values

     The following table sets forth, for each of the persons named in the summary compensation table, the shares acquired and the value realized on exercise of stock options during 1998 and the fiscal year-end number and value of unexercised options:

                                                                       Number of            Value of
                                                                  Shares Subject         Unexercised
                                                                  to Unexercised        in-the-Money
                                                                         Options             Options
                                  Number of                            at FY-End           at FY-End
                                     Shares                    -----------------   -----------------
                                   Acquired                      Exercisable/        Exercisable/
     Name                       on Exercise   Value Realized   Unexercisable (1)   Unexercisable (1)
     ------------------------   -----------   --------------   -----------------   -----------------
     Vahe' A. Sarkissian              0             --              0/49,380           $0/$49,380

     Karel D. van der Mast            0             --              0/50,000           $0/$50,000

     Joseph C. Robinson               0             --              0/45,000           $0/$45,000

     Lynwood W. Swanson               0             --           14,000/91,000         $0/$85,000

     Charles Lake                     0             --             667/73,750          $88/$73,750

     William G. Langley               0             --              88,000/0           $11,250/$0

     William A. Whitward              0             --              25,000/0           $25,000/$0

--------------

(1) Calculated based on the December 31, 1998 closing stock price of $7.625, less the exercise price, multiplied by the number of shares underlying the option.

FEI Termination Agreements

     On August 28, 1998, FEI entered into an employment transition agreement with Mr. Langley, pursuant to which he resigned as an employee, officer and director effective September 30, 1998. In connection with Mr. Langley's termination of employment, the exercise period for options to purchase 78,000 shares of common stock was extended from October 31, 1998 to March 31, 2000. In addition, when Mr. Langley elected in September 1998 to reprice options for 25,000 shares, he received new options for 10,000 shares exercisable immediately and expiring on March 31, 2000.

FEI Ten-Year Option Repricings

     In September 1998 FEI offered to all stock option holders, including executive officers and directors except Mr. Langley, the opportunity to surrender their existing stock options in exchange for new options for an equal number of shares with an exercise price of $6.625 per share, the fair market value on September 18, 1998. Mr. Langley surrendered existing stock options for 25,000 shares in exchange for new options to purchase 10,000 shares with an exercise price of $6.625 per share.

     The following table sets forth information regarding option repricing for persons named in the summary compensation table and for all other executive officers.

                           Ten-Year Option Repricings

                                                                          Market                                       Length of
                                                       Number of           Price        Exercise                        Original
                                                      Securities     of Stock at        Price at                     Option Term
                                                      Underlying         Time of         Time of                    Remaining at
                                                         Options       Repricing       Repricing             New         Date of
                                                     Repriced or              Or              or        Exercise    Repricing or
Name                                        Date         Amended       Amendment       Amendment           Price       Amendment
----                                    --------     -----------     -----------     -----------     -----------    ------------
Vahe' A. Sarkissian                      9/18/98          49,380       $   6.625      $  10.1250       $   6.625      9.65 years
  Chief Executive Officer..........

Karel D. van der Mast                    9/18/98          50,000       $   6.625      $   9.0000       $   6.625      9.33 years
  Executive Vice President,
  Marketing........................

Joseph C. Robinson                       9/18/98          18,000       $   6.625      $   9.2500       $   6.625      7.25 years
  Senior Vice President, Sales                            10,000           6.625         13.1875           6.625      9.5  years
  and Service......................                       12,000           6.625         12.0000           6.625      6.58 years
                                                           5,000           6.625         15.0000           6.625      6.58 years

Lynwood W. Swanson                       9/18/98          10,000       $   6.625      $  13.1875       $   6.625      9.5  years
  Chairman and Chief                                      75,000           6.625         13.2500           6.625      6.83 years
  Scientist........................

Charles Lake                             9/18/98          10,000       $   6.625      $  13.1875       $   6.625      9.5  years
  Senior Vice President,                                   3,750           6.625         15.0000           6.625      7.58 years
  Manufacturing....................                       10,000           6.625          9.2500           6.625      6.25 years
                                                          50,000           6.625         13.2500           6.625      5.83 years

William G. Langley                       9/18/98          10,000 (1)   $   6.625      $  15.0000       $   6.625      7.5  years
  Former Executive Vice                                   15,000           6.625         13.1875           6.625      9.5  years
  President and Chief Financial
  Officer..........................

William A. Whitward                      9/18/98          25,000       $   6.625      $  10.5000       $   6.625      4.58 years
  Former Chief Executive
  Officer..........................

Mark V. Allred                           9/18/98           5,000       $   6.625      $  13.1875       $   6.625      9.5  years
  Corporate Controller.............                       10,000           6.625          9.0000           6.625      9.75 years

Rob Fastenau                             9/18/98           5,000       $   6.625      $  13.1875       $   6.625      9.5  years
  Senior Vice President, Research
  and Development..................

Jim D. Higgs                             9/18/98          20,000       $   6.625      $   8.7500       $   6.625      9.4  years
  Senior Vice President, Human                            50,000           6.625         18.5000           6.625      9    years
  Resources........................

Michel van Woesik                        9/18/98           2,000       $   6.625      $  13.1875       $   6.625      9.5  years
  Treasurer, European Controller...                                        6.625

Bernd Volbert                            9/18/98           5,000       $   6.625      $  13.1875       $   6.625      9.5  years
  Senior Vice President, Sales.....

(1) Mr. Langley surrendered existing options to purchase 25,000 shares in exchange for repriced options to purchase 10,000 shares.

               FEI CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Machinefabrieken Contract. In January 1998 FEI and Philips Machinefabrieken Nederland B.V. entered into a Development Agreement under which Machinefabrieken was to develop the stage assembly for FEI's next generation of instruments. The agreement provided for payment by FEI to Machinefabrieken of between NLG 7 million and NLG 11 million, depending on the time of completion of the project, and provided for termination of the agreement by FEI if the subject technology was not developed before February 28, 1999. Each entity negotiated the contract on its own behalf on an arms-length basis. In September 1998 the contract was terminated before completion and FEI's obligations to Machinefabrieken were settled for $3.6 million for design and development services rendered before termination. The amount incurred under the contract was included as research and development expense during the year ended December 31, 1998.

     Philips Services Agreements. Effective February 21, 1997, the closing date of the PEO combination, some subsidiaries of Koninklijke Philips Electronics N.V. began providing a variety of administrative services to non-U.S. subsidiaries of FEI engaged in the electron optics business formerly operated by Philips. These services arrangements were contained in approximately eight services agreements and provided for services such as

          o Human Resource Management - services related to personnel and personnel management systems
          o    Letter of Credit - export sales
          o Philips Research - contract research related to electron optics microscopy technology
          o Corporate Purchasing - central payment system for accounts payable, purchasing information and training
          o Central Finance and Administration - fixed asset registration, VAT, customs and import duties services
          o Corporate Bureau on Environment and Energy - support and review on environmental matters and energy costs.

These service agreements also provide for Philips' affiliates to continue to provide some administrative, accounting, information services, logistics, occupancy and other services that have been provided by Philips to the PEO operations in the past. Management believes that, had these agreements been in place on an historical basis, they would not have resulted in any material change in the historical results of operations of FEI. During the year ended December 31, 1998, FEI paid Philips approximately $4.35 million for these administrative and other services.

     Philips Distribution Agreements. At the time of the PEO combination, FEI entered into a three year distribution agreement with Philips under which Philips' affiliates in specified territories provide sales and service activities for FEI. FEI sells its products to these affiliates at a discount from list price for resale to end users. In addition to sales for further distribution, some Philips units buy products from FEI for their own use. Total sales to

Philips entities amounted to approximately $16.6 million during the year ended December 31, 1998. The distribution agreement will be renewed for successive one-year periods at the end of 1999 unless terminated before that time. Under specified conditions of termination, FEI has an option to purchase these distribution businesses at a fair market value.

     Philips Internal Audit. Beginning in 1998, FEI engaged the services of Philips Corporate Internal Audit Department to perform what is expected to be an annual operational audit of FEI and its subsidiaries. The Philips internal audit process is generally implemented for all Philips subsidiaries and divisions and focuses primarily on an evaluation of business processes and their function and financial results associated with creation of management information. FEI's audit committee determined that this type of audit of FEI would be complementary to and not duplicative of the annual audit to be conducted by FEI's independent financial auditors. The fee for 1998 for these services was $60,000.

     Philips Stock Purchase Agreement. On December 3, 1998 FEI and Philips Business Electronics signed a stock purchase agreement providing that Philips Business Electronics will purchase additional newly issued shares of FEI common stock to provide the funds to FEI for the cash portion of the consideration to be paid to the Micrion stockholders and some of the merger transaction costs of FEI. The terms of the stock purchase agreement are described beginning on page 75 of this joint proxy statement/prospectus.

     Loans to Mr. Sarkissian. On June 25, 1998, in connection with the commencement of his employment with FEI, Mr. Vahe' Sarkissian, the President and Chief Executive Officer of FEI, was granted a stock bonus of 50,000 shares of common stock of FEI, valued at $7 13/32 per share, the fair market value of FEI's common stock on the date of grant. 25,000 shares of the stock bonus are subject to forfeiture if Mr. Sarkissian's employment as Chief Executive Officer of FEI terminates before June 25, 1999. FEI agreed to make loans to Mr. Sarkissian on the following terms in connection with the payment of taxes resulting from this stock award. The term of each note will be five years and the interest rate will be 5.58%, with all principal and interest due at maturity. FEI is authorized to forgive any such loan to Mr. Sarkissian, subject to the following conditions:

     (a) The loan may be forgiven ratably over a five-year period beginning on the date of the loan, but only for so long as Mr. Sarkissian remains employed as FEI's Chief Executive Officer during the five-year period.

     (b) If Mr. Sarkissian's employment as FEI's Chief Executive Officer is terminated before the expiration of the five-year period described above, any portion of the loan that has not been forgiven may not be forgiven and the balance of the loan amount outstanding plus accrued interest will become due and payable on the terms of the note representing the loan.

     FEI entered into a Stock Bonus Agreement with Mr. Sarkissian dated June 25, 1998 containing these terms and arrangements.

     Also on June 25, 1998, in connection with his commencement of employment with FEI as Chief Executive Officer, FEI sold to Mr. Sarkissian 150,620 shares of common stock of FEI subject to specified restrictions. The purchase price for the shares was $7 13/32, the fair market value of FEI's common stock on the date of grant. The restricted shares purchased by Mr. Sarkissian vested 20% on June 25, 1998 and will vest an additional 20% annually thereafter through the year 2002.

     Effective June 25, 1998 FEI loaned Mr. Sarkissian the amount of $1,115,530 for the purchase of the restricted shares on the following terms:

          o the loan is represented by a promissory note in the form approved by FEI's compensation committee
          o    the term of the loan is four years from the date of issuance
          o    interest on the loan accrues at 5.58%
          o    interest is payable at maturity.

     If before June 25, 2002 Mr. Sarkissian terminates his employment with FEI voluntarily or if his employment is terminated for cause, FEI will have the option to repurchase any unvested shares at the price paid by Mr. Sarkissian. FEI will have the right to offset the repurchase payment against amounts outstanding under the loan extended by FEI for purchase of the shares.

     If during the same period Mr. Sarkissian's employment is terminated involuntarily without cause, Mr. Sarkissian will have the option to cause FEI to repurchase any unvested shares at a price equal to his cost plus interest owed on the portion of the loan attributable to any unvested shares, with the interest calculated at the same rate as the loan interest rate.

     FEI entered into a Restricted Stock Purchase Agreement with Mr. Sarkissian dated June 25, 1998 containing these terms and arrangements. For more information about Mr. Sarkissian's compensation arrangements, you should read the FEI Compensation Committee's Report on Executive Compensation beginning on page 114.

     Accurel Contract. Mr. Sarkissian owns 50% of the outstanding shares of stock of Accurel Systems International Corp., a semiconductor analytical services laboratory located in Sunnyvale, California. During 1998, Accurel purchased products from FEI with a purchase price of $1,721,000 and received from FEI equipment lease guaranties in the amount of $464,000. FEI believes the transactions were made on arm's length terms.

                        FEI COMPENSATION COMMITTEE REPORT
                          ON EXECUTIVE COMPENSATION<F1>

     The FEI compensation committee consists of four directors and, pursuant to authority delegated by the board of directors, determines and administers the compensation of FEI's executive officers. In setting the compensation for the executive officers other than the President and Chief Executive Officer, the compensation committee works closely with the Chief Executive Officer, who makes specific recommendations to the committee concerning compensation for each of the other executive officers. Although the board of directors has granted the compensation committee full authority to set executive compensation, in practice the decisions of the compensation committee are usually reported as recommendations to the full board of directors, which has in the past generally approved the recommendations.

     Internal Revenue Code Section 162(m), as adopted in 1993, limits to $1,000,000 per person the amount that FEI may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. The levels of salary and bonus paid by FEI have not exceeded this limit. Upon the exercise of nonqualified incentive stock options, however, the excess of the current market price over the option price (option spread) is treated as compensation and, therefore, it may be possible for option exercises by an officer in any year to cause the officer's total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and it is FEI's current policy generally to grant options that meet those requirements.

Compensation Principles

     Executive compensation is based on several general principles, which are summarized below:

     o Provide competitive total compensation that enables FEI to attract and retain key executives

     o    Link corporate and individual performance to compensation

     o Encourage long-term success and align shareholder interests with management interests by giving executives the opportunity to acquire stock in FEI

     o    Reward initiative.

--------------

     <F1>This section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of FEI under the Securities Act of 1933, or the Securities Exchange Act of 1934, regardless of date or any other general incorporation language in such filing.

Compensation Components

     The primary components of FEI's executive officer compensation program are base salary, annual incentive arrangements and long-term incentive compensation in the form of stock options.

     Base Salary. FEI attempts to establish base salary levels for FEI's executive officers that are competitive with those established by companies of similar size in the electronics industry. When determining salaries, the compensation committee also takes into account individual experience levels, job responsibility and individual performance. Each executive officer's salary is reviewed annually, and increases to base salary are made to reflect competitive market increases and the individual factors described above.

     Senior Manager Bonus Plan. In 1998 senior managers of FEI were eligible for payment of an annual bonus, at levels generally ranging from 12% to 20% of base salary, with the amount being determined based on a combination of company-wide, divisional and individual performance. FEI paid senior managers bonuses ranging from 35% to 60% of each individual's potential bonus in 1998. For 1999, the compensation committee decided to tie pay-out of bonuses entirely to Company performance and established certain targets for attaining the bonus. The committee also increased the range of potential bonuses for senior managers as a percentage of base salary to 15% to 30%. The bonus of the Chief Executive Officer is determined separately by the compensation committee.

     Long-Term Incentives--Options and Restricted Stock. FEI's primary long-term incentive compensation is through stock options. In 1998 FEI also used restricted stock as a part of the long-term compensation incentive for its President and Chief Executive Officer.

     The compensation committee believes that the motivation of senior managers increases as the market value of FEI's common stock increases. In order to align the financial interests of executive officers and other key employees with those of the shareholders, FEI grants stock options on a periodic basis, taking into account, among other factors, the size and terms of previous grants of equity-based compensation and stock holdings in determining awards. On one occasion in 1998, FEI also made a restricted stock grant as incentive compensation to the Chief Executive Officer. Options and restricted stock grants, in particular, reward executive officers and other key employees for performance that results in increases in the market price of FEI's common stock, which directly benefits all shareholders.

     Options granted under the stock incentive plan generally have been granted at an exercise price equal to the fair market value of the common stock on the date of grant, based on the closing price as reported on the Nasdaq National Market on the date of grant. Options generally become exercisable over a four-year period with a specified percentage becoming exercisable each year. Stock options generally have a ten-year term, but terminate earlier if employment is terminated. Initial option grants to executive officers depend upon the level of responsibility and position, and subsequent grants are made based on the compensation committee's subjective assessment of performance, among other factors. The compensation committee believes that these features of the option and stock grants not only provide an incentive for executives to remain in the employ of FEI, but also make longer term growth in share prices important for the senior managers who receive stock options or restricted stock grants.

     The compensation committee administers the stock incentive plan and recommends to the full board of directors awards of stock options to senior managers and other key employees of FEI. The compensation committee expects that in the future, if additional grants are made, consideration will be given to the number of options granted in the past and the exercise price of such grants.

     Repriced Options. In September 1998 FEI offered to all employee option holders and directors who held outstanding stock options the opportunity to surrender their options with an exercise price of greater than $6.625 in exchange for new options for an equal number of shares with an exercise price of $6.625 per share, the current fair market price on September 18, 1998. The new options are nonqualified stock options and, in some cases, were granted in replacement of incentive stock options. The replacement options were granted with a vesting schedule of 20% six months after grant, 20% one year after grant, and 20% in each year thereafter until fully vested. Exceptions to this vesting schedule were made for repriced options granted to Mr. Langley and Mr. Whitward, each of whom who resigned from FEI in 1998. Mr. Langley surrendered an option to purchase 25,000 shares and received a repriced option to purchase 10,000 shares which was fully vested on the date of grant. Mr. Whitward surrendered an option to purchase 25,000 shares and received a repriced option to purchase 25,000 shares, which was fully vested on the date of grant. The 1998 repricing was offered to realign the value of all previously granted options, upon exercisability, with the market value of the FEI common stock at the time of repricing.

Compensation of Chief Executive Officer

     Vahe' A. Sarkissian joined FEI as Chief Executive Officer in May 1998. The principal components of compensation for the Mr. Sarkissian for fiscal 1998 were

     o    base salary in the amount of $310,000

     o a guaranteed cash bonus for his initial 12 month period of employment of $200,000

     o    an incentive stock option to purchase 49,380 shares of common stock

     o a stock bonus in the amount of 50,000 shares, which vested 50% immediately and 50% after completing 13 months of employment

     o a sale of 150,620 shares of restricted stock to Mr. Sarkissian at $7.40625 per share

     o a loan in the amount of the purchase price for the restricted stock, at an interest rate of 5.58%

     o a loan in the amount of the taxes owed by Mr. Sarkissian on the stock bonus, at an interest rate of 5.58%.

     Mr. Sarkissian's base salary, cash bonus, stock bonus and the receipt of a stock option were negotiated as part of his compensation package when he joined FEI and reflect a consideration of competitive forces as well as FEI's desire to retain a skilled senior executive of the stature of Mr. Sarkissian, who has significant experience in the management of semiconductor equipment manufacturing companies. Shortly after commencing employment, at the mutual agreement of Mr. Sarkissian and the compensation committee, a portion of the stock option Mr. Sarkissian was to have received upon commencement of employment was replaced with a sale to Mr. Sarkissian of restricted stock and a loan from FEI in the amount of the purchase price of the restricted stock. The shares vested 20% on June 25, 1998 and will vest an additional 20% each June 25th thereafter for four years until vested in full.

                                       Compensation Committee Members<F1>

                                       Alfred B. Bok
                                       William E. Curran
                                       Lloyd Swenson
                                       Donald R. VanLuvanee

--------------

     <F1>Mr. Swenson retired from the FEI Board of directors and compensation committee effective April 1, 1999.

                             FEI PERFORMANCE GRAPH<F2>

     Set forth below is a line graph comparing the cumulative total shareholder return of FEI common stock, with the cumulative total return of the Nasdaq Stock Market Index ("Nasdaq Index") and the Non-Financial Nasdaq Index, assuming the investment of $100 on June 1, 1995, the date of FEI's initial public offering, and reinvestment of any dividends.

[Graphic line chart depicting performance omitted.]

                      6/1/95    12/29/95    12/31/96    12/31/97    12/31/98
                      ------    --------    --------    --------    --------
FEI Company              100         119         104         138          69
Nasdaq Index             100         123         150         185         260
Non-Financial            100         121         147         173         253
  Nasdaq Index

--------------

     <F2>This Section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of FEI under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of date or any general incorporation language in such filing.

                FEI VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     The common stock is the only outstanding authorized voting security of FEI. The record date for determining holders of common stock entitled to vote at the FEI annual meeting is April 2, 1999. On that date there were 18,250,781 shares of common stock outstanding, entitled to one vote per share. The common stock does not have cumulative voting rights.

     The following table contains certain information regarding the beneficial ownership as of April 2, 1999 of the common stock by (i) each person who owns beneficially more than 5% of the outstanding shares of common stock, (ii) each director of FEI, (iii) each executive officer of FEI named in the Summary Compensation Table and (iv) all executive officers and directors as a group. This information is based on information received from or on behalf of the named individuals.

                                                                                     Number of
                                                                                        Shares
                                                                                  Beneficially      Percentage
     Beneficial Owner                                                                 Owned (1)      of Shares
     ----------------                                                             -------------     ----------
     Philips Business Electronics International B.V........................          9,942,423          54.5%
     Building VP-1, PO Box 218
       5600 MD Eindhoven
       The Netherlands

     Lynwood W. Swanson (2)................................................            499,313           2.7%

     Vahe' A. Sarkissian (3)...............................................            211,498           1.2%

     Karel D. van der Mast (4).............................................             19,104            *

     Donald R. VanLuvanee (5)..............................................             12,497            *

     Charles Lake (6)......................................................              2,667            *

     Joseph C. Robinson (7)................................................              2,300            *

     Alfred B. Bok.........................................................                 --            --

     William E. Curran.....................................................                 --            --

     Theo J.H.J. Sonnemans.................................................                 --            --

     Michael J. Attardo (8)................................................                278            *

     William W. Lattin (9).................................................                139            *

     All directors and executive officers as a group
              (17 persons) (10)............................................            772,832           4.2%

--------------

*    Less than 1%.

                                      119

(1)  Shares that the person has the right to acquire within 60 days after April
     2, 1999 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group.

(2) Includes shares held jointly by Dr. Swanson and his wife and 2,000 shares subject to options exercisable within 60 days after April 2, 1999.

(3) Includes 9,876 shares subject to options exercisable within 60 days after April 2, 1999.

(4) Includes 10,000 shares subject to options exercisable within 60 days after April 2, 1999.

(5) Includes 1,170 shares subject to options exercisable within 60 days after April 2, 1999.

(6) Includes 2,000 shares subject to options exercisable within 60 days after April 2, 1999.

(7) Includes 2,000 shares subject to options exercisable within 60 days after April 2, 1999.

(8) Represents 278 shares subject to options exercisable within 60 days after April 2, 1999.

(9) Represents 139 shares subject to options exercisable within 60 days after April 2, 1999.

(10) Includes 5,800 shares subject to options exercisable within 60 days after April 2, 1999 held by executive officers not listed.

                          DESCRIPTION OF CAPITAL STOCK

     FEI's authorized capital stock consists of 30,000,000 shares of common stock and 500,000 shares of preferred stock. The proposed amendment to the articles of incorporation authorizes an additional 15,000,000 shares of common stock.

     Common Stock. As of April 2, 1999, 18,250,781 shares of FEI common stock were outstanding, held of record by 82 shareholders.

     Holders of FEI common stock are entitled to receive any dividends properly declared by the FEI board. Holders of FEI common stock are entitled to one vote per share on all matters on which the holders of FEI common stock are entitled to vote. Holders of FEI common stock do not have any cumulative voting rights. Holders of FEI common stock have no preemptive, conversion, redemption or sinking fund rights. As long as Philips Business Electronics directly or indirectly owns 40% or more of the outstanding voting securities of FEI, Philips Business Electronics has the right to buy from FEI, at the then-market price,

     o additional voting securities of FEI at the time FEI offers shares of its common stock and

     o in amounts needed for Philips Business Electronics to maintain its proportionate ownership of up to 55% of FEI's voting securities, as reduced by

     o the net percentage of voting securities of FEI sold by Philips Business Electronics at any time.

     If FEI is liquidated, dissolved or wound up, holders of FEI common stock are entitled to share equally and ratably in the remaining assets of FEI after

     o    the payment of all liabilities of FEI and

     o the liquidation preference of any outstanding class or series of FEI preferred stock.

The outstanding shares of FEI common stock are, and the shares of FEI common stock to be issued as a result of the merger will be, fully paid and nonassessable. The rights, preferences and privileges of holders of FEI common stock are subject to any series of FEI preferred stock that FEI may issue in the future, as described below.

     Preferred Stock. FEI's board has the authority to issue preferred stock in one or more series and to fix

     o    the number

     o    the preferences

     o    the limitations

     o    the relative rights, including dividend rights

     o    the dividend rate

     o    the voting rights

     o    the terms of redemption

     o    the redemption price or prices

     o    the conversion rights and

     o    the liquidation preferences

of the shares constituting the series, without any further vote or action by the shareholders of FEI. The issuance of FEI preferred stock by the FEI board could adversely affect the rights of holders of FEI common stock.

     The potential issuance of FEI preferred stock may

     o    have the effect of delaying or preventing a change in control of FEI

     o discourage bids for the FEI common stock at a premium over the market price of the FEI common stock and

     o adversely affect the market price of, and the voting and other rights of the holders of, FEI common stock.

FEI has no plans to issue shares of FEI preferred stock.

     Oregon Control Share and Business Combination Statutes. FEI is subject to the Oregon Control Share Act. The Control Share Act generally provides that a person who acquires voting stock of an Oregon corporation in a transaction that results in the acquiror holding more than 20%, 33 1/3% or 50% of the total voting power of the corporation cannot vote the shares it so acquires ("control shares") unless voting rights are accorded to the control shares by

     o    a majority of each voting group entitled to vote and

     o the holders of a majority of the outstanding voting shares, excluding the control shares held by the acquiror and shares held by the corporation's officers and inside directors.

The term "acquiror" is broadly defined to include persons acting as a group.

     The acquiror may, but is not required to, submit to FEI a statement setting forth specified information about the acquiror and its plans with respect to FEI. The statement may also request that FEI call a special meeting of shareholders to determine whether voting rights will be accorded to the control shares. If the acquiror does not request a special meeting of shareholders, the issue of voting rights of control shares will be considered at the next annual or special meeting of shareholders. If the acquiror's control shares are accorded voting rights and represent a majority or more of all voting power, shareholders who do not vote in favor of voting rights for the control shares will have the right to receive the appraised "fair value" of their shares, which may not be less than the highest price paid per share by the acquiror for the control shares.

     FEI is subject to provisions of the Oregon Business Corporation Act, known as the Business Combination Act, that govern business combinations between corporations and interested shareholders. The Business Combination Act generally provides that if a person or entity acquires 15% or more of the outstanding voting stock of an Oregon corporation, the corporation and the person or entity, or any affiliated entity of the person or entity, may not engage in specified business combination transactions for three years following the date the person became a 15% or greater shareholder. Business combination transactions for this purpose include

     o    a merger or plan of share exchange

     o any sale, lease mortgage or other disposition of 10% or more of the assets of the corporation and

     o specified transactions that result in the issuance or transfer of capital stock of the corporation to the 15% or greater shareholder.

These restrictions do not apply if

     o the 15% or greater shareholder, as a result of the transaction in which the person became a shareholder, owns at least 85% of the outstanding voting stock of the corporation, disregarding shares owned by directors who are also officers and specified employee benefit plans

     o the board of directors approves the business combination or the transaction that resulted in the shareholder becoming a 15% or greater shareholder before the shareholder acquires 15% or more of the corporation's voting stock or

     o the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, disregarding shares owned by the 15% or greater shareholder, approve the business combination after the 15% or greater shareholder acquires 15% or more of the corporation's voting stock.

                                  LEGAL MATTERS

     The validity of the shares of FEI common stock offered by this document will be passed upon for FEI by Stoel Rives LLP, Portland, Oregon.

                                     EXPERTS

     The financial statements of FEI Company as of and for the years ended December 31, 1998 and 1997 and the related financial statement schedule incorporated in this joint proxy statement/prospectus by reference from Amendment No.1 to FEI Company's Annual Report on Form 10-K/A for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been incorporated in reliance upon the report of such form given upon their authority as experts in accounting and auditing.

     The combined financial statements of the Philips Electron Optics Operations transferred to FEI Company for the year ended December 31, 1996 incorporated in this document by reference from Amendment No. 1 FEI's Annual Report on Form 10-K, as amended, for the year ended December 31, 1998 have been audited from KPMG Accountants, N.V., independent accountants, as stated in their report, which is incorporated in this document by reference. These financial statements are incorporated in this document by reference in reliance upon the report of this firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Micrion as of June 30, 1998 and June 30, 1997 and for each of the three years in the period ended June 30, 1998 included in the Micrion Form 10-K for the year ended June 30, 1998 have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report included in the financial statements and incorporated in this document by reference. These financial statements are incorporated in this document by reference in reliance upon the report of this firm given upon their authority as experts in accounting and auditing.

     Representatives of Deloitte & Touche LLP are expected to attend the FEI annual meeting, and representatives of KPMG Peat Marwick LLP are expected to attend the Micrion special meeting. In each case, these representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

           FEI SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires reports of all transactions in FEI's common stock by FEI's executive officers and directors to be filed with the SEC. During 1998, one stock transaction relating to stock owned by Mr. Bernd Volbert, an executive officer, was reported late on one Form 4.

                                  OTHER MATTERS

     As of the date of this document, we know of no matters that will be presented for consideration at the FEI annual meeting or the Micrion special meeting other than as described in this document. If any other matters properly come before either of these meetings or any adjournments or postponements of the meetings and are voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies to vote the shares represented by proxies as to the other matters. The persons named as proxies intend to vote or not to vote in accordance with our recommendations.

             SHAREHOLDER PROPOSALS FOR 1999 AND 2000 ANNUAL MEETINGS

     As described in Micrion's proxy statement for its 1998 annual stockholders meeting, any proposals that Micrion stockholders wish to be considered for inclusion in the proxy statement for Micrion's 1999 annual stockholders meeting must be received by Micrion at its principal executive office no later than July 13, 1999. If notice of a stockholder proposal to be raised at Micrion's 1999 annual stockholders meeting is received at the principal executive offices of Micrion after September 26, 1999 (45 days before the month and date in 1999 corresponding to the date on which Micrion mailed its proxy materials for the 1998 annual meeting), proxy voting on that proposal will be subject to the discretionary voting authority of the designated proxy holders.

     Any proposals that FEI shareholders wish to be considered for inclusion in the proxy statement for FEI's 2000 annual shareholders meeting must be received by FEI at its principal executive office no later than January 11, 2000. If notice of a shareholder proposal to be raised at FEI's 2000 annual shareholders meeting is received at the principal executive offices of FEI after March 28, 2000 (45 days before the month and date in 2000 corresponding to the date on which FEI mailed its proxy materials for the 1999 annual meeting), proxy voting on that proposal will be subject to the discretionary voting authority of the designated proxy holders.

                       WHERE YOU CAN FIND MORE INFORMATION

     FEI's annual report on Form 10-K, as amended, for the year ended December 31, 1998 and Micrion's annual report on Form 10-K for the year ended June 30, 1998 accompany this document. Micrion's latest quarterly report on Form 10-Q also accompanies this document. We each file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

     FEI filed a registration statement on Form S-4 to register with the SEC the FEI common stock to be issued to Micrion stockholders in the merger. This document is a part of that registration statement and constitutes a prospectus of FEI in addition to being our proxy statement for the shareholder meetings. This document does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     The SEC permits us to "incorporate by reference" information into this document. This means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information in this document. This document incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.

FEI Commission Filings
  (File No. 0-22780)                               Period
Annual Report on Form 10-K, as amended...........   Year ended December 31, 1998
Current Report on Form 8-K ......................  Dated December 9, 1998

Micrion Commission Filings
 (File No. 0-23840)                                Period
Annual Report on Form 10-K .....................   Year ended June 30, 1998
Quarterly Reports on Form 10-Q .................   Quarters ended September 30,
                                                   1998 and
                                                   December 31, 1998
Current Report on Form 8-K ......................  Dated December 9, 1998

     We are also incorporating by reference additional documents that we may file with the SEC between the date of this document and the dates of the special meetings.

     FEI has supplied all information contained or incorporated by reference in this document relating to FEI, and Micrion has supplied all information contained or incorporated by reference in this document relating to Micrion. The pro forma financial data and financial statements contained in this document have been prepared by FEI after consultation with Micrion.

     If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this document. Shareholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate party at the following addresses:

          FEI Company                     Micrion Corporation
          Attention:  Bradley Thies       Attention:  David M. Hunter
          7451 NW Evergreen Parkway       One Corporation Way
          Hillsboro, OR  97124-5830       Peabody, MA  01960
          (503) 640-7500                  (978) 538-6700

     If you would like to request documents from us, please do so by May 31, 1999 to receive them before the shareholder meetings.

     You should rely only on the information contained or incorporated by reference in this document to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated May 5, 1999. You should not assume that the information contained in this document is accurate as of any date other than May 5, 1999, and neither the mailing of the document to shareholders nor the issuance of FEI common stock in the merger will create any implication to the contrary.

                 FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

     This document and the accompanying documents or documents incorporated by reference contain forward-looking statements that are subject to risks and uncertainties. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions in this document or in the materials included with this document. Shareholders are cautioned not to place undue reliance on these statements, which only speak as of the date of the document in which they are contained. Forward-looking statements include information concerning possible or assumed future results of operations of FEI or Micrion, including any forecasts, projections and descriptions of anticipated cost savings or other anticipated synergies related to the merger. Shareholders should note that many factors could affect our actual financial results, and could cause actual results to differ materially from those in the forward-looking statements. These factors include the following:

     o    the merger may not be completed
     o regulatory authorities may make adverse determinations regarding the merger
     o expected cost savings from the merger may not be fully realized or realized within the expected time frame
     o    revenues following the merger may be lower than expected
     o    competitive pressures facing our companies may increase significantly
     o costs or difficulties related to the integration of the businesses of our companies may be greater than expected
     o demands placed on management may increase because of the substantial increase in the combined company's size
     o    financing and other costs may increase unexpectedly
     o general economic or business conditions where our companies do business, either nationally or internationally, may be less favorable than expected
     o legislative or regulatory changes may adversely affect the industries in which our companies compete
     o    other opportunities may be presented to and pursued by our companies.

     All subsequent written and oral forward-looking statements attributable to either of us or persons acting on our behalf are qualified in their entirety by the cautionary statements contained or referred to in the paragraph above. Neither of us promises to release publicly any revisions to any forward-looking statements to reflect

     o events or circumstances after the date of this document or the accompanying document or the documents incorporated by reference or

     o    the occurrence of unanticipated events.

You should also read the risk factors beginning on page 20.

                                                                      APPENDIX A






                          AGREEMENT AND PLAN OF MERGER


                                      Among


                                  FEI COMPANY,


                              MICRION CORPORATION,


                                       and


                           MC ACQUISITION CORPORATION



                                December 3, 1998

                                TABLE OF CONTENTS


ARTICLE 1.  THE MERGER........................................................ 1
            1.1   The Merger.................................................. 1
            1.2   Stockholders' Meeting; Proxy Statement...................... 2
            1.3   Effective Time.............................................. 3
            1.4   Effect of Merger............................................ 3
            1.5   Articles of Organization, Bylaws, Directors and Officers.... 3
                  1.5.1   Articles of Organization and Bylaws................. 3
                  1.5.2   Directors........................................... 3
                  1.5.3   Officers............................................ 3
            1.6   Merger Consideration........................................ 4
                  1.6.1   FEI Stock and Cash.................................. 4
                  1.6.2   All Stock........................................... 4
            1.7   Shares of Dissenting Stockholders........................... 4
            1.8   Withholding Tax............................................. 5
            1.9   Exchange of Certificates for Shares......................... 5
                  1.9.1   Exchange Agent...................................... 5
                  1.9.2   Exchange Procedure.................................. 5
                  1.9.3   No Further Ownership Rights in Micrion Common
                          Stock............................................... 6
                  1.9.4   Termination of Exchange Period; Unclaimed Stock..... 6
                  1.9.5   Lost, Stolen or Destroyed Certificates.............. 7
                  1.9.6   Micrion Stock Options and Warrants.................. 7
            1.10  Closing..................................................... 7

ARTICLE 2   REPRESENTATIONS AND WARRANTIES.................................... 7
            2.1   Micrion's Representations and Warranties.................... 8
                  2.1.1   Corporate Existence and Authority................... 8
                  2.1.2   No Adverse Consequences............................. 8
                  2.1.3   Capitalization...................................... 9
                  2.1.4   Subsidiaries and Joint Ventures..................... 9
                  2.1.5   SEC Reports and Financial Statements................10
                  2.1.6   Information Supplied................................10
                  2.1.7   Legal Proceedings...................................10
                  2.1.8   Contracts and Arrangements..........................11
                  2.1.9   Material Assets.....................................11
                  2.1.10  Compliance with Laws................................11
                  2.1.11  Environmental Matters...............................12
                  2.1.12  Tax Matters.........................................13
                  2.1.13  Employees and Labor Relations Matters...............14
                  2.1.14  Employee Benefits...................................15
                  2.1.15  Absence of Certain Changes or Events................16

                  2.1.16  Undisclosed Liabilities.............................17
                  2.1.17  Insurance...........................................17
                  2.1.18  Intellectual Property...............................17
                  2.1.19  Guaranties; Powers of Attorney......................18
                  2.1.20  Brokers.............................................18
                  2.1.21  Opinion of Financial Advisor........................18
                  2.1.22  Vote Required.......................................19
                  2.1.23  Rights Agreement....................................19
                  2.1.24  State Takeover Statutes and Other Takeover
                          Provisions..........................................19
                  2.1.25  Deferred Compensation Obligations...................19
                  2.1.26  Product Warranties and Liabilities..................19
                  2.1.27  Inventories.........................................20
                  2.1.28  Receivables.........................................20
                  2.1.29  Year 2000 Compliance................................20
                  2.1.30  Indebtedness........................................21
                  2.1.31  No Other Representations or Warranty................21
            2.2   FEI's Representations and Warranties........................21
                  2.2.1   Corporate Existence and Authority...................21
                  2.2.2   No Adverse Consequences.............................21
                  2.2.3   Capitalization......................................22
                  2.2.4   Subsidiaries and Joint Ventures.....................22
                  2.2.5   SEC Reports and Financial Statements................23
                  2.2.6   Information Supplied................................23
                  2.2.7   Legal Proceedings...................................23
                  2.2.8   Contracts and Arrangements..........................23
                  2.2.9   Material Assets.....................................24
                  2.2.10  Compliance with Laws................................24
                  2.2.11  Environmental Compliance............................24
                  2.2.12  Tax Matters.........................................25
                  2.2.13  Employees and Labor Relations Matters...............26
                  2.2.14  Employee Benefits...................................26
                  2.2.15  Absence of Certain Changes or Events................27
                  2.2.16  Undisclosed Liabilities.............................28
                  2.2.17  Insurance...........................................28
                  2.2.18  Intellectual Property...............................28
                  2.2.19  Guaranties; Powers of Attorney......................29
                  2.2.20  Brokers.............................................29
                  2.2.21  Opinion of Financial Advisor........................29
                  2.2.22  Vote Required.......................................29
                  2.2.23  Year 2000 Compliance................................29
                  2.2.24  Financing...........................................30
                  2.2.25  Product Warranties and Liabilities..................30
                  2.2.26  Inventories.........................................30

                  2.2.27  Receivables.........................................30
                  2.2.28  No Other Representations or Warranties..............31

ARTICLE 3   COVENANTS                .........................................31
            3.1   Continuation of Business....................................31
                  3.1.1   Joint Covenants.....................................31
                  3.1.2   Micrion Covenants...................................32
                  3.1.3   Closing Notice......................................33
            3.2   No Solicitation.............................................33
            3.3   Access          ............................................35
            3.4   Hart Scott Rodino...........................................35
            3.5   Other Government Consents...................................35
            3.6   Reasonable Best Efforts; No Inconsistent Action.............36
            3.7   Changed Circumstances.......................................36
            3.8   Fees and Expenses...........................................36
            3.9   Rights Agreement............................................36
            3.10  Options and Warrants........................................36
            3.11  Press Releases..............................................36
            3.12  Indemnification; Directors' and Officers' Insurance.........37
            3.13  Other Agreements and Related Documents......................38
                  3.13.1  Stock Option Agreement..............................38
                  3.13.2  Employment Agreement................................38
                  3.13.3  Assignment of Patents and Trademarks................38
            3.14  FEI Board of Directors......................................38
            3.15  Golden Parachutes...........................................38
            3.16  Authorized Shares...........................................39

ARTICLE 4   CONDITIONS TO THE PARTIES' OBLIGATIONS TO
            CONSUMMATE THE MERGER.............................................39
            4.1   Mutual Conditions...........................................39
                  4.1.1   Governmental Authorizations.........................39
                  4.1.2   Stockholder Approval................................39
                  4.1.3   No Prohibitions.....................................39
                  4.1.4   No Suits............................................39
                  4.1.5   Nasdaq Listing......................................39
                  4.1.6   Form S-4............................................40
                  4.1.7   Regulatory Burdens..................................40
            4.2   Conditions to Obligations of FEI............................40
                  4.2.1   Representations and Warranties; Covenants...........40
                  4.2.2   Dissenting Shares...................................41
                  4.2.3   Delivery of Exhibits and Micrion Officers'
                          Certificates........................................41
            4.3   Conditions to Obligations of Micrion........................41
                  4.3.1   Representations and Warranties; Covenants...........41

                  4.3.2   Deposit of Certificates and Funds...................42
                  4.3.3   Delivery of Certificates by FEI.....................42

ARTICLE 5   TERMINATION.......................................................42
            5.1   Termination by Mutual Consent...............................42
            5.2   Termination by Either Party.................................42
            5.3   Termination by Micrion......................................43
            5.4   Termination by FEI..........................................43
            5.5   Effect of Termination.......................................44

ARTICLE 6   GENERAL PROVISIONS................................................45
            6.1   Nonsurvival of Representations and Warranties...............45
            6.2   Further Action..............................................45
            6.3   Entire Agreement............................................45
            6.4   Assignment..................................................46
            6.5   Binding Effect; No Third Party Benefit......................46
            6.6   Waiver......................................................46
            6.7   Governing Law...............................................46
            6.8   Severability................................................46
            6.9   Time of Essence.............................................46
            6.10  Counterparts................................................46
            6.11  Amendments..................................................46
            6.12  Notices.....................................................47
            6.13  Voting Agreements...........................................47
            6.14  Schedules...................................................47

                             EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A              Amendment to Micrion Rights Agreement (Section 2.1.23)
Exhibit B              19.9% Stock Option Agreement (Section 3.13.1)
Exhibit C              Form of Employment Agreement (Section 3.13.2)
Exhibit D              Assignments of Patents and Trademarks (Section 3.13.3)
Exhibit E              Voting Agreements (Section 6.13)

SCHEDULES

Schedule 2.1.2         Micrion Adverse Consequences; Required Consents
Schedule 2.1.3         Micrion Options and Warrants
Schedule 2.1.4         Micrion Subsidiaries and Joint Ventures
Schedule 2.1.7         Micrion Legal Proceedings
Schedule 2.1.8         Micrion Contracts and Arrangements
Schedule 2.1.9         Micrion Material Assets
Schedule 2.1.11        Micrion Environmental Matters
Schedule 2.1.12        Micrion Tax Matters
Schedule 2.1.13        Micrion Employees and Labor Matters
Schedule 2.1.14        Micrion Employee Benefits
Schedule 2.1.15        Micrion Changes or Events
Schedule 2.1.16        Micrion Liabilities
Schedule 2.1.18        Micrion Marks, Patents and Copyrights
Schedule 2.1.26        Micrion Products and Warranties
Schedule 2.1.28        Micrion Receivables
Schedule 2.1.30        Micrion Mask Repair Products

Schedule 2.2.2         FEI Adverse Consequences; Required Consents
Schedule 2.2.3         FEI Options and Warrants
Schedule 2.2.4         FEI Subsidiaries and Joint Ventures
Schedule 2.2.7         FEI Legal Proceedings
Schedule 2.2.9         FEI Material Assets
Schedule 2.2.11        FEI Environmental Matters
Schedule 2.2.12        FEI Tax Matters
Schedule 2.2.13        FEI Employees and Labor Matters
Schedule 2.2.14        FEI Employee Benefits
Schedule 2.2.15        FEI Changes or Events
Schedule 2.2.16        FEI Liabilities
Schedule 2.2.18        FEI Marks, Patents and Copyrights
Schedule 2.2.25        FEI Product Warranties

Schedule 3.1.1         Business Continuation
Schedule 3.1.2         Micrion Covenants
Schedule 3.13.12       Micrion Key Employees

                             INDEX OF DEFINED TERMS


     The following terms are defined in this Agreement in the sections identified below:

         Term                                         Definition Section
         ----                                         ------------------

         "Agreement"                                  Preamble
         "Articles of Merger"                         1.3
         "Blue Sky Laws"                              2.1.2(d)
         "Business"                                   Introduction to Article 2
         "Cash Portion"                               1.6
         "Certificate of Merger"                      1.3
         "Certificates"                               1.9.2
         "Closing" and "Closing Date"                 1.11
         "Code"                                       Section 1.4
         "Confidentiality Agreement"                  3.2(b)
         "Contamination"                              2.1.11(a)
         "Contracts"                                  2.1.8
         "Copyrights"                                 2.1.18(a)(iii)
         "Costs"                                      3.12(a)
         "Dissenting Stockholders"                    1.6
         "Dissenting Shares"                          1.7
         "DOJ"                                        3.4
         "Effective Time"                             1.3
         "Environmental Law"                          2.1.11(a)
         "Equitable Adjustment"                       1.6.1
         "ERISA"                                      2.1.14
         "Exchange Act"                               2.1.2(d)
         "Exchange Agent"                             1.9.1
         "FEI"    Recital A
         "FEI Board"                                  Recital A
         "FEI Expenses"                               5.5.2
         "FEI Stock Plans"                            2.2.3
         "FEI Returns"                                2.2.12(a)
         "FEI SEC Documents"                          2.2.5
         "FEI Stockholders Meeting"                   1.2(a)
         "Form S-4"                                   1.2(a)
         "FTC"                                        3.4
         "GAAP"                                       2.1.5
         "Governmental Entity"                        2.1.2(b)
         "Hazardous Substance"                        2.1.11(a)
         "HSR Act"                                    2.1.2(d)
         "Indebtedness"                               2.1.30

         "Indemnified Parties"                        3.12(a)
         "Intellectual Property Assets"               2.1.18(a)
         "Licenses"                                   2.1.10
         "Marks"                                      2.1.18(a)(i)
         "Material Adverse Effect"                    Introduction to Article 2
         "Micrion"                                    Recital A
         "Micrion Board"                              Recital A
         "Micrion Compensation and Benefit Plans"     2.1.14
         "Micrion Returns"                            2.1.12(a)
         "Micrion SEC Document"                       2.1.5
         "Micrion Share," "Micrion Shares"            1.6
         "Micrion Stock Plans"                        2.1.3
         "Micrion Stockholders Meeting"               1.2(a)
         "Merger"                                     Recitals
         "Merger Consideration"                       1.6.2
         "MBCL"                                       Recital B
         "Needham"                                    2.2.20
         "OBCA"                                       Recital B
         "Patents"                                    2.1.18(a)(ii)
         "Person"                                     1.9.4
         "Philips"                                    2.2.3
         "Philips Additional Shares Right"            2.2.3
         "Pre-Closing Average Price"                  1.6.2
         "Proxy Statement"                            1.2(b)
         "Representatives"                            3.2
         "Required Approvals"                         4.1.1
         "Right," "Rights"                            1.6
         "Rights Agreement"                           1.6
         "SEC"                                        1.2(b)
         "Securities Act"                             1.2(b)
         "To the knowledge of"                        Introduction to Article 2
         "Stock Option Agreement"                     Recital C
         "Stock Purchase Agreement"                   2.2.28
         "Sub"                                        Preamble
         "Superior Proposal"                          3.2
         "Surviving Corporation"                      1.4
         "Taxes"                                      2.1.12(e)
         "Takeover Proposal"                          3.2
         "Termination Fee"                            5.5.2
         "Warrants"                                   2.1.3
         "WDR"                                        2.1.20
         "Year 2000 compliant"                        2.1.26

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER made as of December 3, 1998 (the "Agreement") is among FEI COMPANY, an Oregon corporation ("FEI"), MICRION CORPORATION, a Massachusetts corporation ("Micrion"), and MC ACQUISITION CORPORATION, an Oregon corporation and wholly-owned subsidiary of FEI ("Sub").

                                    RECITALS

     A. The Boards of Directors of FEI and Micrion (respectively, the "FEI Board" and the "Micrion Board") have determined that it is advisable and in the best interests of their respective shareholders to enter into a business combination as described in this Agreement. As used in this Agreement, the term "FEI" means FEI Company and its wholly owned direct or indirect subsidiaries and the term "Micrion" means Micrion and its wholly owned direct or indirect subsidiaries.

     B. In furtherance of such combination it is proposed that Micrion merge with and into Sub pursuant to the applicable provisions of the Oregon Business Corporation Act (the "OBCA") and the Massachusetts Business Corporation Law (the "MBCL") and the terms and conditions of this Agreement (the "Merger").

     C. To induce FEI to enter into this Agreement, Micrion will enter into a Stock Option Agreement with FEI (the "19.9% Stock Option Agreement"), pursuant to which Micrion will grant to FEI an option to purchase Micrion Shares (as hereinafter defined) pursuant to the terms and conditions set forth in the Option Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained in this Agreement and in the Stock Option Agreement, the parties agree as follows:

                                    ARTICLE 1

                                   THE MERGER

     1.1 The Merger. Pursuant to the OBCA and the MBCL and subject to and in accordance with the terms and conditions of this Agreement as soon as practicable following the satisfaction or waiver of the conditions set forth in
Article 4 of this Agreement, Micrion will merged with and into Sub or, as specified in Section 1.4, Sub will be merged with and into Micrion.

     1.2 Stockholders' Meeting; Proxy Statement.

               (a) Micrion will take, in accordance with Massachusetts law and Micrion's Articles of Organization and Bylaws, all action necessary to convene a meeting of its stockholders (the "Micrion Stockholders Meeting") as promptly as practicable after the Form S-4 (hereinafter defined) is declared effective to consider and vote upon approval of this Agreement. FEI will take, in accordance with Oregon law and its Articles of Incorporation and Bylaws, all action necessary to convene a meeting of its stockholders (the "FEI Stockholders Meeting," and either the FEI Stockholders Meeting or the Micrion Stockholders Meeting, a "Stockholders Meeting") as promptly as practicable after the Form S-4 is declared effective to consider and vote upon the approval of the issuance of FEI Common Stock to be issued in connection with the transactions contemplated hereby. Except to the extent the Micrion Board determines in good faith, after receipt of written advice from outside legal counsel experienced in such matters, that such action is incompatible with compliance by its directors with their respective fiduciary duties under applicable law, the Micrion Board shall unanimously recommend that the stockholders of Micrion approve this Agreement and thereby approve the transactions contemplated hereby, shall take all lawful action to solicit such approval and shall not withdraw or modify such recommendation, and the FEI Board shall recommend that the stockholders of FEI approve the issuance of FEI Common Stock to be issued in connection with the transactions contemplated hereby and shall take all lawful action to solicit such approval.

               (b) FEI and Micrion will promptly prepare and file with the Securities and Exchange Commission (the "SEC") a Joint Proxy Statement/Prospectus (including any amendments or supplements thereto, the "Proxy Statement"), and FEI shall prepare and file with the SEC a Registration Statement on Form S-4 in connection with the issuance of shares of FEI Common Stock in the Merger (including any amendments or supplements thereto, the "Form S-4") as promptly as practicable. FEI and Micrion each shall use all reasonable best efforts to have the Form S-4 declared effective under the Securities Act of 1933, as amended (the "Securities Act") as promptly as practicable after such filing, and promptly thereafter mail the Form S-4 and Proxy Statement to their respective stockholders. FEI shall also use all reasonable best efforts to obtain prior to the effective date of the Form S-4 all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

               (c) If at any time prior to the Effective Time any information relating to Micrion or FEI or any of their respective officers or directors, should be discovered by Micrion or FEI, respectively, which should be set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement, so that any of such documents would not include a misstatement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Micrion or FEI, as the case may be, shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Micrion and FEI.

     1.3 Effective Time. As soon as practicable following Closing of the Merger, Articles of Merger prepared in accordance with the applicable provisions of the OBCA and the MBCL (the "Articles of Merger") will be executed and filed with the State Secretary of the State of Oregon and the Commonwealth of Massachusetts. The Merger will be effective upon the later of the time when Articles of Merger are duly filed with the State Secretary of the Commonwealth of Massachusetts and the time when Articles of Merger are duly filed with the State Secretary of the State of Oregon, or at such other time as the parties may agree upon in writing pursuant to applicable law (the "Effective Time").

     1.4 Effect of Merger. At the Effective Time, Micrion will be merged with and into Sub in the manner and with the effect provided by the OBCA and the MBCL, the separate corporate existence of Micrion will cease and thereupon Sub and Micrion will be a single corporation (the "Surviving Corporation") and will be a wholly owned subsidiary of FEI governed by the laws of the State of Oregon. The parties will use reasonable efforts to cause the Merger to qualify as a reorganization under Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that if (i) the Merger Consideration consists of FEI Common Stock and cash pursuant to Section 1.6.1 and the closing sale price per share of the FEI Common Stock on the Closing Date is not equal to or greater than 40 percent of the sum of such closing sale price plus the Cash Portion, as defined in Section 1.6 below or (ii) if the Merger Consideration consists solely of shares of FEI Common Stock pursuant to Section 1.6.2, then Sub will be merged with and into Micrion in the manner and with the effect provided by the OBCA and the MBCL, the separate corporate existence of Sub will cease and thereupon Sub and Micrion will be the Surviving Corporation and will be a wholly owned subsidiary of FEI governed by the laws of the Commonwealth of Massachusetts.

     1.5 Articles of Organization, Bylaws, Directors and Officers.

          1.5.1 Articles of Organization and Bylaws. The Articles of Incorporation and Bylaws of Sub as in effect at the Effective Time will be the Articles of Incorporation and Bylaws of the Surviving Corporation.

          1.5.2 Directors. The directors of Sub at the Effective Time will be the directors of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

          1.5.3 Officers. The officers of Sub at the Effective Time will be the officers of the Surviving Corporation in accordance with the Bylaws of the Surviving Corporation.

     1.6 Merger Consideration.

          1.6.1 FEI Common Stock and Cash. Each share of Micrion Common Stock, no par value, of Micrion (each a "Micrion Share" and collectively, the "Micrion Shares") and the associated stock right (each a "Right" and collectively, the "Rights") issued pursuant to the Rights Agreement dated July 30, 1997, as amended, between Micrion and BankBoston, N.A. (the "Rights Agreement") and outstanding immediately before the Effective Time (other than (i) Micrion Shares that are owned by FEI or Sub, (ii) Micrion Shares that are owned by Micrion, in each case (i) and (ii) not held on behalf of third parties, or (iii) Micrion Shares held by stockholders ("Dissenting Stockholders") exercising appraisal rights pursuant to Sections 85 to 98 of the MBCL (collectively, "Excluded Micrion Shares")) will be converted into the right to receive (A) one share of FEI Common Stock, subject to equitable adjustment in the event of a stock split, combination, stock dividend or similar reclassification of FEI Common Stock or Micrion Common Stock occurring prior to the Closing Date ("Equitable Adjustment") and (B) subject to adjustment as provided in Section 4.2.1, $6.00 in cash, without interest (the "Cash Portion").

          1.6.2 All Stock. Notwithstanding the foregoing provisions of Section 1.6.1, if the Stock Purchase Agreement, as defined in Section 2.2.24, is terminated prior to Closing, each Micrion Share and the associated Rights outstanding immediately before the Effective Time, other than the Excluded Micrion Shares, will be converted into the right to receive (A) one share of FEI Common Stock plus (B) such number of shares of FEI Common Stock, which, when multiplied by the Pre-Closing Average Price, as defined below, equals $6.00, subject to Equitable Adjustment and subject to adjustment as provided in Section
4.2.1. The aggregate number of shares of FEI Common Stock to be issued to each Micrion stockholder will be rounded to the nearest whole share.

     The "Pre-Closing Average Price" is the average closing price of FEI Common Stock for the 20 full trading days preceding the date that FEI provides notice to Philips pursuant to the Stock Purchase Agreement, that all conditions to Closing of this Agreement specified in Article IV have been satisfied or waived; provided that if a Material Adverse Effect, as defined in the Stock Purchase Agreement, occurs or is discovered less than 20 trading days prior to the Closing Notice Date, then the Pre-Closing Average Price will be the average closing price of FEI Common Stock only for those full trading days following the date of such Material Adverse Effect, as defined in the Stock Purchase Agreement, through and including the Closing Notice Date. "Merger Consideration" means either the shares of FEI Common Stock plus the Cash Portion to be received by the Micrion stockholders pursuant to Section 1.6.1 or the shares of FEI Common Stock to be received by the Micrion stockholders pursuant to Section 1.6.2.

     1.7 Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Micrion Shares (and associated Rights) held by any Dissenting Stockholder who has not voted such Micrion Shares in favor of or consented to the Merger and who complies with all the provisions of Sections 85 to 98 of the MBCL concerning the right of holders of Micrion Shares to dissent from the Merger and require appraisal of their

Micrion Shares ("Dissenting Shares") will not be converted as described in
Section 1.6 but will become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to such provisions of the MBCL. If, after the Effective Time, such Dissenting Stockholder withdraws his or her demand for appraisal or fails to perfect or otherwise loses his or her right of appraisal, in any case pursuant to the MBCL, his or her Micrion Shares will be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. Micrion will give FEI (i) prompt notice of any demands received by Micrion for appraisal of Micrion Shares and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. Micrion will not, without the prior written consent of FEI, make any payment with respect to, or settle, offer to settle, or otherwise negotiate, any such demands.

     1.8 Withholding Tax. The right of any stockholder to receive the Merger Consideration will be subject to and reduced by the amount of any required tax withholding obligation.

     1.9 Exchange of Certificates for Shares.

          1.9.1 Exchange Agent. Prior to the Effective Time, FEI shall designate an Exchange Agent selected by FEI with Micrion's prior approval, which shall not be unreasonably withheld (the "Exchange Agent"), and before the Effective Time, FEI will make available, or cause the Surviving Corporation to make available, to the Exchange Agent shares of FEI Common Stock and (if the Merger Consideration is FEI Common Stock and cash pursuant to Section 1.6.1.) funds in amounts and at the times necessary for delivery of the Merger Consideration upon surrender of certificates representing Micrion Shares as part of the Merger pursuant to Section 1.6. The Exchange Agent shall invest such funds, as directed by FEI, in (a) direct obligations of the United States of America, (b) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest or (c) commercial paper rated, at the time of purchase, in either of the two highest categories by Moody's Investors Services, Inc. or Standard & Poor's Corporation, it being understood that any and all interest earned on funds made available to the Exchange Agent pursuant to this Agreement will be turned over to FEI. In the event the funds deposited with the Exchange Agent shall realize a loss on any such investment, FEI shall promptly thereafter deposit in such fund cash in an amount sufficient to enable such fund to satisfy all remaining obligations originally contemplated to be paid out of such fund.

          1.9.2 Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate or certificates (the "Certificates") that immediately before the Effective Time represented Micrion Shares (other than holders of record of Excluded Micrion Shares), (i) a notice (advising the holders that the Merger has become effective) and a letter of transmittal specifying that delivery will be effected, and that risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Exchange Agent and (ii) instructions for exchanging the Certificates (or affidavits in lieu thereof) for the Merger Consideration. Upon surrender of a

Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by FEI, together with such letter of transmittal, properly completed and duly executed, and such other customary documents as may reasonably be required by the Exchange Agent, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration for each Micrion Share represented thereby, and the Certificate so surrendered will be canceled. In the event of a transfer of ownership of Micrion Shares that is not registered in the transfer records of Micrion, payment may be made to a Person (as defined in Section 1.9.4 below) other than the Person in whose name the Certificate so surrendered is registered, if such Certificate is properly endorsed or otherwise is in proper form for transfer and the Person requesting such payment pays any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establishes to the satisfaction of FEI that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.9.1, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration for each Micrion Share represented thereby. No interest will be paid or will accrue on any cash payable upon the surrender of any Certificate.

          1.9.3 No Further Ownership Rights in Micrion Common Stock. The Merger Consideration delivered upon the surrender of Certificates in accordance with the terms of Section 1.9.2 will be deemed to have been delivered in full satisfaction of all rights pertaining to the Micrion Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of Micrion will be closed, and there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Micrion Shares that were outstanding immediately before the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they will be canceled and exchanged as provided in Section 1.9.2.

          1.9.4 Termination of Exchange Period; Unclaimed Stock. Any shares of FEI Common Stock and any portion of any cash, dividends or other distributions with respect to FEI Common Stock deposited by FEI with the Exchange Agent (including the proceeds of any investments thereof) that remain unclaimed by the stockholders of Micrion 270 days after the Effective Time shall be paid to FEI. Any stockholders of Micrion who have not theretofore surrendered their shares shall thereafter look only to FEI for payment of their shares of FEI Common Stock and any cash, dividends and other distributions in respect thereof issuable and/or payable pursuant to this Section 1.9 upon due surrender of (i) their Certificates (or affidavits of loss in lieu thereof) or (ii) delivery of duly executed letters of transmittal, as the case may be, in each case with respect to both clause (i) and (ii), without any interest thereon. None of FEI, Sub, Micrion or the Exchange Agent will be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat, or similar law. As used in this Agreement, the term "Person" means any individual, corporation, general partnership, limited partnership, limited liability company, joint venture, trust, cooperative or other association, Governmental Entity (as defined in Section 2.1.2(b) below), or any other organization.

          1.9.5 Lost, Stolen or Destroyed Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, Micrion will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Agreement; provided, however, that Micrion may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give Micrion a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Micrion with respect to the certificate alleged to have been lost, stolen or destroyed.

          1.9.6 Micrion Stock Options and Warrants. At the Effective Time, each then outstanding option and warrant to purchase Micrion Common Stock, whether or not then exercisable or vested in accordance with its terms (each, a "Micrion Option") which theretofore has been granted under the Micrion Stock Plans, shall be terminated. Any and all rights under any provisions of the Micrion Stock Plans or any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Micrion shall be canceled as of the Effective Time. Prior to the Effective Time, the Board of Directors of Micrion (or, if appropriate, any committee thereof) and Micrion shall take all action necessary to terminate all Micrion Stock Plans and any other plan, program or arrangement with respect to, including any right to acquire, equity securities of Micrion and to ensure that no Person shall have any right under any of the Micrion Stock Plans (or any Micrion option, warrant or other right to acquire equity securities of Micrion granted thereunder) following the Effective Time other than the 19.9% Stock Option Agreement attached hereto as Exhibit B.

     1.10 Closing. Unless this Agreement has been terminated and the transactions contemplated by it have been abandoned pursuant to Article 5, the closing of the Merger (the "Closing") will take place at the offices of Stoel Rives LLP, 900 SW Fifth Avenue, Suite 2600, Portland, Oregon 97204, at 5:00 p.m., Pacific time, on the date that is not later than the sixth business day following the date when the last of the conditions set forth in Article 5 hereof (other than conditions that by their terms are to occur at Closing) will have been satisfied or waived in accordance with this Agreement, or at such other time and date as FEI and Micrion may agree in writing (the "Closing Date").

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

     For purposes of the representations and warranties contained in this
Article 2, the following terms have the following meanings:

"Material Adverse Effect" used in connection with a party means any event, change or effect that is materially adverse to the condition (financial or other), properties, assets, liabilities, businesses, operations or results of operations (any one of the foregoing, the "Business") of such party and its subsidiaries taken as a whole; provided, however, that an adverse event, change or effect on the Business of a party that results from any one or more of the following shall not constitute a Material Adverse Effect: (i) reductions or cancellations in orders for FIB systems; (ii) delays in shipments by Micrion of products containing both an ion and electron column due to delays or interruptions in the supply of electron columns; or (iii) changes in laws, regulations or GAAP.

"To the knowledge of" a party or words of similar import mean the actual knowledge of any executive officer of that party who has been designated as such in that party's annual report to stockholders (or his or her successor) and any other officer who has specific managerial authority with respect to the relevant area, in each case after due inquiry.

     2.1 Micrion's Representations and Warranties. Micrion represents and warrants to FEI as follows:

          2.1.1 Corporate Existence and Authority. Micrion is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except for such failures to qualify or be in such good standing which, when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect on Micrion. Micrion has the full corporate power and authority to enter into this Agreement and carry out its terms. Except for the approval of its stockholders, Micrion has taken all corporate action necessary to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by Micrion and is binding upon and enforceable against Micrion in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by principles of equity governing specific performance, injunctive relief, or other equitable remedies.

          2.1.2 No Adverse Consequences. Except as set forth on Schedule 2.1.2, neither the execution and delivery of this Agreement by Micrion nor the consummation of the transactions contemplated by this Agreement will:

               (a) violate or conflict with any provision of Micrion's articles of organization or bylaws;

               (b) violate any law, judgment, order, injunction, decree, rule, regulation, or ruling of any court, legislature, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity") applicable to Micrion, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Micrion;

               (c) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions, or provisions of, result in the loss of any benefit to Micrion under, or constitute a default under any agreement, instrument, license, or permit to which Micrion is a party or by which it is bound, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Micrion; or

               (d) except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act and state securities or "blue sky" laws ("Blue Sky Laws"),
     (ii) for the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (iii) for the filing of Articles of Merger pursuant to the OBCA and the MBCL, and (iv) with respect to matters set forth in Schedule 2.1.2, require any consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity by Micrion, except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Micrion.

          2.1.3 Capitalization. Micrion has authorized capital stock consisting of 12,300,000 shares of Micrion Common Stock, of which 4,074,397 shares were outstanding on November 23, 1998 and 5,000,000 shares of preferred stock, no par value, none of which is outstanding. Options to purchase 870,815 shares were outstanding on October 31, 1998 under grants made pursuant to the Micrion Stock Plans and no stock options have been granted since October 31, 1998. "Micrion Stock Plans" means, collectively, Micrion's 1986 Incentive Stock Plan, 1990 Nonqualified Stock Option Plan, 1993 Common Stock Incentive Plan, 1994 Amended and Restated Omnibus Stock Option Plan, 1994 Stock Purchase Plan and 1994 Non-Employee Director Stock Option Plan, each as amended or modified. Warrants to purchase 100,000 shares were outstanding on November 23, 1998. Schedule 2.1.3 sets forth a complete list of all options and warrants outstanding and the exercise prices and strike prices thereof. All of the outstanding shares of capital stock of Micrion have been duly authorized and are validly issued, fully paid and nonassessable, and no shares were issued in violation of preemptive or similar rights of any stockholder or in violation of any applicable securities laws. Except as set forth above, other than shares reserved for issuance pursuant to the Stock Option Agreement, there are no shares of capital stock of Micrion authorized, issued or outstanding and, except for options granted pursuant to the Micrion Stock Plans and the Rights and the Warrants, there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of Micrion of any character relating to the issued or unissued capital stock or other securities of Micrion. There are no outstanding obligations of Micrion to repurchase, redeem, or otherwise acquire any of the Micrion Shares.

          2.1.4 Subsidiaries and Joint Ventures. Except as disclosed on Schedule 2.1.4, Micrion has no subsidiaries and owns no stock or other interest in any other corporation or in any partnership or limited liability company or other venture or entity. Each subsidiary of

Micrion is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, except where the failure to do so would not have a Material Adverse Effect on Micrion.

          2.1.5 SEC Reports and Financial Statements. Micrion has filed with the SEC, and has made available to FEI true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since June 30, 1996 under the Exchange Act or the Securities Act (each of such forms, reports, schedules, statements, and other documents, to the extent filed and publicly available before the date of this Agreement or filed subsequent to the date hereof, other than preliminary filings, is referred to as a "Micrion SEC Document"). Each Micrion SEC Document at the time filed complied and, in the case of future filings, will comply in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The consolidated financial statements of Micrion included in the Micrion SEC Documents comply and, in the case of future filings, will comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been and, in the case of future filings, will be prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring year end audit adjustments) the consolidated financial position of Micrion and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

          2.1.6 Information Supplied. None of the information supplied or to be supplied by or on behalf of Micrion specifically for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

          2.1.7 Legal Proceedings. Except as disclosed in Schedule 2.1.7, there is neither pending nor, to the knowledge of Micrion, threatened by or against Micrion any legal action, claim, arbitration, investigation, or proceeding that could (i) have a Material Adverse Effect on Micrion following the Closing; or
(ii) enjoin, delay or restrict the right or ability of Micrion to perform its obligations under this Agreement and, to the knowledge of Micrion, there is no basis for any such claim, litigation, proceeding, or investigation.

          2.1.8 Contracts and Arrangements.

          (a) Schedule 2.1.8, which is organized by type of agreement, contains a complete and accurate list of all agreements of the following types to which Micrion is a party or by which it is bound and which are material to Micrion (the "Contracts"):

          (i) any mortgage, note or other instrument or agreement relating to the borrowing of money or the incurrence of indebtedness by Micrion or Micrion's guaranty of any obligation for the borrowing of money;

          (ii) contracts, agreements, purchase orders, or acknowledgment forms for the purchase, sale, lease or other disposition of Micrion's equipment, products, materials, or capital assets, or for the performance of services;

          (iii) contracts or agreements for the joint performance of work or services and all other joint venture agreements;

          (iv) contracts or agreements with agents, brokers, consignees, sales representatives, or distributors relating to the sale of Micrion's products or services; and

          (v) contracts or agreements relating to the employment or compensation of any Micrion Entity's officers, directors, or employees, including without limitation any collective bargaining agreements.

          (b) Each of the Contracts has been duly and validly executed and delivered by Micrion and is binding upon and enforceable by and against Micrion in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by principles of equity governing specific performance, injunctive relief, or other equitable remedies.

          2.1.9 Material Assets. Except as set forth in Schedule 2.1.9, Micrion has good and marketable title to all of its material properties and assets subject to no encumbrance, lien, charge, or other restriction (including, without limitation, any restriction on transfer) of any kind or character other than (i) such imperfections or irregularities of title, encumbrances, claims, liens, charges or other conditions, restrictions or reservations as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (ii) statutory liens securing payments (including taxes) not yet due and (iii) such imperfections or irregularities of title, encumbrances, claims, liens, charges or other conditions, restrictions or reservations as do not individually or in the aggregate have a Material Adverse Effect on Micrion.

          2.1.10 Compliance with Laws. Except for those whose absence has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect,

Micrion possesses all governmental and other licenses, certificates, consents, permits, and other authorizations of Governmental Entities (collectively, "Licenses") legally required to carry on its business as now conducted. No material violation exists in respect of, and no proceeding is pending or to Micrion's knowledge threatened to revoke or limit, any such License. Except as disclosed in the Micrion SEC Documents, the business of Micrion is not being conducted in violation of any laws, rules, regulations, ordinances, codes, judgments, orders, writs, or decrees applicable to its business except where such violations would not individually or in the aggregate have a Material Adverse Effect on Micrion.

          2.1.11 Environmental Matters.

               (a) Definitions. As used in this Agreement, "Environmental Law" means any federal, state or local statute, regulation, or ordinance pertaining to the protection of human health or the environment and any applicable orders, judgments, decrees, permits, licenses, or other authorizations, agreements or mandates under such laws. "Hazardous Substance" means any hazardous, toxic, radioactive, or infectious substance, material, or waste as defined, listed, or regulated under any Environmental Law, and includes without limitation petroleum oil and its fractions. "Contamination" means the existence (actual or reasonably suspected) in the environment of a Hazardous Substance, if the existence or suspected existence of such Hazardous Substance requires any investigatory, remedial, removal, or other response action under any Environmental Law.

               (b) Environmental Compliance. Except as set forth in Schedule
     2.1.11 and except where the contrary would not individually or the aggregate have a Material Adverse Effect on Micrion:

                    (1) Micrion possesses all material Licenses it is required to carry under any Environmental Law for its business as now conducted. No material violation exists in respect of, and no proceeding is pending or threatened to revoke or limit, any such License. Micrion is operating its business in material compliance with all Environmental Laws. No incident regarding environmental matters has occurred in connection with the business of Micrion that was required to be reported to a Governmental Entity under any Environmental Law that was not so reported.

                    (2) To the knowledge of Micrion, (i) no real property currently or previously owned, leased, or occupied by Micrion, including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties and buildings thereon (the "Properties") is or during Micrion's ownership or occupation was used as a hazardous waste treatment, storage, or disposal facility within the meaning of Subtitle C of the Resource Conservation and Recovery Act or any comparable state Environmental Law; and (ii) no real property currently owned, leased, or occupied by Micrion and no real property previously owned, leased, or occupied by Micrion is listed on the National

          Priority List or the Comprehensive Environmental Response, Compensation and Liability Information System list compiled by the Environmental Protection Agency or any comparable listing compiled by any state or local Governmental Entity having jurisdiction over environmental matters.

                    (3) Micrion has not received notice from any Governmental Entity or other Person that it may be in violation of, or liable under, any Environmental Law and none of the properties of Micrion is subject to any court order, administrative order or decree arising under any Environmental Law, nor has been named as a responsible or potentially responsible party with respect to any site listed on the lists described in paragraph (2) above or that it otherwise is potentially liable for Contamination under any Environmental Law.

                    (4) To the knowledge of Micrion, no portion of any property currently owned, leased, or occupied by Micrion is Contaminated and with respect to property previously owned, leased, or occupied by Micrion, no Contamination occurred during Micrion's ownership, lease, or occupancy.

          2.1.12 Tax Matters.

               (a) Returns. Micrion has prepared in good faith and filed on a timely basis all federal, state, foreign, and other returns, reports, forms, declarations, and information returns required to be filed by it with respect to Taxes (as defined below) that relate to the business, results of operations, financial condition, properties, or assets of Micrion (collectively, the "Micrion Returns") and has paid on a timely basis all Taxes shown to be due on the Micrion Returns and all Taxes with respect to which no Micrion Returns are required to be filed. Except as detailed on Schedule 2.1.12, Micrion is not part of an affiliated group of corporations that files or has the privilege of filing consolidated tax returns pursuant to Section 1501 of the Code or any similar provisions of state, local, or foreign law, and Micrion is not a party to any tax-sharing or tax-allocation agreement. No extensions of time have been requested for Micrion Returns that have not been filed except as set forth on Schedule
     2.1.12. Except as set forth on Schedule 2.1.12, (i) all Micrion Returns with respect to periods ending on or before the Closing Date have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Micrion Returns were required to be filed has expired, (ii) no issue raised by any relevant taxing authority in connection with an audit or examination of any such Micrion Returns remains unresolved, and (iii) no waivers of statutes of limitations are in effect with respect to any Taxes of any Micrion Entity. All Micrion Returns filed are complete and accurate in all material respects. Micrion has provided FEI with complete and accurate copies of Micrion Returns for each of Micrion's fiscal years 1992 through 1997 and the Forms 1139 related to any loss or credit or carryback claim for those years.

               (b) Taxes Paid or Reserved. The reserves for taxes reflected in the current balance sheet most recently filed as part of a Micrion SEC Document are adequate for payment of Taxes in respect of periods ending on or before the Closing Date. All reserves for Taxes have been determined in accordance with GAAP consistently applied throughout the periods involved and prior periods. All Taxes that Micrion has been required to collect or withhold have been collected or withheld and, to the extent required, have been paid to the proper taxing authority except where the failure to do so has not had and is not reasonably likely to have a Material Adverse Effect. Micrion has not elected to be treated as a consenting corporation pursuant to Section 341(f) of the Code.

               (c) Loss Carryforwards; Investment Tax Credit Carryforwards.
     Schedule 2.1.12 contains a complete and accurate list of net operating loss carryforwards and investment tax credit carryforwards available to Micrion for federal income tax purposes that originated in taxable years set forth in Schedule 2.1.12.

               (d) Golden Parachute Payments. Except as set forth on Schedule 2.1.12(d), Micrion will not be obligated as a result of the transactions contemplated by this Agreement to make a payment that would be a "parachute payment" to a "disqualified individual," as those terms are defined in
     Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

               (e) FIRPTA. Micrion is not, nor was it at any time during the five-year period ending on the Closing Date, a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

               (f) Definition. As used in this Agreement, the term "Taxes" means all federal, state, local, or foreign taxes, charges, fees, levies, or other assessments, including without limitation all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, production, value added, estimated severance, stamp, occupation, property, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax.

          2.1.13 Employees and Labor Relations Matters. Except as set forth on
Schedule 2.1.13 or as provided in this Agreement:

               (a) Micrion has complied in all material respects with all applicable labor and employment laws, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, and the payment of social security and other taxes, except where the failure to comply has not had and is not reasonably likely to have a Material Adverse Effect on Micrion;

               (b) There is no unfair labor practice charge, complaint, representation petition, grievance or other action against Micrion pending or to Micrion's knowledge threatened before the National Labor Relations Board or any other Governmental Entity and Micrion is not subject to any order to bargain by the National Labor Relations Board;

               (c) There is no labor strike, request for representation, slowdown, or work stoppage actually occurring, pending, or to Micrion's knowledge threatened against Micrion;

               (d) To Micrion's knowledge no employee of Micrion is subject to any noncompetition, nondisclosure, confidentiality, employment, consulting, or similar agreements with Persons other than Micrion relating to the present business activities of Micrion; and

               (e) Attached as Schedule 2.1.13(e) hereto is a list of all employee positions at Micrion that Micrion is attempting to staff.

          2.1.14 Employee Benefits. Schedule 2.1.14 lists all pension, retirement, profit sharing, deferred compensation, bonus, commission, incentive, stock option, life insurance, health and disability insurance, hospitalization, change of control and all other employee benefit plans or arrangements established, maintained, or contributed to by Micrion (the "Micrion Compensation and Benefit Plans"). Complete and accurate copies of each Micrion Compensation and Benefit Plan and each summary plan description, insurance contract, trust agreement or other agreement relating to such Micrion Compensation and Benefit Plans, have been provided to FEI.

Each Micrion Compensation and Benefit Plan that is a "pension plan" ("Pension Plan"), within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and which is intended to qualify under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service regarding its qualification, and Micrion is not aware of any circumstances which are likely to cause any Pension Plan to fail to be qualified under Section 401(a) of the Code. The present value of all accrued benefits under each Pension Plan covered by Title IV of ERISA does not exceed by more than $250,000 the fair market value of such Plan's assets. No "reportable event" (as such term is used in section 4043 of ERISA), non-exempt "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code), "nondeductible contributions" (as such term is used in section 4972 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Micrion Compensation or Benefit Plan. Neither Micrion nor a controlled group of corporations of which Micrion is a member has any "potential withdrawal liability," as defined in Section 4201 of ERISA. To the knowledge of Micrion, there are not and have not been any excess deferrals or excess contributions under any ERISA Plan that have not been corrected.

Each Micrion Compensation or Benefit Plan is and has been operated and administered in substantial compliance with the terms of such plans and the requirements of all applicable U.S. and non-U.S. laws. Each Micrion Compensation or Benefit Plan can be terminated by Micrion under the terms of such Micrion Compensation or Benefit Plan. Any termination of, or withdrawal from, any Micrion Compensation or Benefit Plan of Micrion on or prior to Closing would not subject Micrion to any material liability under Title IV of ERISA. Micrion has no material unfunded liabilities with respect to any Pension Plan which covers non-U.S. employees (a "Non-U.S. Pension Plan"). Each Non-U.S. Pension Plan has received all necessary governmental approvals or has been registered with the appropriate governmental agency as required by local law.

          2.1.15 Absence of Certain Changes or Events. Except as disclosed in
Schedule 2.1.15 or in any Micrion SEC Documents or except as contemplated or permitted under Section 3.1.2, since September 30, 1998, Micrion has conducted its business only in, and has not engaged in any material transactions other than according to, the ordinary and usual course of such business, and there has not been:

               (a) Any event, occurrence or development which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect on Micrion;

               (b) Any increase in the rate of terms of compensation payable or to become payable by Micrion to its directors, officers, or key employees; any increase in the rate or terms of any bonus, insurance, pension, or other employee benefit plan, payment, or arrangement made to, for or with any such directors, officers, or key employees; any special bonus or remuneration paid; or any written employment contract executed or amended;

               (c) Any amendment to Micrion's Articles of Organization or Bylaws or any entry into any material agreement, commitment, or transaction (including, without limitation, any borrowing, capital expenditure or capital financing or any amendment, modification, or termination of any existing agreement, commitment, or transaction) by Micrion, except agreements, commitments, or transactions in the ordinary course of business and consistent with past practices or as expressly contemplated in this Agreement;

               (d) Any direct or indirect declaration, setting aside, or payment of any dividend or other distribution (whether in cash, stock, property, or any combination thereof) in respect of the common stock of Micrion, or any direct or indirect repurchase, redemption, or other acquisition by Micrion of any shares of its stock, or any change by Micrion in its accounting principles, practices or methods;

               (e) Any issuance or sale of any stock of Micrion (other than issuances pursuant to the exercise of warrants or options outstanding on September 30, 1998) or any issuance or granting of any option, warrant, or right to purchase any stock of Micrion (other than options granted under the Micrion Stock Plans) or any commitment to do any of the foregoing;

               (f) Any material purchase or other acquisition of property by Micrion, any material sale, lease, or other disposition of property by Micrion, or any material expenditure by Micrion, except in the ordinary course of business;

               (g) Any incurrence of any noncontract liability which, either singly or in the aggregate is material to the business, results of operations or financial condition of Micrion; or

               (h) Any encumbrance or consent to encumbrance of any material property or assets of Micrion except in the ordinary course of business and except for the types of encumbrances listed in Section 2.1.9.

          2.1.16 Undisclosed Liabilities. Except for liabilities or obligations described in the Micrion SEC Documents, Schedule 2.1.16, or in another Schedule to this Agreement, neither Micrion nor any of its property is subject to any material liability or obligation, whether absolute or contingent, that has not been included in the financial statements contained in the Micrion SEC Documents or adequately reserved for in a financial statement of Micrion that has been provided to FEI.

          2.1.17 Insurance. All material fire and casualty, general liability, business interruption, public liability, workers' compensation and directors' and officers' liability insurance policies are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Micrion and its properties and assets, and are in character and amount at least equivalent to that carried by companies engaged in similar businesses, except for any failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Copies of all such policies have been provided to FEI.

          2.1.18 Intellectual Property.

               (a) The term "Intellectual Property Assets" means collectively:

                    (i) all registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                    (ii) all patents and patent applications (collectively, "Patents");

                    (iii) all copyrights in both published works and unpublished works that are material to Micrion's businesses (collectively, "Copyrights"); and

                    (iv) all trade secrets used in the conduct of the businesses of Micrion.

               (b) Except as set forth on Schedule 2.1.18, Micrion owns or has a valid license to use and to bring actions for the misappropriation of all of the Intellectual Property Assets used in the conduct of its business without any conflict with or infringement of the rights of others, free and clear of all liens, charges, encumbrances, or other restrictions of any kind.

               (c) Schedule 2.1.18 contains a list and summary description of all Marks, Patents and Copyrights.

               (d) Schedule 2.1.18 contains a list of all agreements relating to the Intellectual Property Assets used in the conduct of its business to which Micrion is a party.

               (e) To Micrion's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Micrion Intellectual Property Assets by any third party, including any employee or former employee of Micrion except for potential disputes between the parties hereto, as to which no representation is made.

               (f) Except as set forth on Schedule 2.1.18, there is no action, suit, proceeding, judgment, order, or writ pending or to Micrion's knowledge, threatened against Micrion contesting the validity, ownership, or right to use, sell, license, dispose of, or to bring actions for the misappropriation of the Intellectual Property Assets used in the conduct of its business, except for potential disputes between the parties hereto, as to which no representation is made.

          2.1.19 Guaranties; Powers of Attorney. Micrion is not a guarantor or otherwise liable for any material obligation (including without limitation any indebtedness) of any other Person. To Micrion's knowledge, there are no outstanding powers of attorney executed on behalf of Micrion.

          2.1.20 Brokers. No broker, investment banker, financial advisor, or other Person, other than Warburg Dillon Read LLC ("WDR"), the fees and expenses of which will be paid by Micrion, is entitled to any broker's, finder's, financial advisor's, or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Micrion. Micrion has provided FEI true and correct copies of all agreements between Micrion and WDR.

          2.1.21 Opinion of Financial Advisor. Micrion has received the written opinion of WDR, dated December 1, 1998 to the effect that the consideration to be received in the Merger by Micrion's stockholders is fair to such stockholders from a financial point of view. An executed copy of such opinion has been delivered to FEI. Micrion has been authorized by

WDR, subject to prior review and consent by WDR (such consent not to be unreasonably withheld), to include such fairness opinion and reference thereto in the Form S-4 and the Proxy Statement.

          2.1.22 Vote Required. The affirmative vote of the holders of two-thirds of the outstanding shares of Micrion Common Stock entitled to vote thereon is the only vote of any class or series of Micrion's capital stock necessary to approve the Merger. The Micrion Board at a meeting duly called and held has (i) approved this Agreement, (ii) unanimously determined that the Merger is fair to and in the best interests of the holders of Micrion Common Stock, (iii) resolved to recommend this Agreement and the Merger to such holders for approval and (iv) directed that this Agreement be submitted to Micrion's stockholders. Micrion hereby agrees to the inclusion in the Form S-4 and the Proxy Statement of the recommendations of the Micrion Board described in this Section.

          2.1.23 Rights Agreement. Micrion has provided FEI with a complete and correct copy of the Rights Agreement, including all amendments and exhibits thereto. The amendment to the Rights Agreement attached to this Agreement as Exhibit B has been duly authorized by the Micrion Board and has been duly executed and adopted by Micrion, and accordingly, the execution of this Agreement and any other related agreements between Micrion and FEI, the Merger and the other transactions contemplated by this Agreement will not cause the Rights to become exercisable or result in either FEI or Sub or any of their Affiliates, alone or together, being considered to be an "Acquiring Person" (as defined in the Rights Agreement) or the occurrence of a "Distribution Date," a "Section 13 Event" or a "Triggering Event" (as such terms are defined in the Rights Agreement).

          2.1.24 State Takeover Statutes and Other Takeover Provisions. The provisions of Chapter 110C and Chapter 110D of the Massachusetts
Corporation-Related Laws and any other Massachusetts state takeover statute or similar statute or regulation do not apply to prevent or impose conditions on the Merger, this Agreement, the Stock Option Agreement or any of the transactions contemplated by this Agreement.

          2.1.25 Deferred Compensation Obligations. Micrion has no deferred compensation obligations, whether vested or unvested.

          2.1.26 Product Warranties and Liabilities.

               (a) Except as set forth on Schedule 2.1.26, (i) there are no material warranties, express or implied, written or oral, with respect to the products of Micrion ("Micrion Products"), (ii) as of the date hereof there are no pending or threatened material claims with respect to any such warranty, (iii) there are no statements, citations or decisions by any Governmental Entity declaring any Micrion Products defective or unsafe,
     (iv) there are no material pending, or, to the knowledge of Micrion as of the date hereof, threatened, product liability claims against or involving Micrion or any Micrion Product and no such claims have been settled or adjudicated since December 31, 1995, and (v) to Micrion's knowledge, Micrion is in compliance with all of its purchase contracts with customers with respect to Micrion Products and is not reasonably likely to incur any material penalties or other such form of purchase price adjustment for late delivery or failure to build to specification any Micrion Product.

               (b) Micrion has provided FEI with a complete list of all Micrion Products for which there is a remaining purchase price balance due and with respect to which a customer of Micrion has made a complaint or assertion that has directly or indirectly been the basis for such customer's refusal to grant on-site acceptance of such Micrion Product.

               (c) In connection with the sale of its first 300 mm wafer technology workstation, as of the date of this agreement, no facts or circumstances exist that are reasonably likely to cause Micrion to be subject to penalties or other purchase price adjustments in excess of 10% of the purchase price thereof.

          2.1.27 Inventories. Micrion's inventories, whether finished goods, work in process or raw materials, shown on the balance sheet contained in the most recent Micrion SEC Document or thereafter acquired are all items of a quality usable or saleable in the ordinary and usual course of Micrion's business, except for inventory items that are obsolete or not usable or saleable in the ordinary course of business and that have been written down to an amount not in excess of realizable market value or for which adequate reserves or allowances have been provided. The values at which inventories are carried reflect an inventory valuation policy consistent with Micrion's past practice and in accordance with GAAP consistently applied.

          2.1.28 Receivables. Each of the receivables of Micrion (including accounts receivable, loans receivable and advances) that is reflected in the balance sheet contained in the most recent Micrion SEC Document, and each of the receivables that has arisen since the date of such balance sheet, has arisen only from bona fide transactions in the ordinary course of Micrion's business and Micrion's reserves for doubtful accounts receivable are adequate in accordance with GAAP. Schedule 2.1.28 contains a statement of accounts receivable balance as of September 26, 1998, reconciled to such balance sheet.

          2.1.29 Year 2000 Compliance. Micrion has a Year 2000 program in place which is adequate to cause all computer software and data processing devices (i) used in or for the manufacturing of the Micrion Products by Micrion, or (ii) used in or by any Micrion Products, including any Micrion Products sold and/or installed prior to the date hereof, to become Year 2000 compliant during 1999 except to the extent that the failure to do so, individually or in the aggregate, would not have a Material Adverse Effect on Micrion, and Micrion reasonably believes that the material costs associated with such program that are included in Micrion's fiscal 1999 budget are adequate and that the rate of expenditures after June 30, 1999 will not increase materially. "Year 2000 compliant" means that the product or software accurately processes and stores date/time data (including, but not limited to, calculating, comparing, displaying, recording and sequencing operations involving date/time data) during, from and into and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including correct processing of leap year data.

          2.1.30 Indebtedness. Micrion's Indebtedness does not exceed an aggregate of $18,518,000, consisting of the following amounts: $7,333,000 under a term loan from Fleet Bank, $10,000,000 under its Fleet Bank line of credit and $1,185,000 payable under currently existing capital lease obligations. "Indebtedness" means all indebtedness for borrowed money, including, without limitation, the long term and current portions of amounts outstanding as term debt or under a line of credit and capital lease obligations.

          2.1.31 No Other Representations or Warranties. Except for the representations and warranties contained in this Article 2, Micrion makes no other express or implied representation or warranty to FEI or Sub.

     2.2 FEI's Representations and Warranties. FEI represents and warrants to Micrion as follows:

          2.2.1 Corporate Existence and Authority. FEI is a corporation legally existing under the laws of the State of Oregon and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except for such failures to qualify or be in such good standing which, when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect on FEI. FEI has the full corporate power and authority to enter into this Agreement and carry out its terms. Except for the approval of its stockholders, FEI has taken all corporate action necessary to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by FEI and is binding upon and enforceable against FEI in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by principles of equity governing specific performance, injunctive relief, or other equitable remedies.

          2.2.2 No Adverse Consequences. Except as set forth on Schedule 2.2.2, neither the execution and delivery of this Agreement by FEI nor the consummation of the transactions contemplated by this Agreement will:

               (a) violate or conflict with any provision of FEI's articles of incorporation or bylaws;

               (b) violate any law, judgment, order, injunction, decree, rule, regulation, or ruling of any Governmental Entity applicable to FEI, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FEI;

               (c) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions, or provisions of, result in the loss of any benefit to FEI under, or constitute a default under any agreement, instrument, license, or permit to which FEI is a party or by which it is bound, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FEI; or

               (d) except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act and Blue Sky Laws, (ii) the HSR Act, (iii) for the filing of Articles of Merger pursuant to the OBCA and the MBCL, and
     (iv) with respect to matters set forth in Schedule 2.2.2, require any consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity by FEI, except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FEI.

          2.2.3 Capitalization. FEI has authorized capital stock consisting of 30,000,000 shares of FEI Common Stock, of which 18,160,808 shares were outstanding on November 25, 1998 and 500,000 shares of preferred stock, none of which is outstanding. Options to purchase 1,493,188 shares of Common Stock were outstanding on October 31, 1998 under grants made pursuant to the 1984 Stock Incentive Plan, the 1995 Stock Incentive Plan and the 1995 Supplemental Stock Incentive Plan (the "FEI Stock Plans") and options to purchase 36,100 shares of Common Stock have been granted since October 31, 1998. Schedule 2.2.3 sets forth a complete list of all options outstanding and the exercise prices and strike prices thereof. All of the outstanding shares of capital stock of FEI have been duly authorized and are validly issued, fully paid and nonassessable, and no shares were issued in violation of preemptive or similar rights of any stockholder or in violation of any applicable securities laws. Except as set forth above, there are no shares of capital stock of FEI authorized, issued or outstanding and, except for options granted pursuant to the FEI Stock Plans, there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of FEI of any character relating to the issued or unissued capital stock or other securities of FEI other than rights of Philips Business Electronics International B.V. ("Philips") to maintain its percentage interest in the issued and outstanding shares of FEI as provided in the Combination Agreement dated November 15, 1996, as amended (the "Philips Additional Shares Right"). There are no outstanding obligations of FEI to repurchase, redeem, or otherwise acquire any of the FEI Shares.

          2.2.4 Subsidiaries and Joint Ventures. Except as disclosed on Schedule 2.2.4, FEI has no subsidiaries and owns no stock or other interest in any other corporation or in any partnership or limited liability company or other venture or entity. Each subsidiary of FEI is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, except where the failure to do so would not have a Material Adverse Effect on FEI.

          2.2.5 SEC Reports and Financial Statements. FEI has filed with the SEC, and has made available to Micrion true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1996 under the Exchange Act or the Securities Act (each of such forms, reports, schedules, statements, and other documents, to the extent filed and publicly available before the date of this Agreement or filed subsequent to the date hereof, other than preliminary filings, is referred to as a "FEI SEC Document"). Each FEI SEC Document, at the time filed complied and, in the case of future filings, will comply in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The consolidated financial statements of FEI included in the FEI SEC Documents comply and, in the case of future filings, will comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been and, in the case of future filings, will be prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring year end audit adjustments) the consolidated financial position of FEI and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

          2.2.6 Information Supplied. None of the information supplied or to be supplied by or on behalf of FEI specifically for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by FEI with respect to statements made or incorporated by reference therein based on information supplied by Micrion in writing specifically for inclusion or incorporation by reference therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

          2.2.7 Legal Proceedings. Except as disclosed in Schedule 2.2.7, there is neither pending nor, to the knowledge of FEI, threatened by or against FEI any legal action, claim, arbitration, investigation, or proceeding that could
(i) have a Material Adverse Effect on FEI following the Closing; or (ii) enjoin, delay or restrict the right or ability of FEI to perform its obligations under this Agreement and, to the knowledge of FEI, there is no basis for any such claim, litigation, proceeding, or investigation.

          2.2.8 Contracts and Arrangements. Each material contract, instrument, agreement, or obligation to which FEI is a party or by which it is bound or which affects its assets or its rights has been duly and validly executed and delivered by FEI and is binding upon and enforceable by and against FEI in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by principles of equity governing specific performance, injunctive relief, or other equitable remedies. Each material contract of FEI required to be filed with the FEI SEC Documents has been so filed.

          2.2.9 Material Assets. Except as set forth on Schedule 2.2.9, FEI has good and marketable title to all of its material properties and assets subject to no encumbrance, lien, charge, or other restriction (including, without limitation, any restriction on transfer) of any kind or character other than (i) such imperfections or irregularities of title, encumbrances, claims, liens, charges or other conditions, restrictions or reservations as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (ii) statutory liens securing payments (including taxes) not yet due and (iii) such imperfections or irregularities of title, encumbrances, claims, liens, charges or other conditions, restrictions or reservations as do not individually or in the aggregate have a Material Adverse Effect on FEI.

          2.2.10 Compliance with Laws. Except for those whose absence has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, FEI possesses all Licenses legally required to carry on its business as now conducted. No material violation exists in respect of, and no proceeding is pending or to FEI's knowledge threatened to revoke or limit, any such License. Except as disclosed in the FEI SEC Documents, the business of FEI is not being conducted in violation of any laws, rules, regulations, ordinances, codes, judgments, orders, writs, or decrees applicable to its business except where such violations would not individually or in the aggregate have a Material Adverse Effect on FEI.

          2.2.11 Environmental Compliance. Except as set forth in Schedule
2.2.11 and except where the contrary would not individually or the aggregate have a Material Adverse Effect on FEI:

               (a) FEI possesses all material Licenses it is required to carry under any Environmental Law for its business as now conducted. No material violation exists in respect of, and no proceeding is pending or threatened to revoke or limit, any such License. FEI is operating its business in material compliance with all Environmental Laws. No incident regarding environmental matters has occurred in connection with the business of FEI that was required to be reported to a Governmental Entity under any Environmental Law that was not so reported.

               (b) To the knowledge of FEI, (i) no real property currently or previously owned, leased, or occupied by FEI, including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties and buildings thereon (the "FEI Properties") is or during FEI's ownership or occupation was used as a hazardous waste treatment, storage, or disposal facility within the meaning of Subtitle C of the Resource Conservation and Recovery Act or any comparable state Environmental Law; and (ii) no real property currently owned, leased, or occupied by FEI and no real property previously owned, leased, or occupied by FEI is listed on the National Priority List or the Comprehensive Environmental Response, Compensation and Liability Information System list compiled by the Environmental Protection Agency or any comparable listing compiled by any state or local Governmental Entity having jurisdiction over environmental matters.

               (c) FEI has not received notice from any Governmental Entity or other Person that it may be in violation of, or liable under, any Environmental Law and none of the properties of FEI is subject to any court order, administrative order or decree arising under any Environmental Law, nor has been named as a responsible or potentially responsible party with respect to any site listed on the lists described in paragraph (b) above or that it otherwise is potentially liable for Contamination under any Environmental Law.

               (d) To the knowledge of FEI, no portion of any property currently owned, leased, or occupied by FEI is Contaminated and with respect to property previously owned, leased, or occupied by FEI, no Contamination occurred during FEI's ownership, lease, or occupancy.

          2.2.12 Tax Matters.

               (a) Returns. FEI has prepared in good faith and filed on a timely basis all federal, state, foreign, and other returns, reports, forms, declarations, and information returns required to be filed by it with respect to Taxes that relate to the business, results of operations, financial condition, properties, or assets of FEI (collectively, the "FEI Returns") and has paid on a timely basis all Taxes shown to be due on the FEI Returns and all Taxes with respect to which no FEI Returns are required to be filed. Except as detailed on
Schedule 2.2.12, FEI is not part of an affiliated group of corporations that files or has the privilege of filing consolidated tax returns pursuant to
Section 1501 of the Code or any similar provisions of state, local, or foreign law, and FEI is not a party to any tax-sharing or tax-allocation agreement. No extensions of time have been requested for FEI Returns that have not been filed except as set forth on Schedule 2.2.12. Except as set forth on Schedule 2.2.12,
(i) all FEI Returns with respect to periods ending on or before the Closing Date have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such FEI Returns were required to be filed has expired, (ii) no issue raised by any relevant taxing authority in connection with an audit or examination of any such FEI Returns remains unresolved, and (iii) no waivers of statutes of limitations are in effect with respect to any Taxes of any FEI Entity. All FEI Returns filed are complete and accurate in all material respects. FEI has provided Micrion with complete and accurate copies of FEI Federal Returns for FEI's fiscal years 1995 through 1997.

               (b) Taxes Paid or Reserved. The reserves for taxes reflected in the current balance sheet most recently filed as part of a FEI SEC Document are adequate for payment of Taxes in respect of periods ending on or before the Closing Date. All reserves for Taxes have been determined in accordance with GAAP consistently applied throughout the periods involved and prior periods. All Taxes that FEI has been required to collect or withhold have been collected or withheld and, to the extent required, have been paid to the proper taxing authority except where the failure to do so has not had and is not reasonably likely to have a Material Adverse Effect on FEI. FEI has not elected to be treated as a consenting corporation pursuant to Section 341(f) of the Code.

          2.2.13 Employees and Labor Relations Matters. Except as set forth on
Schedule 2.2.13 or as provided in this Agreement:

               (a) FEI has complied in all material respects with all applicable labor and employment laws, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, and the payment of social security and other taxes, except where the failure to comply has not had and is not reasonably likely to have a Material Adverse Effect on FEI;

               (b) There is no unfair labor practice charge, complaint, representation petition, grievance or other action against FEI pending or to FEI's knowledge threatened before the National Labor Relations Board or any other Governmental Entity and FEI is not subject to any order to bargain by the National Labor Relations Board;

               (c) There is no labor strike, request for representation, slowdown, or work stoppage actually occurring, pending, or to FEI's knowledge threatened against FEI; and

               (e) To FEI's knowledge no employee of FEI is subject to any noncompetition, nondisclosure, confidentiality, employment, consulting, or similar agreements with Persons other than FEI relating to the present business activities of FEI.

          2.2.14 Employee Benefits. Schedule 2.2.14 lists all pension, retirement, profit sharing, deferred compensation, bonus, commission, incentive, stock option, life insurance, health and disability insurance, hospitalization, change of control and all other employee benefit plans or arrangements established, maintained, or contributed to by FEI (the "FEI Compensation and Benefit Plans"). Complete and accurate copies of each FEI Compensation and Benefit Plan and each summary plan description, insurance contract, trust agreement or other agreement relating to such FEI Compensation and Benefit Plans, have been provided to Micrion.

No "reportable event" (as such term is used in section 4043 of ERISA), "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code), "nondeductible contributions" (as such term is used in section 4972 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any FEI Compensation or Benefit Plan. FEI does not have any "potential withdrawal liability," as defined in Section 4201 of ERISA. To the knowledge of FEI, there are not and have not been any excess deferrals or excess contributions under any ERISA Plan that have not been corrected.

Each FEI Compensation or Benefit Plan is and has been operated and administered in all material respects in conformance with the requirements of such plan and applicable U.S. and foreign laws, except where such failure would not have a Material Adverse Effect on FEI. Each FEI Compensation or Benefit Plan can be terminated by FEI. Any termination of, or withdrawal from, any FEI Compensation or Benefit Plan on or prior to Closing would not subject FEI to any material liability under Title IV of ERISA.

          2.2.15 Absence of Certain Changes or Events. Except as disclosed in
Schedule 2.2.15 or in any FEI SEC Documents, since September 27, 1998 FEI has conducted its business only in, and has not engaged in any material transactions other than according to, the ordinary and usual course of such business, and there has not been:

               (a) Any event, occurrence or development which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect on FEI;

               (b) Any amendment to FEI's Articles of Incorporation or Bylaws or any entry into any material agreement, commitment, or transaction (including, without limitation, any borrowing, capital expenditure or capital financing or any amendment, modification, or termination of any existing agreement, commitment, or transaction) by FEI, except agreements, commitments, or transactions in the ordinary course of business and consistent with past practices or as expressly contemplated in this Agreement;

               (c) Any direct or indirect declaration, setting aside, or payment of any dividend or other distribution (whether in cash, stock, property, or any combination thereof) in respect of the common stock of FEI, or any direct or indirect repurchase, redemption, or other acquisition by FEI of any shares of its stock, or any change by FEI in its accounting principles, practices or methods;

               (d) Any issuance or sale of any stock of FEI (other than issuances pursuant to the exercise of warrants or options outstanding on September 27, 1998) or any issuance or granting of any option, warrant, or right to purchase any stock of FEI (other than options granted under the FEI Stock Plans and the FEI Employee Share Purchase Plan) or any commitment to do any of the foregoing;

               (e) Any material purchase or other acquisition of property by FEI, any sale, lease, or other disposition of property by FEI, or any material expenditure by FEI, except in the ordinary course of business;

               (f) Any incurrence of any noncontract liability which, either singly or in the aggregate is material to the business, results of operations or financial condition of FEI; or

               (g) Any encumbrance or consent to encumbrance of any material property or assets of FEI except in the ordinary course of business and except for the types of encumbrances listed in Section 2.2.9.

          2.2.16 Undisclosed Liabilities. Except for liabilities or obligations described in the FEI SEC Documents, Schedule 2.2.16, or in another Schedule to this Agreement, neither FEI nor any of its property is subject to any material liability or obligation, whether absolute or contingent, that has not been included in the financial statements contained in the FEI SEC Documents or adequately reserved for in a FEI financial statement that has been provided to Micrion.

          2.2.17 Insurance. All material fire and casualty, general liability, business interruption, public liability, workers' compensation and directors' and officers' liability insurance policies are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of FEI and its properties and assets, and are in character and amount at least equivalent to that carried by companies engaged in similar businesses, except for any failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Copies of all such policies have been provided to Micrion.

          2.2.18 Intellectual Property.

               (a) Except as set forth on Schedule 2.2.18, FEI owns or has a valid license to use and to bring actions for the misappropriation of all of the Intellectual Property Assets, used in the conduct of its business without any conflict with or infringement of the rights of others, free and clear of all liens, charges, encumbrances, or other restrictions of any kind.

               (b) Schedule 2.2.18 contains a list and summary description of all Marks, Patents and Copyrights owned by FEI.

               (c) Schedule 2.2.18 contains a list of all agreements relating to the Intellectual Property Assets used in the conduct of its business to which FEI is a party.

               (d) To FEI's knowledge, there is no unauthorized use, infringement or misappropriation of any of the FEI Intellectual Property Assets by any third party, including any employee or former employee of FEI, except for potential disputes between the parties hereto, as to which no representation is made.

               (e) Except as set forth on Schedule 2.2.18, there is no action, suit, proceeding, judgment, order, or writ pending or to FEI's knowledge, threatened against FEI contesting the validity, ownership, or right to use, sell, license, dispose of, or to bring actions for the misappropriation of the Intellectual Property Assets used in the conduct of its business, except for potential disputes between the parties hereto, as to which no representation is made.

          2.2.19 Guaranties; Powers of Attorney. FEI is not a guarantor or otherwise liable for any material obligation (including without limitation any indebtedness) of any other Person. To FEI's knowledge, there are no outstanding powers of attorney executed on behalf of FEI.

          2.2.20 Brokers. No broker, investment banker, financial advisor, or other Person, other than Needham & Company, Inc. ("Needham"), the fees and expenses of which will be paid by FEI, is entitled to any broker's, finder's, financial advisor's, or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of FEI.

          2.2.21 Opinion of Financial Advisor. FEI has received the written opinion of Needham, dated December 1, 1998 to the effect that the Merger Consideration and Philips' purchase of the Financing Shares are fair to the FEI shareholders (other than Philips, with respect to the Philips financing) from a financial point of view. An executed copy of such opinion has been delivered to Micrion. FEI has been authorized by Needham, subject to prior review and consent by Needham, to include such fairness opinion and reference thereto in the Form S-4 and the Proxy Statement.

          2.2.22 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of FEI Common Stock entitled to vote thereon is the only vote of any class or series of FEI's capital stock necessary to approve the issuance of shares in connection with the transactions contemplated by this Agreement and the Stock Purchase Agreement (as defined below). The FEI Board at a meeting duly called and held has (i) approved this Agreement, (ii) unanimously determined that the Merger and the transactions contemplated by the Stock Purchase Agreement are fair to and in the best interests of the holders of FEI Common Stock, (iii) resolved to recommend the transactions contemplated by this Agreement and the Stock Purchase Agreement to such holders for approval and
(iv) directed that such proposal be submitted to FEI's stockholders. FEI hereby agrees to the inclusion in the Form S-4 and the Proxy Statement of the recommendations of the FEI Board described in this Section.

          2.2.23 Year 2000 Compliance. FEI has a Year 2000 program in place which is adequate to cause all computer software and data processing devices (i) used in or for the manufacturing of the FEI products by FEI or (ii) used in or by any FEI products, including any FEI products sold and/or installed prior to the date hereof, to become Year 2000 compliant during 1999, except where the failure to comply would not have a Material Adverse Effect on

FEI, and FEI reasonably believes that all material costs associated with such program are included in FEI's 1998 budget and in its budget forecasts for 1999.

          2.2.24 Financing. Simultaneously herewith FEI and Philips are entering into a Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which Philips has agreed to provide financing to FEI for the cash portion of the Merger Consideration, on the terms and subject to the conditions set forth therein. A form of the Stock Purchase Agreement has been provided to Micrion prior to the date hereof.

          2.2.25 Product Warranties and Liabilities.

               (a) Except as set forth on Schedule 2.2.25, (i) there are no material warranties, express or implied, written or oral, with respect to the products of FEI ("FEI Products"), (ii) as of the date hereof there are no pending or threatened material claims with respect to any such warranty,
     (iii) there are no statements, citations or decisions by any Governmental Entity declaring any FEI Products defective or unsafe, (iv) there are no material pending, or, to the knowledge of FEI as of the date hereof, threatened, product liability claims against or involving FEI or any FEI Product and no such claims have been settled or adjudicated since December 31, 1995, and (v) to FEI's knowledge, FEI is in compliance with all of its purchase contracts with customers with respect to FEI Products and is not reasonably likely to incur any material penalties or other such form of purchase price adjustment for late delivery or failure to build to specification any FEI Product.

               (b) FEI has provided FEI with a complete list of all FEI Products for which there is a remaining purchase price balance due and with respect to which a customer of FEI has made a complaint or assertion that has directly or indirectly been the basis for such customer's refusal to grant on-site acceptance of such FEI Product.

          2.2.26 Inventories. FEI's inventories, whether finished goods, work in process or raw materials, shown on the balance sheet contained in the most recent FEI SEC Document or thereafter acquired are all items of a quality usable or saleable in the ordinary and usual course of FEI's business, except for inventory items that are obsolete or not usable or saleable in the ordinary course of business and that have been written down to an amount not in excess of realizable market value or for which adequate reserves or allowances have been provided. The values at which inventories are carried reflect an inventory valuation policy consistent with FEI's past practice and in accordance with GAAP consistently applied.

          2.2.27 Receivables. Each of the receivables of FEI (including accounts receivable, loans receivable and advances) that is reflected in the balance sheet contained in the most recent FEI SEC Document, and each of the receivables that has arisen since the date of such balance sheet, has arisen only from bona fide transactions in the ordinary course of FEI's business and FEI reserves for doubtful accounts receivable are adequate in accordance with GAAP.

          2.2.28 No Other Representations or Warranties. Except for the representations and warranties contained in this Article 2, FEI makes no other express or implied representation or warranty to Micrion.

                                    ARTICLE 3

                                    COVENANTS

     3.1 Continuation of Business.

          3.1.1 Joint Covenants. Except as set forth on Schedule 3.1.1, without the prior written consent of FEI or Micrion, as the case may be, which shall not be unreasonably withheld or delayed, from and after the execution date of this Agreement until Closing, Micrion and FEI will each:

               (a) operate and maintain its business in its usual manner and in the ordinary course and, to the extent consistent therewith, use its reasonable best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees and business associates;

               (b) not declare, pay, or set aside for payment any dividend (whether in cash, stock or property) or other distribution of money or property in respect of its capital stock; effect any split, combination or similar reclassification of its capital stock; or purchase or redeem any shares of its capital stock, except pursuant to existing agreements set forth on Schedule 2.2.3.

               (c) not issue or sell any capital stock or rights to acquire capital stock, except:

               (1) shares of Micrion Common Stock issued upon the valid exercise of currently outstanding options under the Micrion Stock Plans;

               (2) shares of FEI Common Stock issued upon the valid exercise of rights under the FEI Stock Plans;

               (3) options to purchase shares under the FEI Stock Plans;

               (4) shares of FEI Common Stock or Micrion Common Stock issued under the FEI or Micrion Employee Stock Purchase Plan, as the case may be; and

               (5) shares of FEI Common Stock issued pursuant to the Philips Additional Shares Right and the Stock Purchase Agreement;

               (d) not acquire any assets other than assets acquired in the ordinary and usual course of its business and consistent with past practices;

               (e) not amend its Articles of Organization or Incorporation or Bylaws, except for an amendment to the FEI Articles of Incorporation to increase the number of authorized shares of Common Stock; and

               (f) not authorize or enter into an agreement to do any of the foregoing.

          3.1.2 Micrion Covenants. Without the prior written consent of FEI and except as contemplated hereby and as set forth on Schedule 3.1.2, from and after the execution date of this Agreement until Closing, Micrion agrees that:

               (a) Micrion will not increase its aggregate Indebtedness above the amount stated in Section 2.1.30 and will not encumber any of its material assets or make any material commitments related to such assets, except in the ordinary and usual course of its business and consistent with past practices;

               (b) Micrion will not make any tax election or permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated, except in the ordinary and usual course of business;

               (c) Micrion will not make any payment to discharge or satisfy any lien or encumbrance or pay any obligation or liability (fixed or contingent) other than (i) any lien or encumbrance or any obligation or liability set forth in the current financial statements contained in the Micrion SEC Documents and (ii) current liabilities incurred or maturing in the ordinary course of business since the date of the current balance sheet most recently filed as part of a Micrion SEC Document or (iii) payments under its line of credit facility with Fleet Bank, N.A. ("Fleet") made in accordance with the terms of the agreements entered into between Micrion and Fleet as of September 22, 1998 and July 31, 1997;

               (d) Micrion will not purchase or otherwise acquire, or agree to purchase or otherwise acquire, any debt or equity securities of any Person other than equity securities issued by a money market fund registered as an investment company under the Investment Company Act of 1940;

               (e) Micrion will not increase the wages, salaries, compensation, pension, or other benefits payable to any of its officers, employees, or agents, including any severance or change of control payments, other than increases in wages and salaries required by employment arrangements existing on the execution date of this Agreement or otherwise in the ordinary and usual course of its business;

               (f) Micrion will not implement or amend any employee profit sharing, stock option, stock purchase, pension, bonus, commission, incentive, retirement, medical reimbursement, life insurance, deferred compensation, or any other employee benefit plan or arrangement;

               (g) Micrion will not change its accounting methods, policies or practices;

               (h) when the consent of any third party to the transactions contemplated by this Agreement is required under the terms of any Contract to which Micrion is a party Micrion will use its reasonable best efforts to obtain such consent on terms and conditions not materially less favorable than those in effect on the execution date of this Agreement;

               (i) Micrion will not settle or compromise any material claims or litigation or, except in the ordinary and usual course of business, modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims; and

               (j) As to negative covenants specified above, Micrion will not authorize or enter into an agreement to do any of the foregoing.

          3.1.3 Closing Notice. Promptly following the determination by FEI that the conditions to Closing (other than the condition contained in this Section 3.1.3) are met, FEI shall deliver to Philips notice to that effect.

     3.2 No Solicitation. From and after the date hereof until the earlier of the Effective Time or termination of the Agreement, subject to the proviso in the next paragraph, Micrion agrees that neither it nor any of its officers and directors shall, and that Micrion shall direct and use its reasonable best efforts to cause its employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) (such officers, directors, employees, agents and representatives sometimes collectively referred to herein as "Representatives") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of 10% or more of the assets or any class of equity securities of, it or any of its subsidiaries (any such proposal or offer being hereinafter referred to as a "Takeover Proposal").

Micrion further agrees that neither it nor its Representatives shall directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to a Takeover Proposal, whether made before or after the date of this Agreement, or otherwise facilitate any effort or attempt to make or implement a

Takeover Proposal; provided, however, that nothing contained in this Agreement shall prevent Micrion or the Micrion Board from:

          (a) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to a Takeover Proposal;

          (b) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Takeover Proposal if the Micrion Board receives from the Person so requesting such information an executed confidentiality agreement on terms substantially equivalent to those contained in the Confidentiality Agreement dated March 30, 1998 between Micrion and FEI (the "Confidentiality Agreement");

          (c) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Takeover Proposal; or

          (d) withdrawing or modifying the approval or recommendation by the Micrion Board of this Agreement or the Merger in connection with recommending an unsolicited bona fide written Takeover Proposal to the stockholders of Micrion or entering into any agreement with respect to an unsolicited bona fide written Takeover Proposal;

if and only to the extent that, both (i) in each such case referred to in clause
(b), (c) or (d) above, the Micrion Board determines in good faith after receipt of written advice from outside legal counsel experienced in such matters that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in each case referred to in clause (c) or (d) above, the Micrion Board determines in good faith (after consultation with its financial advisor) that such Takeover Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction superior to the transaction contemplated by this Agreement, taking into account, among other things, the long term prospects and interests of Micrion and its stockholders (any such superior Takeover Proposal being referred to in this Agreement as a "Superior Proposal").

Micrion will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Micrion agrees that it will take the necessary steps to promptly inform its Representatives of the obligations undertaken in this Section 3.2 and in the Confidentiality Agreement. Micrion will promptly notify FEI if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, Micrion or any of its Representatives relating to a Takeover Proposal, indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep FEI informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. Micrion also will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of a Takeover Proposal to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its subsidiaries.

     3.3 Access. For the period up to and including the Closing Date, Micrion and FEI will provide to each other and their authorized agents access to all physical assets, facilities, financial information, production records, contracts and other corporate records and document as the other reasonably requests and will allow the other and the other's authorized agents to meet with management personnel, employees and any outside consultants, including without limitation auditors and accountants, investment and other bankers, tax and financial advisors and environmental consultants; provided that no investigation by either Micrion or FEI or any of its Representatives pursuant to this Section
3.3 will affect any representation, warranty or closing condition of the other party to this Agreement and provided, further, that the foregoing shall not require FEI or Micrion to permit any inspection, or to disclose any information, that in the reasonable judgment of the nondisclosing party, would result in a violation of applicable law or would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the nondisclosing party shall have used all best efforts to obtain the consent of such third party to such inspection or disclosure.

     3.4 Hart Scott Rodino. Each of Micrion and FEI will promptly after executing this Agreement prepare and file with the Federal Trade Commission (the "FTC") and the Department of Justice (the "DOJ") the premerger notification form required under the HSR Act and a request for early termination of the waiting period provided under the HSR Act and similar foreign pre-merger notifications. The parties will further take all reasonable steps to (i) cooperate with each other in connection with such filings, which cooperation will include, but not be limited to, furnishing the other with such information or documents as may be reasonably required in connection with such filings as permitted by applicable law; (ii) promptly file after any request by the FTC or the DOJ any appropriate information or documents so requested by the FTC or the DOJ; and (iii) notify each other of any other communications with the FTC or the DOJ that relate to the transactions contemplated by this Agreement and, to the extent appropriate, permit the other to participate in any conferences with the FTC or the DOJ. The parties will use best efforts to accelerate and obtain HSR Act clearance; provided, however, that nothing in this Section 3.4 will require, or be construed to require, Micrion or FEI to proffer to, or agree to, any concession, condition, requirement or restriction of any Governmental Entity which either the Micrion Board or the FEI Board, reasonably determines in good faith would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger. Each of Micrion and FEI will pay its own expenses in connection with the preparation of the premerger notification form.

     3.5 Other Government Consents. Promptly following the execution of this Agreement, the parties will proceed to prepare and file with the appropriate Governmental Entities any requests for approval or waiver (in addition to those specifically described above), if any, that are required from Governmental Entities in connection with the transactions contemplated by this Agreement, and the parties will diligently and expeditiously prosecute and cooperate fully in the prosecution of such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers; provided, however, that nothing in this Section 3.5 will require, or be construed to require, Micrion or FEI to proffer to, or agree to, any concession, condition, requirement or restriction of any Governmental Entity which either the FEI Board or the Micrion Board reasonably determines in good faith would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

     3.6 Reasonable Best Efforts; No Inconsistent Action. Except as otherwise provided in this Agreement, each party will use its reasonable best efforts to effect the transactions contemplated by this Agreement and to fulfill the conditions to the obligations of the opposing parties set forth in Article 4 of this Agreement. Except as otherwise provided in this Agreement, no party will take any action inconsistent with its obligations under this Agreement or that could hinder or delay the consummation of the transactions contemplated by this Agreement, except that nothing in this Section 3.6 will limit the rights of the parties under Article 4 of this Agreement.

     3.7 Changed Circumstances. Each of Micrion and FEI will notify the other party promptly of any fact or occurrence between the date of this Agreement and the Closing Date of which it becomes aware which would make any of the conditions to Closing of the other party to this Agreement not capable of being satisfied and of any event, change or effect that has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it.

     3.8 Fees and Expenses. Except as provided in Section 5.5, all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement will be paid by the party incurring such fees or expenses, whether or not the Merger is completed.

     3.9 Rights Agreement. Except as provided in Section 2.1.23, Micrion will not redeem the Rights or amend or terminate the Rights Agreement before the earlier of Effective Time or the termination of this Agreement unless required to do so by order of a court of competent jurisdiction.

     3.10 Options and Warrants. Prior to the Effective Time, Micrion and FEI will take such actions as may be necessary so that at the Effective Time each Micrion option and warrant outstanding will be terminated as provided in Section
1.9.6 of this Agreement.

     3.11 Press Releases. No press releases or other public announcements concerning the transactions contemplated by this Agreement may be made by any of the parties without the prior written consent of each of the other parties, which consent will not be unreasonably withheld; provided, however, that nothing in this provision will prevent a party from making such releases or announcements as are necessary for a party to satisfy its legal obligations or the requirements of the Nasdaq National Market or the SEC and then only after prior consultation with the other party.

     3.12 Indemnification; Directors' and Officers' Insurance.

               (a) From and after the Effective Time, FEI agrees that it will indemnify and hold harmless each present and former director and officer of Micrion (when acting in such capacity) (each an "Indemnified Party" and, collectively, the "Indemnified Parties"), against any costs or expenses (including, without limitation, reasonable attorneys' fees, costs of investigation and fees of other advisers and experts), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, including, without limitation, claims, actions, suits, proceedings or investigations by or on behalf of any present or former shareholder of Micrion, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Micrion would have been permitted under Massachusetts Law and its Articles of Organization or Bylaws in effect on the date hereof to indemnify such Person (and FEI shall also advance expenses as incurred to the fullest extent permitted under applicable law; provided the Person to whom expenses are advanced provides a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification has been met, and an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

               (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 3.12, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify FEI thereof, but the failure to so notify shall not relieve FEI of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) FEI or the Surviving Corporation shall have the right to assume the defense thereof and FEI shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if FEI or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between FEI or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and FEI or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that FEI shall be obligated pursuant to this paragraph
     (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and
     (iii) FEI shall not be liable for any settlement effected without its prior written consent; and provided, further, that FEI shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

               (c) The Surviving Corporation shall maintain Micrion's existing officers' and directors' liability insurance for a period of five years after the Effective Time; provided, however, that if the existing officers' and directors' insurance expires, is terminated or canceled during such five-year period, the Surviving Corporation will obtain officers' and directors' liability insurance for the remainder of such period of at least the same coverage and amounts containing terms and conditions that are not less advantageous to the Indemnified Parties and that is issued by an insurer having a claims-paying rating at least as good as the rating of the issuer of Micrion's existing policy.

               (d) The provisions of this Section 3.12 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     3.13 Other Agreements and Related Documents.

          3.13.1 Stock Option Agreement. Contemporaneously with the execution of this Agreement, FEI and Micrion will execute and deliver the 19.9% Stock Option Agreement substantially in the form attached hereto as Exhibit B.

          3.13.2 Employment Agreement. At or prior to Closing, FEI and at least 10 of the 12 individuals listed on Schedule 3.13.2 will enter into employment agreements substantially in the form attached hereto as Exhibit C (each, an "Employment Agreement"), to be effective upon Closing; provided that Nicholas P. Economou will be one of the ten individuals who enters into such an Employment Agreement.

          3.13.3 Assignment of Patents and Trademarks. At Closing, Micrion will execute assignments of its patents and trademarks to FEI substantially in the forms attached as Exhibit D-1 and D-2.

     3.14 FEI Board of Directors. Effective upon Closing, FEI will cause Nicholas P. Economou to be elected or appointed to the FEI Board.

     3.15 Golden Parachutes. Not later than five days before the Closing Date, Micrion shall amend the terms of any Micrion compensation or benefit plan, or any other agreement to which Micrion is a party, that is listed on Schedule 2.1.12(d) so that neither Micrion nor FEI following consummation of the Merger shall be required to make a payment that would be a "parachute payment" to a "disqualified individual," as those terms are defined in Section 280G of the Code.

     3.16 Authorized Shares. Prior to Closing, FEI will amend its Articles of Incorporation to increase the number of its authorized shares of Common Stock to allow the issuance of the shares of FEI Common Stock included in the Merger Consideration.

                                    ARTICLE 4

                     CONDITIONS TO THE PARTIES' OBLIGATIONS
                            TO CONSUMMATE THE MERGER

     4.1 Mutual Conditions. The respective obligations of each party to consummate the Merger are subject to the following conditions:

          4.1.1 Governmental Authorizations. All filings required to be made prior to the Effective Time with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time from, any Governmental Entities in order to consummate the transactions contemplated by this Agreement, will have been made or obtained, as the case may be, and the waiting period (and any extension thereof) under the HSR Act and any applicable competition laws of any jurisdiction will have expired or been terminated (collectively, the "Required Approvals").

          4.1.2 Stockholder Approval. At duly called and held Stockholders' Meetings, acting in accordance with applicable provisions of their respective state corporation laws and their respective organizational documents and bylaws and the rules of the Nasdaq National Market and federal securities laws, Micrion shall have obtained the approval of the Merger by the holders of at least two-thirds of the issued and outstanding shares of Micrion Common Stock entitled to vote thereon and FEI shall have obtained the approval of the holders of at least a majority of the issued and outstanding shares of FEI Common Stock entitled to vote thereon on the matters submitted to FEI shareholders in the Proxy Statement.

          4.1.3 No Prohibitions. There shall not have been promulgated or issued a law, statute, rule, regulation, decree, order, injunction or ruling by any Governmental Entity that remains in effect and prohibits, restrains or enjoins the consummation of the Merger; provided, however, that each party shall use its reasonable best efforts to have any such decree or order reversed or vacated.

          4.1.4 No Suits. No action, suit or other proceeding shall have been overtly threatened by any Governmental Entity or be pending against any party to this Agreement to prohibit, restrain or enjoin or otherwise prevent the consummation of the transactions contemplated by this Agreement.

          4.1.5 Nasdaq Listing. The shares of FEI Common Stock issuable to Micrion stockholders shall have been authorized for inclusion on the Nasdaq National Market. FEI shall use its reasonable best efforts to effect the inclusion of all such shares on the Nasdaq National Market.

          4.1.6 Form S-4. No stop order suspending the effectiveness of the Form S-4 shall have been issued, and no proceedings for that purpose shall have been instituted or threatened by the SEC.

          4.1.7 Regulatory Burdens. No Regulatory Approval shall have imposed any condition, requirement or restriction which the FEI Board or the Micrion Board determines in good faith would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement to FEI and its stockholders or Micrion and its stockholders, as the case may be, as to render inadvisable the consummation of the Merger.

     4.2 Conditions to Obligations of FEI. The obligations of FEI and Sub to effect the Merger are also subject to the satisfaction or waiver by FEI at or prior to the Effective Time of the following conditions:

          4.2.1 Representations and Warranties; Covenants. Except with respect to the representation of Micrion regarding Indebtedness contained in Section 2.1.30, (i) the representations and warranties of Micrion set forth in this Agreement (A) to the extent qualified by Material Adverse Effect shall be true and correct and (B) to the extent not qualified by Material Adverse Effect shall be true and correct, except that this clause (B) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on Micrion, in each case (A) and (B), as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak of an earlier date); and (ii) except with respect to the covenant of Micrion regarding Indebtedness contained in Section 3.1.2(a), Micrion shall have performed and complied in all material respects with all covenants, obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Closing Date, and FEI shall have received a certificate signed on behalf of Micrion by an executive officer of Micrion to the effect of (i) and (ii).

If the representation contained in Section 2.1.30 is not true and correct as of the Closing Date or if the Micrion covenant contained in Section 3.1.2(a) has not been complied with, the following provisions shall apply:

          (1) Closing on or prior to March 31, 1999. If the Closing occurs on or prior to March 31, 1999, if Micrion Indebtedness at Closing is greater than $17,681,000, the Cash Portion will be reduced by an amount equal to the Indebtedness in excess of $17,681,000 divided by the number of Micrion Shares for which Merger Consideration will be paid pursuant to Section
     1.6.1. If Micrion Indebtedness at Closing is greater than $21,844,000, FEI will be entitled to terminate this Agreement pursuant to Section 5.4(c).

          (2) Closing after March 31, 1999 and on or prior to June 30, 1999. If the Closing occurs after March 31, 1999 and on or prior to June 30, 1999, if Micrion Indebtedness at Closing is greater than $16,844,000, the Cash Portion will be reduced by an amount equal to the Indebtedness in excess of $16,844,000 divided by the number of Micrion Shares for which Merger Consideration will be paid pursuant to
     Section 1.6.1. If Micrion Indebtedness at Closing is greater than $21,844,000, FEI will be entitled to terminate this Agreement pursuant to
     Section 5.4(c).

          (3) Closing after June 30, 1999. If the Closing occurs after June 30, 1999, if Micrion Indebtedness at Closing is greater than $16,007,000, the Cash Portion will be reduced by an amount equal to the Indebtedness in excess of $16,007,000 divided by the number of Micrion Shares for which Merger Consideration will be paid pursuant to Section 1.6.1. If Micrion Indebtedness at Closing is greater than $23,507,000, FEI will be entitled to terminate this Agreement pursuant to Section 5.4(c).

          (4) All Stock Consideration. If the Merger Consideration consists solely of shares of FEI Common Stock pursuant to Section 1.6.2 and Micrion Indebtedness at Closing is greater than $17,681,000, $16,844,000 or $16,007,000, for Closing at the time specified in (1), (2) or (3) above, respectively, then the number of shares of FEI Common Stock to be issued to each Micrion stockholder as Merger Consideration will be reduced by a number equal to (a) (i) the amount of the applicable excess Indebtedness pursuant to paragraph (1), (2) or (3) above, divided by (ii) the Pre-Closing Average Price, divided by (b) the number of Micrion Shares outstanding prior to such reduction.

          4.2.2 Dissenting Shares. No more than fifteen percent (15%) of the total issued and outstanding Micrion Shares (taking into account all Micrion Shares issued or issuable pursuant to options, warrants, convertible securities or other rights to acquire Micrion Shares) shall be Dissenting Shares.

          4.2.3 Delivery of Exhibits and Micrion Officers' Certificates. FEI shall have received an Employment Agreement with at least 10 of the 12 individuals listed on Schedule 3.13.12 including an Employment Agreement with Nicholas Economou, the 19.9% Stock Option Agreement, the Patent Assignment and the Trademark Assignment, all executed by the parties thereto, and the certificate of Micrion officers referred to in Section 4.2.1.

     4.3 Conditions to Obligations of Micrion. The obligations of Micrion to effect the merger are also subject to the satisfaction or waiver by Micrion at or prior to the Effective Time of the following conditions:

          4.3.1 Representations and Warranties; Covenants. (i) The representations and warranties of FEI set forth in this Agreement (A) to the extent qualified by Material Adverse Effect shall be true and correct and (B) to the extent not qualified by Material Adverse Effect shall be true and correct, except that this clause (B) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on FEI, in each case (A) and (B), as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak of an earlier date); and (ii) FEI shall have performed and complied in all material respects with all material obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Closing Date. Micrion shall have received a certificate signed on behalf of FEI by an executive officer of FEI to the effect of (i) and (ii).

          4.3.2 Deposit of Certificates and Funds. FEI shall have deposited the shares of FEI Common Stock and funds (if the Merger Consideration will be paid pursuant to Section 1.6.1) specified in Section 1.9.1 hereof.

          4.3.3 Delivery of Certificates by FEI. Micrion shall have received the certificate of FEI officers referred to in Section 4.3.1.

                                    ARTICLE 5

                                   TERMINATION

     5.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approvals by stockholders of Micrion and FEI by mutual written consent of Micrion and FEI by action of their respective Boards of Directors.

     5.2 Termination by Either Party. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of either the FEI Board or the Micrion Board if any one of the following conditions are met:

               (a) the Merger shall not have been consummated by October 31, 1999, whether such date is before or after the date of approvals by the stockholders of Micrion or FEI, provided, that the right to terminate this Agreement pursuant to this clause (a) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated;

               (b) the approval of Micrion's stockholders required by Section
     4.1.2 shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof;

               (c) the approval of FEI' shareholders as required by Section
     4.1.2 shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof;

               (d) any order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and nonappealable (whether before or after the approval by the stockholders of Micrion or FEI); or

               (e) if the Pre-Closing Average Price is less than $3.00, subject to Equitable Adjustment.

     5.3 Termination by Micrion. This Agreement may be terminated and the Merger may be abandoned by action of the Micrion Board, whether before or after the approval by stockholders of Micrion:

               (a) at any time prior to the Effective Time if there has been a material breach by FEI of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within a reasonable time (but in no event more than 45 days) after written notice of such breach is given by FEI to Micrion;

               (b) at any time prior to the Effective Time, if all of the following conditions are met:

                    (1) Micrion is not in material breach of any of its covenants contained in Section 3.2, 3.4, 3.5 and 3.6 of this Agreement,

                    (2) the Micrion Board authorizes Micrion, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Micrion notifies FEI in writing that it intends to enter into such an agreement, attaching a summary of the material terms thereof,

                    (3) FEI does not make, within five business days after receipt of Micrion's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Micrion Board determines, in good faith consistent with its fiduciary obligations under applicable law after consultation with its financial advisors, is at least as favorable, taking into account, among other things, the long-term prospects and interests of Micrion and its stockholders, as the Superior Proposal, and

                    (4) Micrion promptly, but in no event later than two business days after the date of such termination, pays to FEI in immediately available funds the fees required to be paid pursuant to
     Section 5.5. Micrion agrees (i) that it will not enter into a binding agreement referred to in clause 5.3 (b)(2) above until at least the sixth business day after it has provided the notice to FEI required thereby and
     (ii) to notify FEI promptly if its intention to enter into a written agreement referred to in its notification changes at any time after giving such notification; or

               (c) within five business days following receipt by Micrion of written notice from FEI that the Stock Purchase Agreement has been terminated.

     5.4 Termination by FEI. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by the stockholders of FEI, by action of the FEI Board if any one of the following conditions are met:

               (a) Micrion enters into a binding agreement for a Superior Proposal or the Micrion Board recommends a Superior Proposal or shall have withdrawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement within five business days after a written request by FEI to do so;

               (b) there has been a material breach by Micrion of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within a reasonable time (but in no event more than 45 days) after written notice of such breach is given by FEI to Micrion;

               (c) if Micrion Indebtedness at Closing exceeds the applicable amount specified in the last sentence of either subsection 4.2.1(1), 4.2.1(2), or 4.2.1.(3);

               (d) if Micrion, any of its subsidiaries or any of their Representatives shall take any actions pursuant to clause (b), (c) or (d) of the proviso set forth in Section 3.2; provided that if Micrion or any of its representatives shall take any actions pursuant to clause (b) or (c) of such proviso, FEI may only terminate this Agreement no later than 30 days following the date on which Micrion provides notice to FEI that it has taken such action; or

     5.5 Effect of Termination.

          5.5.1 In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article V, this Agreement shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.

          5.5.2 In the event that:

               (i) a Takeover Proposal shall have been made to Micrion or any of its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal with respect to Micrion and thereafter this Agreement is terminated by either FEI or Micrion pursuant to Section 5.2(b), or

               (ii) this Agreement is terminated (A) by Micrion pursuant to
          Section 5.3(b) or (B) by FEI pursuant to Section 5.4(a) or Section 5.4(d) (in the case of 5.4(d), only with respect to termination by FEI because Micrion, any of its subsidiaries or any of their Representatives shall have taken any actions pursuant to clause (d) of the proviso set forth in Section 3.2) or because of a breach of Section 3.2 by Micrion, then Micrion shall promptly, but in no event later than two business days after the date of such termination or such earlier time as required by this Agreement, pay FEI a termination fee of $3.5 million (the "Termination Fee"), payable by wire transfer of same day funds. If this Agreement is terminated by FEI pursuant to Section 5.4(d) because Micrion, any of its subsidiaries or any of their Representatives shall have taken any actions pursuant to clause (b) or (c) of the proviso set forth in Section 3.2 and Micrion consummates an agreement for a Takeover Proposal within nine months after FEI's termination of this Agreement, Micrion shall promptly, but in no event later than the date of such consummation, pay to FEI the Termination Fee.

          5.5.3 Micrion acknowledges that the agreements contained in Section
5.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, FEI and Sub would not enter into this Agreement; accordingly, if Micrion fails to promptly pay the amount due pursuant to Section
5.5.2 and, in order to obtain such payment, FEI commences a suit which results in a judgment against Micrion for the fee set forth therein, Micrion shall pay to FEI its reasonable costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate as announced by Key Bank of Oregon in effect from time to time during such period plus two percent.

                                    ARTICLE 6

                               GENERAL PROVISIONS

     6.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time.

     6.2 Further Action. Micrion, Sub, and FEI will execute any documents and take any additional action reasonably required to implement fully this Agreement.

     6.3 Entire Agreement. This Agreement (including any exhibits hereto), the Confidentiality Agreement and the Exchange Of Information and Joint Defense Agreement constitute the entire agreement and understanding among Micrion, Sub, and FEI regarding the subject matter hereof and thereof and supersede and replace all prior or contemporaneous negotiations, representations, understandings or agreements, whether written or oral among the parties with respect to the subject matter hereof. No party to this Agreement is relying on any representations or warranties other than those that are set forth in this Agreement.

     6.4 Assignment. This Agreement may not be assigned by any party or by operation of law without the prior written consent of all parties.

     6.5 Binding Effect; No Third Party Benefit. This Agreement will inure to the benefit of and be binding upon each of the parties and their respective successors and assigns, subject to the restrictions on assignment contained in
Section 6.4. Nothing express or implied in this Agreement is intended or will be construed to confer upon or give to any Person other than the parties to this Agreement any rights or remedies under or by reason of this Agreement or any transaction contemplated by it, except with respect to Section 3.12.

     6.6 Waiver. Failure of any party at any time to require performance of any provision of this Agreement will not limit such party's right to enforce such provision, nor will any waiver of any breach of any provision of this Agreement constitute a waiver of any succeeding breach of such provision or a waiver of such provision itself. Any waiver of any provision of this Agreement will be effective only if set forth in writing and signed by the party to be bound.

     6.7 Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Oregon.

     6.8 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     6.9 Time of Essence. Micrion, Sub and FEI hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation, and provision of this Agreement.

     6.10 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument, binding on the parties. If this Agreement is executed in counterparts, each party will transmit by facsimile a copy of the signed counterpart upon execution and will cause an executed original counterpart to be transmitted by courier service to the other parties.

     6.11 Amendments. This Agreement may not be modified or amended except by the written agreement of Micrion, Sub and FEI. This Agreement may not be terminated other than pursuant to Article 5 except by the written agreement of Micrion, Sub and FEI. A party may waive one or more of its rights under this Agreement only in a written instrument signed by such party.

     6.12 Notices. All notices or other communications required or permitted under this Agreement must be in writing and must be personally delivered, sent by registered or certified mail, postage prepaid, return receipt requested, or sent by facsimile. Any notice, if mailed, will be deemed given when received; any notice, if transmitted by facsimile, will be deemed given when transmitted and electronically confirmed. Notices will be given to the following Persons:

     To FEI:            Mr. Vahe' Sarkissian
                        FEI Company
                        7451 NW Evergreen Parkway
                        Hillsboro, Oregon  97124
                        Facsimile No.: (503) 640-7570

     With a copy to:    Stephen E. Babson
                        Stoel Rives LLP
                        900 SW Fifth Avenue, Suite 2300
                        Portland, OR  97204
                        Facsimile No.: (503) 220-2480

     To Micrion:        Dr. Nicholas P. Economou
                        Micrion Corporation
                        One Corporation Way
                        Peabody, MA  01960
                        Facsimile No.: (978) 531-9648

     With a copy to:    Ms. Roslyn G. Daum
                        Choate, Hall & Stewart
                        Exchange Place, 53 State Street
                        Boston, MA  02109
                        Facsimile No.: (617) 248-4000

or to such other persons or addresses as may be designated in writing by a party.

     6.13 Voting Agreements. Philips has duly executed and delivered to Micrion a Voting Agreement substantially in the form of Exhibit F-1 hereto with respect to all shares of FEI Common Stock owned by Philips and all executive officers of Micrion have duly executed and delivered to FEI Voting Agreements substantially in the form of Exhibit F-2 with respect to the shares held by those individuals.

     6.14 Schedules. Disclosure of any fact or item in any Schedule hereto shall be deemed to have been so disclosed in any other Schedule hereto provided that disclosure of such fact or item on such Schedule contains fair disclosure of the facts that would otherwise be required to be disclosed in such other Schedule. Matters reflected in the Schedules hereto are not necessarily limited to matters required by this Agreement to be disclosed herein, are not necessarily indicative of "materiality" and may be provided for information purposes only.

     IN WITNESS WHEREOF, the parties have executed this Agreement, effective the day and year first written above.


FEI COMPANY                            MICRION CORPORATION




By: VAHE' A. SARKISSIAN                By: N.P. ECONOMOU
   -------------------------------         -------------------------------
   (Signature)                             (Signature)

Name: Vahe' A. Sarkissian              Name: N.P. Economou
Title: President and Chief             Title: Chairman, President & CEO
       Executive Officer


MC ACQUISITION CORPORATION



By: VAHE' A. SARKISSIAN
    ------------------------------
    (Signature)

Name: Vahe' A. Sarkissian
Title: President and Chief
       Executive Officer

                                                                      APPENDIX B

                       OPINION OF NEEDHAM & COMPANY, INC.


                                                               December 1, 1998


CONFIDENTIAL

Board of Directors
FEI Company
7451 NW Evergreen Parkway
Hillsboro, OR 97124-5830

Gentlemen:

We understand that FEI Company ("FEI"), Micrion Corporation ("Micrion") and a wholly-owned subsidiary of FEI ("MC Acquisition") propose to enter into an Agreement and Plan of Merger (the "Merger Agreement") whereby MC Acquisition will merge with Micrion and Micrion will become a wholly-owned subsidiary of FEI (the "Merger"). The terms of the Merger will be set forth more fully in the Merger Agreement. We also understand that FEI and Philips Business Electronics International B.V. ("Philips") propose to enter into a Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which Philips will purchase, at the price set forth therein, the Financing Shares (as defined therein), and Philips will have the right to purchase additional shares of common stock of FEI (the "FEI Common Stock") in an amount and at the price specified therein. The purchase by Philips of FEI Common Stock pursuant to the Stock Purchase Agreement is referred to herein as the "Philips Financing."

Pursuant to the proposed Merger Agreement, we understand that at the Effective Time (as defined in the Merger Agreement), each issued and outstanding share of common stock, no par value, of Micrion (other than shares owned by FEI, MC Acquisition or Micrion and other than shares held by stockholders exercising statutory appraisal rights) will be converted into the right to receive one share of FEI Common Stock and $6.00 in cash, without interest (collectively, the "Consideration"). With your permission, we have assumed that no adjustment or modification is made to the foregoing Consideration pursuant to the terms of the Merger Agreement.

You have asked us to advise you as to the fairness, from a financial point of view, to FEI of the Consideration to be paid by FEI in the Merger and of the consideration to be received by FEI in the Philips Financing. Needham & Company, Inc., as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. We have acted as financial advisor to FEI in connection with the Merger and the Philips Financing and will receive a fee for our services, a substantial portion of which is contingent on the consummation of the Merger. In addition, FEI has agreed to indemnify us for certain liabilities arising from our role as financial advisor and out of the rendering of this opinion.

For purposes of this opinion we have, among other things: (i) reviewed a draft of the Merger Agreement dated November 30, 1998 and a draft of the Stock Purchase Agreement provided to us on November 25, 1998; (ii) reviewed certain publicly available information concerning Micrion and FEI and certain other information concerning Micrion and FEI furnished to us by Micrion and FEI; (iii) reviewed the historical stock prices and trading volumes of Micrion's and FEI's common stock; (iv) held discussions with members of senior management of Micrion and FEI concerning the current and future business prospects of the respective companies and joint prospects of the combined companies; (v) reviewed certain financial forecasts and projections prepared by the respective managements of FEI and Micrion, certain financial forecasts and projections prepared by FEI's management with respect to Micrion and certain publicly available analyst reports containing financial estimates with respect to Micrion; (vi) compared certain publicly available financial data of companies whose securities are traded in the public markets and that we deemed relevant to similar data for Micrion; (vii) reviewed the financial terms of certain other business combinations that we deemed generally relevant; and (viii) performed and/or considered such other studies, analyses, inquiries and investigations as we deemed appropriate.

In connection with our review and in arriving at our opinion, we have assumed and relied on the accuracy and completeness of all of the financial and other information publicly available or furnished to or otherwise reviewed by or discussed with us for purposes of rendering this opinion and have neither attempted to verify independently nor assumed responsibility to verify any of such information. In addition, we have assumed, with your consent, that (i) the Merger will be accounted for under the purchase method of accounting, (ii) the terms set forth in the executed Merger Agreement and executed Stock Purchase Agreement will not differ materially from the proposed terms provided to us in the draft Merger Agreement dated November 30, 1998 and draft Stock Purchase Agreement provided to us on November 25, 1998, and (iii) any material liabilities (contingent or otherwise, known or unknown) of Micrion and FEI are as set forth in the consolidated financial statements of Micrion and FEI, respectively. With respect to Micrion's and FEI's financial forecasts provided to us by their respective managements, we have assumed for purposes of our opinion that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements, at the time of preparation, of the future operating and financial performance of Micrion and FEI. We express no opinion with respect to such forecasts or the assumptions on which they were based. We have not assumed any responsibility for or made or obtained any independent evaluation, appraisal or physical inspection of the assets or liabilities of Micrion or FEI. Further, our opinion is based on economic, monetary and market conditions as they exist and can be evaluated as of the date hereof. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to FEI of the Consideration to be paid by FEI pursuant to the Merger and of the consideration to be received by FEI in the Philips Financing and does not address FEI's underlying business decision to engage in the Merger or the Philips Financing. Our opinion does not constitute a recommendation to any shareholder of FEI as to how such shareholder should vote on the proposed Merger, the Philips Financing, or any other proposal relating to the transactions contemplated by the proposed Merger Agreement or Stock Purchase Agreement.

We are not expressing any opinion as to what the value of FEI Common Stock will be when issued to the stockholders of Micrion pursuant to the Merger or to Philips pursuant to the Stock Purchase Agreement, or the prices at which FEI Common Stock will actually trade at any time.

In the ordinary course of our business, we may actively trade the equity securities of FEI or Micrion for our own account or for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

This letter and the opinion expressed herein are provided at the request and for the information of the Board of Directors of FEI and may not be quoted or referred to or used by such Board for any purpose without our prior written consent, except that this letter may be disclosed in connection with any registration statement or proxy statement used in connection with the Merger so long as this letter is quoted in full in such registration statement or proxy statement.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by FEI pursuant to the Merger and consideration to be received by FEI in the Philips Financing are fair to FEI from a financial point of view.

                             Very truly yours,


                             NEEDHAM & COMPANY, INC.

                                                                     APPENDIX C

                   FAIRNESS OPINION OF WARBURG DILLON READ LLC

                                [WDR Letterhead]

                                                               December 1, 1998

The Board of Directors
Micrion Corporation
One Corporation Way
Peabody, MA 01960-7990

Members of the Board of Directors:

     You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of Micrion Corporation, a Massachusetts corporation (the "Company") of the consideration to be received by the stockholders of the Company pursuant to the terms of that certain Agreement and Plan of Merger, dated as of December 1, 1998 (the "Merger Agreement"), by and among the Company, FEI Company, an Oregon corporation ("FEI") and MC Acquisition Corporation, an Oregon corporation ("FEI Sub"). The Merger Agreement provides, among other things, for the merger of Micrion with and into FEI Sub or, under circumstances more fully described in the Merger Agreement, the merger of FEI Sub with and into Micrion (the applicable merger, the "Merger"). In the Merger, each share of common stock, no par value per share, of Micrion outstanding at the Effective Time (as defined in the Merger Agreement) shall be converted into the right to receive (i) $6.00 in cash, without interest, and one share of common stock of FEI (the "FEI Common Stock") or (ii) under circumstances more fully described in the Merger Agreement, one share of FEI Common Stock and such number of additional shares or fraction of a share of FEI Common Stock that, when multiplied by the Pre-Closing Average Price (as defined in the Merger Agreement), equals $6.00 ((i) or (ii), as applicable, the "Consideration"), subject to equitable adjustment in the event of a stock split, combination, stock dividend or similar reclassification of FEI common stock or Micrion common stock occurring prior to the Closing Date. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     Warburg Dillon Read LLC ("WDR") and its predecessors, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we and our affiliates may actively trade the securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. We are acting as exclusive financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee from the Company for our services pursuant to the terms of our engagement letter with the Company, dated as of July 3, 1997 (the "Engagement Letter"). In the past, WDR has provided other investment banking and financial advisory services to the

Company for which we have received compensation. WDR also may provide investment banking and financial advisory services to the Company in the future.

     In connection with our opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things: (i) the financial terms and conditions of the Merger Agreement; (ii) certain publicly available historical business and financial information for the Company and FEI, including each of the annual reports of the Company and FEI filed on Form 10-K for each of the fiscal years ended June 30, 1996, 1997 and 1998 for the Company and December 31, 1996 and 1997 for FEI, and each of the quarterly reports of the Company and FEI filed on Form 10-Q for each of the quarters ended December 31,1997, March 31, June 30 and September 30, 1998; (iii) certain internal financial analyses, financial forecasts, financial reports and other financial and operating information concerning the Company and FEI prepared by the respective managements of the Company and FEI relating to their respective businesses; (iv) discussions we have had with certain members of the senior managements of each of the Company and FEI concerning the historical and current business operations, financial conditions and prospects of the Company and FEI and such other matters we deemed relevant, including the strategic objectives of each of the Company and FEI and certain financial and operational benefits that might be realized following the Merger; (v) the reported price and trading histories of the shares of the common stock of the Company and FEI as compared to the reported price and trading histories of certain publicly traded companies we deemed relevant; (vi) the respective financial performance of the Company and FEI as compared to the financial performance of certain other public companies in the lines of business we believe to be generally comparable to those of the Company and FEI (vii) certain financial terms of the Merger as compared to the financial terms, to the extent publicly available, of selected other business combinations we deemed relevant; and (viii) such other financial information, studies, analyses and investigations and such other financial and business factors that we deemed relevant for the purposes of this opinion.

     In conducting our review and arriving at our opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by the Company and FEI, respectively, or publicly available, and we have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or independently to verify, such information. We have further relied upon the assurance of management of the Company that they are unaware of any facts that would make the information provided to us incomplete or misleading in any respect. We have relied upon, without independent verification, the assessments by the managements of the Company and FEI of the Company's and FEI's technologies, services and products, the timing and risks associated with the integration of the Company and FEI, and the validity of, and risks associated with, the Company's and FEI's existing and future technologies, services and products. With respect to internal financial forecasts and any financial or operating information furnished by, or during discussions with, the managements of the Company or FEI, including estimates of the strategic, financial and operational benefits that might be realized following the Merger, we have, with your consent, assumed that the financial forecasts and information were reasonably prepared by the respective managements of the Company and FEI on bases reflecting the best currently available estimates and judgments of such managements as to the competitive, operating and regulatory environment and related financial performance of the Company and FEI for the relevant periods.
We assume no responsibility for and express no view as to such forecasts or information on which they are based. We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of the Company or FEI, nor have we been furnished with such materials. Our services to the Company in connection with the Transaction have been comprised solely of financial advisory services, as described in the Engagement Letter. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material term or condition by the Company or FEI and that obtaining the necessary regulatory approvals for the Merger will not have a material adverse effect on the Company or FEI.

     It is understood that this letter is intended for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction and may not be used for any other purpose by the Board or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent; provided, however, that this letter may be included or referred to in any filing with the Securities and Exchange Commission of the Joint Proxy Statement-Prospectus of the Company and FEI relating to the Merger. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger or to take any other action in connection with the Merger or otherwise. Furthermore, we express no view as to the price or trading range for shares of the common stock of FEI following the consummation of the Transaction.

     Based on and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as the date hereof, the consideration to be received by the holders of shares of the common stock of the Company in the Transaction is fair, from a financial point of view, to stockholders of the Company.

                             Very truly yours,


                             WARBURG DILLON READ LLC

                                                                     APPENDIX D

                              ARTICLES OF AMENDMENT
                                     TO THE
                           SECOND AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                                   FEI COMPANY

                   As proposed to be amended under Proposal 3


     1. The first paragraph of Article II.A. of the FEI's Second Amended and Restated Articles of Incorporation is amended to read in its entirety as follows:

     "A. The aggregate number of shares which the Corporation shall have authority to issue is 45,000,000 shares of common stock ("Common Stock") and 500,000 shares of preferred stock ("Preferred Stock")."

                                                                     APPENDIX E

                                   FEI COMPANY

                      1995 STOCK INCENTIVE PLAN, AS AMENDED*

                   As proposed to be amended under Proposal 4

     1. Purpose. The purpose of this Stock Incentive Plan (the "Plan") is to enable FEI (the "Company") to attract and retain the services of (1) selected employees, officers and directors of the Company or of any subsidiary of the Company and (2) selected nonemployee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company or any subsidiary.

     2. Shares Subject to the Plan. Subject to adjustment as provided below and in paragraph 13, the shares to be offered under the Plan shall consist of common stock of the Company, and the total number of shares of common stock that may be issued under the Plan shall not exceed [1,600,000] 2,000,000 shares. The shares
                                                   =========
issued under the Plan may be authorized and unissued shares or reacquired shares. If an option, stock appreciation right or performance unit granted under the Plan expires, terminates or is canceled, the unissued shares subject to such option, stock appreciation right or performance unit shall again be available under the Plan. If shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

     3. Effective Date and Duration of Plan.

          (a) Effective Date. The Plan shall become effective as of April 21, 1995. No option, stock appreciation right or performance unit granted under the Plan shall become exercisable, however, until the Plan is approved by the affirmative vote of the holders of a majority of the shares of common stock represented at a shareholders meeting at which a quorum is present and any such awards under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, options, stock appreciation rights and performance units may be granted and shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

          (b) Duration. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, performance units and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

-------------

*  Note:  Double underscored text is new; text in brackets is to be deleted.

     4. Administration.

          (a) Board of Directors. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

          (b) Committee. The Board of Directors may delegate to a committee of the Board of Directors or specified officers of the Company, or both (the "Committee") any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors, (ii) that only the Board of Directors may amend or terminate the Plan as provided in paragraphs 3 and 15 and (iii) that a Committee including officers of the Company shall not be permitted to grant options to persons who are officers of the Company.

     5. Types of Awards; Eligibility. The Board of Directors may, from time to time, take the following action, separately or in combination, under the Plan:
(i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraphs 6(a) and 6(b); (ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in paragraphs 6(a) and 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell shares subject to restrictions as provided in paragraph 8; (v) grant stock appreciation rights as provided in paragraph 9; (vi) grant cash bonus rights as provided in paragraph 10; (vii) grant performance units as provided in paragraph 11 and (viii) grant foreign qualified awards as provided in paragraph 12. Any such awards may be made to employees, including employees who are officers or directors, and to other individuals described in paragraph 1 who the Board of Directors believes have made or will make an important contribution to the Company or any subsidiary of the Company; provided, however, that only employees of the Company shall be eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award. No employee may be granted options or stock appreciation rights under the Plan for more than an aggregate of 200,000 shares of common stock in connection with the hiring of the employee or 100,000 shares of common stock in the 1998 calendar
                          =======                           =================
year and 50,000 shares of common stock in any calendar year thereafter
=========================================                   ==========
[otherwise].

    6. Option Grants.

          (a) General Rules Relating to Options.

               (i) Terms of Grant. The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with common stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

               (ii) Exercise of Options. Except as provided in paragraph 6(a)(iv) or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any subsidiary of the Company and shall have been so employed or provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment or service for this purpose. Unless otherwise determined by the Board of Directors, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraphs 6(a)(iv) and 13, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Board of Directors, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

               (iii) Nontransferability. Each Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death.

               (iv) Termination of Employment or Service.

                    (A) General Rule. Unless otherwise determined by the Board of Directors, in the event the employment or service of the optionee with the Company or a subsidiary terminates for any reason other than because of physical disability or death as provided in subparagraphs 6(a)(iv)(B) and (C), the option may be exercised at any time prior to the expiration date of the option or the expiration of 30 days after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

                    (B) Termination Because of Total Disability. Unless otherwise determined by the Board of Directors, in the event of the termination of employment or service because of total disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination. The term "total disability" means a medically determinable mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an employee, director, officer or consultant of the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Company.

                    (C) Termination Because of Death. Unless otherwise determined by the Board of Directors, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of death and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

                    (D) Amendment of Exercise Period Applicable to Termination. The Board of Directors, at the time of grant or, with respect to an option that is not an Incentive Stock Option, at any time thereafter, may extend the 30-day and 12-month exercise periods any length of time not longer than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Board of Directors may determine.

                    (E) Failure to Exercise Option. To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

               (v) Purchase of Shares. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including, with the consent of the Board of Directors, cash that may be the proceeds of a loan from the Company (provided that, with respect to an Incentive Stock Option, such loan is approved at the time of option grant)) or, with the consent of the Board of Directors, in whole or in part, in common stock of the Company valued at fair market value, restricted stock, performance units or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. The fair market value of common stock provided in payment of the purchase price shall be determined by the Board of Directors. If the common stock of the Company is not publicly traded on the date the option is exercised, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the common stock of the Company is publicly traded on the date the option is exercised, the fair market value of common stock provided in payment of the purchase price shall be the closing price of the common stock as reported in The Wall Street Journal on the last trading day preceding the date the option is exercised, or such other reported value of the common stock as shall be specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made. With the consent of the Board of Directors (which, in the case of an Incentive Stock Option, shall be given only at the time of option grant), an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company common stock to satisfy the withholding amount. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option.

          (b) Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

               (i) Limitation on Amount of Grants. No employee may be granted Incentive Stock Options under the Plan if the aggregate fair market value, on the date of grant, of the common stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under all incentive stock option plans (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

               (ii) Limitations on Grants to 10 Percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value, as described in paragraph 6(b)(iv), of the common stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

               (iii) Duration of Options. Subject to paragraphs 6(a)(ii) and 6(b)(ii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

               (iv) Option Price. The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the common stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be determined by the Board of Directors. If the common stock of the Company is not publicly traded on the date the option is granted, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the common stock of the Company is publicly traded on the date the option is exercised, the fair market value shall be deemed to be the closing price of the common stock as reported in The Wall Street Journal on the day preceding the date the option is granted, or, if there has been no sale on that date, on the last preceding date on which a sale occurred or such other value of the common stock as shall be specified by the Board of Directors.

               (v) Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the effective date of the Plan.

               (vi) Conversion of Incentive Stock Options. The Board of Directors may at any time without the consent of the optionee convert an Incentive Stock Option to a Non-Statutory Stock Option.

          (c) Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following terms and conditions in addition to those set forth in
Section 6(a) above:

               (i) Option Price. The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors.

               (ii) Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

     7. Stock Bonuses. The Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with such other restrictions as may be determined by the Board of Directors. If shares are subject to forfeiture, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture, at which time all accumulated amounts shall be paid to the recipient. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors, a recipient may deliver common stock to the Company to satisfy this withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

     8. Restricted Stock. The Board of Directors may issue shares under the Plan for such consideration (including promissory notes and services) as determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Board of Directors. If shares are subject to forfeiture or repurchase by the Company, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture or repurchase, at which time all accumulated amounts shall be paid to the recipient. All common stock issued pursuant to this paragraph 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares shall bear any legends required by the Board of Directors. The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may deliver common stock to the Company to satisfy this withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

     9. Stock Appreciation Rights.

          (a) Grant. Stock appreciation rights may be granted under the Plan by the Board of Directors, subject to such rules, terms, and conditions as the Board of Directors prescribes.

          (b) Exercise.

               (i) Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of common stock of the Company over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the excess of the fair market value of one share of common stock of the Company over the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment by the Company upon exercise of a stock appreciation right may be made in common stock valued at fair market value, in cash, or partly in common stock and partly in cash, all as determined by the Board of Directors.

               (ii) A stock appreciation right shall be exercisable only at the time or times established by the Board of Directors. If a stock appreciation right is granted in connection with an option, the following rules shall apply: (1) the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised; (2) the stock appreciation rights shall be exercisable only when the fair market value of the stock exceeds the option price of the related option; (3) the stock appreciation right shall be for no more than 100 percent of the excess of the fair market value of the stock at the time of exercise over the option price; (4) upon exercise of the stock appreciation right, the option or portion thereof to which the stock appreciation right relates terminates; and (5) upon exercise of the option, the related stock appreciation right or portion thereof terminates.

               (iii) The Board of Directors may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted prior to adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

               (iv) For purposes of this paragraph 9, the fair market value of the common stock shall be determined as of the date the stock appreciation right is exercised, under the methods set forth in paragraph 6(b)(iv).

               (v) No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors shall determine, the number of shares may be rounded downward to the next whole share.

               (vi) Each stock appreciation right granted in connection with an Incentive Stock Option, and unless otherwise determined by the Board of Directors, each other stock appreciation right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder's lifetime only by the holder.

               (vii) Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering common stock to the Company to satisfy the withholding amount.

               (viii) Upon the exercise of a stock appreciation right for shares, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued. Cash payments of stock appreciation rights shall not reduce the number of shares of common stock reserved for issuance under the Plan.

    10. Cash Bonus Rights.

          (a) Grant. The Board of Directors may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) stock appreciation rights granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the Plan. Cash bonus rights will be subject to rules, terms and conditions as the Board of Directors may prescribe. Unless otherwise determined by the Board of Directors, each cash bonus right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death. The payment of a cash bonus shall not reduce the number of shares of common stock reserved for issuance under the Plan.

          (b) Cash Bonus Rights in Connection With Options. A cash bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or terminates in connection with the exercise of a stock appreciation right related to the option) in whole or in part if, in the sole discretion of the Board of Directors, the bonus right will result in a tax deduction that the Company has sufficient taxable income to use. If an optionee purchases shares upon exercise of an option and does not exercise a related stock appreciation right, the amount of the bonus, if any, shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. If the optionee exercises a related stock appreciation right in connection with the termination of an option, the amount of the bonus, if any, shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage. The bonus percentage applicable to a bonus right, including a previously granted bonus right, may be changed from time to time at the sole discretion of the Board of Directors but shall in no event exceed 75 percent.

          (c) Cash Bonus Rights in Connection With Stock Bonus. A cash bonus right granted in connection with a stock bonus will entitle the recipient to a cash bonus payable when the stock bonus is awarded or restrictions, if any, to which the stock is subject lapse. If bonus stock awarded is subject to restrictions and is repurchased by the Company or forfeited by the holder, the cash bonus right granted in connection with the stock bonus shall terminate and may not be exercised. The amount and timing of payment of a cash bonus shall be determined by the Board of Directors.

          (d) Cash Bonus Rights in Connection With Stock Purchases. A cash bonus right granted in connection with the purchase of stock pursuant to paragraph 8 will entitle the recipient to a cash bonus when the shares are purchased or restrictions, if any, to which the stock is subject lapse. Any cash bonus right granted in connection with shares purchased pursuant to paragraph 8 shall terminate and may not be exercised in the event the shares are repurchased by the Company or forfeited by the holder pursuant to applicable restrictions. The amount of any cash bonus to be awarded and timing of payment of a cash bonus shall be determined by the Board of Directors.

          (e) Taxes. The Company shall withhold from any cash bonus paid pursuant to paragraph 10 the amount necessary to satisfy any applicable federal, state and local withholding requirements.

     11. Performance Units. The Board of Directors may grant performance units consisting of monetary units which may be earned in whole or in part if the Company achieves certain goals established by the Board of Directors over a designated period of time, but not in any event more than 10 years. The goals established by the Board of Directors may include earnings per share, return on shareholders' equity, return on invested capital, and such other goals as may be established by the Board of Directors. In the event that the minimum performance goal established by the Board of Directors is not achieved at the conclusion of a period, no payment shall be made to the participants. In the event the maximum corporate goal is achieved, 100 percent of the monetary value of the performance units shall be paid to or vested in the participants. Partial achievement of the maximum goal may result in a payment or vesting corresponding to the degree of achievement as determined by the Board of Directors. Payment of an award earned may be in cash or in common stock or in a combination of both, and may be made when earned, or vested and deferred, as the Board of Directors determines. Deferred awards shall earn interest on the terms and at a rate determined by the Board of Directors. Unless otherwise determined by the Board of

Directors, each performance unit granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death. Each participant who has been awarded a performance unit shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued that number of shares that would satisfy the withholding amount due or by delivering common stock to the Company to satisfy the withholding amount. The payment of a performance unit in cash shall not reduce the number of shares of common stock reserved for issuance under the Plan. The number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award.

     12. Foreign Qualified Grants. Awards under the Plan may be granted to such officers and employees of the Company and its subsidiaries and such other persons described in paragraph 1 residing in foreign jurisdictions as the Board of Directors may determine from time to time. The Board of Directors may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

     13. Changes in Capital Structure.

          (a) Stock Splits; Stock Dividends. If the outstanding common stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares or dividend payable in shares, recapitalization or reclassification appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

          (b) Mergers, Reorganizations, Etc. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party or a sale of all or substantially all of the Company's assets (each, a "Transaction"), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan:

               (i) Outstanding options shall remain in effect in accordance with their terms.

               (ii) Outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company. Unless otherwise determined by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied.

               (iii) The Board of Directors shall provide a 30-day period prior to the consummation of the Transaction during which outstanding options may be exercised to the extent then exercisable, and upon the expiration of such 30-day period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during such 30-day period.

          (c) Dissolution of the Company. In the event of the dissolution of the Company, options shall be treated in accordance with paragraph 13(b)(iii).

          (d) Rights Issued by Another Corporation. The Board of Directors may also grant options, stock appreciation rights, performance units, stock bonuses and cash bonuses and issue restricted stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, cash bonuses, restricted stock and performance units granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

     14. Amendment of Plan. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(a)(iv), 9, 10 and 13, however, no change in an award already granted shall be made without the written consent of the holder of such award.

     15. Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver common stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

     16. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

     17. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any common stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

     18. Option Grants to Independent Directors.

          (a) Initial Board Grants. Each person who is an Independent Director when the Plan is adopted or who becomes an Independent Director thereafter shall be automatically granted an option to purchase 5,000 shares of common stock on the date the Plan is approved by the shareholders of the Company or when he or she becomes an Independent Director. An "Independent Director" is a director who is not an officer or employee of the Company or any of its subsidiaries and who does not have a relationship which, in the opinion of the Board of Directors of the Company, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

          (b) Additional Grants. Each Independent Director shall be automatically granted an option to purchase additional shares of common stock in each calendar year subsequent to the year in which such Independent Director was granted an option pursuant to paragraph 18(a), such option to be granted as of the date of the Company's annual meeting of shareholders held in such calendar year, provided that the Independent Director continues to serve in such capacity as of such date. The number of shares subject to each additional grant shall be 3,000 shares for each Independent Director.

          (c) Exercise Price. The exercise price of options for 5,000 shares granted pursuant to paragraph 18(a) as of the date the Plan is approved by the Shareholders of the Company shall be equal to the price per share to the public in the Company's initial public offering, unless otherwise determined by the Board. The exercise price of all other options granted pursuant to this paragraph 18 shall be equal to 100 percent of the fair market value of the common stock determined pursuant to paragraph 6(b)(iv).

          (d) Term of Option. The term of each option granted pursuant to this paragraph 18 shall be 10 years from the date of grant.

          (e) Exercisability. Until an option expires or is terminated and except as provided in paragraphs 18(f) and 13, an option granted under this paragraph 18 shall be exercisable according to the following schedule: 2.78% for each complete month of continuous service after the date of grant, rounded up to the next full share, until fully vested.

          For purposes of this paragraph 18(e), a complete month shall be deemed to be the period which starts on the day of grant and ends on the same day of the following calendar month, so that each successive "complete month" ends on the same day of each successive calendar month (or, in respect of any calendar month which does not include such a day, that "complete month" shall end on the first day of the next following calendar month).

          (f) Termination as a Director. If an optionee ceases to be a director of the Company for any reason, including death, the option may be exercised at any time prior to the expiration date of the option or the expiration of 30 days (or 12 months in the event of death) after the last day the optionee served as a director, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option as of the last day the optionee served as a director.

          (g) Nontransferability. Each option by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee.

          (h) Exercise of Options. Options may be exercised upon payment of cash or shares of common stock of the Company in accordance with paragraph 6(a)(v).

Adopted:      April 21, 1995
Amended:      May 5, 1995
              May 15, 1996
              May 15, 1997
              May 21, 1998
              June 10, 1999
              =============

                                                                     APPENDIX F

                                   FEI COMPANY

                    EMPLOYEE SHARE PURCHASE PLAN, AS AMENDED*

                   As proposed to be amended under Proposal 5


     1. Purpose of the Plan. FEI Company (the "Company") believes that ownership of shares of its Common Stock by employees of the Company and its Participating Subsidiaries (hereinafter defined) is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the rewards of growth and success. The purpose of this Employee Share Purchase Plan (the "Plan") is to provide a convenient means by which employees of the Company and Participating Subsidiaries may purchase the Company's shares through payroll deductions and a method by which the Company may assist and encourage such employees to become share owners.

     2. Shares Reserved for the Plan. There are 350,000 [250,000] shares of the
                                                =======
Company's authorized Common Stock reserved for issuance under the Plan. The number of shares reserved for issuance under the Plan is subject to adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the outstanding Common Stock of the Company. The determination of whether an adjustment shall be made and the manner of any such adjustment shall be made by the Board of Directors of the Company, which determination shall be conclusive.

     3. Administration of the Plan. The Plan shall be administered by the Board of Directors. The Board of Directors may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. The Board of Directors may consult with counsel for the Company on any matter arising under the Plan. All determinations and decisions of the Board of Directors shall be conclusive. Notwithstanding the foregoing, the Board of Directors, if it so desires, may delegate to the Compensation Committee of the Board the authority for general administration of the Plan.

     4. Eligible Employees. Except as indicated below, all full-time employees of the Company and all full-time employees of each of the Company's subsidiary corporations which is designated by the Board of Directors of the Company as a participant in the Plan (such participating subsidiary being hereinafter called a "Participating Subsidiary") are eligible to participate in the Plan. Any employee who would, after a purchase of shares under the Plan, own or be deemed (under Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code")) to own stock (including stock subject to any outstanding options held by the employee) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company, shall be ineligible to participate in the Plan. A "full-time employee" is one who is in the active service of the Company or a Participating Subsidiary excluding, however, any employee whose

------------

* Note:  Double-underscored text is new; text in brackets is to be deleted.

customary employment is 20 hours or less per week or whose customary employment is for not more than five months per calendar year.

    5. Offerings.

          (a) Offering Periods. The Plan shall be implemented by a series of offering periods of approximately twelve months' duration or such other duration as the Board of Directors shall determine ("Offering Periods"), commencing on or about March 1 and September 1 of each year and ending on the last day of February or August, respectively, occurring thereafter. The initial Offering Period shall commence on March 1, 1998 and shall end on February 28, 1999. Notwithstanding the foregoing, the Board of Directors may establish a different duration for one or more future Offering Periods, provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. Each Offering Period shall be comprised of a series of two purchase periods ("Purchase Periods"), as provided in clause (b) below. The first day of each Purchase Period is an "Offering Date" and the last day of each Purchase Period is a "Purchase Date" for the Offering Period. If an Offering Date or a Purchase Date falls on a day on which the public equity securities markets in the United States are not open for trading, the Company shall specify the trading day that will be deemed that Offering Date, or Purchase Date, as the case may be. On each Offering Date, each eligible employee shall be granted an option under the Plan to purchase shares of Common Stock on the Purchase Date for the price determined under paragraph 7 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan; provided, however, that (a) no option shall permit the purchase of more than 1,000 shares, and (b) no option may be granted under the Plan that would allow an employee's right to purchase shares under all stock purchase plans of the Company and its parents and subsidiaries to which
Section 423 of the Code applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding.

          (b) Purchase Periods. Each Offering Period shall consist of two(2) consecutive Purchase Periods of approximately six (6) months' duration, or such other number or duration as the Board shall determine. A Purchase Period commencing on or about March 1 shall end on or about the next August 31. A Purchase Period commencing on or about September 1 shall end on or about the next February 28. Notwithstanding the foregoing, the Board may establish a different duration for one or more future Purchase Periods or different commencing or ending dates for such Purchase Periods.

     6. Participation in the Plan.

          (a) Initiating Participation. An eligible employee may participate in an Offering Period under the Plan by filing with the Company no later than ten days prior to the Offering Date, on forms furnished by the Company, a subscription and payroll deduction authorization. Once filed, a subscription and payroll deduction authorization shall remain in effect for subsequent Offering Periods unless amended or terminated. The payroll deduction authorization will authorize the employing entity to make payroll deductions in the specified amount from each paycheck of the participating employee. Payroll deductions for any Purchase Period may not exceed 15 percent of the gross amount of base pay plus commissions, if any, in the aggregate payable to the employee for such Purchase Period. If a payroll deduction is made by a Participating Subsidiary, that entity will promptly remit the amount of the deduction to the Company. Eligible employees may not participate simultaneously in more than one Offering Period.

          (b) Amending or Terminating Participation. A participating employee may amend his or her payroll deduction authorization, but any such amendment will not become effective until the first paycheck following a Purchase Date. A permitted change in payroll deductions shall be effective for any pay period only if written notice is received by the Company at least three business days prior to the payroll effective date published by the Company for that pay period. After an employee has begun participating in the Plan, he or she may terminate participation in the Plan by written notice received by the Company at any time up to the tenth day before a Purchase Date. Participation in the Plan shall also terminate when a participant ceases to be an eligible employee for any reason, including death or retirement. A participant may not reinstate participation in the Plan with respect to a particular Offering Period after once terminating participation in the Plan with respect to that Offering Period. Upon termination of a participant's participation in the Plan, all amounts deducted from the participant's pay and not previously used to purchase shares under the Plan shall be returned to the participant.

          (c) Automatic Withdrawal from an Offering Period. If the fair market value of a share of Common Stock on a Purchase Date other than the final Purchase Date of an Offering Period is less than the fair market value of a share of Common Stock on the Offering Date of the Offering Period, then every participant shall be (a) automatically withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of shares of Common Stock for the Purchase Period and (b) enrolled in the Offering Period commencing on the first business day subsequent to such Purchase Date. A participant may elect not to be automatically withdrawn from an Offering Period pursuant to this paragraph 6(c) by delivering to the Company not later than the close of business on the Purchase Date a written notice indicating such election.

     7. Option Price. The price at which shares shall be purchased in an Purchase Period shall be the lower of (a) 85% of the fair market value of a share of Common Stock on the Offering Date of the applicable Offering Period or
(b) 85% of the fair market value of a share of Common Stock on that Purchase Date. The fair market value of a share of Common Stock on any date shall be the closing price of the Common Stock for such date as reported by NASDAQ or, if the Common Stock is not reported on NASDAQ, such other reported value of the Common Stock as shall be specified by the Board of Directors.

     8. Newly Eligible Employees. A person who becomes an eligible employee after the Offering Date of an Offering Period shall not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period provided he or she is still an eligible employee as of the Offering Date of such subsequent Offering Period.

     9. Purchase of Shares. All amounts withheld from the pay of a participant shall be credited to his or her account under the Plan by the Custodian appointed under paragraph 10. No interest will be paid on such accounts unless the Board of Directors determines otherwise. On each Purchase Date of an Offering Period, the amount of the account of each participant will be applied to the purchase of whole shares by such participant from the Company at the price determined under paragraph 7. Any cash balance remaining in a participant's account after a Purchase Date because it was less than the amount required to purchase a full share shall be retained in the participant's account for the next Purchase Period.

     10. Delivery and Custody of Shares. Shares purchased by participants pursuant to the Plan will be delivered to and held in the custody of such investment or financial firm (the "Custodian") as shall be appointed by the Board of Directors. The Custodian may hold in nominee or street name certificates for shares purchased pursuant to the Plan and may commingle shares in its custody pursuant to the Plan in a single account without identification as to individual participants. By appropriate instructions to the Custodian on forms to be provided for that purpose, a participant may from time to time obtain (a) transfer into the participant's own name of some or all of the shares held by the Custodian for the participant's account and delivery of such shares to the participant; (b) transfer of some or all of the shares held for the participant's account by the Custodian to a regular individual brokerage account in the participant's own name, either with the firm then acting as Custodian or with another firm, or (c) sale of some or all of the shares held by the Custodian for the participant's account at the market price at the time the order is executed and remittance of the net proceeds of sale to the participant. Upon termination of participation in the Plan, a participant may elect to have the shares held by the Custodian for his or her account transferred and delivered in accordance with (a) above, transferred to a brokerage account in accordance with (b), or sold in accordance with (c).

     11. Records and Statements. The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date the Custodian will furnish to each participant a statement showing the activity in the participant's account for the period covered by the statement and the cash and share balances in the account as of the Purchase Date. Participants will be furnished such other reports and statements, and at such intervals, as the Board of Directors shall determine from time to time.

     12. Expense of the Plan. The Company will pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan and on delivery of shares to a participant or into his or her brokerage account. The Company will not pay expenses, commissions or taxes incurred in connection with sales of shares by the Custodian at the request of a participant. Expenses to be paid by a participant will be deducted from the proceeds of sale prior to remittance.

     13. Rights Not Transferable. The right to purchase shares under this Plan is not transferable by a participant, and such right is exercisable during the participant's lifetime only by the participant. Upon the death of a participant, any shares held by the Custodian for the participant's account shall be transferred to the persons entitled thereto under the laws of the state of domicile of the participant upon a proper showing of authority.

     14. Dividends and Other Distributions. Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the participants entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the participant directs that his or her cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective participants entitled thereto.

     15. Voting and Shareholder Communications. In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will furnish to each participant a proxy authorizing the participant to vote the shares held by the custodian for his account. Copies of all general communications to shareholders of the Company will be sent to participants in the Plan.

     16. Tax Withholding. Each participant who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state, local, national or other governmental tax withholding determined by the Company to be required in any country having taxing jurisdiction. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the participant shall pay such amount to the Company on demand. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law.

     17. Responsibility and Indemnity. Neither the Company, its Board of Directors, the Custodian, any Participating Subsidiary, nor any member, officer, agent, or employee of any of them, shall be liable to any participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company will indemnify and save harmless its Board of Directors, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.

     18. Conditions and Approvals. The obligations of the Company under the Plan shall be subject to and conditional upon compliance with all applicable U.S. state, federal and foreign laws and regulations, compliance with the rules of any stock exchange or market on which the Company's securities may be listed, and approval of such federal, state and foreign authorities or agencies as may have jurisdiction over the Plan or the Company. The Company will use its best effort to comply with such laws, regulations and rules and to obtain such approvals.

     19. Amendment of the Plan. The Board of Directors of the Company may from time to time amend the Plan in any and all respects, except that without the approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan or decrease the purchase price of shares offered pursuant to the Plan.

     20. Termination of the Plan. The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may at any time terminate the Plan without any obligation on account of such termination, except as hereinafter in this paragraph provided. Upon termination of the Plan, the cash and shares, if any, held in the account of each participant shall forthwith be distributed to the participant or to the participant's order, provided that if prior to the termination of the Plan, the Board of Directors and shareholders of the Company shall have adopted and approved a substantially similar plan, the Board of Directors may in its discretion determine that the account of each participant under this Plan shall be carried forward and continued as the account of such participant under such other plan, subject to the right of any participant to request distribution of the cash and shares, if any, held for his account.

     21. Effective Date of the Plan. The Plan shall become effective on March 1, 1998, subject to approval not later than June 30, 1998, by the affirmative vote, in person or by proxy, of the holders of at least a majority of the shares of the Company represented and voting on the approval of the Plan at a validly held meeting of the shareholders.

Adopted October 14, 1997
Amended June 10, 1999
=====================

                                                                     APPENDIX G

           SECTIONS 86 THROUGH 98 OF CHAPTER 156B OF THE MASSACHUSETTS
                            BUSINESS CORPORATION LAW

                                APPRAISAL RIGHTS
                    Mass. Gen. Laws ch. 156B, ss.86-98 (1997)

ss. 86.  Sections applicable to appraisal; prerequisites

     If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

ss. 87.  Statement of rights of objecting stockholders in notice of meeting;
         form

     The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

     "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

ss. 88.  Notice of effectiveness of action objected to

     The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

ss. 89.  Demand for payment; time for payment

     If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

ss. 90.  Demand for determination of value; bill in equity; venue

     If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

ss. 91.  Parties to suit to determine value; service

     If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

ss. 92.  Decree determining value and ordering payment; valuation date

     After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

ss. 93.  Reference to special master

     The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

ss. 94.  Notation on stock certificates of pendency of bill

     On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

ss. 95.  Costs; interest

     The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

ss. 96.  Dividends and voting rights after demand for payment

     Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

     (1)  A bill shall not be filed within the time provided in section ninety;

     (2)  A bill, if filed, shall be dismissed as to such stockholder; or

     (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

     Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

ss. 97.  Status of shares paid for

     The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

ss. 98.  Exclusive remedy; exception

     The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                                                     APPENDIX H

===============================================================================
                                                                 EXECUTION COPY






                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                 PHILIPS BUSINESS ELECTRONICS INTERNATIONAL B.V.

                                       AND

                                   FEI COMPANY





                          DATED AS OF DECEMBER 3, 1998






===============================================================================

                                TABLE OF CONTENTS
                                -----------------

ARTICLE I  DEFINITIONS AND TERMS

     Section 1.1  Specific Definitions..................................... 1
     Section 1.2  Other Terms.............................................. 7
     Section 1.3  Other Definitional Provisions............................ 7

ARTICLE II  PURCHASE OF COMMON STOCK AND BRIDGE FINANCING

     Section 2.1  Purchase and Sale of Financing Shares.................... 7
     Section 2.2  Purchase and Sale of Top-Up Shares....................... 7
     Section 2.3  Notices; Closing; Delivery and Payment................... 8

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF FEI

     Section 3.1  Organization, Good Standing and Qualification............ 9
     Section 3.2  Approval and Fairness.................................... 9
     Section 3.3  No Adverse Consequences.................................. 9
     Section 3.4  Capital Structure; Valid Issuance....................... 10
     Section 3.5  FEI Reports; Financial Statements....................... 10
     Section 3.6  Absence of Certain Changes.............................. 11
     Section 3.7  Takeover Statutes....................................... 12
     Section 3.8  Brokers................................................. 12
     Section 3.9  Merger Agreement........................................ 12
     Section 3.10  Other Information...................................... 12
     Section 3.11  No Other Representations or Warranties................. 12

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PBE

     Section 4.1  Due Incorporation of PBE................................ 13
     Section 4.2  No Adverse Consequences................................. 13
     Section 4.3  Financing............................................... 14
     Section 4.4  Securities Act.......................................... 14
     Section 4.5  No Other Representations or Warranties.................. 14

ARTICLE V  COVENANTS

     Section 5.1  Continuation of Business................................ 14
     Section 5.2  Information Supplied.................................... 15
     Section 5.3  Shareholders Approval................................... 16
     Section 5.4  Filings; Other Actions; Notification.................... 16

                                                                          Page
                                                                          ----

     Section 5.5  Publicity............................................... 17
     Section 5.6  Expenses................................................ 17
     Section 5.7  Takeover Statute........................................ 17
     Section 5.8  Right to Maintain Percentage Interest................... 18
     Section 5.9  Use of Proceeds......................................... 18


ARTICLE VI  CONDITIONS TO THE CLOSING

     Section 6.1  Conditions to the Obligations of FEI and PBE............ 18
     Section 6.2  Conditions to the Obligations of PBE.................... 19
     Section 6.3  Conditions to the Obligations of FEI.................... 19

ARTICLE VII  SURVIVAL; INDEMNIFICATION

     Section 7.1  Survival................................................ 20
     Section 7.2  Reciprocal Indemnification.............................. 20
     Section 7.3  Indemnification Procedures.............................. 20
     Section 7.4  Indemnification Net of Taxes............................ 22

ARTICLE VIII  TERMINATION

     Section 8.1  Termination............................................. 22
     Section 8.2  Effect of Termination................................... 23

ARTICLE IX  MISCELLANEOUS

     Section 9.1  Notices................................................. 24
     Section 9.2  Amendment; Waiver....................................... 25
     Section 9.3  Amendment of Merger Agreement........................... 25
     Section 9.4  Assignment.............................................. 25
     Section 9.5  Entire Agreement........................................ 25
     Section 9.6  Fulfillment of Obligations.............................. 25
     Section 9.7  Parties in Interest..................................... 26
     Section 9.8  Disclosure Schedules.................................... 26
     Section 9.9  Governing Law; Mediation and Arbitration................ 26
     Section 9.10  Counterparts........................................... 27
     Section 9.11  Headings............................................... 27

     STOCK PURCHASE AGREEMENT, dated as of December 3, 1998, between FEI COMPANY, an Oregon corporation ("FEI") and PHILIPS BUSINESS ELECTRONICS INTERNATIONAL B.V., a Netherlands corporation ("PBE").

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, simultaneously herewith, FEI, MC Acquisition Corporation, an Oregon corporation and wholly owned subsidiary of FEI ("FEI Merger Sub"), and Micrion Corporation, a Massachusetts corporation ("Micrion") are entering into the Merger Agreement (as defined herein) and FEI desires to obtain financing for the cash portion of the acquisition of Micrion pursuant to such agreement. As used in this Agreement, the term "FEI" means FEI and its wholly owned direct or indirect subsidiaries and the term "PBE" means PBE and its wholly owned direct or indirect subsidiaries;

     WHEREAS, PBE desires to provide such financing in the form of a purchase of shares of the common stock of FEI (the "Common Stock"), upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, PBE may desire to purchase shares of the Common Stock in addition to those obtained in connection with such financing in order to maintain its 55% interest in FEI and FEI desires to sell such additional shares to PBE.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                    ARTICLE I
                                    ---------
                              DEFINITIONS AND TERMS
                              ---------------------

     Section 1.1 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

"Adjusted Price" shall mean the average closing price of the Common Stock for the 20 full trading days preceding the Closing Notice Date; provided, that if a Material Adverse Effect occurs or is discovered less than 20 trading days prior to the Closing Notice Date, then the Adjusted Price will be the average closing price of the Common Stock only for those full trading days following the date of such occurrence or discovery of such Material Adverse Effect and preceding the Closing Notice Date.

"Affiliate" shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person at any time during the period for which the determination of affiliation is being made;

     provided, however, for purposes of this agreement FEI and PBE shall not be considered "Affiliates".

"Agreement" shall mean this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

"Announcement Date" shall mean the first full trading day that commences following the announcement that FEI and Micrion have entered into the Merger Agreement; it being understood that such announcement will not be made while the Nasdaq National Market is open for the transaction of business.

"Board of directors" shall mean any board of directors or other body of persons, including all committees thereof, performing functions equivalent or similar to those performed by a board of directors of a corporation incorporated in one of the states of the United States of America.

"Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banks in New York City are authorized or required by law to close.

"Claim" shall have the meaning set forth in Section 7.3.

"Claim Notice" shall have the meaning set forth in Section 7.3.

"Closing" shall have the meaning set forth in Section 2.3(b).

"Closing Date" shall have the meaning set forth in Section 2.3(b).

"Closing Notice" shall have the meaning set forth in Section 2.3(a).

"Closing Notice Date" shall mean the date on which FEI delivers the Closing
     Notice to PBE.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Common Stock" shall have the meaning set forth in the recitals.

"Competition Laws" shall mean statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

"Contracts" shall mean (i) any mortgage, note, or other instrument or agreement relating to the borrowing of money or the incurrence of indebtedness by a party or such party's guaranty of any obligation for the borrowing of money; (ii) contracts, agreements, purchase orders, or acknowledgment forms for the purchase, sale, lease or other disposition of a party's equipment, products, materials or capital assets, or for the performance of services;
     (iii) contracts or agreements for the joint performance of work or services and all other joint venture agreements; (iv) contracts or agreements with agents, brokers, consignees, sales representatives or distributors relating to the sale of a party's products or services; and (v) contracts or agreements relating to the employment or compensation of a party's officers, directors or employees, including without limitation any collective bargaining agreements.

"Control" with respect to any Person shall mean ownership (directly or indirectly) of a majority of total voting power of such Person's voting securities or interests.

"Disclosure Schedule" shall mean the disclosure schedule accompanying this Agreement. The Disclosure Schedule shall be deemed to include the FEI Reports filed prior to the date hereof, which are hereby incorporated therein by reference.

"Dissenting Stockholders" shall have the meaning assigned thereto in the Merger
     Agreement.

"Effective Time" shall mean the effective time of the Merger.

"Encumbrances" shall mean liens (including any liens for Taxes), charges, encumbrances, security interests, options, or any other restrictions or third party rights.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"FEI" shall have the meaning set forth in the preamble.

"FEI Merger Sub" shall have the meaning set forth in the recitals.

"FEI Option" shall have the meaning set forth in Section 3.4.

"FEI Option Plans" shall have the meaning set forth in Section 3.4.

"FEI Reports" shall have the meaning set forth in Section 3.5.

"FEI's Business" shall mean the business of FEI as conducted or contemplated to be conducted as of the date hereof.

"Financing Price" shall have the meaning set forth in Section 2.1.

"Financing Shares" shall mean the number of shares of the Common Stock (rounded up to the nearest share) that is equal to:

              ($6.00 X Micrion Shares Number) + (Transaction Costs)
              -----------------------------------------------------
                                 Per Share Price

"Governmental Authorizations" shall mean all licenses, permits, certificates and other authorizations and approvals required for PBE to perform its obligations under this Agreement, under the applicable laws, ordinances or regulations of any Governmental Entity.

"Governmental Entity" shall mean any court, legislature, arbitral tribunal, administrative agency or other governmental or regulatory authority or agency.

"Indemnified Parties" shall have the meaning set forth in Section 7.2.

"Indemnifying Party" shall have the meaning set forth in Section 7.3.

"Losses" shall have the meaning set forth in Section 7.2.

"Material Adverse Effect" shall have the meaning set forth in the Introduction to Article III.

"Material Pricing Event" shall mean that a Material Adverse Effect on FEI has occurred and that the Adjusted Price is less than 80% of the Per Share Price.

"Maximum Number" shall equal (rounded down to the nearest integer) (A) 122.23% of (i) the number of shares of Common Stock issued in the Merger plus (ii) the number of shares of Common Stock issuable upon exercise of options to be issued to former officers or employees of Micrion as part of their Employment Agreements with FEI less (B) the number of Financing Shares issued.

"Micrion" shall have the meaning set forth in the recitals.

"Micrion Shares Number" shall mean the number of shares of Micrion common stock outstanding immediately before the Effective Time (other than (i) Micrion Shares that are owned by FEI or Merger Sub, (ii) Micrion Shares that are owned by Micrion, in each case (i) and (ii) not held on behalf of third parties, or (iii) Micrion Shares held by Dissenting Stockholders.

"Merger" shall mean the merger of Micrion with and into FEI Merger Sub, as more fully set forth in the Merger Agreement.

"Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of the date hereof, among FEI, Micrion and FEI Merger Sub.

"Named Members" shall mean each of Alfred B. Bok, William E. Curran, Theo J.H.J.
     Sonnemans and Karel D. van der Mast.

"Nasdaq" shall mean the National Association of Securities Dealers Automated
     Quotation System.

"Needham" shall have the meaning set forth in Section 8.3.

"Notice Period" shall have the meaning set forth in Section 7.3.

"PBE" shall have the meaning set forth in the preamble.

"PBE Information" shall have the meaning set forth in Section 5.2(b).

"Per Share Price" shall have the meaning set forth in Section 2.1.

"Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization.

"Philips" shall mean Royal Philips Electronics N.V.

"Philips Group" shall mean Philips and all of its Affiliates, whether consolidated or not.

"Pricing Notice" shall have the meaning set forth in Section 2.3(a).

"Proxy Statement" shall have the meaning set forth in Section 5.2(a).

"Purchase Price" shall mean the aggregate of the Financing Price and the Top-up
     Price, if any.

"Purchased Shares" shall mean the Financing Shares plus, if any, the Top-Up
     Shares.

"Representatives" of a party shall mean, collectively, its employees, agents and representatives (including any investment banker, attorney or accountant retained by it).

"Required Approvals" shall have the meaning set forth in Section 6.1(b).

"SEC" shall mean the Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Shareholders Meeting" shall have the meaning set forth in Section 5.3.

"Stock Right" means any options, warrants, convertible securities or other rights to acquire shares of Common Stock, including without limitation any options issued under the Stock Option Plan other than Stock Rights held by PBE.

"Subsidiary" means any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries and, with respect to FEI, includes, without limitation, FEI Asia, Inc., FEI U.K., Ltd., a United Kingdom corporation, FEI Deutschland GmbH, a German limited liability company, and FEI FSC, Ltd, a United States Virgin Islands corporation.

"Takeover Statute" shall have the meaning set forth in Section 3.7.

"Taxes" shall mean all federal, state, local, or foreign taxes, charges, fees, levies, or other assessments, including without limitation all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, production, value added, estimated severance, stamp, occupation, property, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax.

"Tax Returns" includes all federal, state, foreign, and other returns, reports, forms, declarations, and information returns required to be filed by a party with respect to Taxes that relate to such party's business, results of operations, financial condition, properties, or assets.

"Top-Up Price" shall have the meaning set forth in Section 2.2.

"Top-Up Shares" shall have the meaning set forth in Section 2.2.

"To the knowledge of" a party or words of similar import shall mean the actual knowledge of any executive officer of that party who has been designated as such in that party's annual report to stockholders and any other officer who has specific managerial authority with respect to the relevant area, in each case after due inquiry.

"Transaction Costs" shall mean FEI's transaction costs incurred in connection with the transaction contemplated by this Agreement and the Merger Agreement up to a maximum aggregate amount of $1,000,000.

"Unaffected Trading Days" shall have the meaning set forth in Section 2.1.

     Section 1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

     Section 1.3 Other Definitional Provisions.

     (a) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

     (c) The terms "dollars" and "$" shall mean United States dollars.


                                   ARTICLE II
                                   ----------
                  PURCHASE OF COMMON STOCK AND BRIDGE FINANCING
                  ---------------------------------------------

     Section 2.1 Purchase and Sale of Financing Shares. On the terms and subject to the conditions set forth herein, on the Closing Date (as defined below) FEI agrees to sell to PBE, and PBE agrees to purchase from FEI, the Financing Shares at a price per share of Common Stock in cash equal to the fifteen day average of the closing prices of FEI stock for (i) the nine full trading days preceding the Announcement Date (the "Unaffected Trading Days") and (ii) the six full trading days comprised of the Announcement Date and the five full trading days immediately following the Announcement Date; provided, however, that the price for the Financing Shares shall not exceed 130% of the average of the closing prices on the Unaffected Trading Days (such price per share being the "Per Share Price," and the product of the Financing Shares and the Per Share Price being the "Financing Price"); and provided, further, that if the Pricing Notice asserts that a Material Pricing Event has occurred, the Per Share Price shall equal the Adjusted Price.

     Section 2.2 Purchase and Sale of Top-Up Shares. On the terms and subject to the conditions set forth herein, FEI agrees that PBE shall have the right, but not the obligation, to purchase for cash on the Closing Date such number of shares of Common Stock as PBE shall specify by written notice to FEI delivered not later than two Business Days prior to the Closing Date at the Per Share Price for each share of Common Stock so purchased (such shares being the "Top-Up Shares", and the product of the number of Top-Up Shares and the Per Share Price being the "Top-Up Price"); provided, that the number of Top-Up Shares purchased pursuant to this Section 2.2 shall not exceed the Maximum Number.

     Section 2.3 Notices; Closing; Delivery and Payment.

     (a) Promptly following the determination by FEI that the conditions to the closing of the Merger Agreement and the Stock Purchase Agreement have been satisfied, FEI shall deliver to PBE notice to that effect (the "Closing Notice"). No later than three business days following the Closing Notice Date, PBE shall deliver to FEI notice indicating whether PBE asserts that a Material Pricing Event has occurred (the "Pricing Notice"). If the Closing does not take place within two business days following the delivery by PBE of the Pricing Notice, FEI will deliver another Closing Notice within two business days following delivery of the Pricing Notice.

     (b) The closing (the "Closing") shall take place at the offices of Stoel Rives LLP, 900 SW Fifth Avenue, Suite 2300, Portland, Oregon 97204 at 5 p.m., Pacific time, on the date that is no later than the third day following the date when the last of the conditions set forth in Article VI have been satisfied or waived (or at such other time and place as the parties hereto may mutually agree). The date on which the Closing occurs is referred herein as the "Closing Date". The Closing hereunder shall be deemed to occur simultaneously with the closing under the Merger Agreement.

     (c) In a simultaneous transaction on the Closing Date, PBE shall deliver to FEI the Purchase Price, in immediately available funds by wire transfer to an account of FEI at a bank designated by FEI, by notice to PBE, and FEI shall deliver to PBE of certificates representing the Purchased Shares duly issued to PBE and registered in the name of PBE or its designee.


                                   ARTICLE III
                                   -----------
                      REPRESENTATIONS AND WARRANTIES OF FEI
                      -------------------------------------

     For purposes of the representations and warranties contained in this
Article III and Article IV hereof, "Material Adverse Effect" used in connection with a party means any event, change or effect that is materially adverse to the condition (financial or other), properties, assets, liabilities, businesses, operations or results of operations (any one of the foregoing, the "Business") of such party and its subsidiaries taken as a whole; provided, however, that an adverse event, change or effect on the Business of a party that results from any one or more of the following shall not constitute a Material Adverse Effect: (i) changes in laws, regulations or GAAP, (ii) any event, change or effect reasonably determined to have resulted from the announcement of the Merger or the execution of the Merger Agreement, (iii) any decline in the financial markets generally or the semiconductor industry in particular, (iv) in the case of FEI, any event or occurrence of which any of the PBE designees on the FEI board of directors has actual knowledge as of the date hereof or (v) any adverse effect on FEI that is directly related to a corresponding beneficial effect on Micrion.

     FEI hereby represents and warrants to PBE as of the date hereof and as of the Closing that:

     Section 3.1 Organization, Good Standing and Qualification. FEI is a corporation legally existing under the laws of the State of Oregon and, except as set forth on Schedule 3.1, is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect on FEI. FEI has the full corporate power and authority to enter into this Agreement and carry out its terms. Except for the approval of its stockholders, if required, FEI has taken all corporate action necessary to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by FEI and is binding upon and enforceable against FEI in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by principles of equity governing specific performance, injunctive relief, or other equitable remedies.

     Section 3.2 Approval and Fairness. The Board of Directors of FEI (i) has duly approved this Agreement and the transactions contemplated hereby and (ii) received on behalf of FEI the opinion of its financial advisors, Needham & Company, Inc. ("Needham"), to the effect that the Merger Consideration and PBE's purchase of the Purchased Shares are fair to the FEI stockholders (other than PBE, with respect to the purchase of the Purchased Shares) from a financial point of view. An executed copy of such opinion has been delivered to PBE.

     Section 3.3 No Adverse Consequences. Except as set forth on Schedule 3.3, neither the execution and delivery of this Agreement by FEI nor the consummation of the transactions contemplated by this Agreement will:

     (a) violate or conflict with any provision of FEI's articles of incorporation or bylaws;

     (b) violate any law, judgment, order, injunction, decree, rule, regulation, or ruling of any Governmental Entity applicable to FEI, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FEI;

     (c) either alone or with or without the giving of notice or the passage of time or both, conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions, or provisions of, result in the loss of any benefit to FEI under, or constitute a default under any agreement, instrument, license or permit to which FEI is bound, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FEI;

     (d) except for applicable requirements, if any, of the Exchange Act, the Securities Act and Blue Sky Laws and (ii) with respect to matters set forth in
Schedule 3.3, require any consent, approval or authorization of, permit from, or declaration, filing or registration with, any Governmental Entity, or any other person or entity by FEI, except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FEI.

     Section 3.4 Capital Structure; Valid Issuance. Other than as disclosed in
Schedule 3.4, FEI has authorized capital stock consisting of 30,000,000 shares of Common Stock, of which 18,160,808 shares were outstanding on November 25, 1998 and 500,000 shares of preferred stock, none of which is outstanding. Options to purchase 1,493,188 shares of Common Stock were outstanding on October 31, 1998 under grants made pursuant to the 1984 Stock Incentive Plan, the 1995 Stock Incentive Plan and the 1995 Supplemental Stock Incentive Plan (the "FEI Option Plans") and options to purchase 36,100 shares of Common Stock have been granted since October 31, 1998. Schedule 3.4 sets forth a complete list of all options outstanding and the exercise prices and strike prices thereof. All of the outstanding shares of capital stock of FEI have been duly authorized and are validly issued, fully paid and nonassessable, and no shares were issued in violation of preemptive or similar rights of any stockholder or in violation of any applicable securities laws. Except as set forth above, there are no shares of capital stock of FEI authorized, issued or outstanding and, except for options granted pursuant to the FEI Option Plans, there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of FEI of any character relating to the issued or unissued capital stock or other securities of FEI other than rights of PBE to maintain its percentage interest in the issued and outstanding shares of FEI as provided in the Combination Agreement dated November 15, 1996, as amended. There are no outstanding obligations of FEI to repurchase, redeem, or otherwise acquire any of the Purchased Shares. Prior to the Closing Date, upon obtaining the shareholder approval contemplated by Section 5.2 hereof, the Financing Shares will be duly authorized and, when issued, will be validly issued, fully paid and non-assessable. Prior to the Closing Date, FEI will have duly authorized and reserved for issuance 45,000,000 shares of Common Stock, sufficient for the issuance of the Maximum Number of shares issuable to PBE pursuant to this Agreement.

     Section 3.5 FEI Reports; Financial Statements. FEI has filed with the SEC, and has made available to PBE true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1996 under the Exchange Act or the Securities Act (each of such forms, reports, schedules, statements, and other documents, to the extent filed and publicly available before the date of this Agreement or filed subsequent to the date hereof, other than preliminary filings, is referred to as an "FEI Report"). Each FEI Report, at the time filed complied and, in the case of future filings, will comply in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The consolidated financial statements of FEI included in the FEI Reports comply and, in the case of future filings, will comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been and, in the case of future filings, will be prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring year end audit adjustments) the consolidated financial position of FEI and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

           Section  3.6  Absence  of Certain  Changes.  Except as  disclosed  in
Schedule 3.6 or in any FEI Reports, since September 27, 1998 FEI has conducted its business only in, and has not engaged in any material transactions other than according to, the ordinary and usual course of such business, and there has not been:

          (a) Any event, occurrence or development which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect on FEI, other than with respect to market conditions in the semiconductor industry;

          (b) Any amendment to FEI's Articles of Incorporation or Bylaws or any entry into any material agreement, commitment, or transaction (including, without limitation, any borrowing, capital expenditure or capital financing or any amendment, modification, or termination of any existing agreement, commitment, or transaction) by FEI, except agreements, commitments, or transactions in the ordinary course of business and consistent with past practices or as expressly contemplated in this Agreement;

          (c) Any direct or indirect declaration, setting aside, or payment of any dividend or other distribution (whether in cash, stock, property, or any combination thereof) in respect of the common stock of FEI, or any direct or indirect repurchase, redemption, or other acquisition by FEI of any shares of its stock, or any change by FEI in its accounting principles, practices or methods;

          (d) Any issuance or sale of any stock of FEI (other than issuances pursuant to the exercise of options granted pursuant to the FEI Option Plans) or any issuance or granting of any option, warrant, or right to purchase any stock of FEI (other than options granted under the FEI Option Plans and the FEI Employee Share Purchase Plan) or any commitment to do any of the foregoing;

          (e) Any material purchase or other acquisition of property by FEI, any sale, lease, or other disposition of property by FEI, or any expenditure by FEI, except in the ordinary course of business;

          (f) Any incurrence of any noncontract liability which, either singly or in the aggregate is material to the business, results of operations or financial condition of FEI; or

          (g) Any encumbrance or consent to encumbrance of any material property or assets of FEI except in the ordinary course of business.

     Section 3.7 Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including Sections 60.801 to 60.816 of the Oregon Business Corporation Act) (each a "Takeover Statute") or any applicable anti-takeover provision in FEI's certificate of incorporation and bylaws is, or at the Closing will be, applicable to the transactions contemplated by this Agreement.

     Section 3.8 Brokers. No broker, investment banker, financial advisor, or other Person, other than Needham, the fees and expenses of which will be paid by FEI, is entitled to any broker's, finder's, financial advisor's, or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Merger Agreement based upon arrangements made by or on behalf of FEI. FEI has disclosed the Terms of Needham's engagement letter to PBE prior to the date hereof.

     Section 3.9 Merger Agreement. The Merger Agreement has been duly executed and delivered by the duly authorized officers of FEI and FEI Merger Sub, and constitutes a valid and binding obligation of each of FEI and FEI Merger Sub enforceable against FEI and Merger Sub in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by principles of equity governing specific performance, injunctive relief, or other equitable remedies.

     Section 3.10 Other Information. The information furnished by FEI in this Agreement, the Disclosure Schedule and in any certificate executed or delivered pursuant hereto by or on behalf of FEI is not materially false or misleading and does not contain a misstatement of a material fact or omit to state any material fact required to be stated in order to make the statements herein and therein not misleading.

     Section 3.11 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither FEI nor any other Person makes any other express or implied representation or warranty on behalf of FEI.

To the extent that FEI can demonstrate that PBE had actual knowledge, as of the Closing Date, of a fact that would make a representation or warranty of FEI stated herein false, and PBE proceeds to Closing, PBE shall be deemed to have relinquished and released any rights resulting therefrom or relating thereto.

                                   ARTICLE IV
                                   ----------
                      REPRESENTATIONS AND WARRANTIES OF PBE
                      -------------------------------------

     PBE hereby represents and warrants to FEI as of the date hereof and as of the Closing that:

     Section 4.1 Due Incorporation of PBE. PBE is a private limited liability company that is duly organized and validly existing under the laws of the Netherlands with full corporate power and authority, or similar power and authority, to own and operate its business and properties and to carry on its business as such business is now being conducted and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect on PBE. PBE has full corporate power and authority to enter into this Agreement and carry out its terms. PBE has taken all corporate action necessary to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by PBE and is binding and enforceable against PBE in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by principles of equity governing specific performance, injunctive relief, or other equitable remedies.

     Section 4.2 No Adverse Consequences. Except as set forth on Schedule 4.2, neither the execution and delivery of this Agreement by PBE nor the consummation of the transactions contemplated by this Agreement will:

     (a) violate or conflict with any provision of PBE's articles of incorporation or bylaws;

     (b) violate any law, judgment, order, injunction, decree, rule, regulation, or ruling of any Governmental Entity applicable to PBE, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBE;

     (c) either alone or with or without the giving of notice or the passage of time or both, conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions, or provisions of, result in the loss of any benefit to PBE under, or constitute a default under any agreement, instrument, license or permit to which

PBE is bound, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBE;

     (d) except for applicable requirements, if any, of the Exchange Act, the Securities Act and Blue Sky Laws and (ii) with respect to matters set forth in
Schedule 4.2, require any consent, approval or authorization of, permit from, or declaration, filing or registration with, any Governmental Entity, or any other person or entity by PBE, except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBE.

     Section 4.3 Financing. PBE has or will have, as and when required, the funds necessary to consummate the transactions contemplated hereby in accordance with the terms hereof.

     Section 4.4 Securities Act. PBE is acquiring the Purchased Shares for its own account and not with a view to their distribution within the meaning of
Section 2(11) of the Securities Act in any manner that would be in violation of the Securities Act. PBE understands each certificate representing the Purchase Shares shall bear legends in the following form:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

     Section 4.5 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither PBE nor any other Person makes any other express or implied representation or warranty on behalf of PBE.

                                    ARTICLE V
                                    ---------
                                    COVENANTS
                                    ---------

     Section 5.1 Continuation of Business. Except as set forth on Schedule 5.1, without the prior written consent of PBE, from and after the execution date of this Agreement until Closing, FEI will use its commercially reasonable best efforts to carry out the following:

          (a) operate and maintain its business in its usual manner and in the ordinary course and, to the extent consistent therewith, use its reasonably best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees and business associates;

          (b) not declare, pay, or set aside for payment and dividend or other distribution of money or property in respect of its capital stock;

          (c) not acquire any assets other than assets acquired in the ordinary and usual course of its business and consistent with past practices; and

          (d) not amend its Articles of Organization or Incorporation or Bylaws, except to increase the number of authorized shares of Common Stock to not more than 45,000,000 shares.

     Section 5.2 Information Supplied.

     (a) FEI agrees, as to itself and its Subsidiaries that (i) none of the information, except for such information to be provided by PBE pursuant to
Section 5.2(b) below or by Micrion, to be included or incorporated by reference in a Joint Proxy Statement/Prospectus (including any amendments or supplements thereto, the "Proxy Statement"), used in connection with the Shareholders Meeting will, at the time the Proxy Statement is published and mailed to FEI's Shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement will not, at the date of mailing to shareholders and at the times of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent any such untrue statement is provided by PBE pursuant to Section 5.2(b) below or by Micrion or such omission is directly caused by PBE's breach of its covenant in Section 5.2(b) below.

     (b) PBE agrees to provide to FEI in writing all material information required by Law to be included in the Proxy Statement that cannot reasonably be provided by FEI or its Subsidiaries because such information is exclusively within the control and knowledge of PBE or its Affiliates (such information, the "PBE Information"). PBE agrees, as to itself and its Affiliates, that none of the PBE Information supplied by it for inclusion in the Proxy Statement will, at the time the Proxy Statement is published and mailed to FEI's shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. PBE further agrees to supply such additional PBE Information to FEI for inclusion in the Proxy Statement if, in light of circumstances occurring subsequent to the time the Proxy Statement is published and mailed, such additional PBE Information is necessary in order that the PBE Information in the Proxy Statement will not, at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Section 5.3 Shareholders Approval. Subject to fiduciary obligations under applicable law, FEI will take, in accordance with applicable law and its Articles of Incorporation and by-laws, all action necessary to convene a meeting of holders of its Common Stock (the "Shareholders Meeting") as promptly as practicable to consider and vote upon the issuance of Purchased Shares contemplated thereby. Subject to fiduciary obligations under applicable law, FEI's board of directors shall recommend such approval and shall take all lawful action to solicit such approval.

     Section 5.4 Filings; Other Actions; Notification.

     (a) FEI shall promptly prepare and file with the SEC the Proxy Statement, shall promptly respond to any SEC comments thereon and shall, as soon as practicable thereafter, mail the Proxy Statement to the shareholders of FEI. Subsequent to mailing the Proxy Statement, FEI shall promptly amend or supplement the Proxy Statement, if the information in it is required by law to be amended or supplemented or if such an amendment or supplement is otherwise necessary, proper or advisable in light of the terms hereof. FEI shall use its reasonable efforts to obtain all necessary state securities law or "blue sky" permits and approvals required in connection with the transactions contemplated by this Agreement and the Merger Agreement and will pay all expenses incident thereto (except to the extent that Micrion shall pay such expenses pursuant to the Merger Agreement). FEI shall also use its best efforts to comply with all NASD rules applicable to the transactions contemplated hereby and shall use its best efforts to obtain the approvals necessary for the Purchased Shares to be quoted on the Nasdaq National Market.

     (b) FEI shall cooperate with PBE and use (and shall cause its Affiliates to use) reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all permits, consents, approvals and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the transactions contemplated by this Agreement and the Merger Agreement. Subject to applicable laws relating to the exchange of information, PBE shall have the right to review in advance all the information relating to FEI and any of its Affiliates, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement and the Merger Agreement. In exercising the foregoing right, PBE shall act reasonably and as promptly as practicable.

     (c) PBE shall, upon request by FEI, furnish the other with all information concerning itself and as applicable, its Affiliates, directors, officers and, shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of FEI or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement and the Merger Agreement.

     (d) FEI shall keep PBE apprised of the status of matters relating to completion of the transactions contemplated by this Agreement and the Merger Agreement, including promptly furnishing PBE with copies of notices or other communications received by FEI or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the transactions contemplated by this Agreement. FEI will notify PBE promptly of any fact or occurrence between the date of this Agreement and the Closing Date of which it becomes aware which would make any of the conditions to Closing of this Agreement not capable of being satisfied and of any event, change or effect that has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FEI.

     Section 5.5 Publicity. FEI shall not issue any press releases or otherwise make public announcements with respect to the transactions contemplated by this Agreement, nor shall FEI make any filings with any third party and/or any Governmental Entity (including any interdealer quotation service) with respect thereto unless FEI first obtains the consent of PBE, except as may be required by law or by obligations pursuant to any listing agreement with, or rules of, the Nasdaq National Market (and then, to the extent feasible, only after notice to and consultation with PBE).

     Section 5.6 Expenses. FEI shall pay all charges and expenses incurred by it, and PBE shall pay all charges and expenses incurred by it or its Affiliates, in connection with the transactions contemplated by this Agreement.

     Section 5.7 Takeover Statute. If any Takeover Statute is or may become applicable to the transactions contemplated by this Agreement, FEI and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate the effects of such statute or regulation on such transactions.

     Section 5.8 Right to Maintain Percentage Interest. Nothing in this Agreement shall affect the right of PBE to maintain its percentage interest in FEI in accordance with the terms of the Combination Agreement, dated as of November 15, 1996, between PBE and FEI; provided, however, that if PBE elects to terminate this Agreement pursuant to Section 8.1(h) hereof, the reduction in PBE's percentage ownership of FEI Common Stock resulting from the issuance of the shares of Common Stock in the Merger or upon the exercise of options to be issued to former officers or employees of Micrion as part of their Employment Agreements with FEI shall be considered to have occurred as a result of a sale of FEI Common Stock by PBE for purposes of Section 5.17 of the Combination Agreement.

     Section 5.9 Use of Proceeds. The Financing Price shall be used by FEI to pay (A) (i) the cash portion of the consideration to be paid to the stockholders of Micrion pursuant to the Merger Agreement and (ii) the Transaction Costs, and
(B) the Top-Up Price, if any, shall be used by FEI for working capital.


                                   ARTICLE VI
                                   ----------
                            CONDITIONS TO THE CLOSING
                            -------------------------

     Section 6.1 Conditions to the Obligations of FEI and PBE. The obligations of the parties hereto to effect the Closing are subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

     (a) Shareholders Approval. At the Shareholders Meeting, the shareholders of FEI shall approve the issuance of Purchased Shares contemplated hereby and by the Merger Agreement;

     (b) Governmental Authorizations. All filings required to be made prior to the Effect Time with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time from, and Governmental Entities in order to consummate the transactions contemplated by this Agreement, will have been made or obtained, as the case may be, and the waiting period under the HSR Act and any applicable competitions laws of any jurisdiction will have expired or been terminated (collectively, the "Required Approvals").

     (c) No Prohibitions. There shall not have been promulgated or issued a law, statute, rule, regulation, decree, order, injunction or ruling by any Governmental Entity that remains in effect and prohibits, restrains or enjoins the consummation of the Merger.

     (d) Merger Conditions. Prior to the Closing, all of the conditions to the closing of the Merger Agreement shall have been satisfied (it being understood that if FEI has waived satisfaction of any of the conditions set forth in the Merger Agreement this condition shall not be deemed satisfied unless PBE shall have consented to such waiver in writing).

     (e) Nasdaq Listing. The Purchased Shares shall have been approved for listing on the Nasdaq National Market; and

     (f) Notices. FEI and PBE shall have complied with Section 2.3(a).

     Section 6.2 Conditions to the Obligations of PBE. The obligation of PBE to effect the Closing is subject to the satisfaction (or waiver by PBE) prior to the Closing, of the following conditions:

     (a) Representations and Warranties. The representations and warranties of FEI contained in the following sections of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date (except to the extent any such representation or warranty expressly speaks of an earlier date): 3.1, 3.2, 3.3, 3.4, 3.5, 3.6(b)-(g), 3.7, 3.8, 3.9 and 3.10; provided, however, that notwithstanding anything herein to the contrary, this Section 6.2 shall be deemed to be satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on FEI;

     (b) Covenants. The covenants and agreements of FEI to be performed on or prior to the Closing, shall have been duly performed in all material respects, and PBE shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of FEI;

     (c) Acquisition Documentation. PBE shall be reasonably satisfied with the Merger Agreement (such satisfaction is hereby confirmed by PBE's execution and delivery of this Agreement);

     (d) Legal Opinion. PBE shall have received the opinion of Stoel Rives LLP, dated as of the Closing Date, addressed to PBE substantially similar to the opinion by Stoel Rives LLP dated February 21, 1997 and delivered to Philips Industrial Electronics International B.V. in connection with the Combination Agreement, except for paragraphs (9), (10) and (11) of such opinion.

     Section 6.3 Conditions to the Obligations of FEI. The obligation of FEI to effect the Closing is subject to the satisfaction (or waiver) prior to the Closing of the following condition:

     Representations and Warranties. The representations and warranties of PBE set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks of an earlier date); provided, however, that notwithstanding anything herein to the contrary, this Section 6.3 shall be deemed to be satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on PBE.


                                   ARTICLE VII
                                   -----------
                            SURVIVAL; INDEMNIFICATION
                            -------------------------

     Section 7.1 Survival. All of the representations and warranties of FEI contained in this Agreement and all claims and causes of action with respect thereto shall survive the Closing until 30 calendar days after FEI files with the SEC audited financial statements covering an annual period that ends subsequent to the Closing Date.

     Section 7.2 Reciprocal Indemnification. Each of FEI and PBE hereby agrees that it shall indemnify, defend and hold harmless the other, the other's Affiliates and, if applicable, the other's respective directors, officers, shareholders, partners, agents and employees and their heirs, successors and assigns (each an Indemnified Party and, collectively, the "Indemnified Parties") from, against and in respect of any losses ("Losses") imposed on, sustained, incurred or suffered by or asserted against any of the Indemnified Parties, directly or indirectly relating to or arising out of (i) any breach of any representation or warranty made by it contained in this Agreement, (ii) the breach of any covenant or agreement of it contained in this Agreement and (iii) any claim, litigation, investigation or proceeding relating to this Agreement, the transactions contemplated by this Agreement, or the use of the Purchase Price.

     Section 7.3 Indemnification Procedures. With respect to third party claims, all claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this Section 7.3. In the event that any claim or demand ("Claim") for which FEI or PBE (as the case may be, the "Indemnifying Party"), may be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than 30 days following such Indemnified Party's receipt of written notice of such Claim, notify the Indemnifying Party in writing of such Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the "Claim Notice"). The failure on the part of the Indemnified Party to give any such Claim Notice within such 30 day period shall not relieve the Indemnifying Party of any indemnification obligation hereunder unless, and only to the extent that, the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall have 60 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party (a) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Claim and (b) whether or not it desires to defend the Indemnified Party against such Claim. Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such Claim, the Indemnifying Party shall, at its sole cost and expense, have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense; provided, that the Indemnifying Party shall not take any action which would result in the creation, and shall promptly seek the removal, of any Encumbrance on the property or assets of the Indemnified Party resulting from such Claim or the litigation thereof. If any Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense. The Indemnified Party shall not settle a Claim for which it is indemnified by the Indemnifying Party without the written consent of the Indemnifying Party unless the Indemnifying Party elects not to defend the Indemnified Party against such Claim. The Indemnifying Party may, with the consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise any action or consent to the entry of any judgment which (i) includes as a term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a duly executed written unconditional release of the Indemnified Party from all liability in respect of such action, which release shall be reasonably satisfactory in form and substance to counsel for the Indemnified Party and (ii) would not adversely affect the right of the Indemnified Party and its Affiliates to own, hold and use their respective assets or operate businesses. Notwithstanding the foregoing, (i) the Indemnified Party shall have the sole right to defend, settle or compromise any Claim with respect to which it has waived its right to indemnification pursuant to this Agreement and (ii) the Indemnified Party, during the period the Indemnifying Party is determining whether to elect to assume the defense of a matter covered by this section, may take such reasonable actions as it deems necessary to preserve any and all rights with respect to the matter, without such actions being construed as a waiver of the Indemnified Party's rights to defense and indemnification pursuant to this Agreement. If the Indemnifying Party elects not to defend the Indemnified Party against such Claim, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such Claim, or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party shall use its reasonable efforts in the defense of all such claims.

     Section 7.4 Indemnification Net of Taxes. The amount of any Losses for which indemnification is provided pursuant to this Article VII shall be increased to take account of any net Tax costs incurred by the Indemnified Party (including the present value of any lost net operating loss carryforwards or other tax attributes) arising from the receipt of indemnity payments hereunder (taking into account the effects of such increase). In computing the amount of any such Tax cost, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any items arising from the receipt of any indemnity payment hereunder.

                                  ARTICLE VIII
                                  ------------
                                   TERMINATION
                                   -----------

     Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

     (a) by agreement of FEI and PBE;

     (b) by either FEI or PBE, by giving written notice of such termination to the other party, if the Merger shall not have occurred on or prior to October 31, 1999;

     (c) by either FEI or PBE in writing, if there shall have occurred any failure of any condition precedent to the Merger and such failure is either not capable of being cured prior to the closing of the Merger, or, if such failure is capable of being cured, is not cured within a reasonable amount of time after notice thereof;

     (d) by either FEI or PBE in writing, if there shall have occurred any failure of any condition precedent to the obligations of the terminating party to effect the transactions contemplated by this Agreement and such failure is either not capable of being cured prior to the Closing or, if such failure is capable of being cured, is not cured within a reasonable amount of time after notice thereof; provided, however, that neither FEI nor PBE, as the case may be, may terminate this agreement pursuant to this Section 8.1(d) if FEI or PBE, as the case may be, has failed to fully comply with its obligations hereunder in any manner that shall have proximately caused such failure to satisfy any condition precedent;

     (e) by PBE if FEI has materially breached any representation, warranty, covenant or agreement contained in this Agreement and such breach is either not capable of being cured prior to the Closing or if such breach is capable of being cured, is not so cured within a reasonable amount of time; provided, however, that PBE may not terminate under this provision because of the failure of a representation or warranty of FEI to be true and correct unless such failure, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on FEI; and provided, further, that termination pursuant to this Section 8.1(e) shall not relieve FEI of liability for such breach or otherwise;

     (f) by FEI if PBE has materially breached any representation, warranty, covenant or agreement made by it in this Agreement and such breach is either not capable of being cured prior to the Closing or if such breach is capable of being cured, is not so cured within a reasonable amount of time; provided, however, that FEI may not terminate under this provision because of the failure of a representation or warranty of PBE to be true and correct unless such failure, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on PBE; and provided, further, that termination pursuant to this Section 8.1(f) shall not relieve PBE of liability for such breach or otherwise;

     (g) by PBE if FEI's Common Stock is no longer quoted on the Nasdaq National Market System;

     (h) by PBE if a Material Pricing Event has occurred and the Adjusted Price is less than $5.00 per share; or

     (i) by PBE pursuant to Section 9.3 hereof.

     Section 8.2 Effect of Termination.

     (a) Except as set forth in paragraph (b) below, in the event of the termination of this Agreement in accordance with Section 8.1 hereof, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto or its respective Affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in this Section 8.2 and except that nothing herein will relieve any party from liability for any breach of this Agreement prior to such termination.

     (b) In the event this Agreement is terminated by PBE pursuant to Section 8.1(e) hereof, FEI shall promptly pay to PBE all of the expenses PBE incurred in connection with this Agreement and the transactions contemplated by this Agreement.

                                   ARTICLE IX
                                   ----------
                                  MISCELLANEOUS
                                  -------------

     Section 9.1 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by telecopier, provided that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

          To PBE:

          c/o PHILIPS INTERNATIONAL B.V.
          Rembrandt Tower
          Amstelplein 1
          1096 HA Amsterdam
          The Netherlands
          Telephone: 31-20-597-7236
          Telecopy:  31-20-597-7230
          Attn: Guido R.C. Dierick

          With a copy to:

          SULLIVAN & CROMWELL
          125 Broad Street
          New York, New York 10004
          Telephone: 212-558-4000
          Telecopy:  212-558-3358
          Attn: Alexandra D. Korry

          To FEI:

          FEI COMPANY
          7451 N.E. Evergreen Parkway
          Hillsboro, Oregon 97124-5830
          Telephone: 503-640-7500
          Telecopy:  503-540-7509
          Attn: Chief Executive Officer

          With a copy to:

          STOEL RIVES LLP
          900 S.W. Fifth Avenue, Suite 2600
          Portland, Oregon 97204-1268
          Telephone: 503-224-3380
          Telecopy:  503-220-2480
          Attn: Stephen E. Babson

     Section 9.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by FEI and PBE, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and, except as otherwise provided herein, shall not be exclusive of any rights or remedies provided by law.

     Section 9.3 Amendment of Merger Agreement. FEI and PBE hereby agree that the Merger Agreement shall not be amended without the prior written consent of PBE, which consent shall not be unreasonably withheld or delayed. In the event that the Merger Agreement is amended in contravention of the preceding sentence, PBE may terminate this Agreement without penalty three days after it has delivered to FEI written notice of its intention to do so, and PBE shall have no liability to FEI or its Affiliates, directors, officers or employees, notwithstanding any other provision of this Agreement.

     Section 9.4 Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, but PBE may assign all or any portion of its rights and obligations pursuant to this Agreement to any other Person in the Philips Group.

     Section 9.5 Entire Agreement. This Agreement (including the Disclosure Schedule hereto) contains the entire agreement between the parties hereto, with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except that the Combination Agreement shall remain in full force and effect and shall not be amended or modified by the terms hereof.

     Section 9.6 Fulfillment of Obligations. Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

     Section 9.7 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than PBE or FEI, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

     Section 9.8 Disclosure Schedules. The disclosure of any matter in the Disclosure Schedule, including any FEI Reports incorporated by reference therein, pursuant to this Agreement shall be deemed to be a disclosure for all purposes of this Agreement to which such matter could reasonably be expected to be pertinent, but shall expressly not be deemed to constitute an admission by FEI or PBE, or to otherwise imply, that any such matter is material for the purposes of this Agreement.

     Section 9.9 Governing Law; Mediation and Arbitration.

     (a) The Agreement shall be governed by the laws of the state of New York, without giving effect to principles of conflicts of laws thereof.

     (b) If a dispute arises out of or relates to this contract, or the breach thereof, and if that dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association under its Commercial Mediation Rules, before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to this contract, or breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its International Arbitration Rules and Title 9 of the U.S. Code and PBE hereby consents to the jurisdiction of such arbitration to the extent required. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     (c) The number of arbitrators shall be three, one of whom shall be appointed by each of PBE and FEI and the third of whom shall be selected by mutual agreement, if possible, within 30 days of the selection of the second arbitrator and thereafter by the administering authority and the place of arbitration shall be New York, New York. The language of the arbitration shall be English, but documents or testimony may be submitted in Dutch if a translation is provided.

     (d) The arbitrators will have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Agreement.

     (e) Either party may make an application to the arbitrators seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. Either party may apply to any court having jurisdiction hereof and seek injunctive relief in order to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.

     Section 9.10 Counterparts. This Agreement may be executed by the parties on separate counterparts which, when taken together with counterparts signed by each of the other parties, shall constitute a single fully executed Agreement which shall be as fully binding and effective as if each party had executed a single signature page.

     Section 9.11 Headings. The heading references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

                                  PHILIPS BUSINESS ELECTRONICS
                                  INTERNATIONAL B.V.


                                  By: THEO SONNEMANS
                                     --------------------------------
                                     Name: Theo Sonnemans
                                     Title: CFO



                                  FEI COMPANY


                                  By: VAHE' A. SARKISSIAN
                                     --------------------------------
                                     Name: Vahe' A. Sarkissian
                                     Title: President and Chief
                                            Executive Officer

                                                                      APPENDIX I

                          19.9% STOCK OPTION AGREEMENT


     19.9% STOCK OPTION AGREEMENT, dated as of December 3, 1998 (the "Agreement"), between FEI Company, an Oregon corporation ("Parent"), and Micrion Corporation, a Massachusetts corporation (the "Company").

     WHEREAS, Parent, MC Acquisition Corporation, an Oregon corporation and a wholly owned subsidiary of Parent ("Newco"), and the Company are contemporaneously herewith entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the merger of the Company with Newco (the "Merger");

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Newco have requested that the Company grant to Parent an option to purchase shares of Common Stock, no par value, of the Company (the "Common Stock"), upon the terms and subject to the conditions hereof; and

     WHEREAS, in order to induce Parent and Newco to enter into the Merger Agreement, the Company is willing to grant Parent the requested option and the Board of Directors of the Company has approved the granting of such option and authorized the Company to enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1. The Option; Exercise; Adjustments; Payment of Spread. (a) On the terms and subject to the conditions set forth herein, the Company hereby grants to Parent an irrevocable option (the "Option") to purchase up to 810,805 shares of Common Stock (the "Shares") at a cash purchase price per Share equal to the value of the Merger Consideration (as defined in the Merger Agreement), the stock component of which will be valued as the average of the closing prices of Parent Common Stock as quoted on the Nasdaq National Market and reported in The Wall Street Journal for the five consecutive trading days immediately preceding and including the date of announcement by Parent of the execution of the Merger Agreement (the "Purchase Price"). The Option may be exercised by Parent, in whole or in part, at any time, or from time to time, following the occurrence of one of the events set forth in Section 5.5.2(i) of the Merger Agreement, the termination by Parent of the Merger Agreement pursuant to Section 5.4(a) or (d) thereof or because of a breach of Section 3.2 by the Company, or the termination of the Merger Agreement by the Company pursuant to Section 5.3(b) thereof, in each case prior to the termination of the Option in accordance with the terms of this Agreement.

     (b) In the event Parent wishes to exercise the Option, Parent shall send a written notice to the Company (the "Stock Exercise Notice") specifying a date for the closing of such purchase (subject to the HSR Act (as defined below) and obtaining other applicable regulatory approvals and the satisfaction of the conditions set forth in Section 2 below) not earlier than two business days following the date the Stock Exercise Notice is given. In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Company, the number of Shares subject to this Option and the Purchase Price shall be appropriately adjusted to restore Parent to its rights hereunder, including its right to purchase Shares representing 19.9% of the capital stock of the Company entitled to vote generally for the election of the directors of the Company which is issued and outstanding immediately prior to the exercise of the Option at an aggregate purchase price equal to the Purchase Price multiplied by 810,805.

     (c) At any time after the Option is exercisable pursuant to the terms of
Section 1(a) hereof, Parent may elect, in lieu of purchasing the Shares hereunder, to receive from the Company an amount in cash (the "Cash Amount") equal to the Spread (as hereinafter defined) multiplied by all or such portion of the Shares subject to the Option as Parent shall specify in a written notice to the Company (the "Cash Exercise Notice") specifying a date not later than 20 business days and not earlier than five business days following the date the Cash Exercise Notice is given on which the Company shall pay to Parent such Cash Amount. As used herein "Spread" shall mean the excess, if any, over the Purchase Price of the higher of (x) if applicable, the highest price per share of Common Stock (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or proposed to be paid by any person pursuant to a Takeover Proposal (as defined in the Merger Agreement) (the "Alternative Purchase Price") and (y) the closing price of the shares of Common Stock as quoted on the Nasdaq National Market and reported in The Wall Street Journal on the last trading day prior to the date of the Cash Exercise Notice (the "Closing Price"). If the Alternative Purchase Price can be calculated by reference only to a cash amount paid or proposed to be paid for any shares of Common Stock outstanding, such cash amount shall be deemed to be the Alternative Purchase Price; if, in the case of clause (x) above, no shares of Common Stock will be purchased only for cash, the Alternative Purchase Price shall be the sum of (i) the fixed cash amount, if any, included in the Alternative Purchase Price plus (ii) the fair market value of such property other than cash included in the Alternative Purchase Price. If, in the case of clause (x) above, such other property consists of securities with an existing public trading market, the average of the closing prices (or the average of the closing bid and asked prices if closing prices are unavailable) for such securities in their principal public trading market on the five trading days ending one day prior to the date of the Cash Exercise Notice shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and, as of the payment date for the Spread, agreement by the parties hereto on the value of such other property has not been reached, the Alternative Purchase Price shall be deemed to equal the Closing Price. Upon Parent's receipt of the Cash Amount,

Parent shall not have the right to receive the Shares for which Parent shall have elected to be paid the Spread.

     2. Conditions to Delivery of Shares. The Company's obligation to deliver Shares upon exercise of the Option is subject only to the conditions that:

          (a) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the exercise of the Option and/or the delivery of the Shares shall be in effect;

          (b) Any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "HSR Act") and under any applicable foreign pre-merger notification or similar laws shall have expired or been terminated; and

          (c) Parent or Newco has not materially breached a representation, warranty or covenant contained in the Merger Agreement; provided that this subsection (c) shall be a condition to the Company's obligation to deliver the Shares upon exercise of the Option only if the Company terminated the Merger Agreement as a result of such breach.

     3. The Closing. (a) Any closing hereunder shall take place on the date specified by Parent in its Stock Exercise Notice or Cash Exercise Notice, as the case may be, at 9:00 A.M., local time, at the offices of Stoel Rives LLP, 900 SW Fifth Avenue, Suite 2600, Portland, Oregon 97204, or, if Shares are to be delivered and the conditions set forth in Section 2 have not then been satisfied, on the second business day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree in writing (the "Closing Date"). On the Closing Date, (i) in the event of a closing pursuant to Section 1(b) hereof, the Company shall deliver to Parent a certificate or certificates, representing the Shares in the denominations designated by Parent in its Stock Exercise Notice and Parent shall purchase such Shares from the Company at the Purchase Price or (ii) in the event of a closing pursuant to Section 1(c) hereof, the Company shall deliver to Parent the Cash Amount. Any payment made by Parent to the Company, or by the Company to Parent, pursuant to this Agreement shall be made by certified or official bank check or by wire transfer of federal funds to a bank designated by the party receiving such funds.

     (b) The certificates representing the Shares shall bear an appropriate legend relating to the fact that such Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act").

     4. Representations and Warranties of the Company. The Company represents and warrants to Parent that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the requisite corporate power and authority to enter into and perform this Agreement; (b) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and this Agreement has been duly executed and delivered by a duly authorized officer of the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (c) the Company has taken all necessary corporate action to authorize and reserve the Shares issuable upon exercise of the Option, and the Shares, when issued and delivered by the Company upon exercise of the Option and paid for by Parent as contemplated hereby, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights; (d) except as otherwise may be required by the HSR Act and other applicable foreign pre-merger or similar laws, the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of the Company's articles of organization or bylaws, or any indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, judgment, ordinance, or decree, or restriction by which the Company or any of its subsidiaries or any of their respective properties or assets is bound; (e) no restrictive provision of any "fair price," "moratorium," "control share acquisition," or other form of antitakeover statute or regulation, including, without limitation, the provisions of Chapter 110C and Chapter 110D of the Massachusetts Corporation-Related Laws, or similar provision contained in the charter or bylaws of the Company, is or shall be applicable to the acquisition of Shares by Parent pursuant to this Agreement; and (f) the Company has taken all corporate action necessary so that the rights issuable pursuant to the Rights Agreement (as defined in the Merger Agreement) will not separate from the Shares or otherwise became exercisable, as a result of entering into this Agreement, the Merger Agreement, or consummating the Merger and/or the other transactions contemplated hereby and thereby.

     5. Representations and Warranties of Parent. Parent represents and warrants to the Company that: (a) Parent is a corporation legally existing under the laws of the State of Oregon and has the requisite corporate power and authority to enter into and perform this Agreement; (b) the execution and delivery of this Agreement by Parent and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent and this Agreement has been duly executed and delivered by a duly authorized officer of Parent and constitutes a valid and binding obligation of Parent, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and
(c) Parent is acquiring the Option and, if and when it exercises the Option, will be acquiring the Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act or applicable state securities laws.

     6. Listing of Shares; Filings; Governmental Consents. Subject to applicable law and the rules and regulations of the Nasdaq National Market, the Company shall promptly after receipt of Stock Exercise Notice file a notification form for listing of additional shares to list the Shares on the Nasdaq National Market and shall use its reasonable best efforts to obtain approval of such listing and to effect all necessary filings by the Company under the HSR Act; provided, however, that if the Company is unable to effect such listing on the Nasdaq National Market by the Closing Date, the Company shall nevertheless be obligated to deliver the Shares upon the Closing Date and to continue diligently to pursue listing of the Shares on the Nasdaq National Market. Each of the parties hereto shall use its reasonable best efforts to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated.

     7. Registration Rights. (a) In the event that Parent shall desire to sell any of the Shares within three years after the purchase of such Shares pursuant hereto, and such sale requires, in the opinion of counsel to Parent, which opinion shall be reasonably satisfactory to the Company and its counsel, registration of such Shares under the Securities Act, the Company shall cooperate with Parent and any underwriters in registering such Shares for resale, including, without limitation, promptly filing a registration statement which complies with the requirements of applicable federal and state securities laws, and entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided that the Company shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 60 days if the offering would, in the judgment of the Board of Directors of the Company, require premature disclosure of any material corporate development or material transaction involving the Company or interfere with any pending or proposed securities offering by the Company.

     (b) If the Common Stock is registered pursuant to the provisions of this
Section 8, the Company agrees (i) to furnish copies of the registration statement and the prospectus relating to the Shares covered thereby in such numbers as Parent may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep available for at least 90 days a prospectus covering the Common Stock meeting the requirements of such securities laws, and to furnish Parent such numbers of copies of the registration statement and prospectus as amended or supplemented as may reasonably be requested. The Company shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for the Company, except that Parent shall pay the fees and disbursements of its counsel, and the underwriting fees and selling commissions applicable to the shares of Common Stock sold by Parent. Company shall indemnify and hold harmless (i) Parent, its affiliates and its officers and directors and (ii) each underwriter and each person who controls any underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (collectively, the "Underwriters") ((i) and (ii) being referred to as "Indemnified Parties") against any losses, claims, damages, liabilities or expenses, to which the Indemnified Parties may become subject, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) and expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement filed pursuant to this paragraph, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any such documents in reliance upon and in conformity with written information furnished to the Company by the Indemnified Parties expressly for use or incorporation by reference therein; and provided further that as to any preliminary prospectus, prospectus or any amendment or supplement thereto, this indemnity agreement shall not inure to the benefit of any Indemnified Party on account of any loss, claim, damage, liability or expense arising from the fact that such Indemnified Party sold Common Stock to a person as to whom it shall be established that there was not sent or given, at or prior to such sale, a copy of the prospectus covering such Common Stock, as then amended or supplemented in any case where such delivery is required by the Securities Act and the loss, claim, damage, liability or expense results from an untrue statement or omission of a material fact contained in such preliminary prospectus, prospectus or amendment or supplement thereto which was corrected in the prospectus as then amended or supplemented. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended. Each Indemnified Party shall give notice to the Company promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Company to assume the defense of any such claim or litigation resulting therefrom. If within 15 days after receipt of such notice from an Indemnified Party the Company does not notify the Indemnified Party that the Company will assume defense of such claim, the Indemnified Party may elect to control the conduct and settlement of such action and all reasonable costs of defending such action shall be indemnified under this Section 7(b). No Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Company, unless the Company has failed to assume control of the conduct of such claim as described in the foregoing sentence.

     (c) Parent and the Underwriters shall indemnify and hold harmless the Company, its affiliates and its officers and directors against any losses, claims, damages, liabilities or expenses to which the Company, its affiliates and its officers and directors may become subject, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) and expenses arise out of or are based upon any untrue statement of any material fact contained or incorporated by reference in any registration statement filed pursuant to this paragraph, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by Parent or the Underwriters, as applicable, specifically for use or incorporation by reference therein.

     8. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specifically provided herein.

     9. Specific Performance. The Company acknowledges that if the Company fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to Parent for which money damages would not be an adequate remedy. In such event, the Company agrees that Parent shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if Parent should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Company hereby waives the claim or defense that Parent has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. The Company further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

     10. Notice. All notices or other communications under this Agreement shall be in writing and shall be deemed duly given, effective (i) three business days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent, if sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (iii) when served, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to the intended recipient at the address set forth in the preamble hereof. Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth:

               If to Parent:

               FEI Company
               7451 NW Evergreen Parkway
               Hillsboro, OR 97124
               Attn:  Chief Executive Officer
               Telecopy: (503) 640-7570

               With a copy to:

               Stoel Rives LLP
               900 SW Fifth Avenue, Suite 2600
               Portland, OR 97204
               Attn: Stephen E. Babson
               Telecopy: (503) 220-2480

               If to the Company:

               Micrion Corporation
               One Corporation Way
               Peabody, MA 01960
               Attn: Chief Executive Officer
               Telecopy: (978) 531-9648

               With a copy to:

               Choate, Hall & Stewart
               Exchange Place, 53 State Street
               Boston, MA 02109
               Attn: Roslyn G. Daum
               Telecopy: (617) 248-4000


     11. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns; provided, however, that such successor in interest or assigns shall agree to be bound by the provisions of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Company or Parent, or their successors or assigns, any rights or remedies under or by reason of this Agreement.

     12. Entire Agreement; Amendments. This Agreement, together with the Merger Agreement and the other documents referred to therein, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

     13. Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that Parent may assign its rights and obligations hereunder to any of its direct or indirect wholly owned subsidiaries (including Newco), but no such transfer shall relieve Parent of its obligations hereunder if such transferee does not perform such obligations.

     14. Headings. The section headings herein are for convenience only and shall not affect the construction of this Agreement.

     15. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon (regardless of the laws that might otherwise govern under applicable Oregon principles of conflicts of law).

     17. Termination. The right to exercise the Option granted pursuant to this Agreement shall terminate at the earlier of (i) the Effective Time (as defined in the Merger Agreement); (ii) upon termination of the Merger Agreement other than a termination of the Merger Agreement described in Section 5.2.2 of the Merger Agreement; and (iii) 180 days after a termination of the Merger Agreement described in Section 5.5.2 of the Merger Agreement (the date referred to in clause (iii) being hereinafter referred to as the "Option Termination Date"); provided that, if the Option cannot be exercised or the Shares cannot be delivered to Parent upon such exercise because the conditions set forth in
Section 2(a) or (b) hereof have not yet been satisfied, the Option Termination Date shall be extended until thirty days after such impediment to exercise or delivery has been removed.

     All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares.

     18. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, of the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     19. Public Announcement. Parent shall consult with the Company and the Company shall consult with Parent before issuing any press release with respect to the initial announcement of this Agreement, the Option, the Merger Agreement or the transactions contemplated hereby and neither party shall issue any such press release prior to such consultation except as may be required by law or the applicable rules and regulations of the Nasdaq National Market or any listing agreement with the NASD.

     IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be duly executed and delivered on the day and year first above written.


                            [SIGNATURE PAGE FOLLOWS]

                                  MICRION CORPORATION


                                  /s/ N.P. Economou
                                  -----------------------------------
                                  By: N.P. Economou
                                  Title: Chairman, President and CEO


                                  FEI COMPANY


                                  VAHE' A. SARKISSIAN
                                  -----------------------------------
                                  By: Vahe' A. Sarkissian
                                  Title: President and Chief Executive Officer

                                                                     APPENDIX J

                                VOTING AGREEMENT

     THIS SHAREHOLDER VOTING AGREEMENT (the "Agreement) is entered into as of December 3, 1998, between Philips Business Electronics International B.V., a shareholder (the "Shareholder") of FEI Company, an Oregon corporation ("FEI"), and Micrion Corporation, a Massachusetts corporation (the "Company").

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, FEI, the Company and MC Acquisition Corporation are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which the Company will merge (the "Merger") with MC Acquisition Corporation, upon the terms and conditions set forth therein; and

     WHEREAS, the Shareholder owns a majority of the outstanding capital stock of FEI and desires that the Merger occur;

     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Representations of Shareholder. The Shareholder represents that it (a) is the holder, free and clear of all liens and encumbrances, of 9,942,423 shares of the Common Stock of FEI (the Shareholder's "Shares"), (b) does not beneficially own (as such term is defined in the Securities Exchange Act of 1934, as amended (the "1934 Act")) any shares of the Common Stock of FEI other than its Shares, except for 1,242,048 shares of Common Stock of FEI that the Shareholder has a right to receive upon exercise of certain options held by holders of options to purchase shares of Common Stock of FEI and (c) has full power and authority to make, enter into and carry out the terms of this Agreement.

     2. Agreement to Vote Shares. The Shareholder agrees to vote its Shares and any New Shares (as defined in Section 6 hereof), and shall cause any holder of record of its Shares or New Shares to vote in favor of (a) a proposal (the "Amendment Proposal") to approve and adopt an amendment to the Articles of Incorporation of FEI to increase the number of authorized shares of the Common Stock of FEI to allow the issuance of shares of Common Stock of FEI included in the Merger Consideration (as defined in the Merger Agreement) and (b) a proposal (the "Issuance Proposal" and, together with the Amendment Proposal, the "Proposals") to approve the issuance of shares of Common Stock of FEI pursuant to the Merger Agreement and the Stock Purchase Agreement. The Shareholder agrees to deliver to Nicholas P. Economou, President of the Company, immediately upon request therefor a proxy substantially in the form attached hereto as Exhibit A, which proxy shall be irrevocable to the extent permitted by law (except that such proxy shall be deemed automatically revoked upon a termination of this Agreement), with the total number of his Shares and any New Shares correctly indicated thereon.

     3. No Voting Trusts. After the date hereof, the Shareholder agrees that it has not and will not, nor has it or will it permit any entity under its control to, deposit any of its Shares in a voting trust or subject any of its Shares to any arrangement with respect to the voting of such Shares other than agreements entered into with the Company.

     4. No Proxy Solicitations. The Shareholder agrees that it will not, nor will it permit any entity under its control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the 1934 Act) in opposition to or competition with the Proposals or otherwise encourage or assist any party in taking or planning any action which would compete with or otherwise serve to interfere with or inhibit the timely approval of the Proposals, (b) directly or indirectly encourage, initiate or cooperate in a shareholders' vote or action by consent of FEI's shareholders in opposition to or in competition with the Proposals or (c) become a member of a "group" (as such term is used in Section 13(d) of the 1934 Act) with respect to any voting securities of FEI for the purpose of opposing or competing with the approval of the Proposals.

     5. Transfer and Encumbrance. Except for gifts given without consideration where the recipient thereof agrees to execute a voting agreement in form and substance similar to this Agreement, on or after the date hereof, the Shareholder agrees not to voluntarily transfer, sell, offer, pledge or otherwise dispose of or encumber any of its Shares or New Shares prior to the termination of this Agreement in accordance with its terms.

     6. Additional Purchases. The Shareholder agrees that it will not purchase or otherwise acquire beneficial ownership of any shares of the Common Stock after the execution of this Agreement ("New Shares" nor will it voluntarily acquire the right to vote or share in the voting of any shares of the Common Stock other than the Shares, unless it agrees to deliver to the Company immediately after such purchase or acquisition a proxy substantially in the form attached hereto as Exhibit A which shall be irrevocable to the extent permitted by law (except that such proxy shall be deemed automatically revoked upon a termination of this Agreement) with respect to such Now Shares. The Shareholder also agrees that any New Shares acquired or purchased by it shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

     7. Specific Performance. Each party hereto severally acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto severally agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

     8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall not be assignable without the written consent of all other parties hereto.

     9. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and this Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such wavier be deemed a continuing wavier of any provision hereof by such party.

     10. Miscellaneous.

          (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of The Commonwealth of Massachusetts.

          (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.

          (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          (d) This Agreement shall terminate upon the earliest to occur of (i) the consummation of the Merger or (ii) termination of the Merger Agreement.

          (e) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

          (f) The obligations of the Shareholder set forth in this Agreement shall not be effective or binding upon it until after such time as the Merger Agreement is executed and delivered by the Company, FEI and MC Acquisition Corporation. The parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

            [The remainder of this page is left blank intentionally.]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                  MICRION CORPORATION



                                  By:  /s/ N.P. ECONOMOU
                                       ------------------------------
                                  Name: N.P. Economou
                                  Title: Chairman, President and CEO

                                  PHILIPS BUSINESS ELECTRONICS
                                    INTERNATIONAL B.V.



                                  By:/s/
                                  ----------------------------------------
                                  Name:
                                  Title

                                                                     APPENDIX K

                      MICRION SHAREHOLDER VOTING AGREEMENT

     THIS SHAREHOLDER VOTING AGREEMENT (the "Agreement") is entered into as of December 3, 1998, between the undersigned __________________, a shareholder (the "Shareholder") of Micrion Corporation, a Massachusetts corporation ("Micrion"), and FEI Company, an Oregon corporation (the "Company").

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, Micrion, the Company and MC Acquisition Corporation are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Micrion will merge with MC Acquisition Corporation, upon the terms and conditions set forth therein;

     WHEREAS, the Shareholder desires that the merger occur and that the Shareholder receive the Merger Consideration, as defined in the Merger Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Representations of Shareholder. The Shareholder represents that he (a) is the holder of _________ shares of the Common Stock of Micrion (the Shareholder's "Shares"), (b) does not beneficially own (as such term is defined in the Securities Exchange Act of 1934, as amended (the "1934 Act")) any shares of the Common Stock of Micrion other than his Shares, but excluding any shares of the Common Stock which he has the right to obtain upon the exercise of stock options outstanding on the date hereof and (c) has full power and authority to make, enter into and carry out the terms of this Agreement.

     2. Agreement to Vote Shares. The Shareholder agrees to vote his Shares and any New Shares (as defined in Section 6 hereof), and shall cause any holder of record of his Shares or New Shares to vote (a) to approve and adopt the Merger Agreement and (b) against any proposal that would compete with or serve to interfere or inhibit the timely consummation of the Merger. The Shareholder agrees to deliver to Lynwood W. Swanson, Chairman of the Board of the Company, immediately upon request therefor a proxy substantially in the form attached hereto as Exhibit A, which proxy shall be irrevocable to the extent permitted by law (except that such proxy shall be deemed automatically revoked upon a termination of this Agreement in accordance with Section 10(d)), with the total number of his Shares and any New Shares correctly indicated thereon.

     3. No Voting Trusts. After the date hereof, the Shareholder agrees that he will not, nor will he permit any entity under his control to, deposit any of his Shares in a voting trust or subject any of his Shares to any arrangement with respect to the voting of such Shares other than agreements entered into with the Company.

     4. No Proxy Solicitations. The Shareholder agrees that he will not, nor will he permit any entity under his control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the 1934 Act) in opposition to or competition with the consummation of the Merger or otherwise encourage or assist any party in taking or planning any action which would compete with or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (b) directly or indirectly encourage, initiate or cooperate in a shareholders' vote or action by consent of Micrion 's shareholders in opposition to or in competition with the consummation of the Merger or (c) become a member of a "group" (as such term is used in Section 13(d) of the 1934 Act) with respect to any voting securities of Micrion for the purpose of opposing or competing with the consummation of the Merger.

     5. Transfer and Encumbrance. Except for gifts given without consideration where the recipient thereof agrees to execute a voting agreement in form and substance similar to this Agreement, on or after the date hereof, the Shareholder agrees not to voluntarily transfer, sell, offer, pledge or otherwise dispose of or encumber any of his Shares or New Shares prior to the earlier of
(a) the effective date of the Merger or (b) the date this Agreement shall be terminated in accordance with its terms.

     6. Additional Purchases. The Shareholder agrees that he will not purchase or otherwise acquire beneficial ownership of any shares of the Common Stock after the execution of this Agreement ("New Shares"), nor will he voluntarily acquire the right to vote or share in the voting of any shares of the Common Stock other than the Shares, unless he agrees to deliver to the Company immediately after such purchase or acquisition a proxy substantially in the form attached hereto as Exhibit A with respect to such New Shares, which proxy shall be irrevocable to the extent permitted by law (except that such proxy shall be deemed automatically revoked upon a termination of this Agreement in accordance with Section 10(d)). The Shareholder also agrees that any New Shares acquired or purchased by him shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

     7. Specific Performance. Each party hereto severally acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto severally agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

     8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall not be assignable without the written consent of all other parties hereto.

     9. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and this Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

     10. Miscellaneous.

          (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Oregon.

          (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.

          (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          (d) This Agreement shall terminate upon the earliest to occur of (i) the consummation of the Merger or (ii) termination of the Merger Agreement.

          (e) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

          (f) The obligations of the Shareholder set forth in this Agreement shall not be effective or binding upon him until after such time as the Merger Agreement is executed and delivered by the Company, Micrion and MC Acquisition Corporation. The parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                  FEI COMPANY


                                  By:
                                     --------------------------------
                                  Name:
                                  Title:



                                  SHAREHOLDER:


                                  By:
                                     --------------------------------
                                  Name:

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Officers and Directors

     Article III of the registrant's Restated Articles of Incorporation, as amended, requires indemnification of current or former directors of the registrant to the fullest extent not prohibited by the Oregon Business Corporation Act. The act permits or requires indemnification of directors and officers in certain circumstances. The effects of the Restated Articles of Incorporation and the Oregon Business Corporation Act (the "Indemnification Provisions") are summarized as follows:

     (a) The Indemnification Provisions grant a right of indemnification in respect of any proceeding (other than an action by or in the right of the registrant), if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the registrant, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or plea of nolo contendere, or its equivalent, is not, of itself, determinative that the person did not meet the required standards of conduct.

     (b) The Indemnification Provisions grant a right of indemnification in respect of any proceeding by or in the right of the registrant against the expenses (including attorney fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the registrant, except that no right of indemnification will be granted if the person is adjudged to be liable to the registrant.

     (c) Every person who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because of the person's status as a director or officer of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

     (d) Because the limits of permissible indemnification under Oregon law are not clearly defined, the Indemnification Provisions may provide indemnification broader than that described in (a) and (b).

     (e) The registrant may advance to a director or officer the expenses incurred in defending any proceeding in advance of its final disposition if the director or officer affirms in writing in good faith that he or she has met the standard of conduct to be entitled to indemnification as described in (a) or (b) above and undertakes to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.

     The registrant may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise.

Item 21. Exhibits and Financial Statement Schedules

    2.1 Agreement and Plan of Merger, dated as of December 3, 1998, among FEI Company, Micrion Corporation, and MC Acquisition Corporation (included in the Joint Proxy Statement/Prospectus as Appendix A).

    3.1 Second Amended and Restated Articles of Incorporation, as amended, of FEI Company (incorporated by reference to Exhibit 3 to FEI Company's Annual Report on Form 10-K for the year ended December 31, 1996).

    3.2 Restated Bylaws of FEI Company (incorporated by reference to exhibit 3 to FEI Company's Annual Report on Form 10-K for the year ended December 31, 1996).

    4.1    See Articles III and IV of Exhibit 3.1 and Articles I and VI of
           Exhibit 3.2.

    5.1    Opinion of Stoel Rives LLP.

    8.1    Opinion of Stoel Rives LLP regarding certain tax matters.

    8.2    Opinion of Choate, Hall & Stewart regarding certain tax matters.

   10.1 Stock Purchase Agreement, dated as of December 3, 1998, between Philips Business Electronics International B.V. and FEI Company (included in the Joint Proxy Statement/Prospectus as Appendix H).

   10.2 19.9% Stock Option Agreement, dated as December 3, 1998, between FEI Company and Micrion Corporation (included in the Joint Proxy Statement/Prospectus as Appendix I).

   10.3 Voting Agreement, dated as of December 3, 1998, between Philips Business Electronics International B.V. and Micrion Corporation (included in the Joint Proxy Statement/Prospectus as Appendix J).

   10.4 Form of Micrion Shareholder Voting Agreement (included in the Joint Proxy Statement/Prospectus as Appendix K).

   10.5 Rights Agreement dated as of July 30, 1997, between Micrion Corporation and BankBoston, N.A. (incorporated by reference to Exhibit 1 to Micrion Corporation's Registration Statement on Form 8-A filed on July 30, 1997).

   10.6 First Amendment to Rights Agreement dated as of December 2, 1998, between Micrion Corporation and BankBoston, N.A. (incorporated by reference to Exhibit 5 to Micrion Corporation's Registration Statement on Form 8-A/A filed on December 4, 1998).

   21.1    Subsidiaries of FEI Company (incorporated by reference to Exhibit
           21.1 to FEI Company's Annual Report on Form 10-K for the year ended December 31, 1998).

   23.1    Consent of Deloitte & Touche LLP.

   23.2    Consent of KPMG Accountants N.V.

   23.3    Consent of KPMG Peat Marwick LLP.

   23.4    Consent of Stoel Rives LLP (included in Exhibits 5.1 and 8.1).

   23.5    Consent of Choate, Hall & Stewart (included in Exhibit 8.2).

   24.1    Powers of Attorney (included on Page II-5 of the Registration
           Statement).

   99.1 Consent of Needham & Company, Inc. (included in Appendix B to the Joint Proxy Statement/Prospectus. In giving this consent, Needham & Company, Inc. does not admit it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder, nor does it thereby admit that it is an expert with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.)

   99.2 Consent of Warburg Dillon Read, LLC (included in Appendix C to the Joint Proxy Statement/Prospectus. In giving this consent, Warburg Dillon Read, LLC does not admit it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder, nor does it thereby admit that it is an expert with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.)

   99.3    Form of Proxy of FEI Company.

   99.4    Form of Proxy of Micrion Corporation.


Item 22.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Oregon, on May 5, 1999.

                                       FEI COMPANY

                                       By: VAHE' SARKISSIAN
                                           -------------------------------------
                                           Vahe' Sarkissian
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on May 5, 1999 in the capacities indicated.

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Milton E. Bernhard and Bradley Thies his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Signature                         Title
     ---------                         -----

LYNWOOD SWANSON                        Chairman of the Board
----------------------------------
Lynwood Swanson


VAHE' SARKISSIAN                       President and Chief Executive Officer
----------------------------------     (Principal Executive Officer)
Vahe' Sarkissian


WILLIAM P. MOONEY                      Chief Financial Officer
----------------------------------     (Principal Financial Officer)
William P. Mooney

MARK V. ALLRED                         Controller and Assistant Treasurer
----------------------------------     (Principal Accounting Officer)
Mark V. Allred


KAREL D. VAN DER MAST                  Executive Vice President Marketing,
----------------------------------     Technical Officer and Director
Karel D. van der Mast


ALFRED B. BOK                          Director
----------------------------------
Alfred B. Bok


WILLIAM CURRAN                         Director
----------------------------------
William Curran


THEO J.H.J. SONNEMANS                  Director
----------------------------------
Theo J.H.J. Sonnemans


MICHAEL J. ATTARDO                     Director
----------------------------------
Michael J. Attardo


DONALD R. VANLUVANEE                   Director
----------------------------------
Donald R. VanLuvanee


WILLIAM W. LATTIN                      Director
----------------------------------
William W. Lattin

                                 EXHIBIT INDEX

  Exhibit
    No.    Description
  -------  -----------

    2.1 Agreement and Plan of Merger, dated as of December 3, 1998, among FEI Company, Micrion Corporation, and MC Acquisition Corporation (included in the Joint Proxy Statement/Prospectus as Appendix A).

    3.1 Second Amended and Restated Articles of Incorporation, as amended, of FEI Company (incorporated by reference to Exhibit 3 to FEI Company's Annual Report on Form 10-K for the year ended December 31, 1996).

    3.2 Restated Bylaws of FEI Company (incorporated by reference to exhibit 3 to FEI Company's Annual Report on Form 10-K for the year ended December 31, 1996).

    4.1    See Articles III and IV of Exhibit 3.1 and Articles I and VI of
           Exhibit 3.2.

    5.1    Opinion of Stoel Rives LLP.

    8.1    Opinion of Stoel Rives LLP regarding certain tax matters.

    8.2    Opinion of Choate, Hall & Stewart regarding certain tax matters.

   10.1 Stock Purchase Agreement, dated as of December 3, 1998, between Philips Business Electronics International B.V. and FEI Company (included in the Joint Proxy Statement/Prospectus as Appendix H).

   10.2 19.9% Stock Option Agreement, dated as December 3, 1998, between FEI Company and Micrion Corporation (included in the Joint Proxy Statement/Prospectus as Appendix I).

   10.3 Voting Agreement, dated as of December 3, 1998, between Philips Business Electronics International B.V. and Micrion Corporation (included in the Joint Proxy Statement/Prospectus as Appendix J).

   10.4 Form of Micrion Shareholder Voting Agreement (included in the Joint Proxy Statement/Prospectus as Appendix K).

   10.5 Rights Agreement dated as of July 30, 1997, between Micrion Corporation and BankBoston, N.A. (incorporated by reference to Exhibit 1 to Micrion Corporation's Registration Statement on Form 8-A filed on July 30, 1997).

   10.6 First Amendment to Rights Agreement dated as of December 2, 1998, between Micrion Corporation and BankBoston, N.A. (incorporated by reference to Exhibit 5 to Micrion Corporation's Registration Statement on Form 8-A/A filed on December 4, 1998).

   21.1    Subsidiaries of FEI Company (incorporated by reference to Exhibit
           21.1 to FEI Company's Annual Report on Form 10-K for the year ended December 31, 1998).

   23.1    Consent of Deloitte & Touche LLP.

   23.2    Consent of KPMG Accountants N.V.

   23.3    Consent of KPMG Peat Marwick LLP.

   23.4    Consent of Stoel Rives LLP (included in Exhibits 5.1 and 8.1).

   23.5    Consent of Choate, Hall & Stewart (included in Exhibit 8.2).

   24.1    Powers of Attorney (included on Page II-5 of the Registration
           Statement).

  Exhibit
    No.    Description
  -------  -----------

   99.1 Consent of Needham & Company, Inc. (included in Appendix B to the Joint Proxy Statement/Prospectus. In giving this consent, Needham & Company, Inc. does not admit it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder, nor does it thereby admit that it is an expert with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.)

   99.2 Consent of Warburg Dillon Read, LLC (included in Appendix C to the Joint Proxy Statement/Prospectus. On giving this consent, Warburg Dillon Read, LLC does not admit it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder, nor does it thereby admit that it is an expert with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.)

   99.3    Form of Proxy of FEI Company.

   99.4    Form of Proxy of Micrion Corporation.